SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑       Preliminary Proxy Statement
☐       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐       Definitive Proxy Statement
☐       Definitive Additional Materials
☐       Soliciting Material Pursuant to §240.14a-12
AMDL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐      No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

Common Stock, Par Value $0.001

	2)	Aggregate number of securities to which transaction applies:

13,715,000 shares and options to purchase 2,500,000 shares of common stock

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

$0.79*

	4)	Proposed maximum aggregate value of transaction:

$12,809,850

	5)	Total fee paid:

$1,370.65

*	The closing price on AMEX on May 25, 2006

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Dated Filed:

ACQUISITION PROPOSED — YOUR VOTE IS VERY IMPORTANT
Dear Stockholders of AMDL, Inc.:
      Together with the other members of the AMDL Board of Directors, I cordially invite you to attend the special meeting in lieu of annual meeting of AMDL stockholders which will be held on                     , 2006, at                     local time at                     located at                     (the “Special Meeting”). The AMDL Board of Directors has unanimously approved the acquisition by AMDL of all of the outstanding stock of Jade Pharmaceutical, Inc., a British Virgin Islands corporation (“JPI”). At the special meeting, we will ask you to consider and vote on the approval of the acquisition agreement, and all related transactions including the issuance of shares of our common stock in connection with the acquisition. This document is being furnished to you in connection with the solicitation of proxies by the AMDL Board of Directors.
      Under the acquisition agreement, AMDL will issue 13,715,000 shares of its common stock, and options to purchase an additional 2,500,000 shares of its common stock, in exchange for all of the outstanding common stock of JPI. The shares of AMDL common stock to be issued in connection with the transaction, including the shares of common stock issuable upon exercise of the options, are referred to in this proxy statement as the “transaction shares.” Holders of AMDL common stock will not receive shares of common stock of JPI or its parent company, Jade Capital Group Limited, and will not receive any additional shares of AMDL stock. The issuance of the transaction shares will dilute the interests of the current stockholders of AMDL by approximately 50%, assuming the options to purchase the 2,500,000 shares are exercised, based upon 33,399,371 shares currently outstanding.
      The AMDL Board of Directors carefully reviewed and considered the terms and conditions of the proposed stock purchase agreement and the related acquisition. Based on its review, the AMDL Board of Directors has determined that the stock purchase agreement is fair to and in the best interest of AMDL and its stockholders. The AMDL Board of Directors has unanimously approved and adopted the acquisition of JPI, the stock purchase and sale agreement and the transactions contemplated thereby and recommends that you vote “FOR” the approval and adoption of the acquisition, the stock purchase agreement and the transactions contemplated by the stock purchase agreement.
      Your vote is important. The transaction cannot be completed unless the AMDL stockholders approve and adopt the stock purchase agreement, approve an amendment to the AMDL certificate of incorporation and approve the acquisition. These matters are included in the proposals to be voted on at the Special Meeting of AMDL stockholders. The obligations of the parties to complete the transaction also are subject to the satisfaction or waiver of several conditions. Whether or not you plan to attend the Special Meeting, please take the time to vote by completing and mailing to us the enclosed proxy card or by submitting your voting instructions over the Internet or by telephone if these options are available to you. If your shares are held in an account at a brokerage firm, bank or other nominee, you should instruct your broker, bank or nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or nominee. If you fail to submit a signed proxy or vote in person at the Special Meeting or you do not instruct your broker, bank or nominee how to vote, your shares will not be voted and it will have the same effect as a vote against approval and adoption of the acquisition, the stock purchase agreement and the transactions contemplated by the stock purchase agreement.
      The enclosed proxy statement provides you with detailed information about the acquisition. We encourage you to read the proxy statement carefully in its entirety, including all of its annexes, before voting. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 113.

Gary L. Dreher
Chief Executive Officer
AMDL, Inc.
      This proxy statement is dated                    , 2006 and is first being mailed to stockholders of AMDL on or about                     , 2006.

AMDL, INC.
2492 Walnut Avenue, Suite 100
Tustin, California 92780
NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON                         , 2006
To the Stockholders of AMDL, Inc.:
      NOTICE IS HEREBY GIVEN that a Special Meeting in lieu of Annual Meeting of Stockholders of AMDL, INC., a Delaware corporation (“AMDL”), will be held on                     , 2006, at           a.m. local time at                     located at                    for the following purposes:

(1) To consider and vote upon a proposal to approve and adopt the Stock Purchase and Sale Agreement, dated as of May 12, 2006, by and among AMDL, Jade Capital Group Limited, a British Virgin Islands corporation (“Jade”), and the shareholders of Jade to approve the acquisition of 100% of the outstanding capital stock of Jade Pharmaceutical, Inc. (“JPI”), a wholly-owned subsidiary of Jade, by AMDL.

(2) To consider, vote upon and approve an amendment to AMDL’s Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000, and the number of authorized shares of preferred stock from 10,000,000 to 25,000,000 (referred to in this document as the “charter amendment”).

(3) To consider, vote upon and approve AMDL’s 2006 Equity Incentive Plan.

(4) The approval of a proposal to authorize and approve the issuance by AMDL of up to 5,000,000 shares of our common stock, which amount is approximately 14.8% of our existing issued and outstanding shares (10.5% of the shares outstanding after the issuance to Jade), at a price per share less than the market price as of the date of issuance;

(5) The election of five directors (including the Jade nominee) to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified;

(6) AMDL may also transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
      THE EFFECTIVENESS OF PROPOSAL 1 IS CONDITIONED ON STOCKHOLDER APPROVAL OF PROPOSAL 2. ACCORDINGLY, IN THE EVENT THAT PROPOSAL 2 DOES NOT RECEIVE THE REQUISITE STOCKHOLDER VOTES, NEITHER PROPOSAL 1 NOR 2 WILL BECOME EFFECTIVE AND THE ACQUISITION OF JPI WILL NOT BE CONSUMMATED.
      These items of business are described in the attached Proxy Statement. Only AMDL stockholders of record at the close of business on                     , 2006, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Gary L. Dreher
Chief Executive Officer and Secretary
Tustin, California
                    , 2006
YOUR VOTE IS IMPORTANT
All AMDL stockholders are cordially invited to attend the special meeting in person. However, to ensure your representation at the special meeting, we urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope or submit your voting instructions over the Internet or by telephone if that option is available to you. You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it is voted at the special meeting.

Page

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION OF JADE PHARMACEUTICAL, INC. AND SUBSIDIARIES	124
For the three months ended March 31, 2006 as compared to the three months ended March 31, 2005	125
For the years ended December 31, 2005 and 2004	126
COMMUNICATION WITH THE BOARD OF DIRECTORS	128
HOUSEHOLDING OF SPECIAL MEETING MATERIALS	128
WHERE YOU CAN FIND MORE INFORMATION	128
REQUEST TO RETURN PROXIES PROMPTLY	129
Annex A — Stock Purchase and Sale Agreement
Annex B — Opinion of Amaroq Capital LLC
Annex C — Amendment to Certificate of Incorporation of AMDL
Annex D — 2006 Equity Incentive Plan

v

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

Q:	Why am I receiving this proxy statement?

A:	Jade has agreed to sell all of the capital stock of JPI to AMDL under the terms of a stock purchase agreement that is described in this proxy statement. A copy of the Stock Purchase and Sale Agreement is attached to this proxy statement as Annex A. The Stock Purchase And Sale Agreement is hereinafter sometimes referred to as the “stock purchase agreement.”

In order to complete the acquisition, AMDL stockholders must vote to approve and adopt the stock purchase agreement and approve an amendment to AMDL’s certificate of incorporation, which is referred to in this document as the charter amendment, to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000, and the number of authorized shares of preferred stock from 10,000,000 to 25,000,000.

In addition, the Board of Directors of AMDL has adopted a 2006 Equity Incentive Plan to provide non-cash compensation to the officers, directors and employees of AMDL. The 2006 Equity Incentive Plan must be approved by the AMDL stockholders.

The affirmative vote of the holders of a majority of the shares of AMDL common stock outstanding as of the record date is required to (i) approve and adopt the stock purchase agreement, (ii) approve and adopt the charter amendment, and (iii) approve and adopt the 2006 Equity Incentive Plan.

AMDL is also electing five directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified, one of who is a nominee of Jade.

AMDL is holding a special meeting of their stockholders to obtain necessary approvals. This proxy statement contains important information about the proposed transaction and the special meeting of the stockholders of AMDL. You should read it carefully.
Your vote is important. We encourage you to vote as soon as possible.

Q:	Why is AMDL proposing the transaction?

A:	We believe that the acquisition of JPI by AMDL will provide substantial strategic benefits to the AMDL stockholders. The AMDL Board of Directors believes the acquisition of JPI provides AMDL stockholders with growth and strategic opportunities that would not have been available to AMDL on a stand-alone basis. To review the reasons for the transaction in greater detail, see page 17.

Q:	What will occur if the acquisition is consummated?

A:	As a result of the acquisition, JPI will become a wholly owned subsidiary of AMDL, and JPI’s wholly-owned subsidiaries will become indirect subsidiaries of AMDL. Jade, or the shareholders of Jade, as directed by Jade, will become stockholders of AMDL. The existing stockholders of AMDL will continue to own AMDL stock.

Q:	What are the maximum number of shares that AMDL will issue in connection with the proposed transaction?

A:	AMDL will issue 13,715,000 shares of AMDL common stock for all of the outstanding capital stock of JPI, and will grant certain persons related to Jade options to purchase an aggregate of 2,500,000 shares of AMDL common stock.

Q:	What will AMDL stockholders receive in the proposed transaction?

A:	Holders of AMDL common stock will not receive any shares of capital stock of Jade or JPI, and will not receive any additional shares of AMDL common stock or other securities. All of the shares of AMDL common stock issued in the proposed transaction will be issued to Jade or the Jade shareholders according to the stock purchase agreement.

Q:	Will AMDL stock options and warrants be affected by the proposed transaction?

A:	No.

Q:	What vote is required by AMDL stockholders to approve and adopt the stock purchase agreement, and approve the proposed transaction, the charter amendment and the 2006 Equity Incentive Plan?

A:	The affirmative vote of the holders of a majority of the shares of AMDL common stock outstanding as of the record date is required to approve and adopt the stock purchase agreement and approve the transactions. The affirmative vote of the holders of a majority of the shares of AMDL common stock outstanding as of the record date is required to approve and adopt the charter amendment and the 2006 Equity Incentive Plan As of the record date, there were 33,399,971 shares of AMDL common stock outstanding.

Q:	Does AMDL’s Board of Directors recommend voting in favor of approval and adoption of the stock purchase agreement, approval of the acquisition, approval of the charter amendment, and approval of the 2006 Equity Incentive Plan?

A:	Yes. After careful consideration, AMDL’s Board of Directors determined that approval of the acquisition, approval of the charter amendment, and adoption of the 2006 Stock Option Plan, are advisable and fair to, and in the best interests of, AMDL and its stockholders. AMDL’s Board of Directors unanimously recommends that AMDL stockholders vote FOR approval and adoption of the stock purchase agreement and approval of the acquisition, FOR approval of the charter amendment, and FOR approval of the 2006 Equity Incentive Plan.

For a description of the factors considered by the AMDL Board of Directors in making its determination, see page 16.

Q:	What vote is required to elect directors?

A:	Under the stock purchase agreement, if it is approved by the stockholders, the Jade Nominee will automatically be elected as a director of AMDL. The affirmative vote by holders of a plurality of the shares of our common stock represented at the meeting is required for the election of the other four director-nominees.

Q:	When do you expect to complete the proposed transaction?

A:	AMDL and Jade are working to complete the transaction as quickly as possible and hope to complete the transaction by the end of the third quarter of 2006. However, we cannot predict the exact timing of the completion of the transaction because the transaction is subject to several conditions and may be subject to additional approvals, including state and Federal regulatory approvals in the United States and other regulatory agencies abroad. There may be a substantial period of time between the approval of the proposals by AMDL stockholders at the special stockholders’ meeting and the effectiveness of the transaction.

For a description of the conditions to completion of the transaction, see page 17.

Q:	What do I need to do now?

A:	AMDL urges you to carefully read and consider the information contained in this proxy statement, including the annexes. You also may want to review the documents referenced under the section entitled “Where You Can Find More Information” on page 131. If applicable, you should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or submit your voting instructions by internet or by telephone if that option is available to you.

Q:	How do I vote?

A:	If you are an AMDL stockholder of record, you may vote in person at the special meeting or by submitting a proxy for the meeting. You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please refer to your proxy card or the voting instruction card used by your broker, bank or nominee to see if you may submit voting instructions using the internet or telephone.

Q:	What happens if I do not vote?

If you do not submit a proxy card or vote at the special meeting, your proxy will not be counted as present for the purpose of determining the presence of a quorum, and will have the same effect as a vote against approval and adoption of the stock purchase agreement and approval of the transaction. If you submit a proxy card and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will not be voted at the special meeting. As a result, your abstention also will have the same effect as a vote against approval and adoption of the stock purchase agreement and approval of the transaction. Broker non-votes will also have the same effect as a vote against approval and adoption of the stock purchase agreement and approval of the transaction.

Q:	If my AMDL shares are held in “street name,” will my broker, bank, or nominee vote my shares for me on the transaction proposals?

A:	No. Your broker, bank, or nominee cannot vote your shares unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee.

For a more complete description of voting shares held in “street name,” see page 13.

Q:	Can I change my vote after I have mailed my signed proxy or direction form?

A:	Yes. If you are a record holder, you can change your vote at any time before your proxy is voted at your stockholder meeting by:

• delivering to the corporate secretary of AMDL, a signed notice of revocation;

• granting a new, later-dated proxy, which must be signed and delivered to the corporate secretary of AMDL; or

• attending your stockholder meeting and voting in person; however, your attendance alone will not revoke your proxy.

If your shares are held in street name and you have instructed your broker or nominee to vote your shares, you must follow your broker or nominee’s directions in order to change your vote or revoke your proxy.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	Is the approval of Jade shareholders required to effectuate the transaction?

A:	Yes, all of the Jade shareholders have approved the stock purchase agreement by their execution thereof.

Q:	What if I object to the proposed transaction? Do I have appraisal rights?

A:	No. Appraisal rights are not available for the type of transaction contemplated by the stock purchase agreement.

Q:	Whom should I call with questions?

A:	If you have any questions about the transaction or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

AMDL, Inc. 2492 Walnut Avenue, Suite 100 Tustin, California 92780-7039 Attention: Gary L. Dreher, President and Chief Executive Officer Telephone: (714) 505-4460

You may also obtain additional information about AMDL from documents filed with the Securities and Exchange Commission (hereafter, the “SEC”) by following the instructions on page 130.

SUMMARY OF THE TRANSACTION
      AMDL is sending this proxy statement to AMDL stockholders. This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the transaction, you should read this entire document carefully, including the Stock Purchase and Sale Agreement attached as Annex A and incorporated by reference into this document. The opinion of Amaroq Capital attached as Annex B and the other documents to which AMDL refers. You may obtain additional information regarding AMDL without charge by following the instructions in the section entitled “Where You Can Find More Information” on page 131. AMDL has included page references parenthetically to direct you to a more complete description of the topics presented in this summary.
The Companies

Jade Capital Group Limited
Room 1502, 15 F Wing on the House
71 Des Voeux Road
Central Hong Kong
Telephone: (86) 755-82462145
      Jade Capital Group Limited (“Jade”) is the sole stockholder of Jade Pharmaceutical Inc., a British Virgin Islands corporation (“JPI”), which is in turn the sole stockholder of Jiangxi Jade Bio-Chemical Pharmacy Company Limited (“JJB”) and Yanbian Yiqiao Bio-Chemical Pharmacy Company Limited (“YYB”), pharmaceutical companies located in the Peoples Republic of China (“PRC”). Jade acquired businesses conducted by YYB and JJB, respectively by acquiring all of the outstanding capital stock of YYB between June and September of 2005, and certain assets and liabilities of JiangXi Shangrao Pharmacy Co. Ltd. (the predecessor to JJB) in September 2005. Jade formed JPI to reorganize JJB and YYB under one company separate from Jade and in preparation for the sale of these entities to AMDL. JJB is located in Shangrao, Jian Province, PRC and has land use certificate rights to approximately 24 acres of land on which is constructed a manufacturing facility for prescription and over the counter pharmaceuticals and injectables. The facility is certified for Chinese Good Manufacturing Practice and JJB has 52 production licenses for large volume injection fluids, small volume injection fluids, tablets and tinctures and related products. YYB is located in Tuman City, Jilin Province, PRC and has land use certificate rights to approximately 3.45 acres of land on which is constructed a manufacturing facility that is certified for Chinese Good Manufacturing Practice and YYB has 81 product licenses, primarily for herbal extract.

AMDL, Inc.
2492 Walnut Avenue, Suite 100
Tustin, California 92780-7039
Telephone (714) 505-4460
      AMDL is a theranostics (therapy and diagnosis) company, involved in both the detection and treatment of cancer. AMDL develops, manufactures, markets and sells various immunodiagnostic kits for the detection of cancer and other diseases. Its products may be used by hospital, clinical, research and forensic laboratories and doctors’ offices to obtain precise and rapid identification of certain types of cancer and other diseases.
The Transaction (See page 14)
      If the transaction is completed, Jade Pharmaceutical, Inc., a British Virgin Islands company (“JPI”), will become a direct wholly-owned subsidiary of AMDL. All of the direct and indirect subsidiaries of JPI will become indirect, wholly-owned subsidiaries of AMDL.
      In exchange for all of the outstanding common stock of JPI, AMDL will issue to Jade or the Jade shareholders 13,715,000 shares of AMDL common stock, and options to purchase an additional 2,500,000 shares of AMDL common stock. The shares of AMDL common stock to be issued in connection with the transaction are referred to in this proxy statement as the “transaction shares.” Existing holders of AMDL common stock will not receive any additional shares of AMDL common stock, and will not receive any shares of capital stock of Jade or JPI. The proposed transaction will not affect any outstanding AMDL warrants or options.
      AMDL has attached the stock purchase agreement, which is the legal document that governs the transaction, as Annex A to this proxy statement. AMDL encourages you to read the stock purchase agreement carefully.
Recommendation of the AMDL Board of Directors (See page 17)
      The AMDL Board of Directors believes that the stock purchase agreement and the related transactions are fair to and in the best interest of AMDL and its stockholders, and unanimously recommends that AMDL stockholders vote “FOR” approval and adoption of the stock purchase agreement and the transactions contemplated by the stock purchase agreement, “FOR” approval of the charter amendment, and “FOR” the adoption of the 2006 Equity Incentive Plan.
Opinion of AMDL’s Financial Advisor (See page 15)
      In connection with the proposed transaction, AMDL’s financial advisor, Amaroq Capital, delivered a written opinion to the AMDL Board of Directors to the effect that, as of May 9, 2006 and based upon and subject to the various considerations set forth in the opinion, from a financial point of view, proposed transaction is fair to AMDL’s stockholders. The full text of Amaroq Capital’s written opinion, dated as of May 9, 2006, is attached to this proxy statement as Annex B. AMDL encourages you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. Amaroq Capital’s opinion is addressed to the AMDL Board of Directors and is one of many factors considered by the AMDL Board of Directors in deciding to approve the transaction. It does not constitute a recommendation to any stockholder as to any matters relating to the transaction.
Overview of the Stock Purchase Agreement

Conditions to the Completion of the Transaction (See page 24)
      AMDL’s, Jade’s and the Jade shareholders’ obligations to complete the transaction are subject to satisfaction or waiver of closing conditions, including the following:

Closing Conditions of AMDL:

•	The representations and warranties of Jade and the Jade shareholders in the stock purchase agreement and in each of the agreements, documents and instruments executed pursuant to the stock purchase agreement shall have been true and correct in all material respects as of the date of the stock purchase agreement, and shall be true and correct in all material respects at the closing of the acquisition, with the same force and effect as if such representations and warranties had been made at and as of the closing date of the acquisition.

•	Jade and the Jade shareholders shall have performed and complied in all material respects with all covenants or conditions required by the stock purchase agreement and any of the agreements, documents or instruments executed pursuant to the stock purchase agreement to be performed and complied with by any of them at or prior to the closing of the acquisition.

•	No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by the stock purchase agreement or which would impose any material limitation on AMDL’s ability to effectively exercise full rights of ownership of the JPI capital stock after the closing of the acquisition or that would impose any material limitation on the ability of JPI and its subsidiaries to operate their respective businesses after the closing of the acquisition.

•	No material adverse change shall have occurred with respect to JPI and its subsidiaries since December 31, 2005.

•	Jade, the Jade shareholders, and JPI and its subsidiaries shall have made all required filings and obtained all the consents and approvals of governmental authorities and of third parties necessary to consummate the transactions contemplated by the stock purchase agreement, and any required waiting periods shall have expired.

•	AMDL shall have completed and been satisfied with the results of its review of the schedules to the stock purchase agreement, and of its review and investigation of the assets, liabilities, business, operations, condition (financial or otherwise), books and records of JPI and its subsidiaries, the scope of such review and such satisfaction to be determined in the sole discretion of AMDL.

•	Jade and the Jade shareholders shall have delivered to AMDL releases executed by Jade and the Jade shareholders, releasing all claims of every kind and character against JPI and its subsidiaries, AMDL and each of their respective directors, officers, employees, agents and representatives.

•	The stock purchase agreement and the transactions contemplated thereby shall have been adopted and approved by the AMDL stockholders, and the charter amendment shall have been adopted and approved by the AMDL stockholders.

•	The shares of AMDL common stock to be issued to the Jade shareholders pursuant to the stock purchase agreement shall have been approved for listing on the American Stock Exchange upon official notice of issuance thereof.

•	AMDL’s Board of Directors shall have received from Amaroq Capital, or another independent investment banking firm, an opinion dated within three (3) days prior to the first preliminary filing with the SEC of this proxy statement as to the fairness of the stock purchase agreement to AMDL stockholders from a financial point of view, which opinion shall be updated on or before the closing of the acquisition in form satisfactory to AMDL.

•	AMDL shall have received from Corbin & Company LLP, a letter dated as of the closing of the acquisition to the effect that (A) in their opinion the consolidated financial statements of JPI and its subsidiaries examined by them and covered by their report included in this proxy statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (hereafter, the “Exchange Act”) and the applicable published rules and regulations of the SEC thereunder relating thereto; and (B) during the period from the date of the financial statements included in this proxy statement to a date not more than five (5) business days prior to the closing of the acquisition there was no decrease in consolidated net revenue or consolidated net income of the Jade subsidiaries as compared to the corresponding period in the preceding year, except as disclosed in this proxy statement.

•	AMDL shall have received an opinion of counsel satisfactory to it on the matters required by the stock purchase agreement.
      These closing conditions are waivable, to the extent legally permissible, in writing, by AMDL.

Closing Conditions of the Jade Shareholders:

•	The representations and warranties of AMDL contained herein and in each of the agreements, documents and instruments executed pursuant to the stock purchase agreement shall have been true and correct in all material respects as of the date of the stock purchase agreement, and shall be true and correct in all material respects at the closing of the acquisition, with the same force and effect as if such representations and warranties had been made at and as of the closing of the acquisition.

•	AMDL shall have performed and complied in all material respects with all covenants or conditions required by the stock purchase agreement or any of the agreements, documents or instruments executed pursuant hereto or thereto to be performed and complied with by AMDL at or prior to the closing of the acquisition.

•	No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by the stock purchase agreement.

•	No material adverse change shall have occurred with respect to the business, operations or financial condition of AMDL since the date of AMDL’s latest balance sheet.

•	AMDL, JPI, and JPI’s subsidiaries shall have made all required filings and obtained all the consents and approvals of governmental authorities and of third parties necessary to transfer the licenses and permits held by JPI and its subsidiaries and/or to consummate the transactions contemplated by the stock purchase agreement, and any required waiting periods shall have expired.

•	AMDL will offer employment to certain key management persons of [Jade/ JPI and the Jade subsidiaries], on terms determined by AMDL and agreed to by such employee, effective as of the closing of the acquisition.
      These closing conditions are waivable, to the extent legally permissible, in writing, by Jade and the Jade shareholders.

Termination of the Stock Purchase Agreement (See page 26)
      AMDL, on the one hand, and Jade and the Jade shareholders, on the other hand, have the right to terminate the stock purchase agreement before the transaction is completed:

•	by mutual written consent;

•	by either AMDL, or Jade and the Jade shareholders, if, on or before September 30, 2006, the terminating party has tendered all required deliverables to the other party, and the other party refuses consummate the transactions for any reason other than failure by the terminating party to satisfy any condition to the other party’s obligations to close the transactions; and

•	by either AMDL, or Jade and the Jade shareholders, if the other party is in breach of any representation, warranty, covenant or other agreement in the stock purchase agreement, subject to certain limited conditions, and such breach is not cured within 20 days following delivery of written notice of such breach.

Termination Fees and Expenses (see page 26)
      If the stock purchase agreement terminates for any reason, no party shall have any liability to any other party, except that each party remains responsible for breaches of their respective obligations under the stock purchase agreement.

Liquidated Damages
      The stock purchase agreement contains provisions which require the Jade shareholders to pay $500,000 to AMDL if they or Jade enter into any agreement which would, in essence, alter the ownership or, sell the assets or capital stock of JPI to a party other than AMDL.

Meeting of AMDL’s Stockholders (see page 23)
      The obligation of AMDL to call, hold and convene its stockholders meeting in order to obtain the required approval of its stockholders in relation to the transaction is absolute, and is not limited or affected by any other provision of the stock purchase agreement.
Material United States Federal Income Tax Consequences of the Transaction (see page 17)
      There should be no tax consequences to the AMDL stockholders from this transaction.
Regulatory Approval (see page 17)
      The transaction is subject to antitrust laws. However, the acquisition of JPI by AMDL is not believed to be subject to the reporting and waiting provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the HSR Act. Thus, no filings have been made or are presently contemplated with the United States Department of Justice and the United States Federal Trade Commission. Nevertheless, either the Department of Justice or the Federal Trade Commission as well as a foreign regulatory agency or government, state or private person, may challenge the transaction at any time before or after its completion.

Selected Summary Unaudited Pro Forma Condensed Consolidated
Financial Information of AMDL and JPI
(In thousands, except per share amount)
      AMDL has included in this proxy statement the selected unaudited pro forma condensed consolidated financial information set forth below after giving effect to the transaction as a purchase of JPI by AMDL using the purchase method of accounting and the assumptions and adjustments described in the unaudited pro forma condensed consolidated financial statements and notes thereto contained elsewhere in this document.
      The unaudited pro forma condensed consolidated statement of operations for the three month period ended March 31, 2006 and the year ended December 31, 2005 are presented as if the transaction was consummated on March 31, 2006 and December 31, 2005, respectively, and combines the historical results of AMDL and JPI for the three month period March 31, 2006 and the year ended December 31, 2005. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2006 gives effect to the proposed transaction as if it occurred on March 31, 2006 and combines the historical balance sheets of AMDL and JPI at March 31, 2006.
      The selected unaudited pro forma condensed consolidated financial information is based on estimates and assumptions, which are preliminary. This data is not intended to represent or be indicative of the consolidated results of operations or financial condition of AMDL that would have been reported had the transaction been completed as of the dates presented, and should not be taken as representative of future consolidated results of operations or financial condition of AMDL. This selected unaudited pro forma condensed consolidated financial information should be read in conjunction with the other financial data contained elsewhere in this document and the separate historical financial statements and accompanying notes of AMDL available in other reports and documents filed by AMDL with the SEC.

		Year Ended
	Three Months Ended	December 31,
	March 31, 2006	2005

Statement of Operations Data:
Net revenues		$6,985,504
Cost of sales		3,920,782
Income (Loss) from operations		(851,595)
Interest expense		(155,403)
Net Income (Loss)		(1,078,904)
Basic and Diluted Loss Per Share		(0.03)
Weighted average shares — basic and diluted		38,729,432

	March 31,	December 31,
	2006	2005

Balance Sheet Data:
Cash and cash equivalents		$1,764,303
Accounts Receivable, net		1,243,973
Intellectual Property, net		1,558,333
Non-Compete Agreement		335,000
Total Assets		17,959,952
Total Current Liabilities		4,014,077
Long-term loan		3,103,865
Accumulated deficit		(28,667,715)
Total stockholders’ equity		10,842,010
Dividends
      To date, AMDL has not paid cash dividends on its common stock and does not intend to pay any cash dividends in the foreseeable future after the acquisition of JPI.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
      This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to AMDL’s and JPI’s financial condition, results of operations and businesses and the expected impact of the proposed acquisition of JPI on AMDL’s financial performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms or other comparable terminology often identify forward-looking statements. Statements in this proxy statement that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act, and Section 27A of the Securities Act. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in AMDL’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, in Item 1 under “Risk Factors,” as well as in Item 7A “Quantitative and Qualitative Disclosures about Market Risk”, and the risks detailed from time to time in AMDL’s subsequent SEC reports. Many of the important factors that will determine these results are beyond AMDL’s and JPI’s ability to control or predict. AMDL stockholders are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of the proxy statement. Except as otherwise required by law, AMDL and JPI do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.
SPECIAL MEETING OF AMDL STOCKHOLDERS
General
      AMDL is furnishing this proxy statement to holders of AMDL common stock in connection with the solicitation of proxies by the AMDL Board of Directors for use at the AMDL special meeting in lieu of annual meeting of stockholders to be held on                     , 2006 and at any adjournment or postponement thereof.
Date, Time and Place
      The AMDL special meeting of stockholders will be held on                     , 2006 at 10:00 a.m., local time, at                     located at                     .
Purpose of AMDL Special Meeting
      The AMDL special meeting is being held for the following purposes:

To consider and vote upon a proposal to approve and adopt the Stock Purchase and Sale Agreement, dated as of May 12, 2006, by and among AMDL, Jade, and the shareholders of Jade, and to approve the acquisition of all of the outstanding stock of JPI by AMDL.

To consider, vote upon and approve an amendment to AMDL’s certificate of incorporation to increase AMDL’s authorized capital (referred to in this document as the “charter amendment”).

To consider, vote upon and approve AMDL’s 2006 Equity Incentive Plan.

To elect five directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualify.

AMDL may also transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Recommendation of the AMDL Board of Directors
      The AMDL Board of Directors has approved the 2006 Equity Incentive Plan, the charter amendment, the stock purchase agreement and the acquisition, and recommends that AMDL’s stockholders vote FOR the approval and adoption of the 2006 Equity Incentive Plan, FOR approval and adoption of the charter amendment and FOR the approval and adoption of the stock purchase agreement and the approval of the acquisition. See “AMDL Board of Directors’ Reasons for the Transaction” on page 18.
Record Date; Outstanding Shares
      Only AMDL stockholders of record at the close of business on                     , 2006, the record date for the special meeting, are entitled to notice of and to attend and vote at the special meeting and any adjournment or postponement thereof. As of the close of business on                     , 2006, there were [                    ] shares of AMDL common stock outstanding and entitled to vote at the special meeting, held by approximately           holders of record. A list of AMDL stockholders will be available for review at AMDL’s principal executive offices during regular business hours for a period of ten days before the special meeting for any purpose germane to the special meeting. Each holder of record of AMDL common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the special meeting.
Quorum and Vote of AMDL Stockholders Required
      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes and abstentions. The inspector also will determine whether or not a quorum is present. In general, Delaware corporation law provides that a quorum consists of a majority of the issued and outstanding shares entitled to vote and present in person or represented by proxy. Abstentions and broker “non-votes,” discussed below, count as present for establishing a quorum. AMDL believes that the tabulation procedures to be followed by the inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.
      The affirmative vote of the holders of a majority of the shares of AMDL common stock outstanding as of the record date are required to approve and adopt the stock purchase agreement and approve the acquisition. The affirmative vote of the holders of a majority of the shares of AMDL common stock outstanding as of the record date is required to approve and adopt the charter amendment. The affirmative vote of the holders of a majority of the shares of AMDL common stock outstanding as of the record date is required to approve and adopt the 2006 Equity Incentive Plan. Abstentions, withheld votes and broker non-votes will have the effect of a vote AGAINST approval and adoption of the 2006 Equity Incentive Plan, the charter amendment, the stock purchase agreement and approval of the acquisition. The director nominee of Jade will be elected upon approval of the stock purchase agreement. The other five nominees require the affirmative vote of a plurality of the shares of common stock represented at the meeting to be elected.
Voting of Proxies
      You may vote by proxy or in person at the special meeting.

Voting in Person
      If you plan to attend the AMDL special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder of the shares authorizing you to vote at the special meeting.

Voting by Proxy
      You should vote your proxy even if you plan to attend the special meeting. You can always change your vote at the special meeting. Voting instructions are included on your proxy card. If you properly give your proxy and submit it to AMDL in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. Any proxy that is signed, dated and returned using the form of proxy enclosed and which is not marked as to a particular item will be voted as follows: FOR the approval and adoption of the stock purchase agreement and the approval of the acquisition, FOR the approval and adoption of the charter amendment, and FOR the approval and adoption of the 2006 Equity Incentive Plan.
      The method of voting by proxy differs for shares held by a record holder and shares held in “street name.” AMDL stockholders of record may vote through the mail by completing their proxy card, and signing, dating and returning it in the enclosed, pre-addressed, postage-paid envelope or otherwise mailing to AMDL. To be valid, a returned proxy by mail must be signed and dated.
      AMDL stockholders who hold their shares of AMDL stock in street name, which means their shares are held of record by a broker, bank or other nominee, will receive instructions from their broker, bank or other nominee that they must follow in order to vote their shares. The broker, bank or nominee holding your shares may allow you to deliver your voting instructions by telephone or over the internet. AMDL stockholders whose shares are held by a bank, broker or other nominee should refer to the voting instruction card forwarded by the bank, broker or other nominee holding the shares. If your voting instruction card does not include telephone or internet instructions, please complete and return your voting instruction card by mail.
Revocation of Proxies
      Stockholders of record may revoke their proxy at any time before the proxy is voted by delivering to the Secretary of AMDL at its principal executive offices, AMDL, Inc., 2492 Walnut Avenue, Suite 100, Tustin, California 92780, (i) a signed notice of revocation (bearing a date later than the date of the proxy) stating that the proxy is revoked or (ii) a later-dated signed proxy relating to the same shares, or (iii) by attending the special meeting in person and revoking the proxy by voting in person. Attendance at the special meeting does not by itself revoke a proxy. If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee. Please contact your broker, bank or other nominee and follow its directions in order to change your vote or revoke your proxy.
Abstentions and Broker Non-Votes
      Shares of AMDL common stock held by persons attending the AMDL special meeting but not voting, and shares of AMDL common stock for which AMDL has received proxies but with respect to which holders of those shares have abstained from voting, will be counted as present for purposes of determining whether there is a quorum for the transaction of business at the AMDL special meeting. Abstentions will have the same effect as voting AGAINST approval and adoption of the stock purchase agreement and approval of the acquisition.
      Brokers, banks and other nominees who hold shares of AMDL common stock in street name for a beneficial owner of those shares typically have the authority to vote on “routine” proposals such as election of directors and ratification of independent registered public accounting firms when they have not received instructions from beneficial owners. However, brokers, banks and other nominees are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, such as the approval and adoption of the charter amendment, the 2006 Equity Incentive Plan, the stock purchase agreement or approval of the acquisition, without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes.” If your broker, bank or other nominee holds your AMDL common stock in street name, your broker, bank or other nominee will vote your shares on non-routine matters only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with the proxy statement. Shares represented by proxies that reflect a broker non-vote will be counted for purposes of determining whether a quorum exists. Broker non-votes will have the same effect as voting AGAINST approval and adoption of the stock purchase agreement and approval of the acquisition.

Proxy Solicitation
      AMDL is soliciting proxies from the AMDL stockholders for the AMDL special meeting. AMDL will pay the cost of solicitation of proxies from the stockholders of AMDL, including preparation, assembly, printing and mailing of this proxy statement and the proxy cards. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of AMDL common stock beneficially owned by others to forward to such beneficial owners. AMDL may reimburse persons representing beneficial owners of AMDL stock for their costs of forwarding solicitation materials to such beneficial owners. In addition to solicitation by use of the mails, proxies may be solicited by AMDL’s directors, officers and employees, in person or by telephone, telegram or other means of communication. No additional compensation for soliciting proxies will be paid to directors, officers or regular employees of AMDL for such services.
Other Business; Adjournments
      As of the date of this proxy statement, the AMDL Board of Directors does not know of any matter other than the proposals presented in this proxy statement that will be brought before the AMDL special meeting. However, if other matters are properly presented at the meeting or any adjournment or postponement of the meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.
      Adjournments may be made for the purpose of, among other things, obtaining a quorum on a later date. An adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the special meeting, whether or not a quorum exists, without further notice other than by an announcement made at the meeting. Proxies voting against the 2006 Equity Incentive Plan, against the proposed charter amendment, and against the proposal to approve and adopt the stock purchase agreement and approve the acquisition will not be voted in favor of adjourning the special meeting. AMDL does not currently intend to seek an adjournment of the meeting.
Assistance
      If you need assistance in completing your proxy card or have questions regarding the AMDL special meeting, please contact:

AMDL, Inc.
Attention: Investor Relations
2492 Walnut Avenue, Suite 100
Tustin, California 92780
(714) 505-4460

PROPOSAL I — THE ACQUISITION OF JPI
APPROVAL AND ADOPTION OF THE
STOCK PURCHASE AGREEMENT AND
APPROVAL OF THE ACQUISITION OF JPI
THE TRANSACTION
      This section of the proxy statement describes material aspects of the proposed transaction, including the stock purchase agreement. While AMDL believes that the description covers the material terms of the transaction and the stock purchase agreement, this summary may not contain all of the information that is important to you. You should read carefully this entire document and the other documents to which AMDL refers, including the stock purchase agreement that is attached as Annex A, for a more complete understanding of the transaction and the stock purchase agreement.
Background of the Transaction
      In the third quarter 2004, AMDL’s Board of Directors began investigating opportunities to find a strategic acquisition, which would provide significant revenues and cash flow to bolster AMDL’s financial position while AMDL continued to pursue U.S. FDA approval for DR-70® and continue research and development on its proprietary combination immunogene therapy technology. In October 2004, through a consultant, AMDL was introduced to the opportunity to acquire what has become JPI, although it existed in a different form at that time. While the board was reviewing a number of acquisition candidates in 2005, Jade reorganized its activities and acquired assets and entities comprising the business of YYB and JJB.
      While continuing to pursue all of AMDL’s options and reviewing a number of other synergistic acquisition opportunities, representatives of Jade visited AMDL in summer 2005. In October 2005, the board considered the Jade opportunity to be of significant value and interest and engaged Amaroq Capital to conduct a due diligence investigation of Jade’s business. After receipt of the due diligence report and review by AMDL’s Board of Directors, Mr. Dreher and Mr. MacLellan went to Asia to meet with the principals of Jade in November 2005 to discuss the broad terms of a possible acquisition transaction. After extensive negotiation and review of Jade’s operation, AMDL announced on November 22, 2005 that AMDL and Jade had entered into a letter of intent (“LOI”) to acquire YYB and JJB, Jade’s two operating pharmaceutical companies.
      After the execution of the LOI, which required that Jade conduct an audit for the two years ended December 31, 2005 for YYB and JJB, the parties continued to discuss and negotiate the terms of the definitive stock purchase agreement. In January 2006, in expectation that a definitive acquisition agreement could be execute, Jade engaged Corbin & Company LLP to audit the operations of YYB and JJB. The audit of the financial statements of YYB and JJB took more than four months to complete.
      Periodically, during the early months of 2006 and pending the results of the audit, drafts of a definitive stock purchase agreement were circulated between the parties and their counsel. A representative of Jade (Mr. Jia) attended AMDL Board of Directors meetings in February and March 2006.
      Extensive due diligence was conducted by AMDL representatives on the one hand, and Jade on the other, during the months of February through April 2006, and the parties exchanged extensive information concerning each party’s business, financial and legal affairs. The due diligence process included numerous meetings and telephone conversations regarding Jade’s business and AMDL technology, customer relationships and contracts, employees, historical and projected revenues, with a view to development of a joint business plan for the operation of the combined companies after the acquisition.
      The parties also developed a strategy for obtaining the requisite approval from the equivalent of the FDA in China for DR-70® and plans for further development of AMDL’s combination immunogene therapy technology in Asia. The joint business plan is still currently a work in process and is to be delivered as a condition to the closing of the stock purchase agreement.
      An “all hands meeting” was held on March 14, 2006 to discuss unresolved issues between the parties and the status of the audits of YYB and JJB.

      As a result of the negotiations, certain changes to the terms of the LOI were negotiated and agreed upon, primarily based upon relative valuations of JPI and AMDL. The final terms were incorporated into the definitive stock purchase agreement that was circulated between the parties in late April and early May 2006. Mr. MacLellan and Mr. Dreher served as the “committee” of the Board of Directors spearheading the acquisition, reporting telephonically and via email to the members of AMDL’s Board of Directors on the issues which arose during the negotiations. Mr. MacLellan prepared a Confidential Transaction Overview of the Jade Acquisition, which was circulated to AMDL’s Board of Directors in late April 2006 for their review. From April 26, to May 9, the parties worked to finalize the stock purchase agreement.
      In expectation that the stock purchase agreement would be executed, AMDL engaged Amaroq Capital in May 2006 to render an opinion to the Board of Directors of AMDL as to the fairness from a financial point of view to the AMDL stockholders of the consideration to be paid by AMDL for the proposed acquisition of JPI and its subsidiaries.
Opinion of AMDL’s Financial Advisor
      AMDL engaged Amaroq Capital to render an opinion to the Board of Directors of the AMDL as to the fairness of the proposed acquisition from a financial point of view to the stockholders of AMDL. Amaroq Capital presented the AMDL Board of Directors with its written opinion dated May 9, 2006 that, as of such date and based upon and subject to certain matters stated in its opinion, that the consideration to be paid by AMDL to Jade and/or Jade’s shareholders was fair from a financial point of view to the stockholders of AMDL.
      The AMDL board initially met on May 11, 2006 to consider the stock purchase agreement and the reasons for the transaction. The meeting was continued until May 12, 2006 at which continued meeting Amaroq Capital made an oral presentation to the AMDL board of the various considerations and assumptions used in rendering its formal opinion. At the meeting, the historical and projected financial data for JPI was analyzed and using the income approach/discounted cash flow methods, Amaroq Capital provided valuations of JPI. In arriving at its opinion, Amaroq:

•	Considered the latest draft of the stock purchase agreement which contained all material terms of the Jade Acquisition;

•	Considered certain historical and projected financial information on JPI;

•	Performed a discounted cash flow analysis and a market analysis of other comparable companies which it deemed appropriate;

•	Discussed the transaction with members of AMDL’s management; and

•	Considered such other information, financial studies, analysis, guidelines and market criteria Amaroq Capital deemed relevant and appropriate to purposes of rendering its opinion.
Subject to the matters and assumptions stated in Amaroq Capital’s written opinion, Amaroq Capital stated that the stock purchase agreement was fair, from a financial point of view, to the AMDL stockholders. On May 12, 2006, the AMDL board approved the stock purchase agreement, after which AMDL executed the definitive stock purchase agreement. The transaction was announced in a press release on May 16, 2006.
AMDL Board of Directors’ Reasons for the Transaction
      The AMDL Board of Directors has unanimously approved the stock purchase agreement, has unanimously determined that the acquisition, including the issuance of AMDL common stock as contemplated by the stock purchase agreement, is advisable, fair to and in the best interests of AMDL and its stockholders and unanimously recommends a vote FOR the proposal to approve the acquisition of JPI as contemplated by the stock purchase agreement.

      In concluding to approve the stock purchase agreement, the Board of Directors of AMDL considered the following factors:

•	The acquisition of JPI would add approximately $6,000,000 to the audited net worth of AMDL on a consolidated basis, thereby solidifying AMDL’s financial position and meeting all of the continued listing standards for AMEX.

•	JPI’s consolidated net income of approximately $1,600,000 for the year ended 2005 demonstrated JPI’s business model as a platform for future growth in sales and profits to the largest single pharmaceutical market in the world, namely China.

•	The combination of JPI’s pharmaceutical manufacturing and distribution with AMDL’s cancer-based product strategy would well position AMDL to raise additional capital in the future at increased valuations.

•	Jade’s principals had the ability to bring AMDL’s DR-70® into China and obtain regulatory approval for sale in China and other Asian markets.

•	Together AMDL and JPI could conduct some clinical trials in China, hopefully to put AMDL in a position to license its CIT technology to a larger pharmaceutical company.

•	The combination of AMDL and JPI would form the basis of and create cancer-related product development opportunities in China and other Asian markets.
      AMDL’s ability to pursue regulatory approval of DR-70® in Asian markets as been constrained by its lack of capital. Further, AMDL’s distribution efforts have been unsuccessful in Asia and elsewhere, as AMDL has had no ability to fund marketing campaigns and promote its products. The acquisition of JPI will add credibility and some working capital towards meeting its objection of obtaining approval and distribution of DR-70® in Asian markets.
      AMDL’s Board of Directors believes in the joint business plan and prospects for the two companies on a combined basis and that the acquisition of JPI will provide AM stockholders with revenue and profit growth and strategic opportunities that would otherwise not have been available to AMDL on a stand-alone basis. Further, the Board of Directors believes that by acquiring JPI, AMDL will be able to license new and additional products in North America that can be manufactured at JPI’s facilities and distributed in China.
      AMDL will focus on products that have not been introduced into Asia by larger pharmaceutical manufacturing firms (“large pharmas”) because of their limited markets and large pharmas typical threshold of at least markets which project US$250 million in annual sales.
      In addition to the factors outlined above, the AMDL Board of Directors considered the following additional factors in reaching its conclusion to approve the acquisition of JPI and recommend that the AMDL stockholders approve the acquisition:

•	General lack of success of AMDL in obtaining regulatory approval of its proprietary product, DR-70®;

•	The higher costs of clinical trials and development of pharmaceutical products, generally;

•	The advantages of the JPI acquisition over other opportunities available to AMDL relating to potential business combinations;

•	The opinion of Amaroq Capital rendered in writing on that the consideration to be paid to the Jade Shareholders was fair to the AMDL stockholders from a financial point of view;

•	The other terms of the stock purchase agreement, including but not limited to:

•	the escrow of 500,000 shares in the event of the failure to obtain Chinese FDA approval for DR-70® within one year after the closing;

•	the limitation that only one JPI nominee be a director post closing;

•	the other conditions to each party’s obligation to effect the acquisition;

•	the ability of the parties to terminate the acquisition;

•	the $500,000 liquidated damages to be paid if Jade breaches the agreement and effects a similar transaction with a third party; and

•	the likelihood that the parties will consummate the acquisition.
      The above discussion of the material factors is not intended to be exhaustive, but does set forth the principal factors considered by the AMDL Board of Directors. After due consideration, the AMDL Board of Directors unanimously determined that the acquisition is advisable, fair to and in the best interests of AMDL and its stockholders.
      In view of the wide variety of factors considered by the AMDL Board of Directors in connection with the evaluation of the acquisition and the complexity of these matters, the board did not consider it practical to quantify, rank or otherwise assign relative weights to the foregoing factors, and it did not attempt to do so. Rather, the board made its recommendation based on the totality of the information presented to it, and the investigation conducted by it. The AMDL Board of Directors considered all these factors and determined that these factors, as a whole, supported the conclusions and recommendations described above.
Recommendation of the AMDL Board of Directors
      After careful consideration, the AMDL Board of Directors determined that the stock purchase agreement and the acquisition of Jade are advisable, and fair to, and in the best interest of, AMDL and its stockholders and has approved the stock purchase agreement and the acquisition. The AMDL Board of Directors recommends that AMDL stockholders vote “FOR” the approval and adoption of the stock purchase agreement and approval of the acquisition.
Material United States Federal Income Tax Consequences
      The acquisition of JPI pursuant to the stock purchase agreement will have no United States federal income tax consequences for AMDL stockholders.
Regulatory Matters; Hart-Scott-Rodino Act and Antitrust
      The transaction is not believed to be subject to the requirements of the HSR Act, which prevents transactions meeting certain size tests, and not otherwise exempt, from being completed until required information and materials are furnished to the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission and the related waiting period expires or is terminated early. It is not anticipated that either the size-of-person determination or the transaction valuation will change in such a way that prior to closing HSR filings would be required.
      Whether or not the parties are subject to the notice and waiting period requirements of the HSR Act, and if so, even if the waiting period has been terminated or expired, the Department of Justice or the Federal Trade Commission, as well as a foreign regulatory agency or government, state or private person, may challenge the transaction at any time before or after its consummation. AMDL cannot assure you that the Department of Justice or Federal Trade Commission will not try to prevent the transaction or seek to impose restrictions or conditions on AMDL as a condition of not challenging the transaction. Depending on the nature of any restrictions or conditions, these restrictions or conditions may jeopardize or delay completion of the transaction, or lessen the anticipated benefits of the transaction.

Other Approvals
      Additional Chinese governmental approvals or actions may be required in connection with the acquisition. AMDL, Jade and the Jade shareholders intend to try to obtain them; however, it is possible that the parties may not be able to obtain any required approvals or actions.
Accounting Treatment
      The acquisition will be accounted for as a “purchase” transaction for accounting and financial reporting purposes, in accordance with United States generally accepted accounting principles. After the transaction, the results of operations of Jade will be included in the consolidated financial statements of AMDL. The purchase price will be allocated based on the fair values of the assets acquired and the liabilities assumed. Pursuant to Statements of Financial Accounting Standards No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets,” goodwill will be subject to at least annual assessment for impairment based on a fair value test. Identified intangible assets with finite lives are amortized over those lives. A final determination of the intangible asset values and required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. AMDL will determine the fair value of assets and liabilities and will make appropriate business combination accounting adjustments. However, for purposes of disclosing unaudited pro forma information in this proxy statement, AMDL has made a preliminary determination of the purchase price allocation, based upon current estimates and assumptions, which is subject to revision upon consummation of the transaction. See page [68], Unaudited Pro Forma Condensed Consolidated Balance Sheet and the notes thereto.
Restrictions on Sales of Shares by Jade Shareholders; Lock Up Agreements
      The shares of AMDL common stock to be issued to the Jade shareholders connection with the acquisition will be restricted shares and will not be registered under the Securities Act. However, the resale of the transaction shares will be registered on a registration statement on Form S-3, which will allow the Jade shareholders to sell the shares of AMDL common stock they receive in the transaction, subject to compliance with applicable securities laws and the restrictions described below.
      Pursuant to the stock purchase agreement, Jade shareholders who receive shares of AMDL common stock in the acquisition will be subject to lock-up agreements restricting their ability to sell such shares of AMDL common stock. The lock-up agreements provide that the Jade shareholders may only sell one thirty-sixth (1/36th) of the shares of AMDL common stock received in connection with the transaction in any calendar month following the closing of the acquisition.
Listing on the American Stock Exchange of AMDL Common Stock To Be Issued in the Transaction
      It is a condition to the completion of the transaction that the shares of AMDL common stock to be issued in the transaction be approved for listing on the American Stock Exchange, subject to official notice of issuance. This condition can be waived, in writing, by AMDL.
THE AMDL BOARD OF DIRECTORS RECOMMENDS APPROVAL
AND ADOPTION OF THE STOCK PURCHASE AGREEMENT
AND APPROVAL OF THE ACQUISITION. IF THIS PROPOSAL
IS APPROVED, THE JADE NOMINEE WILL ALSO BE ELECTED
AS A DIRECTOR OF AMDL.

THE STOCK PURCHASE AGREEMENT
      The following is a description of the material aspects of the stock purchase agreement. While AMDL believes that the following description covers the material terms of the stock purchase agreement, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, including the stock purchase agreement, for a more complete understanding of the transaction. The stock purchase agreement is attached as Annex A to this proxy statement. The following description is subject to, and is qualified in its entirety by reference to, the stock purchase agreement.
Structure of the Transaction
      Pursuant to the stock purchase agreement, AMDL will purchase the sole outstanding share of capital stock of JPI in exchange for 13,715,000 shares of AMDL common stock and options to purchase an additional 2,500,000 shares of AMDL common stock. Following the acquisition, JPI will be a wholly-owned foreign subsidiary of AMDL, and AMDL will be the direct parent company of JPI and the indirect parent company of all of JPI’s direct and indirect subsidiaries. Following the transaction, JPI will continue to exist as a separate legal entity and Jade, as the former shareholder of JPI, or the Jade shareholders, as directed by Jade pursuant to the stock purchase agreement, will be stockholders of AMDL.
Effective Time of the Transaction
      The closing of the acquisition contemplated by the stock purchase agreement will occur on a date to be agreed upon by the parties after the last of the conditions to the transaction have been satisfied or waived. AMDL and Jade currently expect that the acquisition will be completed by the end of the second or third calendar quarter of 2006. However, because the transaction is subject to stockholder approval and other customary conditions, AMDL cannot predict exactly when the closing will occur.
The Transaction Consideration
      AMDL will issue 13,715,000 shares of AMDL common stock for sole outstanding share of capital stock of JPI. In addition, AMDL will grant the Jade shareholders options to purchase an additional 2,500,000 shares of common stock of AMDL. All of the outstanding options, warrants, and similar rights of any person to acquire shares of capital stock of JPI or any subsidiary of JPI, if any, will be canceled prior to the closing. The number of shares of AMDL common stock that Jade (or the Jade shareholders) will receive in the transaction will be adjusted for any stock splits, combinations and other similar events that occur between the date of the stock purchase agreement and the completion of the transaction.
      Prior to or in connection with the closing of the acquisition, AMDL will place into escrow 500,000 shares of the AMDL common stock to be delivered to Jade, or the Jade shareholders, in consideration for the transaction. Certificates representing the remaining 13,215,000 shares of AMDL common stock, and option agreements for the 2,500,000 shares issuable upon exercise of the options, will be delivered to Jade and the Jade shareholders at the closing of the acquisition. The 500,000 shares of AMDL common stock that are subject to the escrow will be released to Jade, or the Jade shareholders, upon the receipt by JPI or one of its subsidiaries of all approvals required to market AMDL’s proprietary product, DR-70®, in the People’s Republic of China, all as required by the Escrow Agreement.
Amendment to Certificate of Incorporation
      The number of shares of AMDL common stock that AMDL must issue pursuant to the stock purchase agreement exceed AMDL’s authorized but unissued common stock. Accordingly, AMDL has conditioned its obligation to consummate the acquisition of Jade on an amendment to AMDL’s certificate of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000, and the number of authorized shares of preferred stock from 10,000,000 to 25,000,000. The amendment is subject to the approval of the AMDL stockholders. If this charter amendment is not approved, the acquisition of JPI will not be consummated.

Representations and Warranties
      The stock purchase agreement contains customary representations and warranties by Jade and the Jade shareholders, including, among other things:

•	corporate organization, authority and qualifications of JPI and its subsidiaries;

•	capital structure of JPI and its subsidiaries;

•	investments and subsidiaries of JPI and its subsidiaries;

•	consents required for the transaction;

•	obligations of JPI and its subsidiaries with respect to their capital stock;

•	authorization of Jade and the Jade shareholders to enter into the stock purchase agreement and consummate the acquisition and related transactions;

•	financial statements and liabilities of JPI and its subsidiaries;

•	absence of material changes or events relating to the business of JPI and its subsidiaries;

•	title of Jade to the capital stock of JPI;

•	title of JPI and its subsidiaries in their respective real and personal properties;

•	intellectual property rights and agreements of JPI and its subsidiaries;

•	contracts, agreements and commitments of JPI and its subsidiaries;

•	litigation involving JPI and/or its subsidiaries;

•	environmental matters involving JPI and its subsidiaries;

•	compliance with applicable laws by JPI and its subsidiaries;

•	tax matters involving JPI and its subsidiaries;

•	employee benefits of JPI and its subsidiaries;

•	employee and labor matters involving JPI and its subsidiaries;

•	absence of certain business practices involving JPI and its subsidiaries; and

•	certain investment representations of the Jade stockholders.
      AMDL made customary representations and warranties relating to:

•	corporate organization, authority and qualifications;

•	outstanding securities and capital structure;

•	investments and subsidiaries;

•	consents required for the transaction;

•	disclosure in its filings with the SEC; and

•	authorization to enter into the stock purchase agreement and consummate the associated transactions.
      Of the representations and warranties, those relating to the following are qualified, at least partially, by reference to a material adverse change or material adverse effect, as appropriate:

•	liabilities;

•	contracts, agreements, and commitments; and

•	absence of material changes or events.

      The representations and warranties made by the parties to the stock purchase agreement survive for a period of two years following the closing of the acquisition, except as follows:

•	the representations of Jade and the Jade shareholders relating to the intellectual property of JPI and its subsidiaries, and the investment representations of the Jade stockholders, survive for a period of three years following the closing of the acquisition; and

•	the representations of Jade and the Jade shareholders relating to capitalization of JPI and its subsidiaries, and the title of Jade to the capital stock of JPI, survive the closing of the acquisition for the period of the statute of limitations applicable to third party claims.
Jade Director Nominee
      AMDL has agreed to nominate a designee of the Jade shareholders to serve on AMDL’s Board of Directors. Such designee shall be appointed to AMDL’s Board of Directors following the approval by the AMDL stockholders of the stock purchase agreement and the acquisition at the special meeting. Until the earlier of approval of the stock purchase agreement by the AMDL stockholders or termination of the stock purchase agreement, the Jade designee shall be entitled to attend all meetings of AMDL’s Board of Directors as an observer. Information regarding the Jade Nominee can be found in this proxy statement under the heading “Jade Nominee” on page 91.
      In addition, for each of the three years following the closing of the acquisition, AMDL will nominate a designee of the Jade shareholders to serve on AMDL’s Board of Directors. The appointment of such designee to AMDL’s Board of Directors will be subject to election by a vote of the stockholders of AMDL at AMDL’s annual stockholder meetings.
Business Plan of Jade
      AMDL and the Jade shareholders have been developing a joint business plan, the final version of which will be delivered prior to the closing of the acquisition. Subject to certain limitations, AMDL has agreed to devote its available financial resources to implementing the business plan following the closing of the acquisition. The business plan may be changed from time to time by AMDL and the Jade shareholders following the closing of the acquisition.
Registration Rights
      AMDL has agreed to give the Jade shareholders certain registration rights with respect to the shares of AMDL common stock issued in connection with the acquisition of JPI, including both the 13,715,000 shares of AMDL common stock issued in exchange for the JPI capital stock and the shares of AMDL stock issuable upon exercise of the 2,500,000 options (together, the “transaction shares”). The transaction shares will not be registered under the Securities Act and will be restricted shares. However, AMDL has agreed to register the resale of the transaction shares on a Form S-3 registration statement. Accordingly, the Jade shareholders will be able to sell the transaction shares free of restrictions, subject to compliance with applicable securities laws and the additional limitations in the stock purchase agreement described below.
      AMDL will use its best efforts to file a registration statement on Form S-3 with respect to the transaction shares within 30 days following the closing of the acquisition. All expenses of preparing and filing the registration statement will be borne by AMDL. AMDL will use its best efforts to cause the registration statement to become effective as soon as possible, and to keep the registration statement effective until the earliest of (i) two years following the closing of the acquisition, (ii) the date on which the Jade shareholders may sell all of the transaction shares without being subject to the volume limitations of Rule 144(c) of the Securities Act, and (iii) the date on which all of the transaction shares have been sold pursuant to the registration statement.

Restrictions on Sales of Shares by Jade Shareholders
      The Jade shareholders will be subject to lock-up agreements restricting their ability to sell the transaction shares. The lock-up agreements provide that the Jade shareholders may only sell one-thirty sixth (1/36th) of the transaction shares each month following the closing of the acquisition.
Conduct of Business Prior to Completion of the Transaction
      Jade and the Jade shareholders have agreed that prior to the closing of the acquisition, they will cause each of JPI and its subsidiaries to:

•	conduct its business in the ordinary course, and not introduce any new method of management or operation, or incur any obligation or liability other than those incurred in the ordinary course of business consistent with past practices;

•	use its best efforts, consistent with the manner in which the business is currently conducted, to preserve its assets and businesses intact, to retain its present customers and suppliers, and to cause the consummation of the transactions contemplated by the stock purchase agreement in accordance with its terms and conditions;

•	not take any action that could have a material adverse effect or take or fail to take any action that would cause or permit the representations made by Jade and the Jade shareholders in the stock purchase agreement to be inaccurate in any material respect at the time of the closing of the acquisition or preclude the Jade stockholders from making such representations and warranties in all material respects at and as of the time of the closing of the acquisition;

•	not contract for or pay any single capital expenditure in excess of $10,000 or total capital expenditures in excess of $25,000;

•	not mortgage, pledge or subject any of its assets to any lien, lease, security interest or other charge or encumbrance;

•	not acquire or dispose of any assets (including distributions to Jade shareholders) or incur, assume or guarantee any indebtedness for borrowed money or any other liabilities or obligations to pay money, except in the ordinary course of business consistent with past practices;

•	not write up, write down or write off the carrying value of any of its assets;

•	not change its costing system or methods of accounting;

•	not forgive, compromise, cancel, release, permit to lapse or waive any rights or claims;

•	not enter into, terminate or agree to any modifications or amendments to any contract;

•	not increase the wages, salary or compensation of, or grant any other benefit to any officer, employee or agent;

•	not make any payments to any shareholders or other affiliates, or lend any money to any person or entity;

•	not form, or acquire or dispose of any equity interest in or security of any corporation, partnership, joint venture, or other entity;

•	not redeem, purchase, or otherwise acquire, or sell, grant, or otherwise dispose of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock of securities, or agree to change terms or conditions of any such capital stock, securities or rights;

•	not declare, pay or set aside for payment any dividend or distribution with respect to its capital stock;

•	not enter into any employment, compensation or collective bargaining agreement with any person or group that is not terminable without cause on one month’s notice, or modify or amend the terms of any such existing agreement;

•	not enter into, adopt or amend any employee benefit plan; and

•	not enter into any other commitment or transaction that is material to the stock purchase agreement or to any of the other agreements and documents executed or to be executed pursuant to the stock purchase agreement or to the transactions contemplated hereby or thereby, or that will affect or may affect materially and adversely the business, operations, assets, liabilities or condition (financial or otherwise) of JPI or any of its subsidiaries.
Covenant Not to Compete
      Jade and each Jade shareholder has agreed that, until the later of (i) the fifth anniversary of the closing of the acquisition, or (ii) the second anniversary of the termination of such shareholder’s employment by JPI or any of its subsidiaries following the closing of the acquisition, such shareholder will not undertake to do any of the following, either on his own behalf or on behalf of another person or entity:

•	use or disclose any confidential information of JPI or its subsidiaries except in connection with such stockholder’s employment with JPI or any of its subsidiaries;

•	develop, market, distribute, license or sell pharmaceutical products similar to, identical to or competitive with any products of JPI or its subsidiaries that are currently being marketed, by JPI or its subsidiaries;

•	solicit or attempt to induce any customer of JPI or its subsidiaries, or of AMDL or any of its other subsidiaries that is using, distributing or otherwise marketing the products of JPI or its subsidiaries, to terminate its customer relationship with JPI or its subsidiaries, AMDL or any of its other subsidiaries, or to modify the terms and provisions of that relationship in any manner adverse to JPI or its subsidiaries, AMDL or any of its other subsidiaries, or to obtain from or contract with other persons for sale of pharmaceutical products competitive with the products of JPI and its subsidiaries; or

•	solicit or attempt to induce any employee of JPI or its subsidiaries to leave the employment by that company, or either directly or indirectly hire or assist any other person or entity in hiring any such employee in any capacity.
      These covenants apply only to their activities within the PRC.
Meeting of Stockholders
      AMDL is obligated under the stock purchase agreement to hold and convene a meeting of its stockholders for the purposes of considering the approval and adoption of the charter amendment, the stock purchase agreement and the approval of the acquisition.
Other Agreements
      AMDL, on the one hand, and Jade and the Jade shareholders, on the other hand, have each agreed:

•	until the date of the closing of the acquisition, Jade and the Jade shareholders will provide to AMDL and its advisors and representatives reasonable access to the books and records of JPI and its subsidiaries;

•	to consult with each other before issuing any press release or public statements about the transaction, and that the Jade shareholders must obtain AMDL’s written consent before issuing any such press release or statement;

•	to use reasonable efforts to take all actions necessary to consummate the transaction, comply with all legal requirements with respect to the transaction, and make all filings reasonably determined by the parties to be required by any governmental entity in connection with the transaction;

•	up until the closing of the acquisition, the Jade shareholders will provide prompt written notice to AMDL when any of them become aware of any change that could have a material adverse effect on the assets, liabilities, business, operations or condition of JPI and/or its subsidiaries;

•	that AMDL will cause the transaction shares to be approved for listing on the American Stock Exchange;

•	that Jade will timely file all tax returns and reports required to be filed by or on behalf of JPI and its subsidiaries for periods prior to the closing of the acquisition;

•	that following the closing of the acquisition, AMDL, Jade and the Jade shareholders will cooperate with each other with respect to tax matters relating to JPI and its subsidiaries;

•	that Jade and the Jade shareholders shall execute and deliver to AMDL releases with respect to all claims of every kind and character against JPI and its subsidiaries, AMDL, and all of their respective directors, officers, employees, agents and representatives, and

•	that the Jade shareholders shall obtain and deliver to AMDL evidence of the resignation of each officer and director of JPI and its subsidiaries, which shall be effective immediately after the consummation of the transaction.
No Solicitation
      In the stock purchase agreement, Jade and the Jade shareholders have agreed that they will not, and will not cause JPI or its subsidiaries to, seek or solicit indications of interest or offers, or discuss or negotiate or enter into any other agreements with any person or entity regarding the sale of assets or capital stock of JPI or its subsidiaries, or a merger or consolidation of JPI or its subsidiaries with any person or entity.
Conditions to the Completion of the Transaction
      The parties’ obligations to complete the transaction are subject to satisfaction or waiver of closing conditions, including the following:

Closing Conditions of AMDL:

•	The representations and warranties of the Jade stockholders in the stock purchase agreement and in each of the agreements, documents and instruments executed pursuant to the stock purchase agreement shall have been true and correct in all material respects as of the date of the stock purchase agreement, and shall be true and correct in all material respects at the closing of the acquisition, with the same force and effect as if such representations and warranties had been made at and as of the closing date of the acquisition.

•	The Jade stockholders shall have performed and complied in all material respects with all covenants or conditions required by the stock purchase agreement and any of the agreements, documents or instruments executed pursuant to the stock purchase agreement to be performed and complied with by any of them at or prior to the closing of the acquisition.

•	No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by the stock purchase agreement or which would impose any material limitation on AMDL’s ability to effectively exercise full rights of ownership of the Jade capital stock after the closing of the acquisition or that would impose any material limitation on the ability of JPI and its subsidiaries to operate their respective businesses after the closing of the acquisition.

•	No material adverse change shall have occurred with respect to JPI and its subsidiaries since December 31, 2005.

•	Jade, the Jade shareholders, JPI and its subsidiaries shall have made all required filings and obtained all the consents and approvals of governmental authorities and of third parties necessary to consummate the transactions contemplated by the stock purchase agreement, and any required waiting periods shall have expired.

•	AMDL shall have completed and been satisfied with the results of its review of the schedules to the stock purchase agreement, and of its review and investigation of the assets, liabilities, business, operations, condition (financial or otherwise), books and records of JPI and its subsidiaries, the scope of such review and such satisfaction to be determined in the sole discretion of AMDL.

•	Jade and the Jade shareholders shall have delivered to AMDL releases executed by Jade and the Jade shareholders, releasing all claims of every kind and character against JPI and its subsidiaries, AMDL and each of their respective directors, officers, employees, agents and representatives.

•	The stock purchase agreement and the transactions contemplated thereby shall have been adopted and approved by the AMDL stockholders, and the charter amendment shall have been adopted and approved by the AMDL stockholders.

•	The shares of AMDL common stock to be issued to the Jade shareholders pursuant to the stock purchase agreement shall have been approved for listing on the American Stock Exchange upon official notice of issuance thereof.

•	AMDL’s Board of Directors shall have received from Amaroq Capital, or another independent investment banking firm, an opinion dated within three (3) days prior to the first preliminary filing with the SEC of this proxy statement as to the fairness of the stock purchase agreement to AMDL stockholders from a financial point of view, which opinion shall be updated on or before the closing of the acquisition in a form satisfactory to AMDL.

•	AMDL shall have received from Corbin & Company LLP, a letter dated as of the closing of the acquisition to the effect that (A) in their opinion the consolidated financial statements of JPI and its subsidiaries examined by them and covered by their report included in this proxy statement and the registration statement on Form S-3 comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the applicable published rules and regulations of the SEC thereunder relating thereto; and (B) during the period from the date of the financial statements included in this proxy statement to a date not more than five (5) business days prior to the closing of the acquisition there was no decrease in consolidated net revenue or consolidated net income of the subsidiaries of JPI as compared to the corresponding period in the preceding year, except as disclosed in this proxy statement.
      These closing conditions are waivable, to the extent legally permissible, in writing, by AMDL.

Closing Conditions of Jade and the Jade Shareholders:

•	The representations and warranties of AMDL contained herein and in each of the agreements, documents and instruments executed pursuant to the stock purchase agreement shall have been true and correct in all material respects as of the date of the stock purchase agreement, and shall be true and correct in all material respects at the closing of the acquisition, with the same force and effect as if such representations and warranties had been made at and as of the closing of the acquisition.

•	AMDL shall have performed and complied in all material respects with all covenants or conditions required by the stock purchase agreement or any of the agreements, documents or instruments executed pursuant hereto or thereto to be performed and complied with by AMDL at or prior to the closing of the acquisition.

•	No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by the stock purchase agreement.

•	No material adverse change shall have occurred with respect to the business, operations or financial condition of AMDL since the date of AMDL’s latest balance sheet.

•	AMDL, JPI and its subsidiaries shall have made all required filings and obtained all the consents and approvals of governmental authorities and of third parties necessary to transfer the licenses and permits held by JPI and its subsidiaries and/or to consummate the transactions contemplated by the stock purchase agreement, and any required waiting periods shall have expired.

•	AMDL will offer employment to certain key management persons of JPI and its subsidiaries, on terms determined by AMDL and agreed to by such employee, effective as of the closing of the JPI acquisition.
      These closing conditions are waivable, to the extent legally permissible, in writing, by Jade and the Jade shareholders.
Termination of the Stock Purchase Agreement
      The parties have the right to terminate the stock purchase agreement before the acquisition is completed:

•	by mutual written consent;

•	by either AMDL, on the one hand, or Jade and the Jade shareholders, on the other, if the terminating party has tendered all required deliverables to the other party, and the other party refuses consummate the transactions for any reason other than failure by the terminating party to satisfy any condition to the other party’s obligations to close the transactions; and

•	by either AMDL, on the one hand, or Jade and the Jade shareholders, on the other, if the other party is in breach of any representation, warranty, covenant or other agreement in the stock purchase agreement, subject to certain limited conditions.
Termination Fees and Expenses
      If the stock purchase agreement terminates for any reason, no party shall have any liability to any other party, except that each party remains responsible for breaches of their respective obligations under the stock purchase agreement.
Other Expenses
      Other than as described above, whether or not the transaction is completed, all fees and expenses incurred in connection with the stock purchase agreement and the transactions contemplated thereby will be paid by the party incurring the fees or expenses.
Indemnification
      The stock purchase agreement contains customary indemnification provisions by both AMDL, and Jade and the Jade shareholders with respect to breaches or representations and warranties, and failure to perform their respective obligations under the stock purchase agreement. In addition, Jade and the Jade shareholders have agreed to indemnify AMDL for infringement claims relating to intellectual property owned by JPI and/or its subsidiaries, and all matters relating to the operations of JPI and its subsidiaries prior to the closing of the acquisition, except for payment of the obligations shown on the consolidated balance sheet of JPI and its subsidiaries for the period ended December 31, 2005, and any additional obligations incurred in the ordinary course of business until the closing of the acquisition.
      Neither party may make a claim for indemnity until the aggregate amount of all indemnifiable losses incurred by such party exceeds $100,000. If either party incurs indemnifiable losses in excess of $100,000, the party seeking indemnity may only make a claim for losses in excess of $100,000. The liability of both AMDL, and Jade and the Jade shareholders under the indemnification provisions in the stock purchase agreement is limited to $2,500,000. To the extent that Jade and the Jade shareholders are required to indemnify AMDL for certain losses, AMDL may elect to offset such amounts owed by Jade and the Jade shareholders against the transaction shares being held in escrow.
Amendment
      Subject to applicable law, the stock purchase agreement may be amended in writing by the parties at any time before or after AMDL has received its requisite stockholder approvals, except that after obtaining such stockholder approvals, no amendment, which by any applicable law or rule requires further approval of such stockholders, shall be made without obtaining such further approval.
Appraisal Rights
      AMDL stockholders who do not vote in favor of the approval and adoption of the stock purchase agreement and approval of the acquisition will not be entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware. Under Delaware law, appraisal rights are available only in connection with a merger or consolidation, and therefore do not apply to the type of transaction contemplated by the stock purchase agreement.

UNAUDITED CONDENSED FINANCIAL STATEMENTS OF AMDL, INC.
[CONSIDER ADDING AN INDEX TO FINANCIAL STATEMENTS]
AMDL, INC.
BALANCE SHEET

March 31, 2006

(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$861,543
Inventories	84,560
Prepaid consulting	179,032
Other prepaid expenses	231,736

Total current assets	1,356,871
Intellectual property, net	1,533,333
Equipment, net	17,038
Other assets	5,757

$2,912,999

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$167,585
Accrued payroll and related expenses	101,179
Customer deposits	9,450

Total current liabilities	278,214
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 27,813,080 shares issued and outstanding	27,813
Additional paid in capital	32,186,601
Accumulated deficit	(29,579,629)

Total stockholders’ equity	2,634,785

$2,912,999

See accompanying notes to condensed financial statements.

AMDL, INC.
STATEMENTS OF OPERATIONS

	Three Months Ended March 31,

	2006	2005

	(Unaudited)
Net revenues	$15,375	$22,875
Cost of sales	5,772	4,828

Gross profit	9,603	18,047
Operating expenses:
Research and development	47,648	81,444
General and administrative	881,870	500,957

Total expenses	929,518	582,401

Loss from operations	$(919,915)	(564,354)
Other income:
Interest income	8,002	9,376

Net loss	$(911,913)	$(554,978)

Basic and diluted loss per share	$(0.03)	$(0.02)

Weighted average common shares outstanding — basic and diluted	27,707,524	23,499,489

See accompanying notes to condensed financial statements.

AMDL, INC.
STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,

	2006	2005

	(Unaudited)
Cash flows from operating activities:
Net loss	$(911,913)	$(554,978)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	27,091	26,710
Fair market value of options and warrants issued for services	241,967	2,333
Fair market value of common stock issued for services	141,190	—
Changes in operating assets and liabilities:
Accounts receivable	—	(1,600)
Inventories	(5,889)	(11,558)
Prepaid expenses<>	(108,066)	21,111
Accounts payable and accrued expenses	70,250	14,380
Accrued payroll and related expenses	1,183	9,361
Customer deposits	9,450

Net cash used in operating activities	(534,737)	(494,241)

Cash flows used in investing activities:
Purchase of equipment	(1,812)	(5,575)

Net change in cash and cash equivalents	(536,549)	(499,816)
Cash and cash equivalents at beginning of period	1,398,092	2,605,537

Cash and cash equivalents at end of period	$861,543	$2,105,721

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$—	$—

Income taxes	$—	$—

See accompanying notes to condensed financial statements.

AMDL, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)
For the Three Months Ended March 31, 2006 and 2005

NOTE 1 —	MANAGEMENT’S REPRESENTATION
      The financial statements included herein have been prepared by AMDL, Inc. (the “Company”), without audit, pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Certain information normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America has been omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation have been included.
      Operating results for the three months ended March 31, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006. It is suggested that the financial statements be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2005 included in the Company’s Annual Report on Form 10-KSB.

NOTE 2 —	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
      AMDL, Inc.’s predecessor was incorporated May 13, 1988 and the Company reorganized as a Delaware corporation on June 7, 1989.
      Since inception, the Company has primarily been engaged in the commercial development of and the obtaining of various governmental regulatory approvals for the marketing of its proprietary diagnostic tumor-marker test kit (DR-70®) to detect the presence of multiple types of cancer. The Company’s product line also includes a selection of diagnostic test kits for several types of cancer, infectious diseases, endocrinology, diabetes, nephrology and allergy.

Going Concern
      The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred significant continuing losses from operations through March 31, 2006. As of May 12, 2006, our cash on hand was approximately $2,264,186 and cash is being depleted at the rate of approximately $200,000 per month. Assuming (i) the current level of revenue from the sale of DR-70® kits does not increase in the near future, (ii) he Company does not require new cancer samples to satisfy the FDA concerns on its pending 510(k) application; (iii) the Company does not conduct any full scale clinical trials for DR -70® or its combination immunogene therapy technology, and (iv) no outstanding warrants are exercised, the amount of cash on hand is expected to be sufficient to meet its projected operating expenses through April 2007.
      The Company’s near and long-term operating strategies focus on obtaining FDA approval for DR-70® and seeking a large pharmaceutical partner for the combination immunogene therapy technology currently owned by the Company. The Company’s only source of additional funds to meet continuing operating expenses after April 2007 or to conduct clinical trials which may be required to receive FDA approval is the sale of securities. In response to the Company’s current financial condition and as a part of its ongoing corporate strategy, the Company is pursuing additional equity financing intended to increase liquidity and better position the Company for future growth. The Company has contacted investment bankers and institutional investors to sell securities, but no definitive arrangements to raise additional capital are in place. There can be no assurances that the Company will be successful in raising any additional funds.

AMDL, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
      In addition, on April 26, 2006, the American Stock Exchange (“AMEX”) sent a letter to the Company stating that based on a review of Company’s Form 10-KSB for the year ended December 31, 2005, the Company did not meet certain of the AMEX’s Continued Listing Standards as set forth in Part 10 of the AMEX Company Guide.
      Specifically, the Company did not meet the requirement of stockholders’ equity of $4,000,000 and the Company had losses from continuing operations in three out of its four most recent fiscal years. In the letter, AMEX gave the Company until May 26, 2006 to submit a plan of action that the Company has taken and will take to bring the Company into compliance with the AMEX Company Continued Listing Standards. The Company has told AMEX representatives in a telephone conversation that the Company intends to submit a plan to bring the Company into compliance. If the Company’s plan is accepted by AMEX, the Company should be able to continue its listing on AMEX for up to an 18 month period during which time the Company will be subject to periodic review to determine whether it has made progress consistent with the plan or otherwise becomes in compliance with the Continued Listing Standards. Delisting from AMEX may impact our ability to raise capital in the future. There can be no assurance that the Company will be able to meet AMEX’s Continued Listing Standards.
      These items, among other matters, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments related to recoverability and classification of assets or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Revenue Recognition
      The Company recognizes revenue in accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” as revised by SAB 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable and collectibility is probable. Product sales revenue is recognized upon passage of title to customers, typically upon shipment of product. Any provision for discounts and estimated returns are accounted for in the period the related sales are recorded.

Advertising
      The Company expenses the cost of advertising when incurred as a component of general and administrative expenses. No advertising costs were incurred for the three months ended March 31, 2006 and 2005.

Research and Development
      Internal research and development costs are expensed as incurred. Third party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved.

Cash Equivalents
      The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

Inventories
      Inventories, which consist primarily of raw materials and related materials, are stated at the lower of cost or market with cost determined on a first-in, first-out (FIFO) basis. The Company regularly monitors inventories for excess or obsolete items and makes any valuation corrections when such adjustments are

AMDL, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
needed. Once established, write-downs are considered permanent adjustments to the cost basis of the obsolete or excess inventories.

Equipment
      Equipment is stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of three to ten years.
      Betterments, renewals, and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in current operations.

Intangible Assets
      The Company has expended funds for patents that are in various stages of the filing approval process. During the three months ended March 31, 2006 and 2005, the Company expended $3,955 and $5,554, respectively, on patents. The Company elected to expense these expenditures immediately due to their uncertain realizability.
      In August 2001, the Company acquired intellectual property rights and an assignment of a US patent application for combination immunogene therapy technology for $2,000,000. The technology was purchased from Dr. Lung-Ji Chang, who developed it while at the University of Alberta, Edmonton, Canada. The $2,000,000 acquisition price is being amortized over the expected useful life of the technology, which the Company has currently determined to be 20 years, based upon an estimate of three years to perfect the patent plus 17 years of patent life. The Company recorded amortization expense of $25,000 for each of the three month periods ended March 31, 2006 and 2005.

Impairment of Long-Lived Assets
      The Company’s long-lived assets consist of its intellectual property and its equipment. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company evaluates the carrying value of its long-lived assets for impairment whenever events or changes in circumstances indicate that such carrying values may not be recoverable. The Company uses its best judgment based on the current facts and circumstances relating to its business when determining whether any significant impairment factors exist. Factors the Company considers important that could indicate the need for an impairment review include the following:

•	significant under performance relative to expected historical or projected future operating results;

•	market projections for cancer research technology;

•	its ability to obtain patents, including continuation patents, on technology;

•	significant changes in its strategic business objectives and utilization of the assets;

•	significant negative industry or economic trends, including legal factors; and

•	potential for strategic partnerships for the development of its patented technology.
      When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, the Company’s management performs an undiscounted cash flow analysis to determine if impairment exists. If impairment exists, the Company measures the impairment based on the difference between the asset’s carrying amount and its fair value, and the impairment is charged to operations in the period in which the long-lived asset impairment is

AMDL, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
determined by management. Based on its analysis, the Company believes that no significant indicators of impairment of the carrying value of its long-lived assets existed at March 31, 2006. There can be no assurance, however, that market conditions will allow the Company to realize the value of our technologies and prevent future long-lived asset impairment.

Issuance of Stock for Non-Cash Consideration
      All issuances of the Company’s common stock for non-cash consideration have been assigned a per share amount equaling either the market value of the shares issued or the value of consideration received, whichever is more readily determinable. The majority of non-cash consideration received pertains to services rendered by consultants and others and has been valued at the market value of the shares on the date issued.
      The Company accounts for equity instruments issued to consultants and vendors in exchange for goods and services in accordance with the provisions of Emerging Issues Task Force (“EITF”) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services,” and EITF Issue No. 00-18, “Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other than Employees.” The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement. In accordance with EITF Issue No. 00-18, an asset acquired in exchange for the issuance of fully vested, non-forfeitable equity instruments should not be presented or classified as an offset to equity on the grantor’s balance sheet once the equity instrument is granted for accounting purposes. Accordingly, the Company will record the fair value of the fully vested, non-forfeitable common stock issued for future consulting services as prepaid services in its balance sheet.

Risks and Uncertainties
      The Company’s proprietary test kit is deemed a medical device or biologic and as such is governed by the Federal Food and Drug and Cosmetics Act and by the regulations of state agencies and various foreign government agencies. Currently, the Company is not permitted to sell DR-70® in the United States, although the Company is in the process of seeking regulatory approval. The Company has received regulatory approval from various foreign governments to sell its products and is in the process of obtaining regulatory approval in other foreign markets. There can be no assurance that the Company will maintain the regulatory approvals required to market its products or that they will not be withdrawn.
      Prior to May 2002, our focus was on obtaining foreign distributors for our DR-70® kit. In May 2002, we decided to begin the FDA process under Section 510(k) of the Food, Drug and Cosmetic Act for approval of our intent to market DR-70® as an aid in monitoring patients with colorectal cancer. We conducted clinical trials comparing our DR-70® to the currently accepted assay, CEA (carcinoembryonic antigen), and we submitted the results to the FDA in September 2003. In January 2004, the FDA responded to our submission. The FDA identified deficiencies in our application and advised our consultant, Diagnostic Oncology CRO, Inc. (DOCRO) that based upon the data submitted, the FDA determined that the DR-70® kit was not substantially equivalent to any other device, which has gone through the 510(k) approval process. The FDA further advised that if we had data which we believe shows that the DR-70® kit has substantial equivalence, we could submit such additional information for the FDA’s consideration. Then in January 2005, DOCRO supplied additional data and submitted a new application to the FDA proposing that DR-70® be used in tandem with CEA in monitoring colorectal cancer patients. In June 2005, the FDA issued a non-substantially equivalent letter and pointed out several areas of concern regarding the new application for use of DR-70® as an adjunctive test with CEA. Representatives of the Company met with the FDA to go over their concerns.

AMDL, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
The Company is revising its strategy regarding FDA approval of DR-70® and the Company is reviewing additional data which supports the Company’s claim. After a responsive submission is filed, the FDA will likely raise other issues in furtherance of the approval process. The Company cannot predict the length of time it will take for the FDA to review the new application or whether approval will ultimately be obtained.
      The Company is subject to the risk of failure in maintaining its existing regulatory approvals, in obtaining other regulatory approval, as well as the delays until receipt of such approval, if obtained. Therefore, the Company is subject to substantial business risks and uncertainties inherent in such an entity; including the potential of business failure.

Accounting for Stock-Based Compensation
      At March 31, 2006, the Company had three stock-based compensation plans. Prior to January 1, 2006, the Company accounted for these plans under the recognition and measurement provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations, as permitted by SFAS No. 123, “Accounting for Stock Based Compensation.” No stock-based employee compensation cost was recognized in the statement of operations for the three months ended March 31, 2005, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock on the date of grant.
      Effective January 1, 2006, on the first day of the Company’s fiscal year 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), “Share Based Payments,” using the modified-prospective transition method. Under this transition method, compensation cost recognized in the three months ended March 31, 2006 includes: (a) compensation cost for all share-based payments granted and not yet vested prior to January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all share-based payments granted subsequent to December 31, 2005 based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R). Results for prior periods have not been restated. Since stock-based compensation expense recognized in the statements of operations is based on awards expected to vest, the compensation expense may be reduced for estimated forfeitures, if any. SFAS No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. We estimated forfeitures to be 0% of the options issued since vesting of awards is generally 100% upon grant.
      The Company calculates stock-based compensation by estimating the fair value of each option using the Black-Scholes option pricing model. The Company’s determination of the fair value of share-based payment awards are made as of their respective dates of grant using that option pricing model and that determination is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These variables include, but are not limited to, the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behavior. The Black-Scholes option pricing model was developed for use in estimating the value of traded options that have no vesting or hedging restrictions and are fully transferable. Because the Company’s employee stock options have certain characteristics that are significantly different from traded options, the existing valuation models may not provide an accurate measure of the fair value of the Company’s employee stock options. Although the fair value of employee stock options is determined in accordance with SFAS No. 123(R) using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction. The calculated compensation cost, net of estimated forfeitures, is recognized on a straight-line basis over the vesting period of the option.
      The expected term of options granted is derived from historical data on employee exercises and post-vesting employment termination behavior. The risk-free rate selected to value any particular grant is based on the U.S. Treasury rate that corresponds to the pricing term of the grant effective as of the date of the grant.

AMDL, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
The expected volatility is based on the historical volatility of the Company’s stock price. These factors could change in the future, affecting the determination of stock-based compensation expense in future periods.
      The weighted-average grant date fair value of employee stock options granted during the three months ended March 31, 2006 and 2005 was $0.27 and $0.24, respectively, using the Black-Scholes model with the following weighted-average assumptions:

	2006	2005

Dividend yield	0.00%	0.00%
Expected volatility	108.00%	83.00%
Risk-free interest rate	4.76%	3.12%
Expected lives	1.0 years	1.0 years
      The Company granted 890,000 options during the three months ended March 31, 2006. At December 31, 2005, and at March 31, 2006, all options were vested with a weighted average fair value of $0.91 and $0.79, respectively.
      As a result of adopting SFAS No. 123(R) on January 1, 2006, the Company’s net loss before income taxes for the three months ended March 31, 2006 was $240,300 lower than if it had continued to account for share-based compensation under APB Opinion No. 25. Basic and diluted net loss per share for the three months ended March 31, 2006 would have been $0.02 if the Company had continued to account for share-based compensation under APB Opinion No. 25.
      Prior to the adoption of SFAS No. 123(R), the Company classified all tax benefits, although a full valuation allowance was applied, resulting from the exercise of stock options as operating cash flows in the statements of cash flows. SFAS No. 123(R) requires the cash flows from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options (excess tax benefits) to be classified as financing cash flows. There were no such tax benefits resulting from the exercise of stock options for the three months ended March 31, 2006.
      SFAS No. 123(R) requires the Company to continue to provide the pro forma disclosures in accordance with SFAS No. 123, as amended, for all prior periods presented in which share-based payments to employees are accounted for under APB Opinion No. 25. The following table illustrates the effect on net loss and net loss per share for the three months ended March 31, 2005 if the Company had applied the fair value recognition provisions of SFAS No. 123 to share-based employee compensation.

Net loss, as reported	$(554,978)
Add: Stock-based employee compensation expense included in reported net loss, net of related tax effects	—
Deduct: Total stock-based employee compensation expense determined under fair value based method for awards, net of related tax effects	(72,000)

Pro forma net loss	$(626,978)

Net loss per common share — basic and diluted:
As reported	$(0.02)

Pro forma	$(0.03)

AMDL, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
      The following is a summary of stock option activity during the periods indicated below:

			Weighted Average
	Number of		Exercise Price per
	Shares	Price per Share	Share

Options outstanding at December 31, 2005	4,083,185		$1.40
Granted	890,000	$0.57	0.57
Cancelled		—
Exercised		—

Options outstanding at March 31, 2006	4,973,185	—	$1.25

      There were no options exercised during the three months ended March 31, 2006 and 2005.
      The following table summarizes significant ranges of outstanding and exercisable options as of March 31, 2006:

	Options Outstanding			Options Exercisable

		Weighted
		Average
		Remaining	Weighted-			Weighted
	Number of	Contractual	Average	Aggregate	Number of	Average	Aggregate
	Shares	Life	Exercise	Intrinsic	Shares	Exercise	Intrinsic
Range of Exercise Prices	Outstanding	(Years)	Price	Value	Exercisable	Price	Value

$0.48 $0.57	1,585,000	3.36	$0.53	$14,400	1,585,000	$0.53	$14,400
$0.83 $0.97	775,000	3.41	$0.89	—	775,000	$0.89	—
$1.10 $1.23	1,911,185	2.91	$1.19	—	1,911,185	$1.19	—
$2.25 $2.39	227,000	0.85	$2.28	—	227,000	$2.28	—
$4.00	475,000	0.42	$4.00	—	475,000	$4.00	—

	4,973,185		$1.25	$14,400	4,973,185	$1.25	$14,400

      The aggregate intrinsic values set forth in the above table represent the total pre-tax intrinsic values, based on the Company’s closing stock price of $0.50 as of March 31, 2006, which would have been paid by the optionees had all of them exercised their options as of that date. At March 31, 2006, options to purchase a total of 4,973,185 shares of the Company’s common stock were exercisable at a weighted-average exercise price of $1.25 per share, of which options to purchase 695,000 shares were in-the-money options.

Basic and Diluted Loss Per Share
      Basic earnings (loss) per common share is computed based on the weighted average number of shares outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average shares outstanding assuming all potential dilutive common shares were issued. Basic and diluted loss per share are the same for the periods presented as the effect of stock options and warrants on loss per share are anti-dilutive and thus not included in the diluted loss per share calculation. However, the impact under the treasury stock method of dilutive stock options and warrants would have been incremental shares of 190,426 and 507,777 for the three months ended March 31, 2006 and 2005, respectively.

Income Taxes
      The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (“SFAS 109”), “Accounting for Income Taxes.” Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are

AMDL, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that those assets will not be recovered.

Use of Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management are, among others, realization of accounts receivable and inventories, recoverability of long-lived assets, determination of useful lives of intangibles and valuation of deferred tax assets. Actual results could differ from those estimates.

Comprehensive Income
      Statement of Financial Accounting Standards No. 130 (“SFAS 130”), “Reporting Comprehensive Income,” establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS 130 has not impacted the Company’s financial position or results of operations as the Company has no items of comprehensive income.

Segments of an Enterprise and Related Information
      During the three months ended March 31, 2006, approximately 100% of our sales were to customers in foreign countries. Of the foreign sales, approximately 75% were to customers in Korea and 25% were to customers in Taiwan. During the three months ended March 31, 2005, approximately 87.8% of our sales were to customers in foreign countries. Of the foreign sales, approximately 82% were to customers in Korea and 18% were to customers in Taiwan. All of the Company’s assets are held in the United States and all transactions are denominated in U.S. dollars.

Concentration of Risk
      From time to time, the Company maintains cash balances at certain institutions in excess of the FDIC limit. As of March 31, 2006, the Company had approximately $870,000 in excess of this limit.

Recent Accounting Pronouncements
      In May 2005, the Financial Accounting Standards Board (“FASB”) issued SFAS (“SFAS”) No. 154, Accounting Changes and Error Corrections. SFAS No. 154 replaces APB Opinion No. 20, Accounting Changes and FASB Statement No 3, Reporting Accounting Changes in Interim Financial Statements which required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS No. 154 will require retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We do not expect the adoption of SFAS No. 154 to have a material impact on the Company’s financial position or results of operations.

NOTE 3 —	NON-CASH FINANCING ACTIVITIES
      On February 17, 2005, the Board of Directors authorized the issuance of warrants to purchase 25,000 shares of common stock and cash payments of $9,000 to Savannah Capital Management, Inc. (“Savannah”), a consultant, for investor public relations services to be provided from March 1, 2005 through

AMDL, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
May 31, 2005. The common shares issuable on exercise of the warrants are exercisable at $0.92 per share. The warrants were valued at $7,000 using the Black-Scholes option model. Of this amount, $2,333 was charged to general and administrative expense in the three months ended March 31, 2005.
      On July 22, 2005, the Board of Directors authorized the issuance of 350,000 shares of common stock to First International Capital Group, Ltd. (“First International”), a consultant for financial advisory services to be provided from July 22, 2005 through January 22, 2006, and the Company issued the shares on July 27, 2005. The shares were valued at $182,000 based on the trading price of the common stock on July 22, 2005. During the three months ended March 31, 2006, the Company charged $20,222 to general and administrative expense related to this agreement.
      On November 30, 2005, the Board of Directors authorized the issuance of warrants to purchase 25,000 shares of common stock to Savannah for investor public relations services to be provided from December 1, 2005 through February 28, 2006. The common shares issuable on exercise of the warrants are exercisable at $0.35 per share. The warrants were valued at $2,500 using the Black-Scholes pricing model, and $1,667 was amortized to general and administrative expense during the three months ended March 31, 2006.
      On January 22, 2006, the Board of Directors authorized the issuance of 500,000 shares of common stock to First International, pursuant to an amendment to the consulting agreement dated July 22, 2005, for financial advisory services to be provided from January 23, 2006 through July 22, 2006. The shares were valued at $300,000 based on the trading price of the common stock on January 23, 2006. Of this amount, $120,968 was charged to general and administrative expense in the three months ended March 31, 2006, and the balance of $179,032, which is recorded in prepaid expenses at March 31, 2006, will be charged to general and administrative expense over the remaining contract period.
      See also Note 5 for an additional issuance to First International.

NOTE 4 —	COMMITMENTS AND CONTINGENCIES

Litigation
      On February 22, 2002, AcuVector Group, Inc. (“AcuVector”) filed a Statement of Claim in the Court of Queen’s Bench of Alberta, Judicial District of Edmonton relating to the Company’s combination immunogene therapy technology acquired from Dr. Chang in August 2001. The claim alleges damages of $CDN 20 million and seeks injunctive relief against Dr. Chang for, among other things, breach of contract and breach of fiduciary duty, and against us for interference with the alleged relationship between Dr. Chang and AcuVector. The claim for injunctive relief seeks to establish that the AcuVector license agreement with Dr. Chang is still in effect. The Company performed extensive due diligence to determine that AcuVector had no interest in the technology when the Company acquired it. The Company is confident that AcuVector’s claims are without merit and that the Company will receive a favorable judgment. As the final outcome is not determinable, no accrual or loss relating to this action is reflected in the accompanying financial statements. If AcuVector is successful, the Company may be liable for substantial damages, its rights to the intellectual property will be adversely affected, and its future prospects for licensing the technology will be significantly impaired.
      The Company is also defending a companion case filed in the same court by the Governors of the University of Alberta filed against the Company and Dr. Chang in August 2003. The University of Alberta claims, among other things, that Dr. Chang failed to remit the payment of the University’s portion of the monies paid by the Company to Dr. Chang for the combination immunogene technology purchased by us from Dr. Chang in 2001. In addition to other claims against Dr. Chang relating to other technologies developed by him while at the University, the University also claims that the Company conspired with Dr. Chang and interfered with the University’s contractual relations under certain agreements with Dr. Chang, thereby damaging the University in an amount which is unknown to the University at this time. The

AMDL, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
University has not claimed that the Company is not the owner of the combination immunogene therapy technology, just that the University has an equitable interest therein or the revenues therefrom. If the University is successful in these claims, the Company may be liable for substantial damages, its rights to the technology will be adversely affected, and its future prospects for exploiting or licensing the combination immunogene therapy technology will be significantly impaired.
      In the ordinary course of business, there are other potential claims and lawsuits brought by or against the Company. In the opinion of management, the ultimate outcome of these matters will not materially affect the Company’s operations or financial position or are covered by insurance.

Indemnities and Guarantees
      The Company has executed certain contractual indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party. The Company also has agreed to indemnify its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of Delaware. In connection with a certain facility lease, the Company has indemnified its lessor for certain claims arising from the use of the facilities. The duration of the guarantees and indemnities varies, and in many cases is indefinite. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheet.

NOTE 5 —	SUBSEQUENT EVENTS
      On April 10, 2006 the Company conducted the closing of a combined private offering (“Offering”) under Regulation D and Regulation S for the sale to accredited investors of shares of common stock (“Shares”) and warrants (“Warrants”) to purchase a number of shares of common stock equal to the number of shares sold in the Offering (the “Warrant Shares”). The Company received $1,812,495 in aggregate gross proceeds from the sale of a total of 5,006,891 Shares in the Offering. Shares were sold at $0.362, representing a discount of 25% from the average of the closing prices for the five consecutive trading days prior to the second trading day before the closing date. The exercise price of the Warrant Shares issued in the offering was $0.555.
      In connection with the Offering, the Company utilized the services of Galileo Asset Management, S.A. (“Galileo”), a Swiss corporation for sales to non-U.S. persons, and Securities Network, LLC (“Network”), a NASD member broker-dealer, as our placement agent for sales in the United States. For their services, Galileo and Network received commissions in an aggregate of $181,249 and warrants to purchase an aggregate of 500,689 shares of the Company’s common stock. The Company also paid Galileo a three percent (3%) non-accountable expense allowance in connection with the Offering and the Company has also agreed to pay a six percent (6%) cash commission upon exercise of the Warrants by the purchasers.
      In connection with the Offering, we filed a registration statement on May 10, 2006 with the Securities and Exchange Commission on Form S-3 covering the secondary offering and sale of the and resale of the Shares and the Warrant Shares sold in the Offering.
      On April 20, 2006, the Board of Directors authorized the issuance of up to an additional 600,000 shares of common stock to First International, pursuant to a second amendment to a consulting agreement dated July 22, 2005, for financial advisory services to be provided from July 22, 2006 through January 22, 2007. The Company issued 580,000 shares of common stock on May 5, 2006 as consideration for the services to be provided by First International under the amendment. The shares were valued at $348,000 based on the trading price of the common stock on that date. This amount will be amortized as consulting expense over the extended term of the amended consulting agreement.

AUDITED FINANCIAL STATEMENTS OF AMDL, INC.
[CONSIDER INSERTING INDEX]
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders of
AMDL, Inc.
      We have audited the accompanying balance sheet of AMDL, Inc. (the “Company”) as of December 31, 2005, and the related statements of operations, stockholders’ equity and cash flows for each of the years in the two-year period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AMDL, Inc. as of December 31, 2005, and the results of its operations and its cash flows for each of the years in the two-year period then ended in conformity with accounting principles generally accepted in the United States of America.
      The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred significant operating losses and negative cash flows from operations through December 31, 2005, and has an accumulated deficit at December 31, 2005. These items, among other matters, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amount and classification of liabilities that may result form the outcome of this uncertainty.

CORBIN & COMPANY, LLP
Irvine, California
March 21, 2006

AMDL, INC.
BALANCE SHEET

December 31,
2005

ASSETS
Current assets:
Cash and cash equivalents	$1,398,092
Inventories	78,671
Prepaid expenses	123,671

Total current assets	1,600,434
Intellectual property, net	1,558,333
Equipment, net	17,317
Other assets	5,757

Total Assets	$3,181,841

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$97,335
Accrued payroll and related expenses	99,996

Total current liabilities	197,331
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 27,313,080 shares issued and outstanding	27,313
Additional paid-in capital	31,646,801
Prepaid consulting	(21,889)
Accumulated deficit	(28,667,715)

Total stockholders’ equity	2,984,510

Total Liabilities and Stockholders’ Equity	$3,181,841

See report of independent registered public accounting firm and accompanying notes to financial statements.

AMDL, INC.
STATEMENTS OF OPERATIONS

	Year Ended

	December 31,	December 31,
	2004	2005

Net revenues	$186,182	$67,565
Cost of sales	72,695	12,595

Gross profit	113,487	54,970

Operating expenses:
Research and development	292,652	272,650
General and administrative	2,476,740	2,327,024

	2,769,392	2,599,674

Loss from operations	(2,655,905)	(2,544,704)

Other income (expense):
Interest income	26,544	38,039

Net loss	$(2,629,361)	$(2,506,665)

Basic and diluted loss available to common stockholders per common share	$(0.12)	$(0.10)

Weighted average common shares outstanding, basic and diluted	21,829,371	25,014,432

See report of independent registered public accounting firm and accompanying notes to financial statements.

AMDL, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY
For The Years Ended December 31, 2004 and 2005

	Common Stock		Preferred Stock		Additional
					Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2003	18,711,763	$18,712	—	$—	$26,907,021	$(23,531,689)	$3,394,044
Common stock issued for cash, net of cash offering costs of $492,489	4,264,041	4,264	—	—	2,866,277	—	2,870,541
Common stock issued for consulting services	300,000	300	—	—	247,050	—	247,350
Common stock issued for options exercised	223,685	223	—	—	162,081	—	162,304
Estimated fair market value of options and warrants granted to consultants	—	—	—	—	193,500	—	193,500
Net loss	—	—	—	—	—	(2,629,361)	(2,629,361)

Balance, December 31, 2004	23,499,489	$23,499	—	$—	$30,375,929	$(26,161,050)	$4,238,378

See report of independent registered public accounting firm and accompanying notes to financial statements.

AMDL, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY — (Continued)
For The Years Ended December 31, 2004 and 2005

	Common Stock		Preferred Stock		Additional
					Paid-In	Prepaid	Accumulated
	Shares	Amount	Shares	Amount	Capital	Consulting	Deficit	Total

Balance, December 31, 2004	23,499,489	$23,499	—	$—	$30,375,929	$—	$(26,161,050)	$4,238,378
Common stock issued for cash, net of issuance costs of $138,814	3,163,591	3,164	—	—	865,022			868,186
Common stock issued for consulting services	650,000	650	—	—	385,350	(386,000)		—
Estimated fair market value of options and warrants issued to third parties					20,500	(20,500)		—
Amortization of prepaid consulting costs						384,611		384,611
Net loss							(2,506,665)	(2,506,665)

Balance, December 31, 2005	27,313,080	$27,313	—	$—	$31,646,801	$(21,889)	$(28,667,715)	$2,984,510

See report of independent registered public accounting firm and accompanying notes to financial statements.

AMDL, INC.
STATEMENTS OF CASH FLOWS

	Year Ended

	December 31,	December 31,
	2004	2005

Cash flows from operating activities:
Net loss	$(2,629,361)	$(2,506,665)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	108,483	107,508
Common stock issued for services	247,350	365,778
Warrants and options issued for services	193,500	18,833
Changes in operating assets and liabilities:
Accounts receivable	152,967	—
Inventories	790	(10,636)
Prepaid expenses	(21,969)	(71,470)
Accounts payable and accrued expenses	(176,881)	13,574
Accrued payroll and related expenses	(10,284)	18,384

Net cash used in operating activities	(2,135,405)	(2,064,694)
Cash flows from investing activities:
Purchase of property and equipment	(789)	(10,937)

Net cash used in investing activities	(789)	(10,937)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of cash offering costs of $492,489 in 2004 and $138,814 in 2005	2,870,541	868,186
Proceeds from the exercise of options	162,304	—

Net cash provided by financing activities	3,032,845	868,186

Net change in cash and cash equivalents	896,651	(1,207,445)
Cash and cash equivalents, beginning of year	1,708,886	2,605,537

Cash and cash equivalents, end of year	$2,605,537	$1,398,092

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$—	$—

Cash paid during the year for taxes	$800	$800

      Supplemental schedule of non-cash investing and financing activities:
      See Notes 6, 8, and 9 to financial statements for non-cash investing and financing activities.
See report of independent registered public accounting firm and accompanying notes to financial statements.

AMDL, INC.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended December 31, 2004 and 2005

NOTE 1 —	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
      AMDL, Inc.’s (the Company”) predecessor was incorporated May 13, 1988 and the Company reorganized as a Delaware corporation on June 7, 1989.
      Since inception, the Company has primarily been engaged in the commercial development of and the obtaining of various governmental regulatory approvals for the marketing of its proprietary diagnostic tumor-marker test kit (DR-70®) to detect the presence of multiple types of cancer. The Company’s product line also includes a selection of diagnostic test kits for several types of cancer, infectious diseases, endocrinology, diabetes, nephrology and allergy.

Going Concern
      The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company incurred net losses of $2,629,361 and $2,506,665 during the years ended December 31, 2004 and 2005, respectively, and had an accumulated deficit of $28,667,715 at December 31, 2005. In addition, the Company used cash in operations of $2,135,405 and $2,064,694 during the years ended December 31, 2004 and 2005, respectively. At March 21, 2006, the Company had cash on hand of approximately $1,000,000 and cash is being depleted at the rate of approximately $175,000 per month. Assuming (i) the current level of revenue from the sale of DR-70® kits does not increase in the near future, (ii) the Company does not require new cancer samples to satisfy the FDA concerns on its pending 510(k) application, (iii) the Company does not conduct any full scale clinical trials for DR-70® or its combination immunogene therapy technology, and (iv) no outstanding warrants are exercised, the amount of cash on hand is expected to be sufficient to meet its projected operating expenses through October 2006.
      The Company’s near and long-term operating strategies focus on obtaining FDA approval for DR-70® and seeking a large pharmaceutical partner for the combination immunogene therapy technology currently owned by the Company. The Company’s only source of additional funds to meet continuing operating expenses after October 2006 or to conduct clinical trials which may be required to receive FDA approval is the sale of securities. Management recognizes that the Company must generate additional capital resources to enable it to continue as a going concern. Management’s plans include seeking financing, alliances or other partnership agreements with entities interest in the Company’s technologies, or other business transactions that would generate sufficient resources to assure continuation of the Company’s operations and research and development programs.
      In response to the Company’s current financial condition and as a part of its ongoing corporate strategy, the Company has contacted investment bankers and institutional investors to sell securities, but no definitive arrangements to raise additional capital are in place. There can be no assurance that additional financing will be available to the Company on acceptable terms, or at all.
      In addition, on September 16, 2005, the American Stock Exchange (“AMEX”) sent the Company a warning letter pursuant to Section 1009(a)(i) of the AMEX Company Guide stating that the Company was not in compliance with the AMEX Continued Listing Standards. The Company remains non-compliant with the Continued Listing Standards, but AMEX has not taken any definitive action to de-list the Company. Delisting from AMEX may impact the Company’s ability to raise capital in the future.
      These items raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability

AMDL, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
and classification of assets or the amount and classification of liabilities that may result form the outcome of this uncertainty.

Revenue Recognition
      The Company recognizes revenue in accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” as revised by SAB 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable and collectibility is probable. Product sales revenue is recognized upon passage of title to customers, typically upon shipment of product. Any provision for discounts and estimated returns are accounted for in the period the related sales are recorded.

Advertising
      The Company expenses the cost of advertising when incurred as a component of general and administrative expenses. No advertising costs were incurred for the years ended December 31, 2004 or 2005.

Research and Development
      Internal research and development costs are expensed as incurred. Third party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved.

Cash Equivalents
      The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

Inventories
      Inventories, which consist primarily of raw materials and related materials, are stated at the lower of cost or market with cost determined on a first-in, first-out (FIFO) basis. The Company regularly monitors inventories for excess or obsolete items and makes any valuation corrections when such adjustments are needed. Once established, write-downs are considered permanent adjustments to the cost basis of the obsolete or unmarketable inventories.

Equipment
      Equipment is stated at cost. Depreciation is computed using the straight-line method over useful lives of three to ten years.
      Betterments, renewals, and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in current operations.

Intangible Assets
      The Company has expended funds for patents that are in various stages of the filing approval process. During 2004 and 2005, the Company expended approximately $21,328 and $21,975 respectively, on patents. The Company elected to expense these expenditures immediately due to their uncertain realizability.
      In August 2001, the Company acquired intellectual property rights and an assignment of a US patent application for combination immunogene therapy technology for $2,000,000 (see Note 4). The technology was purchased from Dr. Lung-Ji Chang, who developed it while at the University of Alberta, Edmonton,

AMDL, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
Canada. The $2,000,000 acquisition price is being amortized over the expected useful life of the technology, which the Company has currently determined to be 20 years, based upon an estimate of three years to perfect the patent plus 17 years of patent life. The Company recognized amortization expense of $100,000 for each of the years ended December 31, 2004 and 2005.

Impairment of Long-Lived Assets
      The Company’s long-lived assets consist of its intellectual property and its equipment. In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company evaluates the carrying value of its long-lived assets for impairment whenever events or changes in circumstances indicate that such carrying values may not be recoverable. The Company uses its best judgment based on the current facts and circumstances relating to its business when determining whether any significant impairment factors exist. Factors the Company considers important that could indicate the need for an impairment review include the following:

•	significant under performance relative to expected historical or projected future operating results;

•	market projections for cancer research technology;

•	its ability to obtain patents, including continuation patents, on technology;

•	significant changes in its strategic business objectives and utilization of the assets;

•	significant negative industry or economic trends, including legal factors; and

•	potential for strategic partnerships for the development of its patented technology.
      When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, the Company’s management performs an undiscounted cash flow analysis to determine if impairment exists. If impairment exists, the Company measures the impairment based on the difference between the asset’s carrying amount and its fair value, and the impairment is charged to operations in the period in which the long-lived asset impairment is determined by management. Based on its analysis, the Company believes that no significant indicators of impairment of the carrying value of its long-lived assets existed at December 31, 2005. There can be no assurance, however, that market conditions will allow us to realize the value of our technologies and prevent future long-lived asset impairment.

Common Stock Issued for Services Rendered
      The Company periodically issues common stock for services rendered. Common stock issued is valued at the estimated fair market value, as determined by management and the Board of Directors of the Company. The Board of Directors considers market price quotations; recent stock offering prices and other factors in determining fair market value for purposes of valuing the common stock (see Note 9).

Risks and Uncertainties
      The Company’s proprietary test kit is deemed a medical device or biologic, and as such is governed by the Federal Food and Drug and Cosmetics Act and by the regulations of state agencies and various foreign government agencies. Currently, the Company is not permitted to sell DR-70® in the United States, although the Company is in the process of seeking regulatory approval. The Company has received regulatory approval from various foreign governments to sell its products and is in the process of obtaining regulatory approval in other foreign markets. There can be no assurance that the Company will maintain the regulatory approvals required to market its products or that they will not be withdrawn.

AMDL, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
      Prior to May 2002, our focus was on obtaining foreign distributors for our DR-70® kit. In May 2002, we decided to begin the FDA process under Section 510(k) of the Food, Drug and Cosmetic Act for approval of our intent to market DR-70® as an aid in monitoring patients with colorectal cancer. We conducted clinical trials comparing our DR-70® to the currently accepted assay, CEA, and we submitted the results to the FDA in September 2003. In January, 2004, the FDA responded to our submission. The FDA identified deficiencies in our application and advised our consultant, Diagnostic Oncology CRO, Inc. (DOCRO) that based upon the data submitted, the FDA determined that the DR-70® kit was not substantially equivalent to any other device which has gone through the 510(k) approval process. The FDA further advised that if we had data which we believe shows that the DR-70® kit has substantial equivalence, we could submit such additional information for the FDA’s consideration. The Company is revising its strategy for FDA approval and the Company cannot predict the length of time it will take for the FDA to review the new application or whether approval will ultimately be obtained.
      The Company is subject to the risk of failure in maintaining its existing regulatory approvals, in obtaining other regulatory approval, and the effect of the delays until receipt of such approval, if obtained. Therefore, the Company is subject to substantial business risks and uncertainties inherent in such an entity; including the potential of business failure.

Accounting for Stock-Based Compensation
      The Company accounts for equity instruments issued to non-employees in accordance with the provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”) and EITF Issue 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services.” All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.
      The Company accounts for stock-based compensation issued to employees using the intrinsic value based method as prescribed by APB Opinion No. 25 “Accounting for Stock Issued to Employees” (“APB 25”). Under the intrinsic value based method, compensation is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation, if any, is recognized over the applicable service period, which is usually the vesting period.
      SFAS 123 changes the method of accounting for employee stock-based compensation plans to the fair value based method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.
      SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method accounting prescribed by APB 25. Entities electing to retain the accounting method of APB No. 25 must make pro forma disclosures of net loss and loss per share, as if the fair value method of accounting defined in SFAS 123 had been applied.

AMDL, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
      At December 31, 2005, the Company had three stock-based employee compensation plans, which are described more fully in Note 7. The Company accounts for those plans under the recognition and measurement principles of APB 25, and related interpretations. No stock-based employee compensation cost is reflected in the statements of operations, as all options granted under those plans had exercise prices equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation.

	Year Ended December 31,

	2004	2005

Net loss as reported	$(2,629,361)	$(2,506,665)
Deduct: Total stock-based employee compensation under fair value based method for all awards, net of related tax effects	(1,094,200)	(72,000)

Pro forma net loss	$(3,723,561)	$(2,578,665)

Basic and diluted loss per share — as reported	$(0.12)	$(0.10)

Basic and diluted loss per share — pro forma	$(0.17)	$(0.10)

      See Note 12 for stock option activity subsequent to December 31, 2005.

Basic and Diluted Loss Per Share
      Basic earnings (loss) per common share is computed based on the weighted average number of shares outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average shares outstanding assuming all dilutive potential common shares were issued. Basic and diluted loss per share are the same as the effect of stock options and warrants on loss per share are anti-dilutive and thus not included in the diluted loss per share calculation. However, the impact under the treasury stock method of dilutive stock options and warrants would have been incremental shares of 617,392 and 366,028 for the years ended December 31, 2004 and 2005, respectively.

Income Taxes
      The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (“SFAS 109”), “Accounting for Income Taxes.” Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

Use of Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management are, among others, provisions for doubtful accounts, recoverability of long-lived assets, useful lives of intangibles and valuation of deferred tax assets. Actual results could differ from those estimates.

AMDL, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Fair Value of Financial Instruments
      The carrying amounts of the Company’s cash and cash equivalents, accounts payable and accrued expenses approximate their estimated fair values due to the short-term maturities of those financial instruments.

Comprehensive Income
      Statement of Financial Accounting Standards No. 130 (“SFAS 130”), “Reporting Comprehensive Income,” establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS 130 has not impacted the Company’s financial position or results of operations as the Company has no items of comprehensive income.

Segments of an Enterprise and Related Information
      The Company has adopted Statement of Financial Accounting Standards No. 131 (“SFAS 131”), “Disclosures about Segments of an Enterprise and Related Information.” SFAS 131 changes the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. During the year ended December 31, 2004, approximately 31.7% of our net revenues were to customers in foreign countries. Of the foreign revenues, approximately 84.1% were to customers in Korea and 15.9% were to customers in Taiwan. During the year ended December 31, 2005, approximately 95% of our net revenues were from sales of DR-70®. In 2005, sales of DR-70® were made to two foreign customers, one in Korea ($57,925) and one in Taiwan ($5,640). One US based customer also purchased two DR-70® kits ($800), which were used for research purposes only. All of the Company’s assets are held in the United States of America and all transactions are denominated in U.S. dollars.

Concentration of Risk
      The Company had no accounts receivable as of December 31, 2005. During 2005 the company’s primary OEM customer declared bankruptcy resulting in the lower sales for this fiscal year. This customer accounted for 62.1% of net revenues in 2004. This customer no longer purchases from us.
      From time to time, the Company maintains credit balances at certain institutions in excess of the FDIC limit. As of December 31, 2005, the Company had approximately $1,298,000 in excess of this limit.

Recent Accounting Pronouncements
      In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4,” (“SFAS 151”) to clarify the accounting guidance related to abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage) costs. SFAS 151 specifies that these costs should be recognized as current period charges, and that fixed production overhead should be allocated to inventory based on normal capacity of production facilities. SFAS 151 is effective for fiscal years beginning after June 15, 2005. The Company does not expect the adoption of SFAS 151 to have an impact on its financial condition or results of operations.
      In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), which is a revision of SFAS 123, “Accounting for Stock-Based Compensation.” SFAS No. 123(R) supersedes APB 25, and amends SFAS 95, “Statement of Cash Flows.” Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS 123. However, SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized

AMDL, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The provisions of this statement are effective for the Company as of January 1, 2006. The Company expects to adopt SFAS 123(R) in the first fiscal quarter of 2006.
      SFAS 123(R) requires companies to recognize in the income statement the grant-date fair value of stock options and other equity-based compensation issued to employees. SFAS 123(R) also establishes accounting requirements for measuring, recognizing and reporting share-based compensation, including income tax considerations. Upon adoption of SFAS 123(R), the Company will be required to determine the transition method to be used at the date of adoption. The allowed transition methods are the modified prospective application and the modified retrospective application. Under the modified prospective application, the cost of new awards and awards modified, repurchased or cancelled after the required effective date and the portion of awards for which the requisite service has not been rendered (unvested awards) that are outstanding as of the required effective date will be recognized as the requisite service is rendered on or after the required effective date. The compensation cost for that portion of awards shall be based on the grant-date fair value of those awards as calculated for either recognition or pro forma disclosures under SFAS 123. The modified retrospective application requires companies to record compensation expense for all unvested stock options and restricted stock beginning with the first disclosed period restated. The Company plans to adopt SFAS 123(R) using the modified prospective application.
      As permitted by SFAS 123, the Company currently accounts for share-based payments to employees using APB 25’s intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. Accordingly, the adoption of SFAS 123(R)’s fair value method will have a negative impact on the Company’s results of operations, although it will have no impact on its overall financial position. The impact of adopting SFAS 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. However, had the Company adopted SFAS 123(R) in prior periods, the impact of that standard would have approximated the impact of SFAS 123 as described in the disclosure of pro forma net loss and loss per share in Note 1 to the Company’s financial statements. SFAS 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as required under current accounting literature. The requirement will reduce net operating cash flows and increase net financing cash flows in periods of adoption.
      In December 2004, the FASB issued SFAS No. 153, “Exchange of Nonmonetary Assets — an amendment of APB Opinion No 29, Accounting for Nonmonetary Transactions.” SFAS No. 153 eliminates the exception for non-monetary exchanges of similar productive assets, which were previously required to be recorded on a carryover basis rather than a fair value basis. Instead, this statement provides that exchanges of non-monetary assets that do not have commercial substance be reported at carryover basis rather than a fair value basis. A non-monetary exchange is considered to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect the adoption of SFAS No. 153 to have an impact on its financial condition or results of operations.
      In June 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections”, a replacement of APB Opinion No. 20, “Accounting Changes”, and Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements”. Statement 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles were required recognition via a cumulative effect adjustment within net income of the period of the change. SFAS No. 154 requires retrospective application to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 5, 2005; however, SFAS No. 154 does not change the transition provisions of any existing accounting pronouncements. The

AMDL, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
adoption of SFAS No. 154 is not expected have a material effect on the Company’s financial position, results of operations or cash flows.
NOTE 2 — INVENTORIES
      Inventories consist of the following at December 31, 2005:

Raw materials	$64,542
Work-in-process	14,012
Finished goods	117

$78,671

NOTE 3 —	PROPERTY AND EQUIPMENT
      Property and equipment at December 31, 2005 consists of the following:

Office equipment	$42,709
Lab equipment	12,371

55,080
Less accumulated depreciation	(37,763)

$17,317

      Depreciation expense was $8,483 and $7,508 for the years ended December 31, 2004 and 2005, respectively.

NOTE 4 —	INTELLECTUAL PROPERTY
      Intangible assets consist of the following as of December 31, 2005:

Purchased patent pending technology	$2,000,000
Accumulated amortization	(441,667)

$1,558,333

      During each of the years ended December 31, 2004 and 2005, amortization expense totaled $100,000. The estimated amortization expense for the next five years is as follows:

Years Ending

2006	$100,000
2007	100,000
2008	100,000
2009	100,000
2010	100,000
      In August 2001, the Company acquired intellectual property rights and an assignment of a US patent application for combination immunogene therapy technology for $2,000,000. The technology was purchased from Dr. Lung-Ji Chang, who developed it while at the University of Alberta, Edmonton, Canada (see Note 1). During 2003, two lawsuits were filed challenging the Company’s ownership of this intellectual property. The value of the intellectual property will be diminished if either of the lawsuits is successful (see Note 6).

AMDL, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
      As part of the acquisition of the technology, the Company agreed to pay Dr. Chang a 5% royalty on net sales of combination gene therapy products. The Company has not paid any royalties to Dr. Chang to date.

NOTE 5 —	INCOME TAXES
      The tax effects of temporary differences that give rise to deferred taxes at December 31, 2005 are as follows:

Deferred tax asset:
Net operating loss carry forward	$10,026,000
Expenses recognized for granting of options and warrants	680,000

Total gross deferred tax asset	10,706,000
Less valuation allowance	(10,706,000)

Net deferred tax asset	$—

      The valuation allowance increased by approximately $1,052,000 and $864,000 during the years ended December 31, 2004 and 2005, respectively. No current provision for income taxes for the years ended December 31, 2004 and 2005 is required, except for minimum state taxes, since the Company incurred taxable losses during such years.
      The provision for income taxes for fiscal 2004 and 2005 was $800 and differs from the amount computed by applying the U.S. Federal income tax rate of 34% to loss before income taxes as a result of the following:

	2004	2005

Computed tax benefit at federal statutory rate	$(894,000)	$(852,000)
State income tax benefit, net of federal effect	(158,000)	(150,000)
Expired net operating losses	—	138,000
Increase in valuation allowance	1,052,000	864,000
Other	800	800

	$800	$800

      As of December 31, 2005, the Company had net operating loss carry forwards of approximately $24,680,000 and $12,646,000 for federal and state income tax reporting purposes, which expire at various dates through 2025 and 2015, respectively.
      The utilization of the net operating loss carry forwards might be limited due to restrictions imposed under federal and state laws upon a change in ownership. The amount of the limitation, if any, has not been determined at this time. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As a result of the Company’s continued losses and uncertainties surrounding the realization of the net operating loss carry forwards, the Company has recorded a valuation allowance equal to the net deferred tax asset amount as of December 31, 2005.

NOTE 6 —	COMMITMENTS AND CONTINGENCIES

Operating Lease
      The Company leases its laboratory and manufacturing space under a non-cancelable operating lease agreement that expired on July 31, 2005 and was renewed on a month to month basis. The lease requires monthly lease payments of $6,373.
      Rent expense was approximately $76,000 for each of the years ended December 31, 2004 and 2005.

AMDL, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Litigation
      On February 22, 2002, AcuVector Group, Inc. (“AcuVector”) filed a Statement of Claim in the Court of Queen’s Bench of Alberta, Judicial District of Edmonton relating to the Company’s combination immunogene therapy technology acquired from Dr. Chang in August 2001. The claim alleges damages of $CDN 20 million and seeks injunctive relief against Dr. Chang for, among other things, breach of contract and breach of fiduciary duty, and against us for interference with the alleged relationship between Dr. Chang and AcuVector. The claim for injunctive relief seeks to establish that the AcuVector license agreement with Dr. Chang is still in effect. The Company performed extensive due diligence to determine that AcuVector had no interest in the technology when the Company acquired it. The Company is confident that AcuVector’s claims are without merit and that the Company will receive a favorable result in the case. As the final outcome is not determinable, no accrual or loss relating to this action is reflected in the accompanying financial statements.
      The Company is also defending a companion case filed in the same court by the Governors of the University of Alberta filed against the Company and Dr. Chang in August 2003. The University of Alberta claims, among other things, that Dr. Chang failed to remit the payment of the University’s portion of the monies paid by the Company to Dr. Chang for the combination immunogene technology purchased by us from Dr. Chang in 2001. In addition to other claims against Dr. Chang relating to other technologies developed by him while at the University, the University also claims that the Company conspired with Dr. Chang and interfered with the University’s contractual relations under certain agreements with Dr. Chang, thereby damaging the University in an amount which is unknown to the University at this time. The University has not claimed that the Company is not the owner of the combination immunogene therapy technology, just that the University has an equitable interest therein or the revenues there-from.
      If either AcuVector or the University is successful in their claims, the Company may be liable for substantial damages, its rights to the technology will be adversely affected (see Note 4), and its future prospects for exploiting or licensing the combination immunogene therapy technology will be significantly impaired.
      In the ordinary course of business, there are other potential claims and lawsuits brought by or against the Company. In the opinion of management, the ultimate outcome of these matters will not materially affect the Company’s operations or financial position or are covered by insurance.

Change in Control Severance Plan
      On November 15, 2001, the Board of Directors adopted an Executive Management Change in Control Severance Pay Plan. The director, who is also the Company’s Chief Executive Officer, who may become entitled to benefits under the plan did not participate in the deliberations or vote to approve the plan.
      The plan covers the persons who at any time during the 90-day period ending on the date of a change in control (as defined in the plan), are employed by the Company as Chief Executive Officer and/or President and are not party to a separate agreement which makes such person ineligible to participate in the plan. These persons become eligible for benefits under the plan if (1) (a) the Company terminates his or her employment for any reason other than his or her death or cause (as defined in the plan) or (b) the person terminates his or her employment with the Company for good reason (as defined in the plan) and (2) the termination occurs within the period beginning on the date of a change in control and ending on the last day of the twelfth month that begins after the month in which the change in control occurs. These persons also become eligible for benefits under the plan if the person terminates employment with the Company for any reason during the one-month period commencing on the date six months following a change in control.
      The plan requires the Company to make a cash payment in an amount equal to three hundred percent (300%) of the participant’s average total compensation over the prior three years preceding the change in

AMDL, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
control. If the Company’s auditors determine that the total payments made to a person result in an excise tax imposed by Internal Revenue Code §4999, the Company will make an additional cash payment to the person equal to an amount such that after payment by the person of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax, imposed upon the additional payment, the person would retain an amount of the additional payment equal to the excise tax imposed upon the total payments.
      Immediately following a change in control, the Company is required to establish a trust and fund the trust with the amount of any payments which may become owing to persons entitled to receive benefits under the plan but only to the extent that the funding of the trust would not impair the working capital of the Company.

Consulting Agreements
      The Company has various agreements with consultants whereby the consultants perform corporate development services of attracting investors. During 2004 and 2005, the Company paid cash, stock and warrants to third parties under these agreements. See Note 9 for a summary of non-cash consulting agreements.

Employment Agreement
      On January 31, 2005, the Company entered into a three year employment agreement with the President and Chief Executive Officer at a base compensation of $400,000 per year. Under the employment agreement, the officer also received non-qualified stock options to purchase 300,000 shares of the Company’s common stock, under its 1999 Stock Option Plan exercisable at $0.83 per share.

Licensing Agreements
      The Company has an agreement to pay royalty fees to JGT Management Services Ltd., an unrelated third party, equal to 2.5% of gross sales of DR-70® on a quarterly basis. The agreement expires in August 2008; however, the Company may elect to pay a $25,000 buy-out fee after October 1, 2003, subject to acceptance by JGT. During 2004 and 2005, the Company paid or accrued $1,471 and $1,472, respectively, in connection with this agreement.

Indemnities and Guarantees
      The Company has executed certain contractual indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party. The Company also has agreed to indemnify its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of Delaware. In connection with its facility lease, the Company has indemnified its lessor for certain claims arising from the use of the facilities. The duration of the guarantees and indemnities varies, and in many cases is indefinite. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheet.

NOTE 7 —	STOCK OPTIONS
      Effective June 30, 1999, the Company adopted the 1999 Stock Option Plan (the “1999 Plan”). The shareholders of the Company approved the 1999 Plan on June 28, 2000. Under the 1999 Plan, incentive stock options and nonqualified options may be granted to officers, employees and consultants of the Company for the purchase of up to 2,000,000 shares of the Company’s common stock. The exercise price per share under the incentive stock option plan shall not be less than 100% of the fair market value per share on the date of

AMDL, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
grant. The exercise price per share under the non-qualified stock option plan shall not be less than 85% of the fair market value per share on the date of grant. Expiration dates for the grants may not exceed 10 years from the date of grant. The 1999 Plan terminates on June 30, 2009. Options to purchase 300,000 shares under the 1999 Plan were granted to the President of the Company on January 25, 2005 in connection with his employment agreement. No options were granted under the 1999 Plan in 2004. All options granted have an exercise price equal to the fair market value at the date of grant, vest upon grant and expire five years from the date of grant. As of December 31, 2005, 1,274,370 options at an average exercise price of $2.33 per share were outstanding under the 1999 Plan. The Company had 541,261 options available for grant under the 1999 Plan at December 31, 2005.
      On January 25, 2002, the Board of Directors adopted the 2002 Stock Option Plan (the “2002 Plan”). The shareholders of the Company approved the 2002 Plan on May 10, 2002. Under the 2002 Plan, incentive stock options and nonqualified options may be granted to officers, employees, directors and independent contractors of the Company for the purchase of up to 1,000,000 shares of the Company’s common stock. The exercise price per share under the incentive stock option plan shall not be less than 100% of the fair market value per share on the date of grant. The exercise price per share under the non-qualified stock option shall be not less than 85% of the fair market value per share on the date of grant. Expiration dates for the grants may not exceed 10 years from the date of grant. No options were granted under the 2002 Plan in 2004 and 2005. All options granted have an exercise price equal to the fair market value at the date of grant, vest upon grant and expire five years from the date of grant. As of December 31, 2005, 938,815 options at an average exercise price of $0.64 per share were outstanding under the 2002 Plan. The Company had no options available for grant under the 2002 Plan at December 31, 2005.
      On February 23, 2004, the Board of Directors adopted the 2004 Stock Option Plan (the “2004 Plan”). The shareholders of the Company approved the 2004 Plan on September 27, 2004. Under the 2004 Plan, incentive stock options and nonqualified options may be granted to officers, employees, directors and independent contractors of the Company for the purchase of up to 2,400,000 shares of the Company’s common stock. The exercise price per share under the incentive stock option plan shall generally not be less than 100% of the fair market value per share on the date of grant. The exercise price per share under the non-qualified stock option shall be not less than 85% of the fair market value per share on the date of grant. Expiration dates for the grants may generally not exceed 10 years from the date of grant. Under the terms of the 2004 Plan, 251,300 options were granted under incentive stock option agreements to employees, and 1,143,700 options were granted under non-qualified stock option agreements to employees, directors and a consultant; these options have an exercise price equal to the fair market value on the date of grant, vested immediately and expire in 5 years. During 2004, 5,000 options were granted under an incentive stock option agreement to one employee; these options have an exercise price equal to the fair market value on the date of grant, vested immediately and expire 5 years after the date of issuance. During 2004, options to purchase 470,000 shares of common stock were granted under non-qualified stock option agreements to one employee/director and the other directors of the Company; these options have an exercise price equal to the fair market value on the date of grant, vested immediately and expire in 5 years. In accordance with SFAS 123, the Company recognized $17,000 of non-cash consulting expense related to the options issued to the consultant in 2004. As of December 31, 2005, 1,870,000 options at an average exercise price of $1.15 per share were outstanding under the 2004 Plan. The Company had 530,000 options available for grant under the 2004 Plan at December 31, 2005.

AMDL, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
      The following is a status of the stock options outstanding at December 31, 2004 and 2005 and the changes during the years then ended:

	2004		2005

		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Options	Price	Options	Price

Outstanding, beginning of year	3,000,000	$1.51	4,318,185	$1.46
Granted	1,870,000	1.15	300,000	0.83
Exercised	(223,685)	(0.73)	—	—
Expired/forfeited	(328,130)	(0.68)	(535,000)	(1.53)

Outstanding and exercisable, end of year	4,318,185	$1.46	4,083,185	$1.40

Weighted average fair value of options granted		$0.61		$0.24

      The following table summarizes information about stock options outstanding at December 31, 2005:

		Weighted
		Average
	Number	Remaining
	Optioned	Contractual
Exercise Price	Shares	Life (Years)

$4.00	475,000	1.7
$2.39	50,000	2.4
$2.25	177,000	2.0
$1.23	1,395,000	4.2
$1.10	516,185	4.0
$0.97	5,000	4.3
$0.93	470,000	4.8
$0.83	300,000	3.5
$0.48	695,000	1.6
      The fair value of each option granted during 2004 and 2005 to employees and directors is estimated using the Black-Scholes option-pricing model on the date of grant using the following assumptions: (i) no dividend yield, (ii) average volatility of 137 percent and 83 percent, respectively, (iii) weighted-average risk-free interest rate of approximately 1.5 percent and 3.12 percent, respectively, and (iv) expected lives of one year, respectively.

NOTE 8 —	STOCK WARRANTS
      From time to time, the Company issues warrants pursuant to various consulting agreements and other compensatory arrangements.
      During January 2004, the Company issued warrants to purchase 1,588,380 shares of the Company’s common stock at an exercise price of $1.46 per share. Of these warrants, warrants to purchase 1,328,650 common shares were issued to investors participating in the unit offering and warrants to purchase 160,674 common shares were issued to placement agents. All of the warrants are vested and are exercisable through December 31, 2006. These warrants were issued in connection with the Company’s unit offering in January 2004 and the shares of the Company’s common stock issuable upon exercise of the warrants, including those issued to the placement agent, were registered with the Securities and Exchange Commission on Form S-3, which registration statement became effective on February 11, 2004 (see Note 9). As these warrants were

AMDL, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
issued in connection with fund raising activities, no consulting expense was recognized for these warrants in the accompanying statement of operations.
      On August 16, 2004, the Board of Directors authorized the issuance of warrants to purchase 750,000 shares of common stock to Boston Financial Partners, Inc., a consultant, for financial advisory services to be provided from August 16, 2004 through December 31, 2004. Warrants to purchase 250,000 common shares are exercisable at each of $0.94, $0.99, and $1.09 per share, respectively. The warrants were valued at $152,500 using the Black-Scholes pricing method, which amount was charged to general and administrative expense in 2004.
      On August 18, 2004, the Board of Directors authorized the issuance of warrants to purchase 100,000 shares of common stock and made a cash payment of $15,000 to Sargon Capital, Inc., a consultant, for investor public relations services to be provided from August 18, 2004 through January 17, 2005. The warrants are exercisable at $0.92 per share. The warrants were valued at $24,000 using the Black-Scholes pricing method, which amount was charged to general and administrative expense in 2004.
      During December 2004, the Company issued warrants to purchase 1,767,415 shares of the Company’s common stock at an exercise price of $1.17. Of these warrants, warrants to purchase 1,606,741 common shares were issued to investors participating in the unit offering and warrants to purchase 160,674 common shares were issued to placement agents. The warrants are exercisable through December 31, 2008. These warrants were issued in connection with the Company’s unit offering in December 2004 and the shares of the Company’s common stock issuable upon exercise of the warrants, including those issued to the placement agents, were registered with the Securities and Exchange Commission on Form S-3, which registration statement became effective on January 13, 2005 (see Note 9). As these warrants were issued in connection with fund raising activities, no consulting expense was recognized for these warrants in the accompanying statement of operations.
      On February 17, 2005, the Board of Directors authorized the issuance of warrants to purchase 25,000 shares of common stock and cash payments of $9,000 to Savannah Capital Management, Inc., a consultant, for investor public relations services to be provided from March 1, 2005 through May 31, 2005. The common shares issuable on exercise of the warrants are exercisable at $0.90 per share. The warrants were valued at $7,000 using the Black-Scholes pricing method and charged to general and administrative expense in 2005.
      On May 19, 2005, the Board of Directors authorized the issuance of warrants to purchase 25,000 shares of common stock and cash payments of $9,000 to Savannah Capital Management, Inc., a consultant, for investor public relations services to be provided from June 1, 2005 through August 31, 2005. The common shares issuable on exercise of the warrants are exercisable at $0.71 per share. The warrants were valued at $6,750 using the Black-Scholes pricing method and charged to general and administrative expense in 2005.
      On August 31, 2005, the Board of Directors authorized the issuance of warrants to purchase 25,000 shares of common stock and cash payments of $9,000 to Savannah Capital Management, Inc., a consultant, for investor public relations services to be provided from September 1, 2005 through November 30, 2005. The common shares issuable on exercise of the warrants are exercisable at $0.39 per share. The warrants were valued at $4,250 using the Black-Scholes pricing method and was charged to general and administrative expense in 2005.
      In August 2005, the Company issued warrants to purchase a total of 1,898,155 shares in connection with the August 2005 private placement offering. (See Note 9.)
      On November 30, 2005, the Board of Directors authorized the issuance of warrants to purchase 25,000 shares of common stock to Savannah Capital Management, Inc., a consultant, for investor public relations services to be provided from December 1, 2005 through February 28, 2006. The common

AMDL, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
shares issuable on exercise of the warrants are exercisable at $0.35 per share. The warrants were valued at $2,500 using the Black-Scholes pricing method and $833 was charged to general and administrative expense in 2005. The remaining $1,667 will be amortized to expense over the remaining term of the consulting agreement.
      The fair value of each warrant granted during 2004 and 2005 to consultants and other service providers is estimated using the Black-Scholes option-pricing model on the date of grant using the following assumptions: (i) no dividend yield, (ii) average volatility of 140 percent and 109 percent, respectively, (iii) weighted-average risk-free interest rate of approximately 1.9 percent and 3.75 percent, respectively, and (iv) expected lives of one year.
      The following represents a summary of the warrants outstanding at December 31, 2004 and 2005 and changes during the years then ended:

	2004		2005

		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Warrants	Price	Warrants	Price

Outstanding, beginning of year	754,908	$0.77	4,816,897	$1.19
Granted	4,205,795	1.24	1,998,155	0.48
Expired/forfeited	(143,806)	(0.68)	(200,000)	(0.39)
Exercised	—	—	—	—

Outstanding and exercisable, end of year	4,816,897	$1.19	6,615,052	$1.00

Weighted average fair value of warrants granted		$0.63		$0.21

      The following table summarizes information about warrants outstanding at December 31, 2005:

		Weighted
		Average
	Number of	Remaining
	Warrant	Contractual
Exercise Price	Shares	Life (Years)

$1.58	205,620	0.1
$1.46	1,588,380	1.0
$1.17	1,767,415	3.0
$1.09	250,000	1.6
$0.99	250,000	1.6
$0.94	250,000	1.6
$0.92	100,000	1.6
$0.90	25,000	1.2
$0.71	25,000	1.4
$0.49	1,256,250	2.6
$0.44	641,905	2.6
$0.39	230,482	0.7
$0.35	25,000	1.9
      The outstanding warrants at December 31, 2005 are held by consultants and other service providers, stockholders, and former note-holders.

AMDL, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

NOTE 9 —	STOCKHOLDERS’ EQUITY

Preferred Stock
      The Company’s Certificate of Incorporation authorizes up to 10,000,000 shares of $0.001 par value preferred stock. Shares of preferred stock may be issued in one or more classes or series at such time and in such quantities as the Board of Directors may determine. All shares of any one series shall be equal in rank and identical in all respects. As of October 22, 1999, the Board of Directors designated 11,000 shares as Series A 8% convertible Preferred Stock (“Preferred A”). Each Preferred A had a liquidation preference of $500 per share plus accrued dividends and was convertible at any time into such number of fully paid and non-assessable shares of common stock as is determined by dividing the $500 plus the amount of any accrued and unpaid dividends by $2, the initial conversion price.
      During the periods presented, the Company had no shares of preferred stock outstanding.

Common Stock

Cash Financing Activities
      On January 8, 2004, the Company closed an offering (“2004 Offering No. 1”) to accredited investors only of an aggregate of 2,657,300 shares of common stock at $0.80 per share and warrants to purchase 1,328,650 shares of common stock at an exercise price of $1.46 per share, exercisable on or after April 7, 2004 and expiring December 31, 2006. 2004 Offering No. 1 was part of the 3,000,000 share offering approved by the stockholders on August 21, 2003, which permitted the Company to sell shares at a discount of 25% from the current market price. The Company received $2,125,840 in gross proceeds. In connection with this 2004 Offering No. 1, the Company utilized the services of Gestibroker Consulting and Financial Management S.A., a Swiss corporation, and paid total cash compensation of $270,119 and issued warrants to purchase 259,730 common shares at an exercise price of $1.46 per share, expiring December 31, 2006. In addition to the legal costs of approximately $17,500 incurred by the Company in the fourth quarter of 2003 (see above), the Company incurred additional legal and other costs totaling $25,647 in connection with 2004 Offering No. 1. The Company charged all of these costs to additional paid-in capital, since the investment was treated as a purchase of shares of common stock.
      The Securities and Exchange Commission declared the Company’s Form S-3 registration statement effective on February 11, 2004 registering 4,245,680 shares of the Company’s common stock consisting of the shares issued to the investors in 2004 Offering No. 1 and the shares issuable upon exercise of the related warrants, including those issued to the placement agent.
      On September 27, 2004, the stockholders of the Company authorized the issuance of 6,500,000 shares of common stock at a discount of up to 25% below the current market price at the time of issuance. In December 2004 pursuant to the September 27, 2004 stockholder authorization, the Company issued 1,606,741 shares of common stock to investors as part of a unit offering which generated gross proceeds of $1,237,190 in two closings in December 2004, Then, under the same stockholder authorization, on August 9, 2005, the Board of Directors authorized additional Regulation S and Regulation D companion offerings for the sale of up to 3,200,000 units consisting of one share of common stock at a discount of up to 25% below the current market price at the time of issuance and a warrant to purchase one-half share of common stock (a “unit”), to accredited and non-U.S. investors only, in a private placement. A total of 2,093,750 shares were sold at $0.32 per share and 1,069,841 shares were sold at $0.315 per share, each price representing a discount of 25% from the average of the closing prices for the five consecutive trading days prior to each of two closing dates. The Company received a total of $1,007,000 in gross proceeds in the two closings, which closings took place on August 16 and August 29, 2005, respectively, for a total of 3,163,591 units. Under the terms of the August 2005 offering, investors received warrants to purchase a number of shares (“Warrant Shares”) of common stock equal to the one-half the total number of shares purchased in the offering. The warrants are exercisable

AMDL, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
at $0.49 and $0.44 per share, equal to 115% of the average closing price of the Company’s common stock, as reported by the American Stock Exchange, for the five (5) consecutive trading days immediately prior to the two closings. Each warrant became exercisable on the date of issuance and remains exercisable until three years after the respective closing, namely, August 16, 2008 or August 29, 2008.
      In connection with our August 2005 offering, we utilized the services of Galileo Asset Management, S.A., a Swiss corporation for sales to non-U.S. persons, and Havkit Corporation, an NASD member broker-dealer as our placement agent for sales in the United States. For their services, Galileo and Havkit received an aggregate of $100,700 and warrants to purchase an aggregate of 316,359 shares of our common stock at exercise prices of $0.44 to $0.49 per shares, depending on the date of issuance. We also paid Galileo $30,210, as a three percent (3%) non-accountable expense allowance in connection with the offering, and we have also agreed to pay a six percent (6%) cash commission upon exercise of the warrants by the purchasers. In addition, the Company incurred additional legal and other costs totaling $7,904 in connection with the offering. The Company charged all of these cash costs to additional paid-in capital, since the investment was treated as a purchase of shares of common stock.
      On November 15, 2005, our Form S-3 registration statement with the Securities and Exchange Commission was declared effective registering 5,786,746 shares of the Company’s common stock consisting of (i) the total of 3,163,591 shares issued to the investors in the August 2005 offering (ii) the 1,581,796 shares issuable upon exercise of the related investor warrants and the 316,359 shares issuable upon exercise of the warrants issued to the placement agent in the offerings; (iii) the 300,000 shares issued to Boston Financial Partners in April 2005 (see Non-Cash Financing Activities below); (iv) 350,000 shares to First International Capital Group, Ltd., in July 2005 (see Non-Cash Financing Activities below) and (v) the 75,000 shares issuable upon exercise of the warrants granted to Savannah Capital Management, Inc. in February, May and August 2005. (See Note 8).

Non-Cash Financing Activities
      On March 15, 2004, the Board of Directors authorized the issuance of 300,000 shares of common stock to Boston Financial Partners, Inc., a consultant, for financial advisory services to be provided from March 18, 2004 through July 31, 2004, and the Company issued the shares on March 19, 2004. The shares were valued at $247,350 based upon the trading price of the common stock on such date and this amount was charged to general and administrative expense in the year ended December 31, 2004.
      On April 11, 2005, the Board of Directors authorized the issuance of 300,000 shares of common stock to Boston Financial Partners, Inc., a consultant, for financial advisory services to be provided from April, 11, 2005 through October 31, 2005 and the Company issued the shares on April 13, 2005. The shares were valued at $204,000 based upon the trading price of the common stock on April, 11, 2005, and was charged to general and administrative expense in 2005.
      On July 22, 2005, the Board of Directors authorized the issuance of 350,000 shares of common stock to First International Capital Group, Ltd., a consultant for financial advisory services to be provided from July 22, 2005 through January 22, 2006, and the Company issued the shares on July 27, 2005. The shares were valued at $182,000 based on the trading price of the common stock on July 22, 2005. Of this amount, $161,778 was charged to general and administrative expense in the year ended December 31, 2005, and the balance of $20,222 will be charged to general and administrative expense over the remaining contract period.

AMDL, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
NOTE 10 — LOSS PER SHARE
      The following is a reconciliation of the numerators and denominators of the basic and diluted loss per share computations for the years ended December 31:

	2004	2005

Numerator for basic and diluted earnings per share —
Net loss available to common stockholders	$(2,629,361)	$(2,506,665)

Denominator for basic and diluted earnings per share —
Weighted average shares	21,829,371	25,014,432

Basic and diluted loss per share	$(0.12)	$(0.10)

NOTE 11 —	RELATED PARTY TRANSACTIONS
      On January 30, 2002 the Company granted Guangzhou A-Share Technology Co. Ltd., a People’s Republic of China corporation (“GAST”), the right to sell DR-70® kits in Taiwan and Hong Kong during the one year period ending January 31, 2003. GAST was formed by Jeanne Lai, a former voting trustee under the voting trust concerning 2,000,000 shares of our common stock held by Chinese Universal. Accordingly, GAST is considered a related party for financial reporting purposes. There are no minimum quantities or fixed payments required of either party to this agreement. An oral distribution arrangement for Taiwan and Hong Kong continues with Mercy Bio-Technology, Co., Ltd, a company related to GAST, based in Taiwan. Mercy Bio-Technology purchased kits at a total cost of $9,400 and $4,465 during 2004 and 2005, respectively.

NOTE 12 —	SUBSEQUENT EVENTS
      On January 5, 2006, the Board of Directors authorized the issuance of 500,000 shares of common stock to First International Capital Group, Ltd. pursuant to an amendment to a consulting agreement dated July 22, 2005 which also extended the term of the consulting agreement through July 22, 2006. The shares were issued on January 9, 2006 and were valued at $135,000 based on the trading price of the common stock on that date. This amount will be amortized as consulting expense over the extended term of the amended consulting agreement.
      On February 16, 2006, the Board of Directors authorized the issuance of options to purchase 360,000 and 530,000 shares of the Company common stock under the 1999 Plan and 2004 Plan, respectively.
      On March 14, 2006, the Board of Directors adopted the 2006 Equity Incentive Plan (the “2006 Plan”). Under the 2006 Plan, incentive stock options and nonqualified options may be granted to officers, employees, directors, consultants and independent contractors of the Company for the purchase of up to 5,000,000 shares of the Company’s common stock. The exercise price per share for incentive and nonqualified stock options shall generally not be less than 100% of the fair market value per share on the date of grant. Options granted under the 2006 Plan expire 10 years from the date of grant. Vesting of grants under the 2006 Plan is determined at the discretion of the Compensation Committee of the Board of Directors. The Company has not granted any options under the 2006 Plan.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
      On May 12, 2006, Company, Jade and the Jade’s shareholders entered into a Stock Purchase and Sale Agreement, pursuant to which the Company will acquire 100% of the outstanding capital stock of Jade Pharmaceutical Inc. (“JPI”) and its two China based wholly owned pharmaceutical manufacturing subsidiaries. On closing of stock purchase agreement, the Company will issue 13,715,000 of its common stock and options to purchase an additional 2,500,000 shares of its common stock in exchange for all of the outstanding shares of JPI. The acquisition will be accounted for as a purchase.
      The following Unaudited Pro Forma Condensed Consolidated Balance Sheet of AMDL as of March 31, 2006 and Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2005 and for the three months ended March 31, 2006, give effect to the acquisition of JPI as if the transaction occurred, for balance sheet purposes, on March 31, 2006 and, for statement of operations purposes, on December 31, 2005. The following unaudited pro forma financial statements are not necessarily indicative of the results that would have been reported had such transactions actually occurred on the dates specified, nor are they indicative of future results of operations or financial condition.
      The unaudited pro forma condensed consolidated financial statements have been prepared on currently available information and assumptions deemed appropriate by management of AMDL. The pro forma condensed consolidated financial statements based on and should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of AMDL (including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), included herein and in the reports and other documents filed by AMDL with the SEC.

AMDL, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2005

					Pro Forma
	AMDL	JPI	Pro Forma		Combined
	12/31/05	12/31/05	Adjustments		12/31/05

ASSETS
Current assets:
Cash and cash equivalents	$1,398,092	$366,211	$—		$1,764,303
Accounts receivable, net of allowance of $38,246	—	1,243,973	—		1,243,973
Inventories	78,671	352,892	—		431,563
Other assets	123,671	531,987	—		655,658

Total current assets	1,600,434	2,495,063	—		4,095,497
Intellectual property, net	1,558,333	—	—		1,558,333
Non-Compete Agreement	—	—	335,000	c	335,000
Other Assets	5,757	—	—		5,757
Product Licenses	—	9,083	260,918	c	270,001
Land use rights	—	1,213,737	1,075,000	c	2,288,737
Property and equipment, net	17,317	9,389,310	—		9,406,627

Total Assets	$3,181,841	$13,107,193	$1,670,918		$17,959,952

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expense	$197,331	$1,669,402	$—		$1,866,733
Value added tax payable	—	478,476	—		478,476
Income taxes payable	—	95,197	—		95,197
Short term loan	—	1,573,671	—		1,573,671

Total current liabilities	197,331	3,816,746	—		4,014,077
Long-term liabilities:
Long-term loan	—	3,103,865	—		3,103,865

Total liabilities	197,331	6,920,611	—		7,117,942

Stockholders’ equity:
Preferred stock, $0.001 par value:	—	—	—		—
Common stock, $0.001 par value	27,313	1	13,715	a	41,028
			(1	)b
Additional paid-in-capital	31,646,801	603,864	7,843,785	a	39,490,586
	—		(603,864	)b
Prepaid consulting	(21,889)	—	—		(21,889)
Other comprehensive income	—	40,766	(40,766	)b	—
Accumulated deficit	(28,667,715)	5,541,951	(5,541,951	)b	(28,667,715)

Total stockholders’ equity	2,984,510	6,186,582	1,670,918		10,842,010

Total Liabilities and Stockholders’ Equity	$3,181,841	$13,107,193	$1,670,918		$17,959,952

Unaudited Pro Forma Combined Statement of Operations
and comprehensive income
For the Three Months Ended March 31, 2006
[To be Supplemented]

					Pro Forma
	AMDL, INC.	JPI	Pro Forma		Combined
	3/31/06	3/31/06	Adjustments		3/31/06

Net revenues	$15,375	$	$—		$
Cost of sales	5,772		—

Gross profit	9,603		—
Operating expenses:
Research and development	47,648		—
General, administrative and selling	881,870		—

Total expenses	929,518		—

Loss from operations	(919,913)		—
Other income (expense):
Interest income (expense), net	8,002		—
Other income	—		—

Income before provision for income taxes	$(911,913)	$	$—		$
Provision for income taxes	—		—
Net Income (Loss)	(2,506,665)		—
Other comprehensive income	—		—

Basic and diluted loss available to common stockholders	$(2,506,665)	$	—		$

Per common share, basic and diluted	$(.03)				$

Weighted average common shares outstanding, basic and diluted	27,707,524			d

Unaudited Pro Forma Combined Statement of Operations
and comprehensive income
For the Year Ended December 31, 2005

				Pro Forma
	AMDL, INC.	JPI	Pro Forma	Combined
	12/31/05	12/31/05	Adjustments	12/31/05

Net revenues	$67,565	$6,917,939	$—	$6,985,504
Cost of sales	12,595	3,908,187	—	3,920,782

Gross profit	54,970	3,009,752	—	3,064,722
Operating expenses:
Research and development	272,650	—	—	272,650
General, administrative and selling	2,327,024	1,143,709	172,934	3,643,667

Total expenses	2,599,674	1,143,709	172,934	3,916,317

Loss from operations	(2,544,704)	1,866,043	(172,934)	(851,595)
Other income (expense):
Interest income (expense), net	38,039	(193,442)	—	(155,403)
Other income	—	7,564	—	7,564

Income before provision for income taxes	$(2,506,665)	$1,680,165	$(172,934)	$(999,434)
Provision for income taxes	—	79,470	—	79,470

Net Income (Loss)	(2,506,665)	1,600,695	(172,934)	(1,078,904)
Other comprehensive income	—	40,766	—	40,766

Basic and diluted loss available to common stockholders	$(2,506,665)	$1,641,461	(172,934)	$(1,038,138)

Per common share, basic and diluted				$(0.03)

Weighted average common shares outstanding, basic and diluted			d	38,729,432

AMDL, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

a)	In connection with the acquisition, AMDL, Inc. (the “Company”) will issue 13,715,000 shares of its $0.001 par value common stock and options to purchase an additional 2,500,000 shares of its common stock, in exchange for all of the outstanding common stock of Jade Pharmaceutical, Inc. (“JPI”). For purposes of these combined pro forma financial statements, the closing price of the Company’s common stock on March 31, 2006 ($0.50) was used to determine the purchase price. The Company determined the value of the 2,500,000 options to be issued as additional consideration using the Black-Scholes option pricing model. The total purchase consideration was determined as follows:

Shares issued (13,715,000 x $0.50)	$6,857,500
Options issued (2,500,000)	1,000,000

Total purchase consideration	$7,857,500

b)	As a result of the acquisition, the equity accounts of JPI will be eliminated.

c)	The excess of the purchase consideration over the fair value of net assets acquired is $1,670,918 and was computed as follows:

Purchase consideration	$7,857,000
JPI net assets acquired	(6,186,582)

Excess purchase consideration	$1,670,918

      The Company will have an independent valuation performed of the net assets acquired to determine the final purchase price allocation. For purposes of these pro forma combined financial statements, the preliminary allocation of excess purchase price is as follows:

Land use rights	$1,075,000
Product licenses acquired	260,918
Non-compete agreement	335,000

Excess purchase consideration	$1,670,918

d)	For purposes of these pro forma combined financial statements, the weighted average number of common shares outstanding used in the loss per share calculation was increased by 13,715,000 shares to give effect as if the shares issued for the acquisition were issued and outstanding for the entire year ended December 31, 2005. The effect of the 2,500,000 options issued as additional purchase consideration was excluded from the computation of the diluted loss per share, as their effect would be anti-dilutive. The following is a reconciliation of the weighted average shares outstanding.

      Weighted average shares outstanding at December 31, 2005 — historical:

AMDL, Inc.	25,014,432
JPI	1

Subtotal	25,014,433
Add effect of issuance of shares as purchase consideration	13,715,000
Less JPI shares acquired	(1)

Weighted average shares outstanding — pro forma — basic and diluted	38,729,432

e)	The indicated pro forma adjustment relates to the amortization of the acquired intangibles for the year ended December 31, 2005. The acquired intangibles will be amortized over their estimated useful lives on a straight line basis. The estimated useful life of land use rights, non-compete agreement, and the product licenses is 20 years, 5 years and 5 years, respectively. Amortization of the acquired intangibles was computed as follows:

Land use rights ($1,075,000/20 years = $53,750)	$53,750
Non-compete/employment agreements ($335,000/5 years = $67,000)	67,000
Product licenses ($260,918/5 years = $52,184)	52,184

Total annual amortization expense	$172,934

[INSERT JADE PHARMACEUTICAL, INC.
MARCH 31, 2006 FINANCIAL STATEMENTS
HERE]

AUDITED FINANCIAL STATEMENTS OF JADE PHARMACEUTICAL, INC.
[CONSIDER INSERTING INDEX]
JADE PHARMACEUTICAL, INC. FINANCIAL STATEMENTS
Corbin & Company llp
Certified Public Accountants and Business Consultants
INDEPENDENT AUDITORS’ REPORT
To the Board of Directors of
Jade Pharmaceutical Inc.
      We have audited the accompanying consolidated balance sheet of Jade Pharmaceutical Inc. (the “Company”) as of December 31, 2005, and the related consolidated statements of income and comprehensive income, stockholder’s equity and cash flows for each of the years in the two-year period then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Jade Pharmaceutical Inc. at December 31, 2005, and the results of its operations and its cash flows for each of the years in the two-year period then ended in conformity with accounting principles generally accepted in the United States of America.

CORBIN & COMPANY, LLP
Irvine, California
April 27, 2006
2603 Main Street, Suite 600 •  Irvine, California 92614 •  Tel: (949) 756-2120 •  Fax: (949) 756-9110

JADE PHARMACEUTICAL INC.
CONSOLIDATED BALANCE SHEET
December 31, 2005

ASSETS
Current assets:
Cash	$366,211
Accounts receivable, net	1,243,973
Inventories	352,892
Other current assets	24,591
Due from director	507,396

Total current assets	2,495,063
Intangible assets, net	9,083
Land use rights, net	1,213,737
Property and equipment, net	9,389,310

$13,107,193

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,669,402
Value added tax payable	478,476
Income taxes payable	95,197
Current portion of notes payable	1,573,671

Total current liabilities	3,816,746
Notes payable, net of current portion	3,103,865

Total liabilities	6,920,611

Stockholder’s equity:
Common stock; $1 par value; 50,000 shares authorized; 1 share issued and outstanding	1
Additional paid-in capital	603,864
Accumulated other comprehensive income	40,766
Retained earnings	5,541,951

Total stockholders’ equity	6,186,582

$13,107,193

See Independent Auditors’ Report and
Accompanying Notes to Consolidated Financial Statements

JADE PHARMACEUTICAL INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
For The Years Ended December 31, 2005 and 2004

	2005	2004

Revenues	$6,917,939	$4,575,161
Cost of revenues	3,908,187	2,721,518

Gross profit	3,009,752	1,853,643

Operating expenses:
Selling, general and administrative expenses	825,090	735,741
Impairment of property and equipment	318,619	—

Total operating expenses	1,143,709	735,741

Operating income	1,866,043	1,117,902

Other income (expense):
Interest expense	(193,442)	(82,662)
Loss on disposal of property and equipment	(6,471)	—
Other income	14,035	3,968

Total other expense, net	(185,878)	(78,694)

Income before provision for income taxes	1,680,165	1,039,208
Provision for income taxes	79,470	19,338

Net income	1,600,695	1,019,870
Other comprehensive income — foreign currency translation	40,766	—

Comprehensive income	$1,641,461	$1,019,870

See Independent Auditors’ Report and
Accompanying Notes to Consolidated Financial Statements

JADE PHARMACEUTICAL INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY
For The Years Ended December 31, 2005 and 2004

				Accumulated
	Common Stock		Additional	Other		Total
			Paid-In	Comprehensive	Retained	Stockholder’s
	Shares	Amount	Capital	Income	Earnings	Equity

Balances, January 1, 2004	1	$1	$603,864	$—	$5,214,057	$5,817,922
Net income	—	—	—	—	1,019,870	1,019,870

Balances, December 31, 2004	1	1	603,864	—	6,233,927	6,837,792
Distribution of net assets to director	—	—	—	—	(2,292,671)	(2,292,671)
Other comprehensive income — foreign currency translation adjustment	—	—	—	40,766	—	40,766
Net income	—	—	—	—	1,600,695	1,600,695

Balances, December 31, 2005	1	$1	$603,864	$40,766	$5,541,951	$6,186,582

See Independent Auditors’ Report and
Accompanying Notes to Consolidated Financial Statements

JADE PHARMACEUTICAL INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For The Years Ended December 31, 2005 and 2004

	2005	2004

Cash flows from operating activities:
Net income	$1,600,695	$1,019,870
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	562,777	411,892
Loss on disposal of property and equipment	6,471	—
Impairment of property and equipment	318,619	—
Changes in operating assets and liabilities:
Accounts receivable	(896,788)	261,898
Inventories	615,200	253,571
Prepaid expenses and other current assets	87,155	(66,020)
Accounts payable and accrued expenses	413,355	(68,688)
Income taxes payable	75,859	19,338

Net cash provided by operating activities	2,783,343	1,831,861

Cash flows from investing activities:
Purchase of land use rights	(45,894)	—
Purchases of property and equipment	(1,834,634)	(2,672,947)
Advances to a director	(1,303,559)	(1,365,019)

Net cash used in investing activities	(3,184,087)	(4,037,966)

Cash flows from financing activities:
Proceeds from related party note payable	—	198,729
Proceeds from notes payable	251,208	2,264,493
Repayments on notes payable	(30,194)	—

Net cash provided by financing activities	221,014	2,463,222

Effect of exchange rate changes	40,766	—

Net change in cash	(138,964)	257,117
Cash, beginning of year	505,175	248,058

Cash, end of year	$366,211	$505,175

Supplemental cash flow information:
Cash paid during the year for interest	$193,442	$82,662

Cash paid during the year for income taxes	$—	$—

Supplemental disclosure of noncash investing and financing activities:
Accounts receivable collected by a director and offset against a note payable due to the director	$198,729	$—

Distribution of net assets to a director:
Due from director	$3,660,548	$—
Property and equipment, net	8,074	—
Land use rights and licenses, net	1,011,121	—
Accounts payable	(1,388,280)	—
Notes payable	(998,792)	—

	$2,292,671	$—

See Independent Auditors’ Report and
Accompanying Notes to Consolidated Financial Statements

JADE PHARMACEUTICAL INC.
CONSOLIDATED STATEMENTS OF CASH FLOW — (Continued)
NOTE 1 — ORGANIZATION AND BUSINESS

Nature of Business
      Jade Pharmaceutical Inc. was incorporated on January 26, 2006 in the British Virgin Islands to hold 100% of the outstanding common stock of JiangXi JieZhong Biochemical Company Limited (“JieZhong”), located in the city of ShangRao in the Southeast portion of the People’s Republic of China (“PRC”), and Yanbian Yiqiao Biochemical Pharmacy Company Limited (“Yiqiao”), located in the city of Yanbian in the Northeastern portion of the PRC. JieZhong and Yiqiao are wholly foreign owned investment enterprises under the laws of the PRC. Jade Pharmaceutical Inc. is wholly owned by Jade Capital Group Limited (“Jade” or the “Parent”). Jade Pharmaceutical Inc., together with JieZhong and Yiqiao, are collectively referred to herein as “the Company.”
      The Company sells over-the-counter and prescription pharmaceutical products in the PRC and its business is conducted through its two subsidiaries, JieZhong and Yiqiao. JieZhong is a manufacturer of proprietary and generic pharmaceutical products, including injectibles, capsules, tablets, liquids and medicated skin products. JieZhong currently owns 52 product licenses and permits, 10 of which are currently commercialized. Yiqiao is a manufacturer of proprietary and general pharmaceutical products, including capsules, tablets, liquids and medicated skin products. Yiqiao currently owns 86 product licenses and permits, 10 of which are currently commercialized.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
      In 2005, Jade acquired 100% of the outstanding stock of Yanbian Yiqiao Bio-Chemical Pharmacy Company Limited (“Yiqiao”), a company which was owned and controlled by a director affiliated with Jade. In 2005, Jade formed JieZhong to acquire certain assets and assume certain liabilities of JiangXi Kangda Pharmaceutical Company Limited (“Kangda”), a company which was owned and controlled by a director affiliated with Jade. The transactions with Yiqiao and Kangda were accounted for as business combinations of entities under common control. Accordingly, the assets acquired and liabilities assumed were recorded at their historical cost basis. In addition, the 2004 and 2005 operations and cash flows of the Company up to the dates of acquisitions include the historical operations of Yiqiao and Kangda. The assets not acquired and liabilities not assumed by JieZhong do not have a significant impact on the on-going operations of the Company, and have been treated as a distribution of net assets to the director in the accompanying statement of stockholder’s equity during 2005, and include the following:

Due from director	$(3,660,548)
Property and equipment, net	(8,074)
Land use rights and licenses, net	(1,011,121)
Accounts payable	1,388,280
Notes payable	998,792

$(2,292,671)

      As of December 31, 2005, JieZhong and Yiqiao were 100% owned by Jade. On January 26, 2006, Jade formed Jade Pharmaceutical Inc. and transferred ownership of the two wholly owned subsidiaries to the Company. The accompanying consolidated financial statements are presented as if the Company had been in existence during the periods presented.
See Independent Auditors’ Report and
Accompanying Notes to Consolidated Financial Statements

JADE PHARMACEUTICAL INC.
CONSOLIDATED STATEMENTS OF CASH FLOW — (Continued)

Use of Estimates
      The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from estimated amounts. The Company’s significant estimates include allowances for doubtful accounts and sales returns, recoverability of long-lived assets, and allowances for inventory obsolescence.

Concentrations of Credit Risk

Cash
      The Company maintains its cash accounts in financial institutions. Accounts at these institutions are not insured. At December 31, 2005, the Company had approximately $366,211 of unsecured cash balances. The Company has not experienced any losses in such accounts and does not believe that cash is exposed to any significant credit risk.

Customers
      The Company grants credit to customers within the PRC and does not require collateral. The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and the industry served by the Company. Reserves for uncollectible amounts and estimated sales returns are provided based on past experience and a specific analysis of the accounts which management believes are sufficient. Accounts receivable at December 31, 2005 is net of reserves for doubtful accounts and sales returns of $38,246. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.
      As of December 31, 2005, three customers comprised 51.5% of outstanding accounts receivable. For the years ended December 31, 2005 and 2004, three customers comprised 34.2% and 32.2% of revenues, respectively.
      The majority of the Company’s customers are in the pharmaceutical industry. Consequently, there is a concentration of receivables within this industry, which is subject to normal credit risk.

Inventories
      Inventories are stated at the lower of standard cost or current estimated market value. Cost is determined using the average cost method. Work in process and finished goods include material, labor and applied overhead. The Company periodically reviews its inventories and records a provision for excess and obsolete inventories based primarily on the Company’s estimated forecast of product demand and production requirements. Once established, write-downs of inventories are considered permanent adjustments to the cost basis of the obsolete or excess inventories.
See Independent Auditors’ Report and
Accompanying Notes to Consolidated Financial Statements

JADE PHARMACEUTICAL INC.
CONSOLIDATED STATEMENTS OF CASH FLOW — (Continued)

Property and Equipment
      Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the following useful lives:

Building and improvements	5-30 years
Machinery and equipment	5-15 years
      Betterments, renewals and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in current operations.

Intangible Assets

Patents, Trademarks and Licenses
      Patents, trademarks and licenses are amortized using the straight-line method over their estimated useful lives as determined by the respective contract or regulatory authority up to 20 years.

Value Added Tax Payable
      The Company is subject to a value added tax (“VAT”) at a rate of 17% on all product sales in the PRC. The VAT payable on product sales is computed net of VAT paid on purchases by the Company in the PRC. A portion of the Company’s VAT is being paid by the former holder of JieZhong’s assets, Kangda. As of December 31, 2005, and since the acquisition of certain assets and assumption of liabilities from Kangda, Kangda has continued to hold the required VAT certificates and is therefore the primary obligor for payment of the VAT to the PRC authorities. Since Kangda is remitting VAT payables on the Company’s behalf, the Company has included $146,196 in value added tax payable which is due to related party at December 31, 2005, representing VAT remitted by Kangda on behalf of the Company.

Land Use Rights
      The Company leases certain parcels of land from the Chinese government. The terms of the leases are 50 years. The consideration paid under the lease agreements at inception of $1,735,365 was capitalized as land use rights. In connection with the acquisition of certain assets and assumption of liabilities from Kangda, Kangda retained land use rights with a net book value of $529,749.
See Independent Auditors’ Report and
Accompanying Notes to Consolidated Financial Statements

JADE PHARMACEUTICAL INC.
CONSOLIDATED STATEMENTS OF CASH FLOW — (Continued)
      The Company is amortizing the use rights over periods ranging from 20 to 50 years depending on the estimated usage of the land or the term of the lease, whichever is shorter. Expected amortization of land use rights over the next five years and thereafter is as follows:

Years Ending December 31,

2006	$25,937
2007	25,937
2008	25,937
2009	25,937
2010	25,937
Thereafter	1,084,052

$1,213,737

      Amortization expense relating to the land use rights for the years ended December 31, 2005 and 2004 was $37,497 and $57,311, respectively.

Long-Lived Assets
      The Company’s management assesses the recoverability of its long-lived assets upon the occurrence of a triggering event by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. During the year ended December 31, 2005, an independent third party valuation was performed on the assets of Kangda in connection with the acquisition of certain assets of Kangda. As a result, the Company determined that its property and equipment was impaired. Since the assets acquired were recorded on a historical cost basis, the valuation resulted in an impairment of $318,619 of certain of the Company’s property and equipment. At December 31, 2005, the Company’s management believes there is no further impairment of its long-lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s products will continue, which could result in impairment of its long-lived assets in the future.

Revenue Recognition
      The Company recognizes revenue when products are shipped to a customer and the risks and rewards of ownership and title have passed based on the terms of the sale. The Company records a provision for sales returns and claims based upon historical experience. Actual returns and claims in any future period may differ from the Company’s estimates.

Accounting for Shipping and Handling Revenue, Fees and Costs
      The Company classifies amounts billed for shipping and handling as revenue in accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-10, Accounting for Shipping and Handling Fees and Costs. Shipping and handling fees and costs are included in cost of sales.
See Independent Auditors’ Report and
Accompanying Notes to Consolidated Financial Statements

JADE PHARMACEUTICAL INC.
CONSOLIDATED STATEMENTS OF CASH FLOW — (Continued)

Advertising Costs
      The Company expenses the cost of advertising when incurred as a component of consolidated selling, general and administrative expenses. In 2005 and 2004, the Company expensed $24,698 and $491, respectively, in advertising costs.

Research and Development Expenses
      The Company expenses internal research and development costs as incurred. Third party research and development costs are expensed when the contracted work has been performed.

Income Taxes
      The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. The Company is a foreign owned corporation and each of the consolidated entities files an income tax return in China.

Foreign Currency Translation
      The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (“RMB”). The Company’s balance sheet accounts are translated into United States dollars from RMB at year-end exchange rates and all revenues and expenses are translated into United States dollars at average exchange rates prevailing during the periods in which these items arise. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. Translation gains and losses are accumulated as a component of other comprehensive income in stockholder’s equity.
      The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into United States dollars at the rates used in translation.

Comprehensive Income
      Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income should be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s only current component of comprehensive income is a foreign currency translation adjustment.

Recent Accounting Pronouncements
      In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards, (“SFAS”) No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. The amendments made by SFAS No. 151 clarify that abnormal amounts of facility expense, freight, handling
See Independent Auditors’ Report and
Accompanying Notes to Consolidated Financial Statements

JADE PHARMACEUTICAL INC.
CONSOLIDATED STATEMENTS OF CASH FLOW — (Continued)
costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company is in the process of evaluating whether the adoption of SFAS No. 151 will have a significant impact on the Company’s overall results of operations or financial position.
NOTE 3 — INVENTORIES
      Inventories at December 31, 2005 consist of the following:

Raw materials	$243,990
Work in process	17,499
Finished goods	91,403

$352,892

NOTE 4 — DUE FROM DIRECTOR
      Amounts due from director represent advances to a director of the Company. As of December 31, 2005, the Company had $507,376 of non-interest bearing advances that are due and payable by June 30, 2006.
NOTE 5 — PROPERTY AND EQUIPMENT
      Property and equipment consist of the following at December 31, 2005:

Building and improvements	$6,559,529
Machinery and equipment	4,500,085
Construction in progress	3,810

11,063,424
Less accumulated depreciation and amortization	(1,674,114)

$9,389,310

      Depreciation and amortization expense for property and equipment for the years ended December 31, 2005 and 2004 was $496,845 and $326,146, respectively.
NOTE 6 — INTANGIBLE ASSETS
      Intangible assets consist of the following at December 31, 2005:

Patents, trademarks and licenses	$37,243
Less accumulated amortization	(28,160)

$9,083

      Amortization expense for intangible assets for both of the years ended December 31, 2005 and 2004 was $28,435. All of the Company’s intangible assets are subject to amortization. In connection with the acquisition of certain assets and liabilities from Kangda, Kangda retained licenses with a net book value of $481,372.
See Independent Auditors’ Report and
Accompanying Notes to Consolidated Financial Statements

JADE PHARMACEUTICAL INC.
CONSOLIDATED STATEMENTS OF CASH FLOW — (Continued)
      Estimated future annual amortization expense pursuant to these intangible assets is as follows:

Years Ending December 31,

2006	$9,083

NOTE 7 — INCOME TAXES
      The Company is organized in the PRC and is subject to PRC tax regulations.
      The Company is taxed at each subsidiary individually. JieZhong has been granted a waiver from the PRC and is entitled to a full exemption from income taxes through December 31, 2005. For the subsequent three years, JieZhong will be subject to a 50% reduction in its applicable tax rate from 30% to 15%. Yiqiao has also been granted a waiver from the PRC and is entitled to a 50% reduction in its applicable tax rate from 30% to 15% through December 31, 2005. Subsequent to year end, Yiqiao’s tax rate will be the statutory PRC rate of 30%.
      Based on PRC regulations, as of December 31, 2005, the Company does not have any significant deferred tax assets or liabilities or respective valuation allowances.
      The provision for income taxes for the years ended December 31, 2005 and 2004 differs from the amount computed by applying the expected PRC income tax rate of 30% to income before provision for income taxes as a result of the following:

	2005	2004

Computed tax benefit at PRC statutory rate	$504,050	$311,762
Allowances granted from local authorities	(424,580)	(292,424)

	$79,470	$19,338

NOTE 8 — COMMITMENTS AND CONTINGENCIES

Litigation
      The Company may become a party to product and other litigation in the normal course of business. The Company accrues for open claims based on its historical experience and available insurance coverage. In the opinion of management, there are no legal matters involving the Company that would have a material adverse effect on the Company’s financial condition or results of operations.

Indemnities and Guarantees
      The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. In connection with its land use rights, the Company has indemnified its lessor for certain claims arising from the use of the land. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.
See Independent Auditors’ Report and
Accompanying Notes to Consolidated Financial Statements

JADE PHARMACEUTICAL INC.
CONSOLIDATED STATEMENTS OF CASH FLOW — (Continued)

Employment Agreements
      The Company entered into various employment agreements that range from one to three years. During the term of the contracts, the monthly salaries range from $122 to $1,220. During the years ended December 31, 2005 and 2004, certain of the Company’s officers and directors agreed not to receive any compensation from the Company for their services.
NOTE 9 — NOTES PAYABLE
      As of December 31, 2005, the Company had $4,677,536 in outstanding indebtedness owed to two financial institutions, representing working capital and construction advances made to the Company from June 24, 2004 through December 23, 2005. These notes are secured by substantially all the assets of the Company and bear interest at rates ranging from 5.31% — 9.45% per annum. Any remaining unpaid principal and accrued interest is due at maturity on various dates through December 31, 2008.
      Future maturities of notes payable at December 31, 2005 are as follows:

Years Ending December 31,	Amount

2006	$1,573,671
2007	1,380,435
2008	1,723,430

$4,677,536

NOTE 10 — EMPLOYEE RETIREMENT BENEFITS
      The Company’s employees in the PRC are entitled to retirement benefits calculated with reference to their basic salaries on retirement and their length of service in accordance with a government managed benefits plan. The PRC government is responsible for the benefit liability to these retired employees. The Company is required to contribute to the state retirement plan based on 22% of the employees’ monthly basic salaries. The Company does not have any other post retirement benefit plans and does not provide any post-employment benefits. Retirement benefit expense was $31,788 and $40,138 for the years ended December 31, 2005 and 2004, respectively.
NOTE 11 — LETTER OF INTENT
      On November 22, 2005, the Company entered into a letter of intent (“LOI”) with AMDL, Inc. (“AMDL”), a publicly held United States corporation listed on the American Stock Exchange. Pursuant to the terms of the LOI, AMDL would acquire the Company for up to 13,215,000 shares of AMDL’s common stock. The acquisition is conditioned upon the holding of a special stockholders’ meeting of AMDL’s shareholders to approve the transaction, due diligence and other conditions including the Company meeting certain financial tests for the year ended December 31, 2005.
See Independent Auditors’ Report and
Accompanying Notes to Consolidated Financial Statements

PROPOSAL II — THE CHARTER AMENDMENT
General
      The number of transaction shares that AMDL must issue to acquire the capital stock of JPI pursuant to the stock purchase agreement exceed AMDL’s authorized but unissued common stock. Accordingly, AMDL has conditioned its obligation to consummate the acquisition of JPI on an amendment to AMDL’s certificate of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000, and the number of authorized shares of preferred stock from 10,000,000 to 25,000,000. A copy of the charter amendment is included with this proxy statement as Annex C.
      The proposed amendment to AMDL’s certificate of incorporation requires the approval of the holders of a majority of the shares of AMDL common stock outstanding as of the record date.
Background
      Under applicable law, AMDL is only permitted to issue shares of its capital stock to the extent such shares have been authorized for issuance under its certificate of incorporation. AMDL’s certificate of incorporation currently authorizes the issuance of up to 50,000,000 shares of common stock, $.001 par value, and up to 10,000,000 shares of preferred stock, $0.001 par value.
      As of May      , 2006, AMDL had 33,399,971 shares of common stock outstanding and no shares of preferred stock outstanding. In order to ensure that AMDL will have sufficient authorized capital to issue the transaction shares and to accommodate financings to meet additional capital needs in the future, AMDL’s Board of Directors has approved, subject to stockholder approval, the amendment to its certificate of incorporation to increase the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares, and the number of authorized shares of preferred stock from 10,000,000 to 25,000,000.
Purpose and Effect of the Amendment
      AMDL’s Board of Directors believes it desirable to increase the number of authorized shares of common stock in order to consummate the acquisition of JPI, and to provide AMDL with adequate flexibility in future corporate planning and strategies. The availability of additional authorized shares of common stock could be used for a number of purposes, including corporate financing, public or private offerings of common stock, future acquisitions, stock dividends, stock splits, strategic relationships with corporate partners, stock options, and other stock-based compensation. The availability of additional authorized shares of common stock is particularly important in the event that AMDL’s Board of Directors needs to undertake any of the foregoing actions on an expedited basis, and must avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock. Other than as described herein, there are currently no plans, agreements or understandings regarding the issuance of any of the additional shares of common stock that would be available if this proposal is approved. Such additional authorized shares may be issued for such purposes and for such consideration as AMDL’s Board of Directors may determine without further stockholder approval, unless such action is required by applicable law or the rules of the American Stock Exchange or any stock exchange on which AMDL’s securities may be listed.
      The increase in authorized shares of common stock will not have any immediate effect on the rights of AMDL stockholders. Although the additional authorized shares of common stock will not change the voting rights, dividend rights, liquidation rights or any other stockholder rights, AMDL’s Board of Directors will have the authority to issue additional shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or the rules of the American Stock Exchange or any stock exchange on which AMDL’s securities may be listed. The issuance of additional shares may decrease the relative percentage equity ownership of AMDL’s stockholders and, depending on the price at which they are issued, may be dilutive to existing stockholders.

The Charter Amendment
      Effective as of March 14, 2006, subject to approval by the stockholders, AMDL’s Board of Directors approved a proposal to amend AMDL’s certificate of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000, and the number of authorized shares of preferred stock from 10,000,000 to 25,000,000. AMDL’s obligation to complete the acquisition of Jade is conditioned upon the amendment; however, if the amendment is approved and the acquisition is not completed for other reasons, the amendment will still be put into effect. The amendment to the certificate of incorporation shall effected by way of the filing of the certificate of amendment with the Delaware Secretary of State following approval of the amendment by the AMDL stockholders, in connection with or prior to the closing of the acquisition.
Vote Required
      The affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the record date is required for approval of the amendment to the certificate of incorporation under the Delaware corporate law.
Absence of Dissenters’ Rights
      No dissenters’ or appraisal rights are available to our stockholders under the Delaware corporate law in connection with the amendment to the certificate of incorporation.
THE AMDL BOARD OF DIRECTORS RECOMMENDS
APPROVAL AND ADOPTION OF THE CHARTER AMENDMENT.
PROPOSAL III — ADOPTION OF THE 2006 EQUITY INCENTIVE PLAN
The Plan
      On March 14, 2006, AMDL’s Board of Directors adopted, subject to obtaining stockholder approval, its 2006 Equity Incentive Plan. The 2006 Equity Incentive Plan provides for the grant to employees, officers, directors, consultants and independent contractors of restricted stock and non-qualified stock options as well as for the grant of stock options to employees that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986. The 2006 Equity Incentive Plan terminates on March 14, 2016. The purpose of the 2006 Equity Incentive Plan is to enable AMDL to attract and retain qualified persons as employees, officers and directors and others whose services are required by AMDL, and to motivate such persons by providing them with an equity participation in the Company. The 2006 Equity Incentive Plan reserved 5,000,000 shares of our common stock for issuance, subject to adjustment upon occurrence of certain events affecting our capitalization. The major features of the 2006 Equity Incentive Plan are summarized below. The following summary is qualified in its entirety by reference to the full text of the 2006 Equity Incentive Plan, a copy of which is included with this proxy statement as Annex D.
      The 2006 Equity Incentive Plan is administered by the Compensation Committee of AMDL’s Board of Directors, which has, subject to specified limitations, the full authority to grant stock awards and establish the terms and conditions for vesting and exercise thereof. The exercise price of incentive stock options granted under the 2006 Equity Incentive Plan is required to be no less than the fair market value of the common stock on the date of grant (110% in the case of a greater than 10% stockholder). The exercise price of non-qualified stock options, and the purchase price of restricted stock, is required to be no less than fair market value of the common stock on the date of grant. Options may be granted for terms of up to 10 years (5 years in the case of incentive stock options granted to greater than 10% stockholders). No optionee may be granted incentive stock options such that the fair market value of the options, which first become exercisable in any one calendar year exceeds $100,000. If an optionee ceases to be employed by, or ceases to have a relationship with, AMDL, such optionee’s options expire one year after termination by reason of permanent disability, eighteen months after termination by reason of death, and three months after termination for any other reason.

      In order to exercise a stock award granted under the 2006 Equity Incentive Plan, the recipient must pay the full exercise price of the shares being purchased. Payment may be made either: (i) in cash at the time the award is exercised, or (ii) at the discretion of the Compensation Committee at the time of the grant of the award (or subsequently in the case of a Nonstatutory Stock Option), by delivery of shares of AMDL common stock, pursuant to a cashless exercise program implemented by AMDL in connection with the 2006 Equity Incentive Plan, if any, or in any other form of legal consideration that may be acceptable to the Compensation Committee.
      Subject to the foregoing, the Compensation Committee has broad discretion to describe the terms and conditions applicable to awards granted under the 2006 Equity Incentive Plan. The Committee may at any time discontinue granting awards under the 2006 Equity Incentive Plan or otherwise suspend, amend or terminate the 2006 Equity Incentive Plan and may, with the consent of an award recipient, make such modification of the terms and conditions of such recipient’s award as the Committee shall deem advisable. However, except as set forth in the 2006 Equity Incentive Plan, the Committee has no authority to make any amendment or modifications (i) to the 2006 Equity Incentive Plan, without the approval of the AMDL stockholders, if required under applicable law, or (ii) to any outstanding award, without the consent of the recipient of the award being amended, or (iii) that would cause qualified stock options issued under the 2006 Equity Incentive Plan to fail to meet the requirements of incentive stock options under Section 422 of the Internal Revenue Code. Any such amendment or modification shall be effective immediately, subject to stockholder approval thereof within 12 months before or after the effective date. No award may be granted during any suspension or after termination of the 2006 Equity Incentive Plan.
      The 2006 Equity Incentive Plan is designed to meet the requirements of an incentive stock option plan as defined in Internal Revenue Code Section 422. As a result, a recipient will realize no taxable income, for federal income tax purposes, upon either the grant of an incentive stock option under the 2006 Equity Incentive Plan or its exercise, except that the difference between the fair market value of the stock on the date of exercise and the exercise price is included as income for purposes of calculating Alternative Minimum Tax. If no disposition of the shares acquired upon exercise is made by the optionee within two years from the date of grant or within one year from the date, the shares are transferred to the optionee, any gain realized upon the subsequent sale of the shares will be taxable as a capital gain. In such case, AMDL will be entitled to no deduction for federal income tax purposes in connection with either the grant or the exercise of the option. If, however, the recipient disposes of the shares within either of the periods mentioned above, the recipient will realize earned income in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the amount realized on disposition if less) over the exercise price, and we will be allowed a deduction for a corresponding amount.
      As of the date of this Proxy Statement, no awards to purchase any shares of common stock under the 2006 Equity Incentive Plan have been granted. In addition, there are authorized but unissued options to purchase an aggregate of [171,261? Check] shares available under the 1999 and 2004 Stock Option Plans.
Vote Required
      The approval of the 2006 Equity Incentive Plan will require the affirmative vote of a majority of the outstanding shares of our common stock.
THE AMDL BOARD OF DIRECTORS RECOMMENDS
APPROVAL AND ADOPTION OF THE 2006 EQUITY INCENTIVE PLAN.
PROPOSAL IV- TO AUTHORIZE THE ISSUANCE OF UP TO 5,000,000 SHARES BELOW CURRENT MARKET PRICES
Background on Need for Additional Financing
      We only have sufficient cash to operate until April, 2007. Unless (i) we substantially increase our revenues by that time, or (ii) a significant amount of the warrants included in the units in our recent private placement offerings are exercised, or (iii) other outstanding options or warrants are exercised, we will need to raise additional funds from the sale of our securities to: (x) maintain our current operations, (y) fund the cost of the processing of the Chinese SFDA and the US FDA application for DR-70®, ,and (z) conduct any research and development or clinical trials on new products in China, assuming the Jade Acquisition is consummated. Management believes that the sale of restricted shares at up to a 25% discount from the then current market price is warranted and that management needs some flexibility in pricing these securities in order to successfully close an additional financing. We intend to issue these shares within the ninety (90) period after Special Meeting.
      The 5,000,000 shares of common stock that we may issue if this proposal is approved by our stockholders at the Special Meeting are in addition, and are not related, to other shares which may be issued or issuable upon exercise of outstanding warrants for which stockholder approval was not required.
Need for Stockholder Approval
      In order to raise sufficient funds to maintain our operations, management believes that given current market conditions, we need to offer and sell shares of our common stock or other securities that are convertible into or exercisable for shares of common stock, at a sale price (or having a conversion price or exercise price) per share less than the market value of our common stock at the time of issuance. Our board of directors has authorized the issuance of up to 5,000,000 shares of our common stock at a discount of up to 25% from the then current market price within the ninety (90) day period after the Special Meeting. For this purpose, the then current market price will be equal to the average closing price of our common stock as reported on the American Stock Exchange, or such other market on which our shares may be trading, for at least the five consecutive trading days immediately preceding the date of sale.
      Under Rule 713 of the Listing Standards, Policies and Requirements of the American Stock Exchange (“AMEX”), on which our common stock is listed, we are required to obtain stockholder approval in connection with any transaction, other than a public offering, that involves the issuance of common stock that equals 20% of more of our then-outstanding common stock if we issue the stock at a price below the greater of its book value or market value at the time of issuance. As of the record date, we had 33,391,371 shares of common stock outstanding. Even though our proposed issuance of up to 5,000,000 shares of our common stock at below market prices is below the 20% threshold, the Board of Directors has submitted this proposal to the stockholders for approval in order to facilitate AMEX listing of the shares which may be issued pursuant to this proposal. Notwithstanding stockholder approval of this proposal, the listing on the AMEX of any of the 5,000,000 shares that we may issue following such stockholder approval will require AMEX approval of an application for the listing of these additional shares.
      In addition, our issuance of the shares will require that we comply with the registration requirements under applicable federal and state securities laws or determine that the issuance satisfies an applicable exemption from such registration requirements. Furthermore, stockholder approval does not obviate the need for compliance with the requirements of the Securities Exchange Act of 1934, as amended, or other AMEX requirements. For example, if we issue all or a substantial portion of these 5,000,000 shares in a reorganization transaction or in a sale for cash to a single purchaser or to a group of affiliated purchasers that could be deemed to control AMDL as a result of such purchase, then we may need to obtain further stockholder approval for such issuance and either we, or the purchasers, or both, may be required to file additional reports with the SEC.
      We have not determined the terms and conditions upon which we would issue the shares of common stock to be authorized for issuance in accordance with this proposal. We are not in negotiations with, nor have we identified, any potential purchasers. The terms and conditions of the issuance will be determined by our board of directors in its sole discretion. We cannot assure you that we will be able to sell the shares on terms satisfactory to AMDL. If this proposal is approved at our Special Meeting, we will not solicit further authorization for the issuance of these shares by a vote of our stockholders prior to such issuance.

Increased Dilution
      We had 33,391,371 shares of common stock outstanding as of the record date, exclusive of outstanding warrants and options to purchase additional shares at various exercise prices expiring at various times between 2006 and 2010.
      If the proposal is approved and we issue an additional 5,000,000 shares of our common stock at below then current market prices representing a discount of up to 25%, our existing stockholders will incur significant dilution of their interests in AMDL. We would have approximately 38,400,000 shares of common stock outstanding if we issue all 5,000,000 shares to be authorized pursuant to this proposal, not including the shares issuable upon exercise of outstanding warrants and options or the shares issuable in connection with the Jade Acquisition. You should therefore consider the potential dilution in determining whether to approve this proposal.
Potential Negative Effect on our Stock Price
      If we issue 5,000,000 additional shares of our common stock in the future, a substantial portion of those shares will become eligible for sale in the public markets, subject to certain volume limitations, after expiration of the one year holding period required under Rule 144 of the Securities Act of 1933, and all of the shares could be eligible for sale in the public markets after two years pursuant to Rule 144(k), without any volume limitations. These shares could become eligible for resale in the public markets earlier if, in connection with the sale the shares, we agree to file a registration statement with the Securities and Exchange Commission covering the resale of the shares. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our common stock.
      In connection with our recent unit offerings, we filed with the Securities and Exchange Commission a registration statement on Form S-3 covering the resale, from time to time, of shares of common stock issued and the shares issuable upon the exercise of the warrants included in the units, all of which are eligible for resale in the public markets. You should consider this recent substantial increase in shares eligible for sale, together with the potential impact of other outstanding shares eligible for future sale in the public markets, in determining whether to approve this proposal.
Vote Required; Board Recommendation
      The approval of our proposal to issue of up to 5,000,000 shares of common stock at a price less than market value will require the affirmative vote of at least a majority of the votes cast by the holders of shares of common stock present or represented at the meeting and entitled to vote.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE ISSUANCE OF UP TO 5,000,000 ADDITIONAL SHARES OF OUR COMMON STOCK AT A DISCOUNT OF UP TO 25% FROM THE THEN CURRENT MARKET PRICE AT THE TIME OF ISSUANCE.
PROPOSAL V — ELECTION OF DIRECTORS
Directors
      Our Certificate of Incorporation gives our Board of Directors the power to set the number of directors at no less than three or more than nine. The board is currently composed of five members. The Company is contractually required to accommodate the appointment of one director designated by Jade under the stock purchase agreement (the “Jade Nominee”), assuming the acquisition is approved. The biography of Henry Jia, the Jade Nominee, is also set forth below for your information. The other four directors to be elected at the Special Meeting will serve until the next Annual Meeting of stockholders. The four nominees receiving the highest number of votes will be elected, as will the Jade Nominee, if the acquisition is approved. Votes withheld for a nominee will not be counted.

      Other than the Jade Nominee, a majority of the independent directors, acting as the nominating committee, has nominated four (4) directors to be elected at the Special Meeting in lieu of Annual Meeting. These nominees are William M. Thompson, III, M.D., Gary L. Dreher, Edward R. Arquilla, M.D., Ph.D., and Douglas C. MacLellan. All of the nominees currently sit on our Board of Directors. Mr. Jia, although listed in the table, was not nominated by the committee, but must be elected a director pursuant to the stock purchase agreement. We know of no reason why any nominee for director would be unable to serve as a director. In the event that any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by our Board of Directors or the number of directors may be reduced accordingly.
      The following table sets forth the name and age of each nominee for director, the year he was first elected a director and his position(s) with AMDL.

		Year First
Name	Age	Elected	Position

William M. Thompson III, Ph.D.	78	1989	Chairman of the Board of Directors
Gary L. Dreher	60	1999	President, Chief Executive Officer, Secretary and Director
Douglas C. MacLellan	50	1992	Director
Edward R. Arquilla, M.D., Ph.D.	83	1997	Director
Minghui (Henry) Jia	46	—	Nominee
      Dr. Thompson has been one of our directors since June 1989, Chairman since 1991, and he was CEO during the years 1992-1994. He is currently Medical Director of PPO Next and a member of the clinical surgical faculty of U. C. Irvine School of Medicine. Dr. Thompson has practiced medicine for over 40 years, in general practice, general surgery and trauma surgery. Previously he practiced patent law and worked in the pharmaceutical industry in research, law and senior management for 13 years. During his medical career, he was founding Medical Director of Beach Street and August Healthcare Companies during a 25-year association with the managed care (PPO) industry. Dr. Thompson has also served on the OSCAP Board of SCPIE, the malpractice carrier for 20 years and chaired its Claims Committee. He has been heavily involved with organized medicine and hospital staff management over many years and was a principal architect of the paramedic and emergency systems of Orange County, CA.
      Mr. Dreher joined AMDL in January 1998 as Vice President of Sales and Marketing. Mr. Dreher has served as our President and as a member of our Board of Directors since February 1999. He was elected Secretary in March 2004. From 1993 to 1997, Mr. Dreher served as President of Medical Market International of Yorba Linda, California, a marketing and management services company he co-founded. From 1991 to 1993, Mr. Dreher served as Vice President of Sales and Marketing for Apotex Scientific of Arlington, Texas, a division of Canada’s largest pharmaceutical company. Mr. Dreher also currently serves on the Board of Directors of Optimum Care Corporation.
      Mr. MacLellan has been a member of the Board of Directors since 1992 and is chairman of the audit and governance committees of the Company. Mr. MacLellan is currently President and CEO of MacLellan Group, Inc., a privately held business incubator and financial advisory firm since May 1992. From August 2005 to the present, Mr. MacLellan has been a member of the board of director of Edgewater Foods, International, Inc. Mr. MacLellan was, until September 2005, formally Vice-Chairman of the Board of AXM Pharma, Inc. (AMEX:AXJ) and its predecessors. AXM is a China based bio-pharmaceutical company. From January 1996 through August 1996, Mr. MacLellan was also the Vice-Chairman of Asia American Telecommunications (now Metromedia China Corporation) a majority owned subsidiary of Metromedia International Group, Inc. From November 1996 until March 1998, Mr. MacLellan was co-Chairman and Investment Committee member of the Strategic East European Fund. From November 1995 until March 1998, Mr. MacLellan was President, Chief Executive Officer and Director of PortaCom Wireless, Inc., a company engaged as a developer and operator of cellular and wireless telecommunications ventures in selected developing world markets. Mr. MacLellan is a former member of the Board of Directors and co-founder of FirstCom Corporation, an international telecommunications company that operates a competitive access fiber and satellite network in Latin America, which became AT&T Latin America, Inc. in August 2000. From 1993 to 1995, Mr. MacLellan was a Principal and co-founder of Maroon Bells Capital Partners, Inc., a U.S. based merchant bank, which specializes in providing corporate finance services to companies in the international and domestic telecommunications and media industries. Mr. MacLellan was educated at the University of Southern California in economics and finance, with advanced training in classical economic theory.
      Dr. Arquilla has been one of our directors since February 1997. Dr. Arquilla received his M.D. and PhD from Case Western University in 1955 and 1957, respectively. He was board certified in Anatomic Pathology in 1963. In 1959, he was appointed assistant professor of Pathology at the University of Southern California. In 1961, he was appointed Assistant Professor of Pathology at UCLA and promoted to Full Professor of Pathology in 1967. He was appointed as the founding chair of Pathology at UCI in 1968. He continued in this capacity until July 1, 1994. He is presently an active professor emeritus of pathology at UCI. He has more that 80 peer reviewed published articles. His current interests are focused on immuno-pathological testing of biologically important materials.
Jade Nominee
      Minghui (Henry) Jia is currently the managing director and founder of Jade Capital Group Limited and Jade Pharmaceutical Inc. Mr. Jia has over 10 years of investment banking, venture capital, marketing institutional trading and senior corporation management experience. Mr. Jia is familiar with all procedures for manufacturing and marketing with respect to the Asia pharmaceutical market, and has an in-depth understanding of the industry. Over the past few years, Mr. Jia has helped several Chinese domestic pharmaceutical companies list and obtain financing in the China stock exchange market (ShenZhen) and in Hong Kong. Prior to founding Jade Capital Group Ltd and Jade Pharmaceutical Inc., Mr. Jia served as marketing director for China Real Estate Corporation, one of the largest Chinese property corporations, between 1999 and 2003. Between 1989 and 1998, Mr. Jia served as General Manager of several branches of China Resource Co. Ltd (CRC), the largest China export and import corporation. From 1987 to 1989, Mr. Jia worked for the China National Machinery import and export corporation where he served as manager of the import department for medical instruments. In addition to his business and entrepreneurial activities, Mr. Jia is a senior editor of China Finance. Mr. Jia is fluent in Mandarin, Cantonese, English and Vietnamese. Mr. Jia received his BA in economics from University of international business and economics of China in 1987.
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
      None.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Cash Compensation of Executive Officers
      The following table sets forth the total compensation earned by the Chief Executive Officer and all other executive officers who earned in excess of $100,000 per annum during any of our last three fiscal years.

							Long-Term
							Compensation

							Common
	Annual Compensation						Shares
							Underlying
					Other Awards		Options	All Other
Name and Position	Year	Salary ($)		Bonus ($)	Compensation ($)		Granted (#)	Compensation ($)

Gary L. Dreher,	2005	$400,000		-0-	$18,197		300,000	-0-
President and CEO	2004	$373,750	(1)	-0-	$18,000	(2)	950,000	-0-
	2003	$330,000	(1)	-0-	$17,856	(2)	245,000	-0-
Arthur S. Rosten,	2005	$175,000	(3)	$12,000	-0-		-0-	-0-
Chief Financial Officer	2004	$175,000	(3)	$8,000	-0-		75,000	-0-
	2003	$175,000	(3)	$8,000	-0-		70,000	-0-

(1)	Effective May, 1, 2004 Mr. Dreher’s compensation was raised to $400,000 per annum.

(2)	In addition to Mr. Dreher’s base salary in each year, he received $4,356 for life insurance, $9,000 for car allowance and approximately $4,500 for membership dues.

(3)	Mr. Rosten resigned as Chief Financial Officer on December 21, 2005, but worked for the Company until the end of the 2005 fiscal year.
OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants

% of Total Options
	Number of Securities		Granted to	Exercise or
	Underlying Options		Employees in Fiscal	Base Price		Expiration
Name	Granted		Year(3)	($/Sh)		Date

Gary L. Dreher,	300,000	(1)	100%	$0.83	(1)	06/30/2009
President and CEO

(1)	These options were granted as non-qualified stock options under our 1999 Stock Option Plan in connection with this Employment Agreement exercisable at $0.83 per share and expiring on June 30, 2009. All of these options are fully vested and became exercisable on the date of grant.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

			Number of Securities	Value of Unexercised
	Shares		Underlying Unexercised	In-the-Money Options at
	Acquired on	Value	Options at FY-End (#)	FY-End ($)
Name	Exercise (#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable(1)

Gary Dreher,	0	0	2,405,500/0	$721,650/0
President and CEO
Arthur S. Rosten,	0	0	224,000/0	$67,200/0
Chief Financial Officer

(1)	Based on a price of $0.30 per share, the closing price as reported on the American Stock Exchange on December 31, 2005.

Director Compensation
      Certain members of our Board of Directors received cash compensation for their services in 2005 on committees at the rate of $3,000 per month. As Chairman of our compensation committee and as chairman of our governance and audit committees, Douglas MacLellan received an additional $2,000 per month and as Chairman of our compensation committee, Dr. William Thompson received an additional $2,000 per month. Commencing in 2006, Mr. MacLellan’s compensation was increased to a total of $8,000 per month for his services on the board and chairman of those committees.
Employment Agreement
      On November 23, 1999, we entered into an employment agreement with Mr. Dreher. The agreement, which has a term of five years, provided for an annual base salary of $222,000 effective January 1, 2000, which expired in 2004. On January 31, 2005, the Company entered into a new approximate three year employment agreement with Mr. Dreher at his then base salary of $400,000 per annum. In addition to the same benefits provided under the prior agreement, Mr. Dreher’s employment agreement provides a severance benefit if he is terminated without cause that will provide him with a salary continuation for the greater of one year after termination or the remaining term of the agreement. In connection with his employment agreement, Mr. Dreher was also granted non-qualified stock options to purchase 300,000 shares of our common stock at $0.83, expiring June 30, 2009.
Change in Control Severance Pay Plan
      On November 15, 2001, our Board of Directors adopted an Executive Management Change in Control Severance Pay Plan. The director who is also our Chief Executive Officer may become entitled to benefits under the plan did not participate in the deliberations or the vote to approve the plan.
      The plan covers the persons who at any time during the 90-day period ending on the date of a change in control, are employed by the company as Chief Executive Officer and/or President and are not party to a separate agreement which makes such person ineligible to participate in the plan. These persons become eligible for benefits under the plan if (1) (a) the company terminates his or her employment for any reason other than his or her death or cause (as defined in the plan) or (b) the person terminates his or her employment with the company for good reason (as defined in the plan) and (2) the termination occurs within the period beginning on the date of a change in control and ending on the last day of the twelfth month that begins after the month in which the change in control occurs. These persons also become eligible for benefits under the plan if the person terminates employment with the company for any reason during a one month period commencing six months following a change in control as defined in the plan.
      The plan requires the company to make a cash payment in an amount equal to three hundred percent (300%) of the participant’s average total compensation over the prior three years preceding the change in control. If the company’s auditors determine that the total payments made to a person result in an excise tax imposed by Internal Revenue Code §4999, the company will make an additional cash payment to the person equal to an amount such that after payment by the person of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax, imposed upon the additional payment, the person would retain an amount of the additional payment equal to the excise tax imposed upon the total payments.
      Immediately following a change in control, the Company is required to establish a trust and fund the trust with the amount of any payments which may become owing to persons entitled to receive benefits under the plan but only to the extent that the funding of the trust would not impair the working capital of the Company.
Report of the Compensation Committee on Executive Compensation

Our Compensation Committee has issued the following report:
      Compensation Philosophy. The Compensation Committee is responsible for developing and recommending the company’s executive compensation policies to the Board of Directors. The executive compensa-

tion philosophy of the company is to (i) attract and retain qualified management to run the business efficiently and guide the company’s growth in both existing and new markets, (ii) establish a link between management compensation and the achievement of the company’s annual and long-term performance goals, and (iii) recognize and reward individual initiative and achievement.
      Base Salaries. Base salaries for management employees are based primarily on the responsibilities of the position and the experience of the individual, with reference to the competitive marketplace for management talent, measured in terms of executive compensation offered by comparable companies in related businesses. Increases in base salaries are based upon the performance of the executive officers as evaluated by the Compensation Committee.
      Cash Bonuses. Cash bonuses are awarded, at the discretion of the Compensation Committee, to executive officers based in part on the overall financial performance of the company and in part on the performance of the executive officer. The financial performance of the company is measured by revenue and operating income growth and actual performance against budgeted performance.
      Stock Options. The Company grants stock options as part of its strategy to attract and retain qualified persons as executive officers and to motivate such persons by providing them with an equity participation in the Company. During 2005, options to purchase an aggregate of 300,000 shares were granted to the President of the Company in connection with his employment agreement.
      On March 14, 2006, the Board of Directors approved the adoption of the 2006 Equity Incentive Plan, subject to approval of the stockholders.
      CEO Compensation. Mr. Dreher’s salary for fiscal 2005 was $400,000 in accordance with the terms of his employment agreement with the Company. On November 1, 2001, the Board of Directors approved an Executive Management Change in Control Severance Pay Plan which provides the CEO with a cash severance payment equal to 300% of his average total compensation over the prior three years in the event of a change in control.
      Compensation Limitations. Under section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-base compensation and stock options provided certain requirements such as stockholder approval, are satisfied. The Company plans to take actions, as necessary, to insure that its stock option plans and executive compensation plans qualify for exclusion.

William M. Thompson III, M.D., Chairman
Douglas C. MacLellan
Edward R. Arquilla, M.D., Ph.D.

COMPENSATION COMMITTEE

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
      The following table shows the beneficial ownership of our shares of common stock as of May 26, 2006 by (i) each person who is known by us to be the beneficial owner of more than five percent (5%) of our common stock, (ii) each of our directors and executive officers and (iii) all directors and executive officers as a group. Except as otherwise indicated, the beneficial owners listed in the table have sole voting and investment powers of their shares.

	Number of		Percentage
Name and Address	Shares(2)		Owned(1)

Gary L. Dreher	4,605,500	(2)	12.8%
2492 Walnut Avenue, Suite 100 Tustin, CA 92780
William M. Thompson III, M.D.	610,191	(3)	1.8%
408 Town Square Lane Huntington Beach, CA 92648
Douglas C. MacLellan	605,500	(4)	1.8%
8324 Delgany Avenue Playa del Rey, CA 90293
Edward R. Arquilla, M.D., Ph.D.	534,820	(5)	1.6%
Department of Pathology University of California — Irvine Irvine, CA 92697
Marvin E. Rosenthale, Ph.D.	380,000	(6)	1.1%
32 Canyon Fairway Drive Newport Beach, CA 92660
Chinese Universal Technologies Co., Ltd.	2,000,000	(7)	6.0%
7F-3B1, 61 SEC GUN GYI Road 403 Taichuna, Taiwan
All Directors and Officers as a group (5 persons)	6,734,111		17.7%

(1)	This table does not include the effect of any shares or options issuable in connection with the Jade Acquisition.

(2)	Includes 350,000 shares of common stock issuable upon the exercise of options at $0.48 per share, 300,000 shares of common stock issuable upon the exercise of options at $0.57, 300,000 shares of common stock issuable upon the exercise of options at $0.83 per share, 250,000 shares of common stock issuable upon the exercise of options at $0.93 per share, per share, 245,000 shares of common stock issuable upon the exercise of options at $1.10 per share, 700,000 shares of common stock issuable upon the exercise of options at $1.23 per share, 100,000 shares of common stock issuable upon the exercise of options at $2.25 per share, and 350,000 shares of common stock issuable upon the exercise of options at $4.00 per share. Also includes 2,000,000 shares of common stock for which Mr. Dreher serves as a voting co-trustee (see footnote (8) below) of which he disclaims beneficial ownership.

(3)	Includes, 65,000 shares of common stock issuable upon the exercise of options at $0.48 per share, 150,000 shares of common stock issuable upon the exercise of options at $0.57 per share, 55,000 shares of common stock issuable upon the exercise of options at $0.93 per share, 40,000 shares of common stock issuable upon the exercise of options at $1.10 per share, 200,000 shares of common stock issuable upon the exercise of options at $1.23 per share, 20,000 shares of common stock issuable upon the exercise of options at $2.25 per share, and 35,000 shares of common stock issuable upon the exercise of options at $4.00 per share.

(4)	Includes, 65,000 shares of common stock issuable upon the exercise of options at $0.48 per share, 180,000 shares of common stock issuable upon the exercise of options at $0.57 per share, 55,000 shares of common stock issuable upon the exercise of options at $0.93 per share, 40,000 shares of common stock issuable upon the exercise of options at $1.10 per share, 200,000 shares of common stock issuable upon the exercise of options at $1.23 per share, 20,000 shares of common stock issuable upon the exercise of options at $2.25 per share, and 35,000 shares of common stock issuable upon the exercise of options at $4.00 per share.

(5)	Includes, 65,000 shares of common stock issuable upon the exercise of options at $0.48 per share, 100,000 shares of common stock issuable upon the exercise of options at $0.57 per share, 55,000 shares of common stock issuable upon the exercise of options at $0.93 per share, 40,000 shares of common stock issuable upon the exercise of options at $1.10 per share, 200,000 shares of common stock issuable upon the exercise of options at $1.23 per share, 20,000 shares of common stock issuable upon the exercise of options at $2.25 per share, and 35,000 shares of common stock issuable upon the exercise of options at $4.00 per share.

(6)	Includes 35,000 shares of common stock issuable upon the exercise of options at $0.48 per share, 55,000 shares of common stock issuable upon the exercise of options at $0.93 per share, 40,000 shares of common stock issuable upon the exercise of options at $1.10 per share, 100,000 shares of common stock issuable upon the exercise of options at $1.23 per share, and 50,000 shares of common stock issuable upon the exercise of options at an exercise price of $2.39 per share.

(7)	The Company believes that one or more individuals may be deemed to share beneficial ownership in these shares due to their control of Chinese Universal Technologies Co., Ltd. The Company is unable to ascertain who those individuals or entities might be. These same 2,000,000 shares of common stock are subject to a Voting Trust Agreement dated as of December 14, 2000 pursuant to which Dr. Fong-Lin Huang and Gary L. Dreher serve as voting co-trustees. The Voting Trust Agreement provides that during its 10 year term, (i) the voting trustees shall not be required to elect to cumulatively vote the shares subject to the voting trust, (ii) Mr. Dreher or his successor shall always, in any election of directors, vote in favor of one nominee of Chinese Universal Technologies Co., Ltd., and (iii) on all other matters coming before the stockholders, the voting trustees shall be required to vote unanimously in favor (or opposed or in abstention) with regard to all such matters, otherwise such vote shall not be counted as having been voted on a proposal, except that the vote or proxy of only one trustee shall be required to count the shares as present for purposes of establishing a quorum.

ADDITIONAL INFORMATION REGARDING AMDL
Description of Business
      We are a theranostics (therapy and diagnosis) company, involved in both the detection and treatment of cancer. While in the recent past most of our sales have been derived from the sale of one of our OEM products, the Company’s long term potential and prospects will come from its proprietary product DR-70® and from its combination immunogene therapy technology.
Overview
      We develop, manufacture, market and sell various immunodiagnostic kits for the detection of cancer and other diseases. Our products may be used by hospital, clinical, research and forensic laboratories and doctor’s offices to obtain precise and rapid identification of certain types of cancer and other diseases. Our DR-70® test kit is used to assist in the detection of at least 13 different types of cancer, including: lung (small and non-small cell); stomach; breast; rectal; colon and liver. As DR-70® is a non-invasive blood test, there are no side effects to our test. DR-70® is not yet cleared for sale in the United States.
      Prior to May 2002, our focus was on obtaining foreign distributors for our DR-70® kit. In May 2002, we decided to begin the FDA process under Section 510(k) of the Food, Drug and Cosmetic Act for approval of our intent to market DR-70® as an aid in monitoring patients with colorectal cancer. We conducted clinical trials comparing our DR-70® to the currently accepted assay, CEA, and we submitted the results to the FDA in September 2003. In January 2004, the FDA responded to our submission. The FDA identified deficiencies in our application and the FDA advised our consultant, Diagnostic Oncology CRO, Inc. (DOCRO) that based upon the data submitted, the FDA determined that the DR-70® kit was not substantially equivalent to any other device which has gone through the 510(k) approval process. Then, in January 2005, DOCRO submitted on our behalf additional data and a new application to the FDA for 510(k) clearance to market our DR-70® test in conjunction with the CEA test as an aid in monitoring patients previously diagnosed with progressing colorectal cancer. In June 2005, the FDA issued a non-substantially equivalent letter and pointed out several areas of concern regarding the new application for use of DR-70® as an adjunctive test with CEA. Representatives of DOCRO and the company met with the FDA in June 2005 to go over the FDA’s specific concerns. We are revising our strategy regarding FDA approval of DR-70® and are in the process of reviewing additional patient data which we believe supports “substantial equivalence” to CEA. We hope to present this data to the FDA in second quarter 2006. After our submission is made, the FDA will likely raise other issues in furtherance of the approval process. We cannot predict the length of time it will take for the FDA to review our submission, or whether approval will ultimately be obtained.
      Studies completed at the University of Frankfurt and published in Alimentary Pharmacology and Therapeutics have shown DR-70® to be a reliable screening test for cancer of the gastrointestinal tract. Other studies of DR-70® as an aid in monitoring and screening for lung cancer in Germany are ongoing. An ovarian study was recently completed and published in the January 2006 German Journal of Obstetrics and Gynecology, demonstrating the comparative sensitivity of DR-70® in that study was 13.1% higher than CA-125. We have received approvals to import and market DR-70® in Canada (for lung cancer), Australia and the UK. We have also received certification for EN ISO 13485, a key global standard to ensure quality within the medical and diagnostic device industry. We have complied with the regulations allowing us to affix the CE (Conformite Europeenne) Mark to our DR-70® kit. The CE Mark is required to be displayed on regulated products placed for sale in the European Union and allows us to market DR-70® in the European Union, subject to any additional specific country regulatory requirements or limitations. We currently sell DR-70® primarily in Asia.
      Our other proprietary product, Pylori-Probetm, is cleared for sale in the United States; however, we do not intend to market Pylori-Probetm because we believe that the Pylori-Probetm cannot be competitively marketed.
      In August 2001, we acquired a combination immunogene therapy technology that may be effective in building a cancer patient’s immune system and could eventually lead to a vaccine to protect patients known to be at risk because of a family history for certain types of cancer. The combination therapy is intended to both build the body’s immune system and destroy cancer cells. This technology involves injecting the cancer patient’s tumor with a vector carrying both a granulocyte-macrophage colony stimulating factor and a t-cell co-stimulating factor, thereby activating an immune response against the cancer cells. We are actively seeking a pharmaceutical or biotechnology strategic partner with whom to form a joint venture or otherwise license our combination immunogene therapy technology. Preliminary tests in Canada conducted on mice injected with human skin and brain cancers indicated that the combination therapy can be effective. Additionally, Phase 1 clinical trials have been completed in Canada. We funded a study conducted by Dr. Lung-Ji Chang at the University of Florida to target breast cancer with a goal of ultimately developing a vaccine using the combination immunogene therapy technology. We believe the technology may have potential for fighting several types of cancer by enhancing one’s immune system and thereby increasing the number of cells that naturally destroy cancer. We also acquired from Dr. Chang other technology relating to a humanized mouse model for the evaluation of anti-human tumor immunity and the identification of immuno-modulating genes. However, no assurances can be given that any of these activities will lead to the development of any commercial products or vaccines or that FDA approval will be obtained for any use of the technology.
      On February 22, 2002, AcuVector Group, Inc. (“AcuVector”) filed a Statement of Claim in the Court of Queen’s Bench of Alberta, Judicial District of Edmonton relating to the Company’s combination immunogene therapy technology acquired from Dr. Chang in August 2001. The claim alleges damages of CDN$20,000,000 and seeks injunctive relief against Dr. Chang for, among other things, breach of contract and breach of fiduciary duty, and against us for interference with the alleged relationship between Dr. Chang and AcuVector. The claim for injunctive relief seeks to establish that the AcuVector license agreement with Dr. Chang is still in effect. The Company has performed extensive due diligence to determine that AcuVector had no interest in the technology, when the Company acquired it. The Company is confident that AcuVector’s claims are without merit and that the Company will receive a favorable judgment.
      We are also defending a companion case filed in the same court by the Governors of the University of Alberta filed against us and Dr. Chang. The University of Alberta claims, among other things, that Dr. Chang failed to remit the payment of the University’s portion of the monies paid by us to Dr. Chang for the combination immunogene technology purchased by us from Dr. Chang in 2001. In addition to other claims against Dr. Chang relating to other technologies developed by him while at the University, the University also claims that we conspired with Dr. Chang and interfered with the University’s contractual relations under certain agreements with Dr. Chang, thereby damaging the University in an amount which is unknown to the University at this time. The University has not claimed that AMDL is not the owner of the combination immunogene therapy technology, just that the University has an equitable interest therein or the revenues therefrom.
      Accordingly, if either AcuVector or the University is successful in their claims, we may be liable for substantial damages, our rights to the technology will be adversely affected, and our future prospects for exploiting or licensing the combination immunogene therapy technology will be significantly impaired. However, since the final outcome of either case is not determinable, no accrual or loss relating to either action is reflected in the accompanying financial statements.
      We also offer a line of non-proprietary blood tests that are designed to help diagnose a particular kind of cancer. These tests are generally known by the symbols that denote the type of cancer, e.g. CEA for colon cancer and PSA for prostate cancer.
      In the past, our primary OEM product has been a ketone strip, which is used by diabetics and those on high protein diets to monitor ketones, which if elevated, can cause kidney damage in patients. Sales of OEM products have been declining for the past few years. In 2005, our OEM product sales were $3,200. Our OEM product sales were $123,465 for 2004. We also offer a line of diagnostic test kits for allergy, autoimmune, cancer markers, clinical chemistry, drugs of abuse, fertility, gastrointestinal disease, serology, serum proteins, thyroid, urine chemistry and others. Our largest customer which previously purchased ketone strips has filed for protection under federal bankruptcy laws and has shifted into another line of business. Accordingly, at this time we expect only to have limited sales of our other OEM products and do not actively market them.
      Our OEM tests are non-invasive and non-therapeutic diagnostic blood and urine tests performed by a registered technician. The technician takes the patient’s sample and performs the test according to the test’s instructions included in the package to determine whether or not the specific condition being tested exists. Our OEM product test kits are similar, if not substantially the same, as those offered by others. All of our OEM products for commercial use in the United States have been registered with and approved by the FDA for sale to us and others by the respective manufacturers. We purchase our OEM products from the manufacturer and resell them under our label.
      In September 2001, we registered our common stock under the Securities Exchange Act of 1934 and listed on the American Stock Exchange under the symbol ADL. You may review any of our public reports or information on file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W. Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or review our reports at http://www.sec.gov or, review our public reports at http://www.amdlcorporate.com.
Our Products
      DR-70® is our proprietary diagnostic test kit which has been shown to detect at least 13 different common cancers, including, but not limited to, lung (small and non-small cell), stomach, breast, rectal, colon and liver cancer. DR-70® is a tumor-marker, which is a biochemical substance indicative of neoplasia, ideally specific, sensitive, and proportional to tumor load, used to screen, diagnose, assess prognosis, follow response to treatment, and monitor for recurrence. As DR-70® is a non-invasive blood test, there are no side effects to our test.

      In 1993, the Cross Cancer Institute, located in Edmonton, Alberta, Canada, approved a clinical trial protocol for DR-70® for lung cancer under the auspices of the Alberta Cancer Board. The objective of the clinical trial at the Cross Cancer Institute was to evaluate the sensitivity and specificity of the DR-70® lung cancer tumor-marker and to determine if the level of the tumor-marker correlates with the stage of lung cancer development. In the Cross Cancer Institute clinical trial, 233 patients with newly diagnosed lung cancer and 238 volunteers with no clinical evidence of disease were selected. The DR-70® tumor-marker was measured in blood serum samples collected from both cancer patients and volunteers. The control group was composed of smokers and non-smokers. The results showed sensitivity of the lung cancer test was 67% and specificity was 91%. We believe these results, coupled with data reported in continued studies at the Cross Cancer Institute, demonstrate the value of the DR-70® lung cancer tumor-marker as a diagnostic test for detecting lung cancer. These tests also helped determine the usefulness of DR-70® for monitoring response to treatment and for predicting the recurrence of lung cancer. The test is currently available and approved for lung cancer detection and monitoring by Health Canada.
      In 1997, the DR-70® test kit was modified to be more user friendly. Clinical studies with the modified kit were conducted in Wuhan, China, the results of which have been published in the peer-reviewed Journal of Immunoassay. As compared to earlier studies, these studies determined that the DR-70® immunoassay kit detected a number of different cancers with a higher degree of specificity and sensitivity. Although, as in all such tests, false readings as to the existence of cancer are experienced, due to other conditions affecting the patient, e.g. pregnancy or recent trauma. In these tests, DR-70® was found to have an overall specificity of 95% and an overall sensitivity of 83.8%. Thirteen different types of cancer were found in the screening process, indicating that DR-70® has significant usefulness as a cancer-screening tool. In late 2001, the study was expanded to include more than 700 patients and the results of this expanded study confirmed the previously published results while providing a broader statistical base.
      In May 2003 at a meeting of the American Gastroenterology Society in Orlando, Florida, clinical studies were presented using DR-70® at the University of Frankfurt to detect colorectal cancer. Samples were taken from 85 gastrointestinal patients, including 29 patients with hepatocellular cancer, 13 with pancreatic cancer, 30 with colorectal cancer, 10 with stomach cancer and 3 with esophageal cancer. In these tests, DR-70® was found to have an overall specificity of 93% and an overall sensitivity of 91%. In November 2004, the results of the study were published in the gastroenterology journal, Alimentary Pharmacology & Therapeutics. The data indicated that patients with advanced tumor spread exhibited significantly higher DR-70® values than those with early-stage tumors. The authors concluded that the DR-70® immunoassay reliably differs between patients and healthy controls.
      Our primary OEM product is a ketone strip which is used by diabetics and those on high protein diets to monitor ketones, which if elevated, can cause kidney damage in patients. Sales of OEM products have been declining for the past few years. In 2004, sales of OEM products were $123,465 and were $3,200 for 2005. In 2004, ketone strips represented approximately 95% of OEM sales, and in 2005, ketone strips represented 0% of OEM sales. We also offer a line of diagnostic test kits for allergy, autoimmune, cancer markers, clinical chemistry, drugs of abuse, fertility, gastrointestinal disease, serology, serum proteins, thyroid, urine chemistry and other similar tests. We provide our OEM products on a limited basis and do not actively market them. These tests are non-invasive and non-therapeutic diagnostic blood and urine tests performed by a registered technician. The technician takes the patient’s sample and performs the test according to the test’s instructions included in the package to determine whether or not the specific condition being tested exists. Our OEM product test kits are similar, if not substantially the same as, those offered by others. All of our OEM products for commercial use have been registered with and approved by the FDA, for sale to us and others, by the respective manufacturers. We purchase these products from the manufacturer and resell them under our label. We do not have any exclusive or nonexclusive rights to the technology relating to the OEM products. As these tests are administered in vitro, there are no side effects associated with our OEM products. The package insert describes the possibility that there may be false positives or false negatives associated with the administration of the specific test. The incidence of false positives or negatives from our OEM test kits is similar to that experienced with other comparable test kits.

      In 2004, the FDA inspected our facilities and found no deficiencies. Six observations were made and these suggestions have been implemented. We were found to be compliant with FDA Regulation Part 820 CFR. All of our OEM products are Class I (Good Manufacturing Practices not required) or Class II (Good Manufacturing Practices required, as defined by the FDA guidelines) devices and our facilities meet the Good Manufacturing Practices requirements for each of our OEM products. We are licensed to manufacture our proprietary products and to repackage our OEM products at our Tustin location.
Our Strategy
      We develop, manufacture and offer for sale non-invasive diagnostic kits to hospitals, doctors, clinics, and laboratories, giving them the ability to detect certain types of cancer and H. pylori in their patients. Our kits are designed to provide accuracy, reproducibility and a high degree of specificity and sensitivity.
      We continue to conduct quality assurance and quality control testing on our DR-70® product as part of our commitment to quality and to meet government regulations. We are seeking to create alliances with reference laboratories to make DR-70® testing available to physicians and patients. With just a small amount of blood serum drawn from a patient, DR-70® uses a common microtiter format familiar to most laboratories in the diagnostic industry to test for the presence of tumors. We believe that our DR-70® product is capable of detecting different types of cancer with a superior degree of specificity and sensitivity. DR-70® test levels are found to increase with the progression and stage of the disease.
      Our objective is to be a leading provider of cancer-detecting immunodiagnostic kits. In order to meet our objective, we plan to do the following:

•	obtain U.S. FDA clearance and international approvals for our DR-70® product;

•	distribute DR-70® kits in approved markets;

•	develop DR-70® distribution channels in new markets; and

•	pursue one or more strategic partners to license and develop our combination immunogene therapy technology.
      Successful cancer detection and treatment product development is highly uncertain, and very few research and development projects produce a commercial product. Product candidates like DR-70® or the combination immunogene therapy technology that appear promising in the early phases of development, such as in early animal or human clinical trials, may fail to reach the market for any one of a number of reasons, such as:

•	the product candidate did not demonstrate acceptable clinical trial results even though it demonstrated positive preclinical trial results;

•	the product candidate was not effective in treating a specified condition or illness;

•	the product candidate had harmful side effects on humans;

•	the necessary regulatory bodies, such as the U.S. FDA, did not approve the product candidate for an intended use;

•	the product candidate was not economical for us to manufacture and commercialize; and

•	the product candidate is not cost effective in light of existing therapeutics.
      There may be other factors that prevent us from marketing a product. Our products compete with other products or treatments for diseases for which our product may be intended. We cannot guarantee we will be able to produce commercially successful products, and to date DR-70® has not been approved for sale in the United States by the FDA. Further, clinical trial results are frequently susceptible to varying interpretations by scientists, medical personnel, regulatory personnel, statisticians and others, which may delay, limit or prevent further clinical development or regulatory approvals of a product candidate. Also, the length of time that it would take for us to complete clinical trials and obtain regulatory approval for product marketing may vary by product and by the intended use of a product. We cannot predict the length of time it would take to complete necessary clinical trials and obtain regulatory approval. Moreover, without additional financing, our activities will likely be limited to licensing our products to others, although there can be no assurances that our products can be successfully licensed.
Sales and Marketing
      Currently, our licensing efforts are focused on seeking additional exclusive and non-exclusive distribution agreements with distributors in countries where we have obtained, or believe we can obtain, regulatory approval. In January 2004, we received EN ISO 13485 certification demonstrating safety and efficacy, a further standard of quality now required for export to Canada. Health Canada has issued a Medical Device License to the Company. This license permits the Company to market DR-70® for the detection of lung cancer and monitoring changes in the level of the marker DR-70® in response to treatment. The Canadian license was renewed in August 2004 and is renewable annually. We intend to enter into agreements with distributors who will market DR-70® throughout Canada, but have no Canadian distributors as of March 27, 2005.
      We offer OEM or private label test kits to under-served international markets through distributor relationships and to domestic markets through strategic partnerships and relationships with larger diagnostic companies.
      The Company uses the internet, select journals, and industry trade shows for its marketing activities, subject to the availability of working capital for such endeavors.
Manufacturing
      We manufacture our DR-70® kits at our licensed manufacturing facility located at 2492 Walnut Avenue, Suite 100, in Tustin, California. We are an FDA/ GMP approved manufacturing facility. We maintain a current Device Manufacturing License issued by the State of California, Department of Health Services, Food and Drug Branch.
Regulation
      Our products, to the extent they may be deemed medical devices or biologics, are governed by the Federal Food, Drug and Cosmetics Act and by the regulations promulgated thereunder by the U.S. FDA as well as the regulations of state agencies and various foreign governmental agencies in the jurisdictions where our products are distributed. We (or our distributors) are required in the U.S. and in foreign countries to obtain approval from those countries’ regulatory authorities before we can market and sell our products in those countries. Obtaining regulatory approval is costly and may take many years, and after it is obtained, it remains costly to maintain. The FDA and foreign regulatory agencies have substantial discretion to terminate clinical trials, require additional testing, delay or withhold registration and marketing approval and mandate product withdrawals. In addition, later discovery of unknown problems with our products or manufacturing processes could result in restrictions on such products and manufacturing processes, including potential withdrawal of the products from the market. If regulatory authorities determine that we have violated regulations or if they restrict, suspend or revoke our prior approvals, they could prohibit us from manufacturing or selling our products until we comply, or indefinitely.
      We are subject to specific FDA rules applicable to in vitro diagnostic (IVD) products. Prior to marketing DR-70® in the United States, we are required to make a pre-market application as an immunology and microbiology device under the category “Tumor Associated Antigens Immunological Test System.” We are required to prove safety and efficacy and comply with specified labeling requirements for IVD products for human use. We must abide by the listing rules of the FDA when and if DR-70® is approved for sale in the United States. We have established our Quality System Regulation in accordance with applicable regulations and were inspected in August 2002 with no deficiencies noted. Our Quality System Regulation program contains applicable complaint provisions which meet the FDA’s requirements for Medical Device Reporting and we have experienced no incidents or complaints to date. We also have implemented procedures for preventive and corrective action and changed our packing and shipping method once in 2002 to improve protection of our product.
      In September 2003, we submitted our application for the FDA under Section 510(k) of the Food, Drug and Cosmetic Act for approval of our intent to market DR-70® as an aid in monitoring patients with colorectal cancer. In January, 2004, the FDA responded to our submission. The FDA identified deficiencies in our application and advised our consultant, Diagnostic Oncology CRO, Inc. (DOCRO) that based upon the data submitted to date, the FDA determined that the DR-70® kit was not substantially equivalent to any other device (e.g. CEA) which has gone through the 510(k) approval process. The FDA further advised that if we had data which we believe shows that the DR-70® kit has substantial equivalence, we could submit such additional information for the FDA’s consideration. In 2001, we submitted a new application to the FDA proposing that DR-70® be used in tandem with CEA in monitoring colorectal cancer patients and the FDA again issued a letter that the DR-70® kit was not substantially equivalent to CEA. We have recently revised our strategy regarding FDA approval of DR-70® and are in the process of reviewing additional patient data which we believe supports “substantial equivalence” to CEA, which data we will then submit to the FDA. The response of the FDA to our next submission cannot be anticipated, no assurances can be given that we will ever receive FDA clearance for the commercial sale of DR-70® in the United States. Furthermore, if FDA approval is granted, although the approval has no expiration date, if we are found in violation, the FDA may impose fines, terminate the approval or seize our products, at its discretion. In addition, the loss of previously received approvals, or failure to comply with existing or future regulatory requirements would have a material adverse effect on our business, financial condition and results of operations.
      In addition, each foreign jurisdiction may have separate and different approval requirements and processes. Our distribution agreements require our distributors to obtain the requisite approval and clearance in each jurisdiction in which they sell products. In our past experience, once a foreign approval is obtained, it is generally renewed on a periodic basis, annually or otherwise. In certain territories, distributors can sell under limited circumstances prior to approval and, in other territories no formal approval is required. On December 20, 2000, the Medical Devices Agency of United Kingdom Department of Health issued a letter of no objection to the exportation of our DR-70® from the United States to the United Kingdom, allowing DR-70® to be sold in the United Kingdom.
      In July 1996, we filed a 510(k) Premarket Notification with the FDA requesting approval to sell Pylori-Probetm in the United States. In August 1998, we received clearance from the FDA to market in the United States the Pylori-Probetm diagnostic kit. Pylori-Probetm is not being sold by us. As another non-invasive test exists, the Company does not believe that the Pylori-Probetm can be competitively marketed.
      In December 2003, we became CE compliant. Our DR-70® kit conforms to the essential requirements of the CE Mark, which is required to sell our product in the European Union (EU). The CE Mark is recognized around the world as an indication of quality practices and is referred to as the “Trade Passport to Europe” for non-EU products. As of January 2004 we became EN ISO 1345 compliant, which is important for sales internationally.
Patents
      Our success depends, in part, on our ability to obtain United States and foreign patent protection for our products, preserve our trade secrets, and operate without infringing upon the proprietary rights of third parties. The United States Patent and Trademark Office has issued to us two patents which describe methods for measuring ring-shaped particles in extracellular fluid as a means for detecting cancer. Our patent for a method of detecting the tumors using ring shaped particles as a tumor marker was issued on October 17, 1995 and expires on October 17, 2012. Our patent for a method for detecting the presence of ring shaped particles as tumor markers was issued on June 3, 1997 and expires on June 3, 2014. We have three additional patent applications pending in the United States with respect to our methodology for the DR-70® tumor-markers as reliable indicators of the presence of cancer.
      In August 2001, we acquired intellectual property rights and an assignment of a US patent application covering a combination immunogene therapy technology for $2,000,000. The technology was purchased from

Dr. Lung-Ji Chang, who developed it while at the University of Alberta, Edmonton, Canada. A U.S. patent was issued on May 4, 2004 and expires on April 9, 2017 and claims a gene therapy method for treating cancer using an expression vector comprising a gene encoding the B7-2 protein in combination with an additional modulating protein. We also filed a continuation patent application in 2004 on the immunogene therapy technology.
      On November 21, 2001, Singapore granted our patent containing claims to the combination immunogene therapy technology. Singapore is a “registration only” jurisdiction, which means that patent applications are not substantively reviewed prior to grant. However, the patent is enforceable in Singapore, but the validity of such patents is vetted in their courts.
      In early 2003, Australia granted us a patent for our humanized mouse model technology acquired from Dr. Chang. This technology is a research tool suitable for the evaluation of anti-human tumor immunity and the identification of immunomodulating genes.
      On June 19, 2001, a US patent was issued on a technology for evaluation of vaccines in animals which was also acquired from Dr. Chang. This patent expires on December 25, 2017.
      There can be no assurance, however that any additional patents will be issued to us, or that, if issued, the breadth or degree of protection of these patents will be adequate to protect our interests. In addition, there can be no assurance that others will not independently develop substantially equivalent proprietary information or obtain access to our know-how. Further, there can be no assurance that others will not be issued patents which may prevent the sale of our test kits or require licensing and the payment of significant fees or royalties by us in order for us to be able to carry on our business. Finally, there can be no guarantee that any patents issued to or licensed by us will not be infringed by the products of others. Defense and prosecution of patent claims can be expensive and time consuming, even in those instances in which the outcome is favorable to us. If the outcome is adverse, it could subject us to significant liabilities to third parties, require us to obtain licenses from third parties or require us to cease research and development activities or sales.
Research and Development
      During the last two fiscal years ended December 31, 2005 and 2004, we spent $272,650 and $292,652, respectively, on research and development related to DR-70®. During the 2006 fiscal year we expect to incur approximately $250,000 for research and development in furtherance of the FDA application for approval of DR-70®.
Competition
      We have only had limited sales of DR-70® to our distributors. We are dependent on our distributors’ financial ability to advertise and market DR-70® in those countries where we have distributors. A number of domestic and international companies are in indirect competition with us in all of these markets. Most of these companies are larger, more firmly established, have significant marketing and development budgets and have greater capital resources than us or our distributors. Therefore, there can be no assurance that we will be able to achieve and maintain a competitive position in the diagnostic test industry.
      Many major medical device manufacturers, including Abbott Diagnostics, Baxter Healthcare Corp., Beckman Diagnostics, Boehringer Mannheim, Centocor, Diagnostic Products Corporation, Bio-Rad Laboratories, Roche Diagnostic Systems, Sigma Diagnostics and others, are manufacturers or marketers of other diagnostic products. We are not aware of any efforts currently being devoted to development of products such as DR-70®; however, there can be no assurance that such efforts are not being undertaken without our knowledge. We believe that most of the diagnostic products currently manufactured by other companies are complementary to DR-70®. Moreover, such companies could develop products similar to our products and they may be more successful than us in marketing and manufacturing their products. In addition, there are a number of new technologies in various stages of development at the National Institute of Health, university research centers and at other companies for the detection of various types of cancers, e.g., identification of proteomic patterns in blood serum that distinguishes benign from cancerous conditions, which may compete with our product.
AMDL Management’s Discussion and Analysis of Financial Condition or Plan of Operations
For the three months ended March 31, 2006 as compared to the three months ended March 31, 2005
Liquidity and Capital Resources
      Total assets decreased from $3,181,841 at December 31, 2005 to $2,912,999 at March 31, 2006. The decrease is a result of cash used in operating activities and losses.
      Our total outstanding current liabilities increased from $197,331 at December 31, 2005 to $278,214 at March 31, 2006. The increase resulted primarily from the increase in general accounts payable and accrued vacation pay.
      From December 31, 2005 to March 31, 2006, our cash and cash equivalents decreased by $536,549, primarily as a result of cash used in operating activities. As of May 12, 2006, cash is being depleted at the rate of approximately $200,000 per month, including expected costs related to (i) the application for approval of DR-70® by the FDA; (ii) litigation with AcuVector and the University of Alberta; and (iii) the estimated costs to complete the acquisition of Jade Pharmaceutical, Inc. (the “Jade Acquisition”). As of May 12, 2006, our cash on hand was approximately $2,264,000. Subsequent to the quarter ended March 31, 2006 (and included in the May 12, 2006 cash position), the Company was successful in selling common stock in a private offering which generated approximately $1.5 million in net cash proceeds which will be used for operations. Cash was utilized at an increased amount during the quarter ended March 31, 2006 as a result of increased legal, accounting and travel, all related to the Jade Acquisition. Assuming (i) the current level of revenue from the sale of DR-70® kits to our distributors and our principal OEM product do not increase in the near future, (ii) we do not conduct any full scale clinical trials, and (iii) no outstanding warrants are exercised, the amount of cash on hand is expected to be sufficient to meet our projected operating expenses through April 2007.
      In addition, approximately $116,000 of costs have been capitalized with respect to the proposed acquisition of Jade Pharmaceutical, Inc. during the three months ended March 31, 2006 and are included in prepaid expenses.
      The Company’s near and long-term operating strategies focus on obtaining FDA approval for DR -70® and seeking a large pharmaceutical partner for the combination immunogene therapy technology currently owned by the Company. The Company’s only source of additional funds to meet continuing operating expenses after April 2007 or to conduct clinical trials which may be required to receive FDA approval is the sale of securities. In response to the Company’s current financial condition and as a part of its ongoing corporate strategy, the Company is pursuing the Jade Acquisition and additional equity financing intended to increase liquidity and better position the Company for future growth. There can be no assurances that the Company will be successful in raising any additional funds.
      There are significant uncertainties which negatively affect our operations. These are principally related to (i) the absence of a distribution network for our DR-70® kits, (ii) the early stage of development of our Combination Immunogene Therapy (“CIT”) technology and the need to enter a strategic relationship with a larger company capable of completing the development of any ultimate product and the subsequent marketing of such product, and (iii) the absence of any commitments or firm orders from our distributors. Moreover, there is no assurance as to when, if ever, we will be able to conduct our operations on a profitable basis. Our limited sales to date for DR-70®, the lack of any purchase requirements in the existing distribution agreements, and absence of FDA approval make it impossible to identify any trends in our business prospects. There is no assurance we will be able to generate sufficient revenues or sell any equity securities to generate sufficient funds when needed, or whether such funds, if available, will be obtained on terms satisfactory to us. In addition, if either AcuVector or the University of Alberta is successful in their claims, we may be liable for substantial damages, our rights to the CIT technology will be adversely affected, and our future prospects for licensing the CIT technology will be significantly impaired.

      The Company does not expect to incur any material capital expenditures until sales volume increases substantially. Any required future capital expenditures for manufacturing equipment will be funded out of future revenues or additional equity. The Company does not have any long term or contingent obligations that must be satisfied.
      The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred significant continuing losses from operations through March 31, 2006.
      In addition, on April 26, 2006, the American Stock Exchange (“AMEX”) sent a letter to the Company stating that based on a review of Company’s Form 10-KSB for the year ended December 31, 2005, the Company did not meet certain of the AMEX’s Continued Listing Standards as set forth in Part 10 of the AMEX Company Guide. Specifically, the Company did not meet the requirement of stockholders’ equity of $4,000,000 and the Company had losses from continuing operations in three out of its four most recent fiscal years. In the letter, AMEX gave the Company until May 26, 2006 to submit a plan of action that the Company has taken and will take to bring the Company into compliance with the AMEX Company Continued Listing Standards. The Company has told AMEX representatives in a telephone conversation that the Company intends to submit a plan to bring the Company into compliance. If the Company’s plan is accepted by AMEX, the Company should be able to continue its listing on AMEX for up to an 18 month period during which time the Company will be subject to periodic review to determine whether it has made progress consistent with the plan or otherwise becomes in compliance with the Continued Listing Standards. Delisting from AMEX may impact our ability to raise capital in the future.
      These items, among other matters, raise substantial doubt about the Company’s ability to continue as a going concern.
Critical Accounting Policies
      Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.
      We believe the following critical accounting policies, among others, affect our more significant judgments and estimates used in the preparation of our financial statements:
      Allowance for Doubtful Accounts. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. The allowance for doubtful accounts is based on specific identification of customer accounts and our best estimate of the likelihood of potential loss, taking into account such factors as the financial condition and payment history of major customers. We evaluate the collectibility of our receivables at least quarterly. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The differences could be material and could significantly impact cash flows from operating activities.
      Inventory. We write down our inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand, future pricing and market conditions. If actual future demand, future pricing or market conditions are less favorable than those projected by management, additional inventory write-downs may be required and the differences could be material. Such differences might significantly impact cash flows from operating activities. Once established, write-downs are considered permanent adjustments to the cost basis of the obsolete or excess inventories.

      Sales Allowances. A portion of our business is to sell products to distributors who resell the products to the end customers. In certain instances, these distributors obtain discounts based on the contractual terms of these arrangements. Sales discounts are usually based upon the volume of purchases or by reference to a specific price in the related distribution agreement. We recognize the amount of these discounts at the time the sale is recognized. Additionally, sales returns allowances are estimated based on historical return data, and recorded at the time of sale. If the quality or efficacy of our products deteriorates or market conditions otherwise change, actual discounts and returns could be significantly higher than estimated, resulting in potentially material differences in cash flows from operating activities.
      Valuation of Intangibles. From time to time, we acquire intangible assets that are beneficial to our product development processes. We use our best judgment based on the current facts and circumstances relating to our business when determining whether any significant impairment factors exist. One of those intangibles is the CIT technology, which we acquired from Dr. Chang. Whenever events or changes in circumstances indicate that it carrying amount may not be recoverable, we periodically are required to evaluate the carrying value of such intangibles, including the related amortization periods. Whenever events or changes in circumstances indicate that the carrying amount of an intangible asset may not be recoverable, we determine whether there has been an impairment by comparing the anticipated undiscounted cash flows from the operation and eventual disposition of the product line with its carrying value. If the undiscounted cash flows are less than the carrying value, the amount of the impairment, if any, will be determined by comparing the carrying value of each intangible asset with its fair value. Fair value is generally based on either a discounted cash flows analysis or market analysis. Future operating income is based on various assumptions, including regulatory approvals, patents being granted, and the type and nature of competing products. Patent approval for eight original claims related to the CIT technology was obtained in May 2004 and a continuation patent application was filed in 2004 for a number of additional claims. No regulatory approval has been requested for our CIT technology and we do not have the funds to conduct the clinical trials which would be required to obtain regulatory approval for our CIT technology. Accordingly, we are seeking a strategic partner to license the CIT technology from us. If we cannot attract a large pharmaceutical company to license our CIT technology and conduct the trials required to obtain regulatory approval, or if regulatory approvals are not obtained or are substantially delayed, or other competing technologies are developed and obtain general market acceptance, or market conditions otherwise change, our CIT technology may have a substantially reduced value, which could be material. As the CIT asset represents the largest asset on our balance sheet, any substantial deterioration of value would significantly impact our reported financial position and our reported operating results.
      Deferred Taxes. We record a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized. We have considered estimated future taxable income and ongoing tax planning strategies in assessing the amount needed for the valuation allowance. Based on these estimates, all of our deferred tax assets have been reserved. If actual results differ favorably from those estimates used, we may be able to realize all or part of our net deferred tax assets. Such realization could positively impact our operating results and cash flows from operating activities.
      Litigation. We account for litigation losses in accordance with SFAS No. 5, “Accounting for Contingencies.” Under SFAS No. 5, loss contingency provisions are recorded for probable losses at management’s best estimate of a loss, or when a best estimate cannot be made, a minimum loss contingency amount is recorded. These estimates are often initially developed substantially earlier than the ultimate loss is known, and the estimates are refined each accounting period, as additional information is known. Accordingly, we are often initially unable to develop a best estimate of loss; therefore, the minimum amount, which could be zero, is recorded. As information becomes known, either the minimum loss amount is increased or a best estimate can be made, resulting in additional loss provisions. Occasionally, a best estimate amount is changed to a lower amount when events result in an expectation of a more favorable outcome than previously expected. Due to the nature of current litigation matters, the factors that could lead to changes in loss reserves might change quickly and the range of actual losses could be significant, which could materially impact our results of operations and cash flows from operating activities.

      Stock-based Compensation Expense. On January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense for all share-based payment awards made to our employees and directors based on estimated fair values. We adopted SFAS 123(R) using the modified prospective transition method, which requires the application of the accounting standard as of January 1, 2006, the first day of our fiscal year 2006. Our financial statements as of and for the three months ended March 31, 2006 reflect the impact of SFAS 123(R). In accordance with the modified prospective transition method, our financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R). The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in our statement of operations. Prior to the adoption of SFAS 123(R), we accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with APB 25 as allowed under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation (“SFAS 123”). As stock-based compensation expense recognized in the statement of operations for the first quarter of fiscal 2006 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. We estimated forfeitures to be 0% of the options issued since vesting of awards is generally 100% upon grant.
      Stock-based compensation expense recognized under SFAS 123(R) for the three months ended March 31, 2006 was $240,300, determined by the Black-Scholes valuation model, and consisting of stock-based compensation expense related to employee and director stock options. See Note 2 to the financial statements for additional information.
Results of Operations
Three Months Ended March 31, 2006 Compared to Three Months Ended March 31, 2005
      Net Revenue. During the three months ended March 31, 2006, the Company generated $15,375 from product sales compared to revenues from product sales for the three months ended March 31, 2005 of $22,875, a relatively insignificant change. Management expects revenues will remain low until either FDA grants approval of its DR-70® kit, or until the Company is successful in the completion of a proposed acquisition. There can be no assurances that either of these events will occur.
      Market acceptance of our DR-70® kits has been slower than originally anticipated, in part due to the fact that the DR-70® kit has not yet received FDA approval. Under FDA rules, the Company is not permitted to market and promote DR-70® while the test is undergoing the FDA submission and review process. In addition, the Company has not concluded any material new distribution agreements.
      During the balance of 2006, we expect sales of OEM products to be at the same level as experienced for the three months ended March 31, 2006. Assuming FDA approval of DR-70® on or before the end of 2006, we expect sales of DR-70® to increase significantly in 2007. These statements concerning future sales are forward-looking statements that involve certain risks and uncertainties which could result in a fluctuation of sales above or below those achieved for the three months ended March 31, 2006 in each category. Sales could also be negatively impacted by potential competing products and overall market acceptance of the Company’s products.
      Research and Development. Research and development expenses primarily related to DR-70® for the three months ended March 31, 2006 were $47,648 compared to $81,444 for the three months ended March 31, 2005. There were no material changes in the components of research and development expenses.
      General and Administrative Expenses. General and administrative expenses increased to $881,870 from $500,957 for the periods ended March 31, 2006 and 2005, respectively. This increase is largely attributed to stock-based compensation expense of $240,300 related to options granted to employees and directors which was recorded during the three months ended March 31, 2006 resulting from the adoption of SFAS 123(R). Additionally, the Company recorded $120,968 of consulting expense during the three months ended March 31, 2006 related to an amendment to a consulting agreement.

      Net Loss and Loss from Operations. As a result of the above, in the three months ended March 31, 2005, the Company’s net loss was $911,913 or $(0.03) per share as compared to a net loss of $554,978 or $(0.02) per share for the period ended March 31, 2005.

Assets and Liabilities
      At March 31, 2006 assets totaled $2,912,999. The Company continues to report two primary assets; cash and cash equivalents and intellectual property. Comparatively, all other assets remain relatively nominal. Unless the Company is successful in acquiring an operating subsidiary, there are no plans for any significant change in asset or liability mix by management at this date.
      At March 31, 2006 total liabilities approximated 10% of total assets which is consistent with prior reporting periods. Management does not expect to incur significant liabilities in the near future and has no plans for significant capital expenditures.

For the years ended December 31, 2005 and 2004.

Liquidity and Capital Resources
      Total assets decreased to $3,181,841 at December 31, 2005 from $4,403,751 at December 31, 2004. The decrease resulted from the use of cash for normal operations which exceeded the sum of net proceeds of a private offering of common stock in August 2005 and nominal revenues for the 2005 fiscal year.
      Our total outstanding indebtedness increased to $197,331 at December 31, 2005 as compared to $165,373 at December 31, 2004. The increase resulted from an increase in accrued expenses and normal accounts payable existing at fiscal year end 2005.
      From December 31, 2004 to December 31, 2005, our cash and cash equivalents decreased by approximately $1,207,000, primarily because cash used for normal operations exceeded the cash received from the sale of common stock. As of March 27, 2006, cash is being depleted at the rate of approximately $175,000 per month. This monthly amount does not include any expenditures related to further development or attempts to license our Combination Immunogene Therapy (“CIT”) technology, as no significant expenditures on the CIT technology are anticipated other than the legal fees incurred in furtherance of patent prosecution for the CIT technology. As of March 27, 2006, our cash on hand was approximately $1,000,000. Assuming (i) the current level of revenue from the sale of DR-70® kits to our distributors and our principal OEM product do not increase in the near future, (ii) we do not conduct any full scale clinical trials, (iii) no outstanding warrants are exercised, and (iv) without giving effect to the Jade Acquisition, which is expected to close in 2006, the amount of cash on hand is expected to be sufficient to meet our projected operating expenses through October 2006.
      There are significant uncertainties which negatively affect our operations. These are principally related to (i) the absence of a distribution network for our DR-70® kits, (ii) the early stage of development of our CIT technology and the need to enter a strategic relationship with a larger company capable of completing the development of any ultimate product and the subsequent marketing of such product, and (iii) the absence of any commitments or firm orders from our distributors. Moreover, there is no assurance as to when, if ever, we will be able to conduct our operations on a profitable basis. Our limited sales to date for DR-70®, the lack of any purchase requirements in the existing distribution agreements, and absence of FDA approval make it impossible to identify any trends in our business prospects. There is no assurance we will be able to generate sufficient revenues or sell any equity securities to generate sufficient funds when needed, or whether such funds, if available, will be obtained on terms satisfactory to us. In addition, if either AcuVector or the University of Alberta is successful in their claims, we may be liable for substantial damages, our rights to the CIT technology will be adversely affected, and our future prospects for licensing the CIT technology will be significantly impaired.
      The Company does not expect to incur any material capital expenditures until sales volume increases substantially. Any required future capital expenditures for manufacturing equipment will be funded out of future revenues or additional equity. The Company does not have any long term or contingent obligations that must be satisfied.
Critical Accounting Policies
      Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.
      We believe the following critical accounting policies, among others, affect our more significant judgments and estimates used in the preparation of our financial statements:
Allowance for Doubtful Accounts
      We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. The allowance for doubtful accounts is based on specific identification of customer accounts and our best estimate of the likelihood of potential loss, taking into account such factors as the financial condition and payment history of major customers. We evaluate the collectibility of our receivables at least quarterly. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The differences could be material and could significantly impact cash flows from operating activities.
Inventory
      We write down our inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand, future pricing and market conditions. If actual future demand, future pricing or market conditions are less favorable than those projected by management, additional inventory write-downs may be required and the differences could be material. Such differences might significantly impact cash flows from operating activities. Once established, write-downs are considered permanent adjustments to the cost basis of the obsolete or unmarketable inventories.
Sales Allowances
      A portion of our business is to sell products to distributors who resell the products to the end customers. In certain instances, these distributors obtain discounts based on the contractual terms of these arrangements. Sales discounts are usually based upon the volume of purchases or by reference to a specific price in the related distribution agreement. We recognize the amount of these discounts at the time the sale is recognized. Additionally, sales returns allowances are estimated based on historical return data, and recorded at the time of sale. If the quality or efficacy of our products deteriorates or market conditions otherwise change, actual discounts and returns could be significantly higher than estimated, resulting in potentially material differences in cash flows from operating activities.
Valuation of Intangibles
      From time to time, we acquire intangible assets that are beneficial to our product development processes. We use our best judgment based on the current facts and circumstances relating to our business when determining whether any significant impairment factors exist. One of those intangibles is the CIT technology, which we acquired from Dr. Chang. Whenever events or changes in circumstances indicate that it carrying amount may not be recoverable, we periodically are required to evaluate the carrying value of such intangibles, including the related amortization periods. Whenever events or changes in circumstances indicate that the carrying amount of an intangible asset may not be recoverable, we determine whether there has been an impairment by comparing the anticipated undiscounted cash flows from the operation and eventual disposition of the product line with its carrying value. If the undiscounted cash flows are less than the carrying value, the amount of the impairment, if any, will be determined by comparing the carrying value of each intangible asset with its fair value. Fair value is generally based on either a discounted cash flows analysis or market analysis. Future operating income is based on various assumptions, including regulatory approvals, patents being granted, and the type and nature of competing products. Patent approval for eight original claims related to the CIT technology was obtained in May 2004 and a continuation patent application was filed in 2004 for a number of additional claims. No regulatory approval has been requested for our CIT technology and we do not have the funds to conduct the clinical trials which would be required to obtain regulatory approval for our CIT technology. Accordingly, we are seeking a strategic partner to license the CIT technology from us. If we cannot attract a large pharmaceutical company to license our CIT technology and conduct the trials required to obtain regulatory approval, or if regulatory approvals are not obtained or are substantially delayed, or other competing technologies are developed and obtain general market acceptance, or market conditions otherwise change, our CIT technology may have a substantially reduced value, which could be material. As the CIT asset represents the largest asset on our balance sheet, any substantial deterioration of value would significantly impact our reported financial position and our reported operating results.
Deferred Taxes
      We record a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized. We have considered estimated future taxable income and ongoing tax planning strategies in assessing the amount needed for the valuation allowance. Based on these estimates, all of our deferred tax assets have been reserved. If actual results differ favorably from those estimates used, we may be able to realize all or part of our net deferred tax assets. Such realization could positively impact our operating results and cash flows from operating activities.
Litigation
      We account for litigation losses in accordance with Statement of Financial Accounting Standards (SFAS) No. 5, “Accounting for Contingencies.” Under SFAS No. 5, loss contingency provisions are recorded for probable losses at management’s best estimate of a loss, or when a best estimate cannot be made, a minimum loss contingency amount is recorded. These estimates are often initially developed substantially earlier than the ultimate loss is known, and the estimates are refined each accounting period, as additional information is known. Accordingly, we are often initially unable to develop a best estimate of loss; therefore, the minimum amount, which could be zero, is recorded. As information becomes known, either the minimum loss amount is increased or a best estimate can be made, resulting in additional loss provisions. Occasionally, a best estimate amount is changed to a lower amount when events result in an expectation of a more favorable outcome than previously expected. Due to the nature of current litigation matters, the factors that could lead to changes in loss reserves might change quickly and the range of actual losses could be significant, which could materially impact our results of operations and cash flows from operating activities.
Results of Operations
Year Ended December 31, 2005 Compared to Year Ended December 31, 2004
Net Revenue
      During the year ended December 31, 2005, the Company generated $67,565 from product sales compared to revenues from product sales $186,182 in the prior year period, a decrease of $118,617, or 63%. The decrease is primarily due to decreased orders for Ketone strips, our principal OEM product. Revenues from sales of OEM products for the year ended December 31, 2005 were nominal compared to $123,465 for the prior year period. Ketone strips comprised approximately 95% of our OEM sales in 2004, and none of our sales in the year ended December 31, 2005. All sales of OEM products were to domestic customers in both the current year and prior year periods. Revenues from sales of DR-70® for the year ended December 31, 2005 were $64,365 compared to $62,717 for the year ended December 31, 2004, an increase of $1,648, or 3%.

Domestic customers accounted for $3,200, or 4.7%, and foreign customers accounted for $64,365, or 95.3%, of the DR-70® revenues in the year ended December 31, 2005. Domestic customers accounted for $3,667, or 5.8%, and foreign customers accounted for $59,050, or 94.2%, of the DR-70® revenues in the year ended December 31, 2004.
      The continued low level of DR-70® and OEM product sales is disappointing to management of the Company. Our existing distributors have not been effective and no new distributors were engaged in 2005. Market acceptance of our DR-70® kits has been slower than originally anticipated, in part due to the fact that the DR-70® kit has not yet received FDA approval. In addition, the Company has not concluded any material new distribution agreements this year as new potential distributors have experienced similar delays and face similar market acceptance issues because of the lack of FDA approval.
      During 2006, we expect sales of OEM products to be at the same level as experienced in 2005. Assuming FDA approval of DR-70® in 2006, we expect sales of DR-70® to increase in 2006, but any such increase in sales is not expected to impact significantly our operating results for 2006. The statement concerning future sales is a forward-looking statement that involves certain risks and uncertainties which could result in a fluctuation of sales below those achieved for the year ended December 31, 2005. Sales in 2006 could be negatively impacted by potential competing products and overall market acceptance of the Company’s products.
Gross Profit
      Gross profit increased as a percentage of sales because virtually all sales were DR-70® kits for the year ended December 31, 2005. Gross profit was $54,970 as compared to $113,487 for the year ended December 31, 2004. The decrease in gross profit was due to the decrease in sales.
      Assuming the product sales mix remains the same, management anticipates future gross profit margins to remain at the levels of the year ended December 31, 2006. The statement concerning future gross profit margins is a forward-looking statement that involves certain risks and uncertainties which could result in a fluctuation of gross margins below those achieved for the year ended December 31, 2005. Gross profit could be negatively impacted by potential competing products and overall market acceptance of the Company’s products.
Research and Development
      Research and development expenses for the year ended December 31, 2005 were $272,650 as compared to $292,652 for the year ended December 31, 2004. The decrease of $20,002 was primarily a result of a small decrease in expenses related to services provided by our consultants and other costs related to our application for approval of DR-70®.
General and Administrative Expenses
      General and administrative expenses decreased by $149,713 to $2,327,024 for the year ended December 31, 2005 as compared to the $2,476,740 reported for the year ended December 31, 2004 due mainly to small decreases in consulting expenses and legal expenses related to capital formation, regulatory compliance and patent prosecution expenses. The significant components of general and administrative expenses for the years ended December 31, 2004 and 2005 primarily consist of payroll, taxes and benefits, consulting expenses, including financial consulting, investor relations and public relations, professional fees, including legal, audit and patent expenses, and stock exchange and shareholder services expenses.
Interest Income and Expense
      Interest income for the year ended December 31, 2005 was $38,039 as compared to $26,544 for the year ended December 31, 2004. The increase of $11,495, or 43%, is due to the significantly larger average cash balances maintained by the Company during 2005. Interest expense for the years ended December 31, 2005 and 2004 was nil.

Net Loss and Loss from Operations
      As a result of the factors described above, in fiscal year 2005, our net loss was $2,506,665 or ($0.10) per share as compared to a net loss of $2,629,361 or ($0.12) per share in fiscal year 2004. The reduction in the net loss per share was significantly affected by the 14.5% increase in the weighted average number of common shares outstanding.
Assets and Liabilities
      At December 31, 2005, the Company had total assets of $3,181,841 compared to total assets of $4,403,751 at December 31, 2004. Cash and cash equivalents was $1,398,092 as of December 31, 2005, a decrease of $1,207,445 (46.5%) from the $2,605,537 cash on hand as of December 31, 2004. Cash used in operations was $2,064,694; cash used in investing activities was $10,937 and cash provided by financing activities from the sale of common stock was $868,186.
      There were no accounts receivable at December 31, 2005. Inventories increased $10,636 (15.6%), to $78,671, from $68,035 at December 31, 2004. This change is not material.
      Net equipment totaled $17,317 at December 31, 2005 compared to $13,888 at December 31, 2004. This change is not material.
      Total liabilities at December 31, 2005 were $197,331, an increase of $31,958 from the $165,373 at December 31, 2004. Accounts payable and accrued expenses were $97,335 at December 31, 2005, an increase of $13,574 (16.2%) from the $83,761 at December 31, 2004. The increase is primarily due to non-payment of certain deferred obligations and trade payables. Accrued payroll totaled $99,996 at December 31, 2005, an increase of $18,384 compared to $81,612 at December 31, 2004. The increase is due to an increase in the payroll compared to the prior year.
Going Concern
      The financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company incurred net losses of $2,629,361 and $2,506,665 during the years ended December 31, 2004 and 2005, respectively, and had an accumulated deficit of $28,667,715 at December 31, 2005. In addition, the Company used cash in operations of $2,135,405 and $2,064,694 during the years ended December 31, 2004 and 2005, respectively. At March 21, 2006, the Company had cash on hand of approximately $1,000,000 and cash is being depleted at the rate of approximately $175,000 per month. Assuming (i) the current level of revenue from the sale of DR-70® kits does not increase in the near future, (ii) the Company does not require new cancer samples to satisfy the FDA concerns on its pending 510(k) application, (iii) the Company does not conduct any full scale clinical trials for DR-70® or its combination immunogene therapy technology, and (iv) no outstanding warrants are exercised, the amount of cash on hand is expected to be sufficient to meet its projected operating expenses through October 2006.
      The Company’s near and long-term operating strategies focus on obtaining FDA approval for DR-70® and seeking a large pharmaceutical partner for the combination immunogene therapy technology currently owned by the Company. The Company’s only source of additional funds to meet continuing operating expenses after October 2006 or to conduct clinical trials which may be required to receive FDA approval is the sale of securities. Management recognizes that the Company must generate additional capital resources to enable it to continue as a going concern. Management’s plans include seeking financing, alliances or other partnership agreements with entities interest in the Company’s technologies, or other business transactions that would generate sufficient resources to assure continuation of the Company’s operations and research and development programs.
      In response to the Company’s current financial condition and as a part of its ongoing corporate strategy, the Company has contacted investment bankers and institutional investors to sell securities, but no definitive arrangements to raise additional capital are in place. There can be no assurance that additional financing will be available to the Company on acceptable terms, or at all.

      In addition, on September 16, 2005, the American Stock Exchange (“AMEX”) sent the Company a warning letter pursuant to Section 1009(a)(i) of the AMEX Company Guide stating that the Company was not in compliance with the AMEX Continued Listing Standards. The Company remains non-compliant with the Continued Listing Standards, but AMEX has not taken any definitive action to delist the Company. Delisting from AMEX may impact the Company’s ability to raise capital in the future.
      These items raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amount and classification of liabilities that may result form the outcome of this uncertainty.
RISK FACTORS RELATED TO AMDL
      Our business (and proposed operations in China, assuming the acquisition of JPI is consummated) involves significant risks which are described below.

Limited product development activities; our product development efforts may not result in commercial products.
      We intend to continue to pursue FDA approval of DR-70® and licensing of our combination immunogene therapy technology. Due to limited cash resources, we cannot develop additional products at this time. Successful cancer detection and treatment product development is highly uncertain, and very few research and development projects produce a commercial product. Product candidates like DR-70® or the combination immunogene therapy technology that appear promising in the early phases of development, such as in early animal or human clinical trials, may fail to reach the market for a number of reasons, such as:

•	the product candidate did not demonstrate acceptable clinical trial results even though it demonstrated positive preclinical trial results;

•	the product candidate was not effective in treating a specified condition or illness;

•	the product candidate had harmful side effects on humans;

•	the necessary regulatory bodies, such as the FDA, did not approve our product candidate for an intended use;

•	the product candidate was not economical for us to manufacture and commercialize; and

•	the product candidate is not cost effective in light of existing therapeutics.
      Of course, there may be other factors that prevent us from marketing a product including, but not limited to, our limited cash resources. We cannot guarantee we will be able to produce commercially successful products. Further, clinical trial results are frequently susceptible to varying interpretations by scientists, medical personnel, regulatory personnel, statisticians and others, which may delay, limit or prevent further clinical development or regulatory approvals of a product candidate. Also, the length of time that it takes for us to complete clinical trials and obtain regulatory approval for product marketing may vary by product and by the intended use of a product. We cannot predict the length of time to complete necessary clinical trials and obtain regulatory approval.
      Our current cash position of approximately $2,400,000 is not sufficient to conduct significant clinical trials and to market our products internationally by ourselves. With or without additional financing (or cash generated from out pharmaceutical operations in China as a result of the acquisition of the Jade Entities), we will likely engage outside distributors and license our products to others, although there can be no assurances that our products can be successfully licensed.

We may not be able to continue to operate our business if we are unable to attract additional operating capital.
      The current level of revenues from the sale of DR-70® kits to our distributors and our OEM products, are not sufficient to finance operations on a long-term basis and no other significant orders are pending for any of our OEM products at this time. As we have no prior history as a manufacturer of pharmaceuticals in China, we are unsure of whether those operations will produce sufficient cash to offset the cash drain of the FDA approval process for DR-70® and general operating expenses. Accordingly, our business and operations are substantially dependent on our ability to raise additional working capital to finance the costs of FDA approval of DR-70® and to pay ongoing general and administrative expenses of our business. Moreover, product development and planned operations in China will also require additional financing. (See the Risk Factors related to the business of the Jade Entities, below.)
      No definitive arrangements to raise additional capital are in place as of the date of this proxy statement. There can be no assurances that we will be successful in raising any additional funds. Assuming (i) the current level of revenue from the sale of DR-70® kits does not increase in the near future; (ii) we do not require new cancer samples to satisfy FDA concerns on our pending 510(k) application; (iii) we do not conduct any additional full-scale clinical trials on DR-70® or our combination immunogene therapy technology, and (iv) no outstanding warrants are exercised, we only have enough cash currently on hand to meet our current level of operating expenses until October 2006. We have total warrants outstanding that are currently exercisable for up to an aggregate of 10,324,477 shares of our common stock at a weighted average exercise price of $0.85 per share. Included within that amount are three-year warrants to purchase a total of 5,507,580 shares which were issued at an exercise price of $0.555 in our April 2006 private placement, the exercise price of which is below our current market price; however, there can be no assurance that any of these warrants will be exercised. In addition, any future equity financing may involve substantial dilution to our stockholders.

Our current products cannot be sold in certain countries if we do not obtain and maintain regulatory approval.
      We conduct research and clinical trials and we manufacture, distribute and market our products for their approved indications. These activities are subject to extensive regulation by numerous state and federal governmental authorities in the U.S., such as the FDA and the Centers for Medicare and Medicaid Services (formerly Health Care Financing Administration), as well as by certain foreign countries, including some in the European Union. Currently, we (or our distributors) are required in the U.S. and in foreign countries to obtain approval from those countries’ regulatory authorities before we can market and sell our products in those countries. Obtaining regulatory approval is costly and may take many years, and after it is obtained, it remains costly to maintain. The FDA and foreign regulatory agencies have substantial discretion to terminate clinical trials, require additional testing, delay or withhold registration and marketing approval and mandate product withdrawals. In addition, later discovery of unknown problems with our products or manufacturing processes could result in restrictions on such products and manufacturing processes, including potential withdrawal of the products from the market. If regulatory authorities determine that we have violated regulations or if they restrict, suspend or revoke our prior approvals, they could prohibit us from manufacturing or selling our products until we comply, or indefinitely.

FDA approval for marketing DR-70® is not assured.
      Prior to May 2002, our focus was on obtaining foreign distributors for our DR-70® kit. Then, in May 2002 we decided to begin the FDA process for approval of our DR-70® kit as an aid in monitoring patients with colorectal cancer. The FDA advised us in January 2004 on our first application that the DR-70® test data submitted to date does not demonstrate substantial equivalence to a previously approved device, which is necessary for approval of a 510(k) pre-market notification for DR-70® as an aid in monitoring patients with colorectal cancer. We also received a not substantially equivalent letter from the FDA in June 2005 on our second application for 510(k) approval for use of DR-70® as an adjunct to CEA for monitoring patients with colorectal cancer. We are revising our strategy and are reviewing additional data. We have not submitted additional information to the FDA in furtherance of our application. At this time, we cannot predict (i) when our next submission will be made or the length of time it will take for the FDA to review the information, (ii) whether 510(k) pre-market notification will be available for our DR-70® test kit, or (iii) whether such approval will be ultimately obtained.

Our future prospects will be negatively impacted if we are unsuccessful in pending litigation over the combination immunogene therapy technology.
      We are engaged in litigation with AcuVector Group Inc. in the Court of Queen’s Bench in Edmonton, Alberta, Canada over the combination immunogene therapy technology we purchased from Dr. Chang in 2001. AcuVector, a former licensee of Dr. Chang, claims that the terminated license agreement is still in effect. AcuVector is seeking substantial damages and injunctive relief against Dr. Chang and CDN$20,000,000 in damages against us for alleged interference with the relationship between Dr. Chang and AcuVector. The claim for injunctive relief seeks to establish that the AcuVector license agreement with Dr. Chang is still in effect. The Company performed extensive due diligence at the time of acquisition of the technology, but the case is still in the early stages of discovery.
      We are also defending a companion case filed in the same court by the Governors of the University of Alberta filed against us and Dr. Chang. The University of Alberta claims, among other things, that Dr. Chang failed to remit the payment of the University’s portion of the monies paid by us to Dr. Chang for the combination immunogene technology purchased by us from Dr. Chang in 2001. In addition to other claims against Dr. Chang relating to other technologies developed by him while at the University, the University also claims that we conspired with Dr. Chang and interfered with the University’s contractual relations under certain agreements with Dr. Chang, thereby damaging the University in an amount which is unknown to the University at this time. The University has not claimed that AMDL is not the owner of the combination immunogene therapy technology, just that the University has an equitable interest therein or the revenues therefrom.
      Accordingly, if either AcuVector or the University is successful in their claims, we may be liable for substantial damages, our rights to the technology will be adversely affected, and our future prospects for exploiting or licensing the combination immunogene therapy technology will be significantly impaired.

The value of our combination immunogene therapy technology may not be equal to its carrying value.
      One of our intangible assets is the combination immunogene therapy technology, which we purchased from Dr. Chang in August 2001. It is our largest non-cash asset. Whenever events or changes in circumstances indicate that its carrying amount may not be recoverable, we periodically are required to evaluate the carrying value of such intangibles, including the related amortization periods. Whenever events or changes in circumstances indicate that the carrying value of an intangible asset may not be recoverable, we determine whether there has been an impairment by comparing the anticipated undiscounted cash flows from the operation and eventual disposition of the product line with its carrying value. If the undiscounted cash flows are less than the carrying value, the amount of the impairment, if any, will be determined by comparing the carrying value of each intangible asset with its fair value. Fair value is generally based on either a discounted cash flows analysis or market analysis. Future operating income is based on various assumptions, including regulatory approvals, patents being granted, and the type and nature of competing products. Patent approval for eight original claims related to the combination immunogene therapy technology was obtained in May 2004 and a continuation patent application was filed in 2004 for a number of additional claims. No regulatory approval has been requested for our combination immunogene therapy technology and we do not have the funds to conduct the clinical trials which would be required to obtain regulatory approval for our combination immunogene therapy technology. Accordingly, we are seeking strategic partner to license the combination immunogene therapy technology from us. If we cannot attract a large pharmaceutical company to license our combination immunogene therapy technology and conduct the trials required to obtain regulatory approval, or if regulatory approvals or patents are not obtained or are substantially delayed, or other competing technologies are developed and obtain general market acceptance, or market conditions otherwise change, our combination immunogene therapy technology may have a substantially reduced value, which could be material. As the combination immunogene therapy technology asset represents the largest non-cash asset on our balance sheet, any substantial deterioration of value would significantly impact our reported financial position and our reported operating results.

If our intellectual property positions are challenged, invalidated or circumvented, or if we fail to prevail in future intellectual property litigation, our business could be adversely affected.
      The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and often involve complex legal, scientific and factual questions. To date, there has emerged no consistent policy regarding breadth of claims allowed in such companies’ patents. Third parties may challenge, invalidate or circumvent our patents and patent applications relating to our products, product candidates and technologies. In addition, our patent positions might not protect us against competitors with similar products or technologies because competing products or technologies may not infringe our patents.

We face substantial competition, and others may discover, develop, acquire or commercialize products before or more successfully than we do.
      We operate in a highly competitive environment. Our products compete with other products or treatments for diseases for which our products may be indicated. Additionally, some of our competitors’ market products or are actively engaged in research and development in areas where we are developing product candidates. Large pharmaceutical corporations have greater clinical, research, regulatory and marketing resources than we do. In addition, some of our competitors may have technical or competitive advantages over us for the development of technologies and processes. These resources may make it difficult for us to compete with them to successfully discover, develop and market new products.

We are reliant on a few customers and our distributors for sales of our products.
      Virtually all of our operating revenues have come from sales to two distributors in foreign countries of DR-70® kits and from sales to a few domestic customers of our OEM products. For the year ended December 31, 2005 over 95% of our revenues were derived from sales of DR-70® and we had only nominal sales of our OEM products. Historically, we have not received any substantial orders from any of our customers or distributors of DR-70® or our OEM products. Moreover, none of our distributors or customers is contractually required to buy any specific number of DR-70® kits or OEM product from us. Accordingly, based upon this fact, historical sales, and the uncertainty of FDA approval for sale of DR-70® in the United States, any projection of future orders or sales of DR-70® kits or OEM product is unreliable. In addition, the amount of our products purchased by our distributors or customers can be adversely affected by a number of factors, including their budget cycles and the amount of funds available to them for product promotion and marketing.

We are subject to risks associated with our foreign distributors.
      Our business strategy includes the continued dependence on foreign distributors for our DR-70® product. To date, we have not been successful in generating a significant increase in sales through distribution channels in existing markets or in developing distribution channels in new markets. We are also subject to the risks associated with our distributor’s operations, including: (i) fluctuations in currency exchange rates, (ii) compliance with local laws and other regulatory requirements, (iii) restrictions on the repatriation of funds, (iv) inflationary conditions, (v) political and economic instability, (vi) war or other hostilities, (vii) overlap of tax structures, and (viii) expropriation or nationalization of assets. The inability to effectively manage these and other risks could adversely affect our business.

We do not intend to pay dividends on our common stock in the foreseeable future.
      We currently intend to retain any earnings to support our growth strategy and do not anticipate paying dividends in the foreseeable future.

If we fail to comply with the rules under Sarbanes-Oxley related to accounting controls and procedures or if material weaknesses or other deficiencies are discovered in our internal accounting procedures, our stock price could decline significantly.
      Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. When we become subject to Section 404, we will be required to begin the process of documenting and testing our internal control procedures, and we may identify material weaknesses in our internal control over financial reporting and other deficiencies. If material weaknesses and deficiencies are detected, it could cause investors to lose confidence in our Company and result in a decline in our stock price. In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our stock could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

Loss of AMEX listing could adversely affect the marketability and price of our shares.
      We are not currently in compliance with the standards for a continued listing on AMEX. On May 25, 2006 we submitted a plan of action to come into compliance with AMEX’s continued listing standards. If our plan is accepted by AMEX, we will have up to 18 months to effect the plan and become compliant with the continued listing standards; however, we will be subject to periodic review to determine whether we have made progress consistent with the plan or otherwise become in compliance with the continued listing standards. AMEX has not yet taken any action to delist our securities; however, unless we meet the standards for continued listing, AMEX could at any time (i) commence a proceeding to delist our securities, or (ii) include us in the list of companies that are not in compliance with AMEX’s continued listing standards and require that the indicator “.BC” be added as an extension to our symbol which will be transmitted with any quotation or trade of our shares. The loss of listing on AMEX could adversely affect the marketability and/or price of our shares because some brokers and other traders might refrain from purchasing or trading our shares if we were delisted or if they perceived that a delisting might occur in the near future. Additionally, delisting from AMEX may adversely impact our ability to raise capital in the future.

Our stock price is volatile, which could adversely affect your investment.
      Our stock price, like that of other cancer diagnostic and treatment companies, is highly volatile. Our stock price may be affected by such factors as:

•	clinical trial results;

•	product development announcements by us or our competitors;

•	regulatory matters;

•	announcements in the scientific and research community;

•	intellectual property and legal matters; and

•	broader industry and market trends unrelated to our performance.
      In addition, if our revenues or operating results in any period fail to meet the investment community’s expectations, there could be an immediate adverse impact on our stock price.

     We have Limited Product Liability Insurance.
      We currently produce products for clinical studies and for investigational purposes. We are producing our products in commercial sale quantities, which will increase as we receive various regulatory approvals in the future. There can be no assurance, however, that users will not claim that effects other than those intended may result from our products, including, but not limited to claims alleged to be related to incorrect diagnoses leading to improper or lack of treatment in reliance on test results. In the event that liability claims arise out of allegations of defects in the design or manufacture of our products, one or more claims for damages may require the expenditure of funds in defense of such claims or one or more substantial awards of damages against us, and may have a material adverse effect on us by reason of our inability to defend against or pay such claims. We carry product liability insurance for any such claims, but only in an amount equal to $2,000,000 per occurrence/ $2,000,000 aggregate liability, which may be insufficient to cover all claims that may be made against us.

RISKS AND CONSIDERATIONS RELATED TO THE JADE ACQUISITION
AND OPERATIONS IN CHINA
Doing business as a WFOE
      JJB and YYB are classified as WFOEs under Chinese Company Law. WFOEs are foreign-controlled limited liability companies established under Chinese Company Law. WFOE’s offer control over the company’s management, technology, and finances that a typical foreign investor requires. The advantages of qualifying as a WFOE include, but are not limited to:

•	The ability to carry on business in China rather than just a representative office function;

•	The ability to issue invoices to customers in Renminbi (Chinese currency) and receive Renminbi revenues;

•	The ability to convert Renminbi profits to US dollars for remittance to a foreign parent company outside China; and

•	The ability to employ staff directly within China.
      Potential disadvantages of operating as a WFOE include unlimited liability for claims arising from operations in China, and potentially less favorable treatment from governmental agencies in China than JJB and YYB would receive if JJB and YYB operated through a joint venture with a Chinese partner.
Government Regulation
      The modernization of regulations for the pharmaceutical industry is relatively new in China and the manner and extent to which the pharmaceutical industry is regulated will continue to evolve. JJB and YYB are subject to the Pharmaceutical Administrative Law, which governs the licensing, manufacture, marketing and distribution of pharmaceutical products in China and sets penalty provisions for violations of provisions of the Pharmaceutical Administrative Law. Generally, it takes six months to one year to apply for and receive approval to produce and sell new pharmaceutical product. In addition, as a WFOE, JJB and YYB are subject to the foreign company provisions of the Company Law of the China, which governs the conduct of JPI’s wholly owned subsidiaries, JJB and YYB and their officers and directors. Changes in these laws or new interpretations of existing laws may have a significant impact on JJB and YYB’s business practices and costs of doing business.
      Additionally, JJB and YYB will be subject to varying degrees of regulation and permitting by governmental agencies in China. For example, in 1999, the SFDA established an administrative system for the classification of prescription and over-the-counter drugs. Since then, the SFDA has issued a series of guidelines on interpretation of the new classification system in such areas as labeling, usage instructions and packaging of over-the-counter products. Recently, the SFDA implemented new Good Manufacturing Practices (GMP) guidelines for licensing pharmaceutical products. YYB’s new factory was required to comply with these new guidelines to begin production at the facility and failure to satisfy these new guidelines would have had a material adverse effect on YYB’s business. Both JJB and YYB’s factories have received the Chinese Good Manufacturing Practices certificates necessary to conduct the manufacturing operations described herein. There can be no assurance that future regulatory, judicial and legislative changes will not have a material adverse effect on JJB and YYB’s business, that regulators or third parties will not raise material issues with regard to JJB and YYB’s business and operations or JJB and YYB’s compliance or non-compliance with applicable regulations or that any changes in applicable laws or regulations will not have a material adverse effect on JJB and YYB’s business. Commencing in 2005 all non-GMP pharmaceutical manufacturing firms were no longer permitted to operate in China.
      Changes in existing laws or new interpretations of such laws may have a significant impact on JJB and YYB’s methods and costs of doing business. For example, new legislative proposals for pharmaceutical product pricing, reimbursement levels, approval criteria and manufacturing requirements may be proposed and adopted. Such new legislation or regulatory requirements may have a material adverse effect on JJB and

YYB’s financial condition, results of operations and cash flows. There can be no assurance that: (i) the future regulatory, judicial and legislative changes will not have a material adverse effect on JJB and/or YYB; (ii) that regulators or third parties will not raise material issues with regard to JJB and YYB’s compliance or non-compliance with applicable laws or regulations; or (iii) that any changes in applicable laws or regulations will not have a material adverse effect on or JJB and YYB’s operations, profitability or cash flow.

Chinese Environmental Laws
      JJB and YYB are both subject to the environmental laws of China and its local governments. JJB and YYB’s operations in China do not involve the use of pollutants, and accordingly, JJB and YYB do not expect to be affected significantly by compliance with such laws. However, both JJB and YYB were required to build a sewage waste pool and pay waste disposal fees in order to properly remove waste from their facilities in compliance with local environmental laws.

JJB and YYB may experience barriers to conducting business due to governmental policy.
      The SFDA set up a classification administrative system in 1999 for prescription and over-the-counter drugs. Since then, the SFDA has issued a series of guidelines for interpretation of the new classification system for labeling, usage instructions and packaging of over-the-counter products. The SFDA currently requires that pharmaceutical manufacturers clearly label drugs for over-the-counter sales and distinguish them from those to be sold in hospitals as ethical drugs. JJB and YYB comply with the policies required by the SFDA. To date, JJB and YYB have never experienced any problems with compliance with the regulations of the SFDA. JJB and YYB have never been investigated for noncompliance nor have JJB and YYB been cited for violations of any regulations of the SFDA.

JJB And YYB’s business may be adversely affected by government plans to consolidate state owned pharmaceutical companies in China.
      The Ministry of Commerce announced plans to consolidate nearly 5,000 state owned pharmaceutical companies into approximately 12 to 15 companies. The Ministry of Commerce has stated that it targets the size of these remaining firms to be at least U.S. $10.0 billion revenue per annum in the future (U.S. $5.0 billion by the year 2010). Their primary business will be to make generic pharmaceutical products for sale to state owned hospitals. The planned consolidation has already commenced and is anticipated to continue until the goals of the Ministry of Commerce have been realized. JJB and YYB are not aware, however, at this time of how many companies have been consolidated or when the planned consolidation will be completed. A recent example of the consolidation amongst state owned pharmaceutical companies is the acquisition by the conglomerate Huayuan Group of a 40% stake in Shanghai Pharmaceutical Group. This new company will be involved in manufacture, distribution and research and development of pharmaceuticals. An objective of the consolidation is to establish a manufacturing standard consistent with U.S. Good Manufacturing Practices. The ultimate goal is that all pharmaceutical products manufactured in the PRC shall ultimately meet the U.S. Good Manufacturing Practices. The inability of YYB and JJB to meet U.S. Good Manufacturing Practice standards could have material negative adverse affects on JJB and YYB’s continued independent existence in the future.

Capital outflow policies in China may hamper JJB and YYB’s ability to remit income to the United States.
      China has adopted currency and capital transfer regulations. These regulations require that JJB and YYB comply with complex regulations for the movement of capital. In order to comply with these regulations JJB and YYB may have to revise or change the banking structure of JJB and YYB’s. Although JJB and YYB believe that they are currently in compliance with these regulations, should these regulations or the interpretation of them by courts or regulatory agencies change JJB and YYB may not be able to remit all income earned from JJB and YYB’s operations to AMDL in the U.S.

Fluctuation of the Renminbi could materially affect JJB and YYB’s financial condition and results of operations.
      The value of the Renminbi fluctuates and is subject to changes in China’s political and economic conditions. Since 1994, the conversion of Renminbi into foreign currencies, including US dollars, has been based on rates set by the People’s Bank of China, which are set daily based upon the previous day’s interbank foreign exchange market rates and current exchange rates on the world financial markets. Since 1994, the official exchange rate for the conversion of Renminbi to US dollars has generally been stable. On July 21, 2005, the PRC allowed Renminbi to fluctuate within a narrow range, ending its decade-old fixed valuation peg to the U.S. dollar. Historically, the Chinese government has benchmarked the Renminbi exchange ratio against the U.S. dollar, thereby mitigating the associated foreign currency exchange rate fluctuation risk; however, no assurances can be given that the risks related to currency deviations of Renminbi will not increase in the future.

JJB And YYB may face obstacles from the political system in China.
      Foreign companies conducting operations in China face significant political, economic and legal risks. The government of the PRC has a history of intervening in business affairs in order to achieve its political objectives. While current policies favor foreign investment, PRC policies may change without warning. Moreover, corruption and a legal system, which is not fully developed, pose significant risks for companies doing business in China.

JJB and YYB may have difficulty establishing adequate management, legal and financial controls in China.
      China historically has not adopted western-style management and financial reporting concepts and practices, and business in China generally lacks modern banking, computer and other control systems. JJB and YYB may also have difficulty in hiring and retaining a sufficient number of qualified employees to work in China who can perform to American standards. As a result, JJB and YYB may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet the standards required for periodic reporting under the Securities Exchange Act of 1934, as amended.
INFORMATION REGARDING JPI
Overview
      Jade Capital Group Limited, a British Virgin Islands corporation (“Jade”), is the owner of 100% of the outstanding capital stock of Jade Pharmaceutical, Inc., a British Virgin Islands corporation (“JPI”). JPI has two (2) wholly-owned subsidiaries, JJB and YYB. Jade acquired businesses conducted by YYB and JJB, respectively by acquiring all of the outstanding capital stock of YYB between June and September of 2005, and certain assets and liabilities of JiangXi Shangrao KangDa Biochemical Pharmacy Co. Ltd. (“Kangda,” the predecessor to JJB) in September 2005. Jade formed JPI to reorganize JJB and YYB under one company separate from Jade and to facilitate the sale of these entities to JJB has to AMDL. Both JJB and YYB are wholly-owned foreign enterprises (“WFOEs”). WFOEs are limited liability companies established under PRC Company Law that are exclusively owned by foreign investors. WFOEs are used, among other things, to enable local PRC based entities to carry on business in China, rather than operate in a representative capacity; to acquire land use certificates to own and operate facilities in the PRC; employ persons in the PRC and to hold intellectual property rights; to protect intellectual property and proprietary technology; and to issue invoices to their customers in Renminbi and record revenues in Renminbi, but convert the profits into U.S. dollars for distribution to their parent company outside China. There are also potential disadvantages of operating as a WFOE, including, but not limited to, unlimited liability claims arising from the operations in China and potentially less favorable treatment from governmental agencies than would be afforded to those operating with a Chinese partner.

      Pursuant to Article 9 of the Law of the PRC on Pharmaceutical Administration, pharmaceutical manufacturing enterprises must organize production according to the statutory Administrative Criteria on Quality of Pharmaceuticals formulated by the supervisory and administrative departments in charge of pharmaceuticals of the State Council. The supervisory and administrative departments issue a Good Manufacturing Practices Certificate to enterprises that meet the requirements of the Law. Both JJB and YYB facilities have been issued the GMP certificates necessary to conduct the current manufacturing operations at their respective facilities.
      In addition, under Article 31 of the Law of the PRC on Pharmaceutical Administration, each entity manufacturing pharmaceuticals must receive the approval of the supervisory and administrative departments in charge of pharmaceuticals of the State Council and receive a serial approval number to manufacture a specific pharmaceutical. Both JJB and YYB have product licenses to manufacture all of the products currently being manufactured by them. Both JJB and YYB are also subject to the Food Sanitation Law providing standards in sanitation for the consumption or injection of foods.
JJB
      JJB is located in Shangrao, Jian Province, PRC and has land use certificate rights to approximately 24 acres of land. JJB owns a 250,000 square foot manufacturing facility at which it manufactures prescription and over the counter pharmaceuticals and injectables. The facility has received three GMP Certificates, one for large volume parenteral solutions (December 26, 2000), one for small volume parenteral solutions (January 27, 2003) and one for tablets, tinctures and other products for external use (July 27, 2005). JJB has 52 production licenses for large volume injection fluids, small volume injection fluids, tablets and tinctures and related products.
      JJB currently has 19 licenses for production of large volume injectible fluids. JJB’s primary products in this category are: Glucose injection, Glucose and Sodium Chloride injection, Sodium Chloride injection, Metroniadazole injection, Metroniadazole and Glucose injection, Destran 40 Glucose injection and Heartleaf Houttuynia Herb Extracts injection. JJB’s facility has the capability to produce up to 18 million bottles of large volume injection fluids annually.
      JJB currently has 18 licenses for production of small volume injectible fluids. JJB’s primary products in this category are: Human Placental Extracts injection, Heartleaf Houttuynia Herb Extracts injection, Chrondroitin Sulfate injection, Amikacin Sulfate injection, Muscle injection, Glucose injection Ribavirin injection and Gentamycin Sulfate injection. JJB’s facility has the ability to produce 70 million bottles of small volume injection fluids annually.
      JJB has 12 licenses for production of tablets. JJB’s primary products in this category are: Metroniadazole tablets, Domponidone tablets, Piracetam tablets, Inosine tablets, Oryzanol tablets and compound Benzoic Acid and Camphor Solutions tablets. JJB’s facility has the ability to product 1.5 billion tablets annually. JJB has three licenses for tinctures and the principal product is compound Benzoic Acid.
      Sales of JJB’s products are approximately 40% over the counter and 60% to institutional or hospital customers. JJB employs regional sales managers and over three hundred sales representatives who contact distributors throughout China. There are eighteen distributors who purchase product from JJB. Distributors have the right to return unsold product and returns have historically averaged about 2% of sales.
      JJB purchases its raw materials from more than one hundred small suppliers from all parts of China. Not raw materials are imported and no finished goods are exported. There are numerous suppliers for all of JJB’s raw materials, packaging and paper products. Inventories of raw materials and finished goods are kept at low levels and are stored consistent with Good Manufacturing Practices Standards.
      JJB has no significant licensing, royalty or other similar agreements or labor contracts other than standard individual employments contracts with all of JJB’s employees, which is customary in China.
      JJB has approximately 223 full time employees. Included in this number are 28 persons in the capacities of plant manager, senior engineer and licensed pharmacists.

YYB
      YYB is located in Tuman City, Jilin Province, PRC and has land use certificate rights to approximately 3.45 acres of land. YYB owns a 150,000 square foot manufacturing facility. YYB received a GMP Certificate for tablets, capsules and mixtures on December 3, 2004.
      YYB has 86 product licenses. The following is a list of YYB’s principal products: Gu Yian Ling Pian, Diaitamin Calcium Hydrogen Phosphate and Lysine tablets; Compound Gentian and Sodium Bicarbonate tablets, Compound Paracetamol and Amantadine Hydrochloride capsules, Bear Bile tablets, Promethazine and Bile tablets, Compound Declofenac Sodium and Chlorphenamine Maleate tablets, Paracetamol Caffein Artificial Cow bezoar and Chlorphenamine Maleate Tablets, Paracetamol Caffein Artificial Cow-bozoar and Chlorphenamine Maleate Capsules, Trivitamin and Calcium Gluconate Calcium Hydrogen Phosphate Chewable Tablets, Calcium Hydrogen Phosphate Chewable tablets, Fenbufen capsules, Nan Bao capsules, Rhizoma Gastrodiane capsules, and Bererine Hydrochloride tablets. YYB’s plant facility was renovated and new manufacturing facilities were completed in July 2005. YYB’s facilities have the capacity to produce more than one billion tablets and capsules per year.
      YYB has established a multi-level marketing programs of approximately forty sales managers and engages over 1,000 sales representatives who act as individual marketers of YYB’s products. YYB also has eight distributors. 60% of YYB’s product are sold over the counter and 40% are sold to institutional or hospital customers.
      As in the case of JJB, YYB uses more than two hundred small suppliers. No raw materials are imported and no finished goods are exported. Raw materials are stored at the facility in burlap and plastic containers and a two month supply of raw materials is kept on average.
      YYB has approximately 148 full time employees. Included in this number are 13 senior employees who work in the capacities of plant manager, senior engineer and licensed pharmacists.
Marketing, Sales and Distribution
      Both JJB and YYB are developing educational programs for hospitals, doctors, clinics and distributors with respect to JJB and YYB’s product lines. These educational programs are intended to improve sales and promotion of JJB and YYB’s products. Both JJB and YYB sell to hospitals, retail stores and distributors who act as agents. One primary distributor has 29 retail outlets throughout the PRC. In addition, JJB and YYB have a dedicated sakes team that manages its own direct sales force and retail outlets all over China.
      As JJB and YYB’s resources permit, both JJB and YYB anticipate expanding their current domestic Chinese distribution beyond the cities in which they currently sell through the utilization of new distribution firms in regions currently not covered.
Competition
      JJB and YYB compete with different companies in different therapeutic categories. For example, with regard to large and small volume injection fluids, JJB primarily competes with Jiangxi Zhuhu Pharmaceutical Company, located in Jiangxi Province, and Jiangxi Pharmaceutical Company, located in Jiangxi Province. There are at least 70 companies in China approved by the SFDA to manufacture large and small volume injection fluids. JJB competes with numerous companies for distribution of JJB’s tablets as these are common over the counter pharmaceuticals. YYB completes primarily with twenty other companies similar to YYB who are licensed to sell herbal extracts throughout the PRC and Asia.
Research and Development
      JJB and YYB currently perform all of their own research and development activities on new products at their own facilities. In the past, JJB and YYB entered into joint research (pre-200) and development agreements with outside research institutes, but all of the prior agreements have expired.

      JJB continually attempts to develop new products. During 2005 and 2004, respectively, JJB spent $437,500 and $187,000 on research and development of new products. Currently, JJB is researching and attempting to develop a liver cancer treatment, a bone growth stimulant and an antibiotic for the treatment of urinary system. Each of these products will require an additional investment of funds before these products will be available for sale, assuming product licenses are obtained for their manufacture.
      YYB spent $150,000 and $100,000, respectively in 2005 and 2004 on research and development of new products to supplement its herbal extract lines. YYB is attempting to develop products in the following categories: treatment of cardiovascular disease, treatments for cancer, and a healthy food series.
Employees
      JJB has 270 full time employees; YYB has 148 full time employees. Most employees serve under written contracts which are customary in China, even for manufacturing line employees. JJB and YYB are large employers in the cities in which the manufacturing plants are located and believe that relations with their employees are good.
Key Executive Employees
      Mr. Xia Yuan Da is the general manager of both JJB and YYB. Mr. Xia is in charge of all daily operations at each plant facility, subject to the direction of the Board of Directors. He recruits and hires all staff for both JJB and YYB. Mr. Xia received a Bachelor’s degree in Economics from Central Management Institute in China in 1981. Jade purchased the assets of JJB (formerly Kangda) and the stock of YYB in 2005, directly or indirectly, from Mr. Xia. Mr. Xia is 49 years old and is an ex-army colonel trained in pharmacy where he served prior to acquiring the predecessor entities that eventually became JJB and YYB. Mr. Xia managed these same facilities for the Chinese military from 1997 to 2001. Then in 2001, Mr. Xia purchased the business from the government of China. As a condition to the closing, Mr. Xia will be required to repay $507,396 that he owes to JPI. In addition, JPI will enter into an employment contract with Mr. Xia for an annual salary of $72,000 on terms acceptable to Mr. Xia and AMDL. Mr. Xia will also receive a one time signing bonus of $10,000 upon execution of the agreement.
      Mr. Frank Zheng is 43 years old and is the Chief Executive Officer of JPI, JJB and YYB. Mr. Zheng oversees all operations, financial management, capital formations, governmental grants, contracts, administration and partnership development for both JJB and YYB. For more than the last five years, Mr. Zheng has been a Managing Director of Jade. He received a Bachelor’s degree in Economics from Hebei University in 1984. Mr. Zheng owns indirectly 63% of Jade Capital Group Limited.
      Mr. Minghui (Henry) Jia is the chairman and legal representative of JJB and owns indirectly 27% of Jade Capital Group Limited. Mr. Jia’s biography is found on page 96.
      Messrs. Zheng and Jia will each enter into three year employment agreements with AMDL and/or JPI, effective at the closing of the Jade Acquisition providing for annual base salaries of $204,000 and $156,000, respectively. Mr. Zheng and Mr. Jia will also receive a one-time signing bonus of $50,000 each upon execution of their agreements.
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION OF JADE
PHARMACEUTICAL, INC. AND SUBSIDIARIES
      The following discussion should be read in conjunction with the financial statements and the notes thereto of Jade Pharmaceuticals, Inc. (“JPI”), which appear elsewhere in this report. The results shown herein are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements based on current expectations, which involve uncertainties. Actual results and the timing of events could differ materially from the forward-looking statements as a result of a number of factors. Readers should also carefully review factors set forth in other reports or documents that we file from time to time with the Securities and Exchange Commission.

INSERT JPI M D & A FOR THE THREE MONTHS ENDED MARCH 31, 2006 HERE

For the years ended December 31, 2005 and 2004

Liquidity and Capital Resources
      JPI’s total assets decreased from $15,651,043 at December 31, 2004 to $13,107,193 at December 31, 2005. The decrease is primarily attributable to the reduction in receivables and inventory from the prior year. The reduction in accounts receivable was primarily related to the fact that $3,660,548 purchased by JJB in the purchase agreement between Jade and Kangda. The reduction in inventory is a result of the temporary suspension of the YYB plant at the end of 2004 and the acquisition of a large quantity of raw materials in preparation of normal production at the beginning of 2005. Cash was also applied to reduce loans outstanding by $861,135.
      JPI’s total outstanding current liabilities decreased to $3,816,746 at December 31, 2005, as compared to $6,625,218 at December 31, 2004. The current liabilities decrease was the result of a reduction in accounts payable and accrued expenses as well as a reduction of $861,135 in short term loans outstanding.
      From December 31, 2004, to December 31, 2005, JPI’s cash and cash equivalents decreased by $138,954. The reductions occurred even though JPI experienced positive cash flow from operations due to the reductions in short term loans and significant reductions in accounts payable from the prior period. JPI also used $1,834,634 to refurbish and improve its factory and equipment.
      Since completing a new plant for JJB in 2005, it is not anticipated that any significant capital expenditures for the plant or equipment will be required for YYB in the near future.

Critical Accounting Policies
      The following critical accounting policies, among others, affect the more significant judgments and estimates used in the preparation of JPI’s financial statements:

Allowance for Doubtful Accounts
      JPI maintains allowances for doubtful accounts for estimated losses resulting from the inability of JPI’s customers to make required payments. The allowance for doubtful accounts is based on specific identification of customer accounts and JPI’s best estimate of the likelihood of potential loss, taking into account such factors as the financial condition and payment history of major customers. Management of JPI evaluates the collectibility of JPI’s receivables at least quarterly. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The differences could be material and could significantly impact cash flows from operating activities.

Inventory
      JPI writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand, future pricing and market conditions. If actual future demands, future pricing or market conditions are less favorable than those projected by management, additional inventory write-downs may be required and the differences could be material. Such differences might significantly impact cash flows from operating activities.

Sales Allowances
      A portion of JPI’s business is to sell products to distributors who resell the products to the end customers. In certain instances, these distributors obtain discounts based on the contractual terms of these arrangements. Sales discounts are usually based upon the volume of purchases or by reference to a specific price in the related distribution agreement. JPI recognizes the amount of these discounts at the time the sale is recognized. Additionally, sales returns allowances are estimated based on historical return data, and recorded at the time of sale. If the quality or efficacy of JPI’s products deteriorates or market conditions otherwise change, actual discounts and returns could be significantly higher than estimated, resulting in potentially material differences in cash flows from operating activities.

Valuation of Intangibles
      From time to time, JPI acquires intangible assets that are beneficial to its product development processes. JPI periodically evaluates the carrying value of intangibles, including the related amortization periods. In evaluating acquired intangible assets, JPI determines whether there has been impairment by comparing the anticipated undiscounted cash flows from the operation and eventual disposition of the product line with its carrying value. If the undiscounted cash flows are less than the carrying value, the amount of the impairment, if any, will be determined by comparing the carrying value of each intangible asset with its fair value. Fair value is generally based on either a discounted cash flows analysis or market analysis. Future operating income is based on various assumptions, including regulatory approvals, patents being granted, and the type and nature of competing products. If regulatory approvals or patents are not obtained or are substantially delayed, or other competing technologies are developed and obtain general market acceptance or market conditions otherwise change, JPI’s intangibles may have a substantially reduced value, which could be material.

Value Added Tax
      Value added tax payable is reported as a significant liability. The accounting policies adopted by management include full disclosure of the value added tax liability calculated at 17% of the difference between ex-factory price and the cost of raw materials, less the cost of the fees paid to the third-party original equipment manufacturing company.
Comparison of results for the fiscal year ended December 31, 2005 and December 31, 2004.
Overview
      A major part of YYB’s facility ceased operations from September 2004 to December 2004 for reconstruction to obtain new Good Manufacturing Process (GMP) licenses. This had a negative effect on sales of products in that period of 2004. YYB obtained the GMP licenses in January of 2005 and recommenced production and sales of some products. JJB completed its new plant in July of 2005 and all required GMP licenses were obtained at that time. JJB’s new plant went into normal production in July 2005.

Revenue
      During the fiscal year ended December 31, 2005, JPI generated $6,917,939 from product sales compared to revenues from product sales for the fiscal year ended December 31, 2004, of $4,575,161. This is an increase of $2,342,778. YYB’s factory generally ceased production for the period from September 2004 to December 2004 to prepare for certification of Good Manufacturing Processes. This certification was received in January 2005. This certification was necessitated by the process of certification moving from provincial review and approval process to that of the central government. In addition a new JJB plant was setup which received its GMP licenses in July 2005. This allowed JJB to increase its production and sales for the remainder of the year over 2004. The addition of a direct sales force and expansion of the retail network also contributed to the increase in sales in 2005 over 2004.

Gross Profit
      Gross profit on product sales for the fiscal year ended December 31, 2005, was $3,009,752 compared to $1,853,643 for the fiscal year ended December 31, 2004. This represents an increase of $1,156,109 or 62.4%. Of this amount, $949,292 is the result of the increased sales and the remainder is the result of increased gross profit from 40.5% to 43.5% in 2004 and 2005, respectively.

Sales, General and Administrative Expenses
      JPI’s sales, general and administrative expenses were $1,143,709 for fiscal year ended December 31, 2005, as compared to $789,101 for the fiscal year ended December 31, 2004, an increase of $407,968. This represents an increase of 47.3% over the prior year while sales increased 53.6% over the prior. Included in the 2005 sales, general and administrative expenses was a one time charge of $318,619 for the impairment of property and equipment.

Net Income
      JPI recorded net income of $1,600,695 for the period ended December 31, 2005 as compared to net income of $1,019,870 for the period ended December 31, 2004. This represents an increase of $580,825 over the prior year. The increase was primarily the result of increased sales and a higher gross profit without corresponding increases in operating expenses.
COMMUNICATION WITH THE BOARD OF DIRECTORS
      Stockholders may communicate with the Board of Directors by sending correspondence, address to Gary L. Dreher, Secretary, at our corporate headquarters with an instruction to forward the communication to a particular director. Our Secretary will receive the correspondence and forward it to any individual director or directors to whom the communication is directed.
HOUSEHOLDING OF SPECIAL MEETING MATERIALS
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in each household. AMDL will promptly deliver a separate copy of this proxy statement to any stockholder upon written or oral request to: Investor Relations, AMDL, Inc. 2492 Walnut Avenue, Suite 100, Tustin, California 92780; telephone: (949) 505-4460. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or Annual Reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact AMDL at the above address and phone number.
WHERE YOU CAN FIND MORE INFORMATION
      AMDL files reports, proxy statements and other information with the Securities Exchange Commission. AMDL stockholders may read and copy any reports, proxy statements or other information filed by AMDL at the Securities Exchange Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at (800) SEC-0330.
      Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling Securities and Exchange Commission at (800) SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy statements and other information regarding AMDL. The address of the Securities and Exchange Commission website is http://www.sec.gov.
      You should rely only on the information contained in this proxy statement to vote on the approval of the stock purchase agreement and the acquisition. AMDL has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated                    , 2006. You should not assume that the information contained in this proxy statement is accurate as of any date other than                     , 2006, and neither the mailing of this proxy statement to AMDL stockholders nor the issuance of AMDL common stock in the acquisition shall create any implication to the contrary.

Information on AMDL’s Web Site
      Information on any AMDL internet web site or the web site of any subsidiary or affiliate of AMDL is not part of this document and you should not rely on that information in deciding whether to approve the proposals described in the proxy statement, unless that information is also in this document or in a document that is incorporated by reference in this document.
REQUEST TO RETURN PROXIES PROMPTLY
      A proxy is enclosed for your use. Please mark, date, sign and return the proxy at your earliest convenience in the envelope provided. A prompt return of your proxy will be appreciated.

By order of the Board of Directors,

President, Chief Executive Officer and Secretary
Tustin, California
                    , 2006

STOCK PURCHASE AND SALE AGREEMENT
by and among
AMDL, INC.
as “Buyer”
JADE CAPITAL GROUP LIMITED
as “Seller”
and the
SHAREHOLDERS
of
JADE CAPITAL GROUP LIMITED
as “Shareholders”
Dated: May 12, 2006
ANNEX A

(i)

TABLE OF CONTENTS
(cont’d)

(ii)

TABLE OF CONTENTS
(cont’d)

(iii)

EXHIBITS AND SCHEDULES

EXHIBITS
Exhibit 1.2.2.1	Form of Escrow Agreement

Exhibit 1.3	Lock Up Agreement

Exhibit 1.4	Form of Options

Exhibit 2.3.10	Text of Opinion of Seller’s (and Shareholders’) Counsel

Exhibit 5.2	Business Plan (To be supplied prior to Closing)

Exhibit 5.6	Amendment to Certificate of Incorporation of AMDL, Inc.

SELLERS’ SCHEDULES
Schedule 1.2.1	Allocation of Purchase Price Consideration

Schedule 3.1.2(a)	Certificate of Formation and By-laws of Jade Pharmaceutical

Schedule 3.1.2(b)	Certificate of Formation and Bylaws of YYB

Schedule 3.1.2(c)	Certificate of Formation and Bylaws of JJB

Schedule 3.3.1	Capitalization of Jade Capital, Jade Pharmaceutical and Jade Pharmaceutical Subsidiaries

Schedule 3.3.5	Description of other agreements of Jade Pharmaceutical and Jade Pharmaceutical Subsidiaries

Schedule 3.5	Consents

Schedule 3.8	Jade Pharmaceutical Financial Statements (supplied separately)

Schedule 3.10	Litigation

Schedule 3.11.1	Owned Real Property

Schedule 3.11.2	Leased Real Property and Real Property Leases

Schedule 3.11.3	Owned Personal Property

Schedule 3.11.4	Leased Personal Property and Personal Property Leases

Schedule 3.13.1	List and Description of Jade Pharmaceutical Products

Schedule 3.13.2	Consents, Approvals, Permits and Other Required Authorizations for Sale/Import/Export of Jade Pharmaceutical Products

Schedule 3.14.3	Jade Pharmaceutical’s Scheduled IP

Schedule 3.14.4	Licenses

Schedule 3.14.7	Exceptions to Obligations to Not to Disclose Jade Pharmaceutical Confidential Information and to Assign Inventions

Schedule 3.15.1	Contracts

(iv)

SELLERS’ SCHEDULES
Schedule 3.17	Employee Benefit Plans

Schedule 3.20	List of Companies’ Employees

BUYER’S SCHEDULES
Schedule 4.4	Buyer Subsidiaries

Schedule 7.2.6	Key Management Employees

(v)

STOCK PURCHASE AND SALE AGREEMENT
     THIS STOCK PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of May 12, 2006, is entered into by and among AMDL, INC., a Delaware corporation (“Buyer”), JADE CAPITAL GROUP LIMITED, a British Virgin Islands corporation (“Seller”) and each of the shareholders of Seller listed on the signature page hereto (individually, a “Shareholder” collectively “Shareholders”).
     WHEREAS, JADE PHARMACEUTICAL INC, a British Virgin Islands corporation (“Jade Pharmaceutical”) is a wholly-owned subsidiary of Seller. Seller owns one (1) share of capital stock of Jade Pharmaceutical (the “Jade Pharmaceutical Share”).
     WHEREAS, Jade Pharmaceutical has two wholly-owned “subsidiaries,” YANGBIAN YIQIAO BIO-CHEMICAL PHARMACY COMPANY LIMITED (“YYB”) and JIANGXI JIEZHONG BIO-CHEMICAL PHARMACY COMPANY LIMITED (“JJB” and, together with YYB, the “Jade Pharmaceutical Subsidiaries”), each of which are wholly foreign owned investment enterprises under the laws of The Peoples Republic of China (“PRC”). Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries are sometimes referred to collectively as the “Companies.”
     WHEREAS, Shareholders are the owners, in the individual amounts set forth on Schedule 3.3.1 attached hereto, of an aggregate of five million (5,000,000) shares of the capital stock of Seller (the “Jade Capital Shares”), which constitute all of the outstanding shares of capital stock of Seller; and
     WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, on the terms and subject to the conditions set forth in this Agreement, the Jade Pharmaceutical Share owned by the Seller.
     NOW, THEREFORE, in consideration of the mutual agreements, representations and warranties contained herein, and subject to the conditions contained herein, the parties hereto hereby agree as follows:
1. PURCHASE AND SALE OF JADE PHARMACEUTICAL SHARE.
     1.1 Transfer of Stock.
     On the Closing Date (hereinafter defined), Seller shall sell, transfer and assign the Jade Pharmaceutical Share to Buyer, free and clear of all liens, claims and encumbrances of any kind or character whatsoever.
     1.2 Amount and Form of Consideration.
          1.2.1 In consideration of the sale and transfer of the Jade Pharmaceutical Share by Seller to Buyer, Buyer shall pay and deliver to Seller (or the Shareholders in such proportions as Seller shall instruct) the following consideration, as full and sufficient payment for the Jade Pharmaceutical Share, with such consideration to be allocated in the manner set forth on Schedule 1.2.1:
     (i) 13,715,000 shares of AMDL Common Stock, $.001 par value (the “Purchase Consideration”);
     (ii) The Options (as defined in Section 1.4 below).
          1.2.2 Escrow
                    1.2.2.1 On or before the Closing, Buyer and the Shareholders shall appoint an individual or a national bank to act as escrow agent (“Escrow Agent”) pursuant to the Escrow Agreement attached hereto as Exhibit 1.2.2.1 (the “Escrow Agreement”) to perform the duties of Escrow Agent with respect to Five Hundred Thousand (500,000) shares of AMDL Common Stock which are included in the Purchase Consideration (the “Escrow Shares”). The Escrow Shares will be placed into the escrow as provided in the Escrow Agreement. The Escrow Shares will reduce the number of shares of AMDL Common Stock to Thirteen Million Two Hundred Fifteen Thousand (13,215,000) which will be delivered to Shareholders on the Closing Date (as hereinafter defined).
                    1.2.2.2 The Escrow Shares shall be held by the Escrow Agent in a separate account maintained for that purpose, on the terms and subject to the conditions of the Escrow Agreement. The Escrow Shares shall not be subject to lien or attachment by any creditor of any party hereto. The parties hereto agree that the Escrow Agent shall not have any rights with respect to the Escrow Shares, or any rights as a shareholder of Buyer, including the right to receive dividends or to vote with respect to the Escrow Shares, and that neither Buyer, nor its directors, officers or employees shall owe any duties to the Escrow Agent or the Shareholders with respect to the Escrow Shares while held in escrow, except as expressly set forth in this Agreement or the Escrow Agreement. Unless and until and Escrow Shares are released to Buyer, Seller or the Shareholders, as the case may be, all of the Escrow Shares shall remain as outstanding shares of Buyer.
                    1.2.2.3 Upon receipt by Jade Pharmaceutical or one of the Jade Pharmaceutical Subsidiaries of the requisite approvals to market and sell DR-70® in the PRC, as provided in the Escrow Agreement, the Escrow Shares shall be released from the escrow. Upon release of the Escrow Shares to Seller or the Shareholders, the Escrow Shares shall remain subject to the lock-up agreement provisions set forth in Section 1.3 below and under Exhibit 1.3 hereto.
     1.3 Lock-Up Provisions.
          Seller and the Shareholders agree that the shares of AMDL Common Stock issued as Purchase Consideration (including the Escrow Shares) shall be subject to a Lock-Up Agreement (the “Lock-Up Agreement”) in the form of Exhibit 1.3 hereto. At the Closing, Seller and the Shareholders agree to execute and deliver to Buyer a Lock-Up Agreement with respect to all shares of AMDL Common Stock issued pursuant to this Agreement.

     1.4 Options.
          Buyer shall also deliver at the Closing (as defined in Section 2.1 below), options to purchase AMDL Common Stock (the “Options”) substantially in the form attached hereto as Exhibit 1.4 to the following persons in the following amount:

# of Shares subject
Name	to Option
(Frank) Fang Zheng	1,100,000
(Henry) Minghui Jia	1,100,000
Zuhe Xiao	200,000
Bing Zhu Zha	50,000
Zu Dong Xiao	50,000

Total	2,500,000
          The Options will have an exercise price equal to one hundred fifteen percent (115%) of the average closing price of AMDL Common Stock as reported on the American Stock Exchange (“AMEX”) for the five (5) consecutive trading days ended on the second trading day prior to the Closing Date (as defined in Section 2.1 below). The Options may not be exercised before a date six months after the Closing Date and the Options will expire three (3) years after the Closing Date. The Options will contain the “registration rights” described in Section 5.4 below and a legend identical to that set forth in Section 3.23.7 below.
2. CLOSING.
     2.1 Closing.
     The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Preston Gates & Ellis LLP, 1900 Main Street, Suite 600, Irvine, California 92614 at 10:00 o’clock A.M., California time, on the date that Buyer’s stockholders have approved this Agreement or as soon thereafter as practicable on a date mutually selected by the parties, but in no event later than September 30, 2006. The date on when the Closing occurs is herein called the “Closing Date.”
     2.2 Proceedings at Closing.
     All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.
     2.3 Deliveries by Seller and the Shareholders to Buyer.
     At the Closing, Seller and the Shareholders shall deliver, or shall cause to be delivered, to Buyer the following:

          2.3.1 The certificates evidencing the Jade Pharmaceutical Share, accompanied by stock assignment forms endorsed by Seller in blank, and such other instruments or documents evidencing the sale, assignment, transfer and conveyance by Seller to Buyer of the Jade Pharmaceutical Share in accordance with the terms hereof as Buyer may reasonably request;
          2.3.2 Evidence satisfactory to Buyer of the cancellation and termination, without exercise, of each and every right to purchase any and all other interests in, or equity securities of, Jade Pharmaceutical, YYB and/or JJB listed on Schedule 3.3(c)(i) or Schedule 3.3.(c)(2).
          2.3.3 Evidence satisfactory to Buyer of the payment of the note receivable from a director of $507,396 to Jade Pharmaceutical or the Jade Subsidiaries.
          2.3.4 Instruments satisfactory to Buyer and executed by Seller and the Shareholders releasing all claims of every kind and character against Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Buyer and their respective directors, officers, employees, agents and representatives (the “Seller Releases”);
          2.3.5 A certificate of the Secretary or an Assistant Secretary of Seller certifying that attached thereto are complete and correct copies of the Certificate of Formation and By-laws of each of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries, each as in effect on the Closing Date;
          2.3.6 The originals of all minute books, stock transfer records and corporate and other records of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries;
          2.3.7 Satisfactory evidence of the resignation of such of the present directors and officers of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries as Buyer may require, effective not later than the Closing Date;
          2.3.8 A Certificate of the Secretary of Seller setting forth the resolutions of the Board of Directors of Seller and the Shareholders authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;
          2.3.9 A certificate from Seller and the Shareholders to the effect that the representations and warranties in Article 3 of this Agreement are true and correct at and as of the date of this Agreement and as of the Closing Date, and that to each of their knowledge the remaining conditions set forth in Section 7.2 hereof to Buyers’ obligations to close the transactions contemplated hereby have been satisfied;
          2.3.10 The opinion of Seller’s (and Shareholders’) counsel addressed to Buyer, on the matters set forth on Exhibit 2.3.10, dated the date of Closing; and
          2.3.11 Such other documents and instruments as are necessary and customary in order to affect a closing of the transactions contemplated hereby and which are reasonably requested by Buyer.

     2.4 Deliveries by Buyer to Seller.
     At the Closing, Buyer shall deliver to Seller the following:
          2.4.1 Certificates evidencing the ownership by Seller (or the Shareholders) of the Purchase Consideration;
          2.4.2 A certificate of a duly authorized officer of Buyer, dated the Closing Date, setting forth the resolutions of the board of directors of Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;
          2.4.3 A certificate of a duly authorized officer of Buyer that (i) the Amendment to Certificate of Incorporation of Buyer (“Amendment to Certificated”) increasing its authorized shares of AMDL Common Stock to 200,000,000 shares were duly adopted by the stockholders of Buyer, (ii) the Agreement was approved by the stockholders of Buyer, and (iii) that (i) and (ii) have not been rescinded or amended as of the Closing Date;
          2.4.4 A certificate of the Secretary of Buyer attesting as to the incumbency and signature of each officer of Buyer who shall execute this Agreement or any other instrument in connection with the consummation of the transactions contemplated hereby; and
          2.4.5 Such other documents and instruments as are necessary and customary in order to affect a closing of the transactions contemplated hereby and which are reasonably requested by Seller or the Shareholders.
     2.5 Employment Agreements.
     Jade Pharmaceutical or the applicable Jade Pharmaceutical Subsidiary shall have entered into an employment agreement with each of the following individuals on terms acceptable to Buyer:
(Frank) Fang Zheng
(Henry) Minghui Jia
Yuan Da Xia
     The compensation to such individuals shall be as set forth in the Business Plan, Exhibit 5.2 hereto.
3. REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS.
     Seller and the Shareholders hereby jointly and severally represent and warrant to Buyer as follows:
     3.1 Organization, Power and Authority.
          3.1.1 Each of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the countries of their formation, respectively, and have all requisite corporate power and authority to own and operate their businesses as they are now and at the Closing will be conducted. YYB is qualified and in good standing to transact business in the Peoples Republic of China. JJB is qualified and in good standing to transact business in the Peoples Republic of China.
          3.1.2 Attached as Schedule 3.1.2(a) is a true, complete and accurate copy of the Certificate of Formation and By-laws of Jade Pharmaceutical, as in effect on the date of this Agreement. Attached as Schedule 3.1.2(b) is a true, complete and accurate copy of the Certificate of Formation and By-laws of YYB, as in effect on the date of this Agreement. Attached as Schedule 3.1.2(c) is a true, correct and accurate copy of the Certificate of Formation and Bylaws of JJB, as in effect on the date of this Agreement.
     3.2 Authorization; Validity of Agreement.
     This Agreement and each of the other agreements and instruments contemplated hereby to which Seller and/or the Shareholders are or are contemplated to be a party have been or will have been duly executed and delivered by Seller and/or the Shareholders. Each of such agreements is or will be the legal, valid and binding obligations of Seller and/or the Shareholders, as the case may be, enforceable against Seller and the Shareholders in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     3.3 Capitalization of Jade Capital, Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries.
          3.3.1 The authorized capital stock of Jade Capital, Jade Pharmaceutical and each of the Jade Pharmaceutical Subsidiaries is set forth on Schedule 3.3.1.
          3.3.2 The outstanding shares of capital stock of Jade Pharmaceutical and capitalization of each of the Jade Pharmaceutical Subsidiaries is set forth on Schedule 3.3.1, and in each case such shares or equity ownership interests are free and clear of any liens, claims or encumbrances of any kind or character. All of the outstanding shares of capital stock of Jade Pharmaceutical and the registered capital and capital contributions to each of the Jade Pharmaceutical Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable.
          3.3.3 Other than the securities described in Schedule 3.3.1, there are no outstanding options, subscriptions, warrants, calls, commitments or other rights obligating Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries to issue or sell any shares of capital stock of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries or any securities convertible into or exercisable for any shares of capital stock of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries, or otherwise requiring Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries to give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries or any rights to participate in the capital, equity or net income of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries.

          3.3.4 All of the issued shares of capital stock of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries were issued (and to the extent any current or heretofore outstanding shares were purchased by Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries or any of the Shareholders or their affiliates or transferred by any of them) have been so purchased or transferred, in compliance with all applicable laws including foreign (federal and state) securities laws, and in compliance with any preemptive rights and any other statutory or contractual rights of any present or former stockholders of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries.
          3.3.5 Except as set forth on Schedule 3.3.5, there are no stockholders’ agreements, voting trusts or other agreements or understandings between or among present or former stockholders of Jade Capital or to which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries are a party or by which any of them is bound with respect to the transfer or voting of any capital stock of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries.
     3.4 Subsidiaries and Investments.
     Neither JJB nor YYB has any subsidiaries and neither owns, directly or indirectly, any capital stock of, or other equity interest in, or have any other investment in, or outstanding loans to, any corporation, partnership or other entity or organization.
     3.5 Consents.
     Except as set forth on Schedule 3.5, no consent, approval, waiver, or authorization is required to be obtained by Seller or Jade Pharmaceutical from, and no notice or filing is required to be given by Seller or Jade Pharmaceutical with, any governmental entity or agency or any other person in connection with the execution, delivery and performance by Seller, Jade Pharmaceutical or the Shareholders of this Agreement and the transactions contemplated hereby.
     3.6 No Conflict.
     The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not:
     (i) Violate any provision of the Certificate of Formation, By-laws or other organizational documents of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries; or
     (ii) Conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of any of the Shareholders, Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries under, or a loss of any benefit to which any of the Shareholders, Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries is entitled under, or trigger any charge or payment or accelerate the maturity date or payment of any money, or result in the creation of any liens, claims or encumbrances upon or with respect to any of the assets of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries;
under or pursuant to any written or oral contract to which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries or any of the Shareholders is a party or under or pursuant to any law, judgment, injunction, order, decree or other restriction of any governmental entity to which any of the Shareholders, Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries is subject.
     3.7 Title to Shares.
     The delivery by Seller to Buyer at the Closing of the certificate representing the Jade Pharmaceutical Share, duly endorsed in blank or accompanied by stock powers endorsed in blank, will vest Buyer on the Closing Date with good and marketable title to the Jade Pharmaceutical Share, free and clear of all liens, claims and encumbrances of any kind or character whatsoever. Seller has the full power, right and authority to vote and transfer the Jade Pharmaceutical Share.
     3.8 Financial Statements.
          3.8.1 Schedule 3.8 hereto consisting of the following financial statements (collectively, “Jade Pharmaceutical Financial Statements”): the audited consolidated balance sheets of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries as of December 31, 2005 and 2004, and the related statements of income, changes in stockholder equity and cash flows for the years ended December 31, 2005 and December 31, 2004. The (the December 31, 2005 Balance Sheet is herein called the “Latest Balance Sheet”), along with statements of cash flows and retained earnings for such periods. The Jade Pharmaceutical Financial Statements have been prepared on an accrual basis and were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered and fairly present the financial position and results of operations of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries as of the respective dates therefor and for the respective periods indicated therein (subject to normal and recurring year-end adjustments, with respect to the interim period financial statements).
          3.8.2 The Jade Pharmaceutical Financial Statements reflect all liabilities or obligations of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries, including all prepaid support and maintenance liabilities, whether the same are accrued, contingent or otherwise, and whether asserted or unasserted, arising out of transactions effected or events occurring on or prior to the respective dates thereof, other than liabilities and obligations that in the aggregate are not material to the assets, liabilities, business, operations, prospects or condition (financial or otherwise) of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries, taken together as a whole (“Material Adverse Effect” or “Material Adverse Change,” as appropriate).
          3.8.3 All reserves shown in the Latest Balance Sheet are appropriate, reasonable and sufficient to provide for the losses thereby contemplated.
          3.8.4 All accounts receivable and other rights of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries to payments as of the date hereof are valid and genuine,

arise out of bona fide license, sales or other transactions, and all such accounts receivable and other rights to payment are actual and bona fide receivables and rights representing obligations for the total dollar amount thereof shown on the books of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries. Except as set forth on Schedule 3.8.4, neither Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller nor any of the Shareholders have any knowledge of any material counterclaim or setoff against any of such customer accounts receivable and other rights to payment outstanding as of the date hereof.
          3.8.5 Except for those assets acquired since the date of the Latest Balance Sheet, all assets and properties used in or necessary for the conduct of the businesses and operations of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries are reflected in the Latest Balance Sheet in a manner and to the extent required by generally accepted accounting principles.
          3.8.6 Since the date of the Latest Balance Sheet, Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries have not sold, transferred, leased, distributed or otherwise disposed of any of its assets or agreed to do so, except for sales of products and services in the ordinary course of business or the disposition of immaterial assets in the ordinary course of business.
          3.8.7 Neither Jade Pharmaceutical nor the Jade Pharmaceutical Subsidiaries are liable or obligated in any other way to provide funds to or in respect of or to guarantee or assume in any manner, any debt, obligation, liability of, or to contribute to the capital of or make any investment in, any other person, corporation, association, partnership, joint venture, trust or other entity, and neither Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller nor any of the Shareholders know of any basis for the assertion of any other claims, liabilities or obligations of any nature or in any amount that would result in a Material Adverse Change.
          3.8.8 Jade Pharmaceutical agrees to promptly provide all unaudited financial statements, as may be required to be filed with the Securities and Exchange Commission (“SEC”) in order to cause the Proxy Statement (as defined in Section 5.1) to be approved for distribution to Buyer’s stockholders.
     3.9 Absence of Certain Changes.
     Since the date of the Latest Balance Sheet, the businesses of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries have been operated in the ordinary course of business consistent with past practice; there has been no action taken by Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries which, if taken from the date hereof through the Closing, would violate Section 5.8, and there has not been any event or condition which has resulted or would result in a Material Adverse Change.
     3.10 Litigation.
     Except as disclosed on Schedule 3.10, there are no judicial, legal, administrative or arbitration proceedings, suits or actions by any governmental authority or other person or entity, and no claims, inquiries or investigations by any governmental authority or other person or entity, that are pending or, to the knowledge of Seller or the Shareholders, threatened against

Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries or their business, operations, assets, products or services, or which question the validity or legality of the transactions contemplated hereby. Neither Seller nor the Shareholders knows of any basis or grounds for any such suit, action, claim, inquiry, investigation or proceeding against Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries or their businesses, operations, assets, products or services. There is no outstanding order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries or their businesses, operations, assets, products or services.
     3.11 Tangible and Intangible Property Other Than Intellectual Property.
          3.11.1 The name of the owner and a description of any real property owned by each Jade Pharmaceutical Subsidiary are set forth on Schedule 3.11.1 (the “Owned Real Property”).
          3.11.2 Attached hereto as Schedule 3.11.2 is a true, correct and complete list and description of all of the real property leased by each of the Jade Pharmaceutical Subsidiaries (“Leased Real Property”), together with a description of each applicable lease (“Real Property Leases”).
          3.11.3 Attached hereto as Schedule 3.11.3 is a true, correct and complete list and description of all of the tangible personal property owned by each Jade Pharmaceutical Subsidiary, including all computer and office equipment (“Owned Personal Property”).
          3.11.4 Attached hereto as Schedule 3.11.4 is a true, correct and complete list and description of all of the tangible personal property leased by each Jade Pharmaceutical Subsidiary, including all computer and office equipment (“Leased Personal Property”), together with a description of each applicable lease (“Personal Property Leases”).
          3.11.5 Jade Pharmaceutical has no tangible or intangible property other than the shares of capital stock of each of the Jade Pharmaceutical Subsidiaries or cash or cash equivalents.
     3.12 Condition and Adequacy of Tangible Property.
     All of the items of Owned Real Property, Leased Real Property, Owned Personal Property and Leased Personal Property are in operable condition and good working order, are adequate and suitable for their intended uses in the ordinary course of business and conform in all material respects with all applicable laws, ordinances, regulations and rules, and there are no known defects therein.
     3.13 Jade Pharmaceutical Products.
          3.13.1 Schedule 3.13.1 is a true, correct and complete list and description of every pharmaceutical product being marketed by YYB and JJB, respectively, as of the date hereof (collectively, “Jade Pharmaceutical Products”).

          3.13.2 Schedule 3.13.2 is a list of all consents, approvals, permits, licenses and other required authorizations to sell, import or export pharmaceutical products of each of YYB and JJB, respectively, with the date of issuance and the date of expiration.
     3.14 Intellectual Property.
          3.14.1 For purposes of this Agreement:
     (i) “Jade Pharmaceutical Intellectual Property” means all Intellectual Property owned by or exclusively licensed to Jade Pharmaceutical or any of the Jade Pharmaceutical Subsidiaries.
     (ii) “Jade Pharmaceutical Products” means all pharmaceutical products (a) previously manufactured and sold but not currently being sold, and (b) currently being manufactured, distributed, marketed, sold, or licensed to third parties by Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries and includes without limitation all of the Jade Pharmaceutical Products listed in Schedule 3.13.
     (iii) “Copyrights” shall mean all domestic and foreign copyright interests in any original work of authorship fixed in a tangible medium of expression, whether registered or unregistered, including but not limited to all copyright registrations or foreign equivalent, all applications for registration or foreign equivalent, all moral rights, all common-law rights, and all rights to register and obtain renewals and extensions of copyright registrations, together with all other copyright interests accruing by reason of international copyright convention, and the right to sue for past, present, or future infringement and to collect and retain all damages and profits therefor;
     (iv) “Intellectual Property” shall mean and include Patent Rights, Trademark Rights, Copyrights, Inventions, Know-how, Trade Secrets and Internet domain name registrations.
     (v) “Inventions” shall mean and include novel devices, processes, compositions of matter, methods, techniques, observations, discoveries, apparatuses, designs, expressions, theories, formulas, algorithms, processes, schematics, and ideas, whether or not patentable.
     (vi) “Know-How” shall mean scientific, engineering, mechanical, electrical, financial, marketing or practical knowledge or experience useful in the operation of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries.
     (vii) “Patent Rights” shall mean and include all domestic and foreign patents (including without limitation certificates of invention and other patent equivalents), provisional applications, patent applications and patents issuing therefrom as well as any division, continuation or continuation in part, reissue, extension, reexamination, certification, revival or renewal of any patent, all Inventions and subject matter related to such patents, in any and all forms, and the right to sue for past, present, or future infringement and to collect and retain all damages and profits therefore.
     (viii) “Trade Secrets” shall mean any formula, design, device or compilation, or other information which is used or held for use by Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries, which gives the holder thereof an advantage or opportunity for advantage over competitors which do not have or use the same, and which is not generally known by the public. Trade Secrets can include, by way of example, compounds, formulas, market surveys, market research studies, information contained on drawings and other documents, and information relating to research, development or testing of Products.
     (ix) “Trademark Rights” shall mean and include all domestic and foreign trademarks, trade dress, service marks, trade names, icons, logos, slogans, and any other indicia of source or sponsorship of goods and services, designs and logotypes related to the above, in any and all forms, and all trademark registrations and applications for registration related to such trademarks (including, but not limited to intent to use applications), including the right to sue for past, present, or future infringement and to collect and retain all damages and profits therefor, and all designs and logotypes related to such trademarks, in any and all forms, and all trademark registrations and applications for registration related to such trademarks.
          3.14.2 Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries possess sufficient and legally enforceable rights (by ownership or license or otherwise) with respect to all Intellectual Property necessary to conduct its business and the creation, development, marketing, distribution and licensing and sale of the Jade Pharmaceutical Products.
          3.14.3 To the extent included in Jade Pharmaceutical Intellectual Property, Schedule 3.14.3 is a true, complete and correct list (by title, registration number if applicable, jurisdiction and owner) of:
     (i) All Patent Rights, including pending applications;
     (ii) All registered and unregistered Trademark Rights, including pending applications;
     (iii) All registered and material unregistered Copyrights, including pending applications;
     (iv) all other issuances, registrations, applications and the like with respect to those or any other Jade Pharmaceutical Intellectual Property; and

     (v) All Internet domain names registered to Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries.
(collectively, the “Jade Pharmaceutical Scheduled IP”). All items of the Jade Pharmaceutical Scheduled IP (other than pending applications) are valid and subsisting to the extent such concepts are applicable, and neither Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller nor the Shareholders are aware of any questions or challenges with respect thereto. All filings, registrations and related correspondence in respect of the Jade Pharmaceutical Scheduled IP have been provided to Buyer. No cancellation, termination, expiration or abandonment of any item of the Jade Pharmaceutical Scheduled IP (except natural expiration or termination at the end of the full possible term, including extensions and renewals) is anticipated by Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, or Seller. Except as referenced in written documentation previously provided to Buyer (including without limitation file wrappers), neither Seller nor any of the Shareholders are aware of any questions or challenges with respect to the patentability of any claims in any pending patent application included in the Jade Pharmaceutical Intellectual Property.
          3.14.4 Schedule 3.14.4 is a true, correct and complete list of:
     (i) All licenses, sublicenses and other agreements (written or otherwise) to which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries is a party (or by which it or any of the Jade Pharmaceutical Intellectual Property is bound or subject) and pursuant to which any person has been or may be assigned, authorized to use, exercise or exploit (“Use”), granted or may be granted any license, lien or encumbrance regarding, or given access to, any of the Jade Pharmaceutical Intellectual Property;
     (ii) All licenses, sublicenses and other agreements (written or otherwise) pursuant to which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries have been or may be assigned, granted any license, authorized to Use or incurred any obligation in connection with any third party Intellectual Property that has been or is incorporated or embodied in, or forms all or any part of any previous, current or proposed Jade Pharmaceutical Product, or Jade Pharmaceutical Intellectual Property, including agreements executed by employees and contractors assigning Jade Pharmaceutical Intellectual Property conceived or developed by them to Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries; and
     (iii) All consulting or other agreements (written or otherwise) pursuant to which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries either (A) provides services to any person or (B) receives services from any person, including any such agreements pursuant to which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries retains or is assigned, or assigns to the other party, ownership of any Jade

Pharmaceutical Intellectual Property created pursuant to such arrangement.
Except as set forth in the contracts listed in the Schedules to this Agreement, neither Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries nor Seller have entered into any agreement to indemnify, hold harmless or defend any other person with respect to any assertion of infringement or misappropriation of any Intellectual Property rights or property of any person (“Infringement”) or warranting the lack thereof.
          3.14.5 No event or circumstance has occurred or exists that (with or without notice, consent or the lapse of time) could reasonably be expected to result in, and neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will result in:
     (i) The breach or violation by any of Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller or the Shareholders of any license, sublicense or other agreement required to be listed in any Schedule to this Agreement; or
     (ii) The loss or expiration of any material right or option by Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries (or the gain thereof by any third party) under any such license, sublicense or other agreement.
          3.14.6 To the knowledge of Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller and the Shareholders, there is no unauthorized Use or disclosure, and no Infringement, of any Jade Pharmaceutical Intellectual Property by any third party, including, without limitation, any employee or former employee or shareholder of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries. Neither Jade Pharmaceutical nor the Jade Pharmaceutical Subsidiaries have brought or threatened, at any time, any action, suit or proceeding against any third party for any Infringement of any Jade Pharmaceutical Intellectual Property or any material breach of any license, sublicense or agreement involving Jade Pharmaceutical Intellectual Property.
          3.14.7 Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries have taken reasonable steps to protect and preserve the confidentiality of each item of Jade Pharmaceutical Intellectual Property with respect to which Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries wish to maintain confidentiality and which is not otherwise disclosed in published patents or patent applications or registered copyrights (“Jade Pharmaceutical Confidential Information”). Except as set forth in Schedule 3.14.7 attached hereto, all use by and disclosure to employees or others of Jade Pharmaceutical Confidential Information has been pursuant to the terms of valid and binding written confidentiality and nonuse/restricted-use agreements or agreements that contain similar obligations. Neither Jade Pharmaceutical nor the Jade Pharmaceutical Subsidiaries has disclosed or delivered to any third party, or permitted the disclosure or delivery to any escrow agent or other third party, except pursuant to the agreements listed in Schedule 3.14.4.

          3.14.8 Jade Pharmaceutical and/or the Jade Pharmaceutical Subsidiaries owns or has an exclusive prepaid or royalty-free license to all Intellectual Property that is incorporated or embodied in, or that forms part of, any of the Jade Pharmaceutical Products. Without limiting the generality of the foregoing:
     (i) No current or former employee, contractor or shareholder of Seller, Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries have any right or interest to or in any such Intellectual Property; and
     (ii) Neither Jade Pharmaceutical nor the Jade Pharmaceutical Subsidiaries have any ongoing or future obligation to pay any license fee, royalty, or other payment to any person with respect to the manufacturing, distribution, modification, marketing, sale or license of any of the Jade Pharmaceutical Products.
          3.14.9 Except as set forth in Schedule 3.14.7 attached hereto, each current and former employee, contractor and shareholder of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries has executed and delivered (and to Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller and the Shareholders’ knowledge is in compliance with) an agreement which validly assigns to Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries all title and rights to Intellectual Property that is incorporated or embodied in, or that forms part of, the Jade Pharmaceutical Products.
          3.14.10 Neither of Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller nor the Shareholders has received any communication alleging or suggesting that any of Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, or the Seller or any of the Jade Pharmaceutical Intellectual Property has been or may be (whether in its past, current or proposed business or otherwise) engaged in, liable for or infringing or violating the Intellectual Property rights of other persons or entities, nor does any of Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller or the Shareholders have any reason to expect that any such communication will be forthcoming. To the knowledge of Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller and the Shareholders, Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller and the Shareholders have never, at any time, infringed, misappropriated, or otherwise violated any Intellectual Property right of any other person or entity, nor, to their knowledge, is there any basis for a claim that any of Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller or the Shareholders have infringed, misappropriated or otherwise violated any Intellectual Property Right of any other person or entity.
          3.14.11 Neither Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller nor the Shareholders are aware that any of its employees or contractors is obligated under any agreement, commitment, judgment, decree, order or otherwise that would conflict with the business of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries or interfere with the use of his or her best efforts to perform his or her duties for Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries.

     3.15 Contracts.
          3.15.1 Schedule 3.15.1 is a true, correct and complete list and description of each written contract, or summary of each oral contract, to which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries is a party and of each written or oral contract relating to Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries to which any of the Shareholders is a party, and that that is not listed in any other Schedule to this Agreement. Schedule 3.15(a) lists and describes, without limitation, the following types of contracts:
     (i) Contracts between Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries and either Seller or any other current or former shareholder, optionee, or warrant holder of Seller, Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries;
     (ii) Contracts by which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries grants a license or any other rights with respect to the Jade Pharmaceutical Products to any end user;
     (iii) To the extent not included in the contracts described in clause (ii) above, other contracts by which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries agrees to provide support or maintenance of the Jade Pharmaceutical Products to any end user;
     (iv) Contracts by which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries grants a license to sell or market or any other rights with respect to the Jade Pharmaceutical Products to any third person or entity as a distributor of the Jade Pharmaceutical Products or for any other purpose;
     (v) Contracts by which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries grants a license or any other rights with respect to any other Intellectual Property (hereinafter defined) of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries to any third person or entity;
     (vi) Contracts by which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries is granted a license or any other rights with respect to any Intellectual Property of a third person or entity;
     (vii) Debt instruments, loan agreements, promissory notes or other obligations relating to money borrowed or for the deferred purchase price of property, or to money loaned to another;
     (viii) Deeds of trust, mortgages, indentures or other security agreements;
     (ix) Guaranty, suretyship, indemnification, performance or contribution agreements or bonds, including letters of credit or performance bonds to secure any customer contracts or other obligations of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries;
     (x) Employment, consulting or compensation agreements or arrangements, or any agreements containing noncompetition or confidentiality covenants to which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries is entitled to the benefits or which would limit or restrict the conduct of their respective businesses by them or by Buyer or its subsidiaries following the Closing;
     (xi) Agreements with commission agents, public relations or advertising agencies, accountants or attorneys;
     (xii) Exclusive dealing, requirements or take or pay agreements;
     (xiii) Partnership, joint venture, agency or other similar agreements;
     (xiv) Agreements not otherwise described herein which provide for future payments, termination or other effects that are conditioned on or result from, in whole or in part, a change of control of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries or a change of management of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries;
     (xv) Agreements not otherwise described herein which provide for indemnification by Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries of any other person or entity;
     (xvi) Agreements to share tax liability with any other person or entity;
     (xvii) Powers of attorney, including with regard to tax matters;
     (xviii) Other agreements that involve a binding commitment for a period in excess of ninety (90) days and involving an amount in excess of $10,000; and
     (xix) Other agreements or commitments not made in the ordinary course of business that could have a Material Adverse Effect on Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries.
For purposes of this Agreement, all of the agreements listed, or required to be listed in Schedule 3.15.1 or the other Schedules to this Agreement are collectively herein defined as the “Contracts.”
          3.15.2 Neither Jade Pharmaceutical nor either of the Jade Pharmaceutical Subsidiaries is a party to any written or oral contract that is not listed or summarized (or excepted from a requirement to so list or summarize) in another applicable Schedule to this Agreement.
          3.15.3 There are no amendments or modifications to any of the Contracts, except as set forth in the relevant Schedule. All of the Contracts are valid, binding, in full force and effect (except to the extent previously terminated or fully performed by the parties thereto), and enforceable against the company that is party thereto and the other parties in accordance with their respective terms, subject to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and to general principles of equity. There is not, under any Contract which is currently in force, any existing default or event which, after notice or lapse of time or both, would constitute a default by Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries or, to Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller and the Shareholders’ knowledge, by any other party thereto and no defenses, off-sets or counterclaims have been asserted or, to the knowledge of Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller and the Shareholders, are reasonably likely to be asserted by any party thereto against the Company that is party thereto, nor has Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries waived any rights thereunder.
          3.15.4 Neither Jade Pharmaceutical nor either of the Jade Pharmaceutical Subsidiaries has received notice of any plan or intention of any other party to any Contract to exercise any right to cancel or terminate any Contract, and none of Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller or the Shareholders knows of any fact that would justify the exercise of such right. Neither Jade Pharmaceutical nor the Jade Pharmaceutical Subsidiaries currently contemplates, and has no knowledge that any other person or entity that is party thereto currently contemplates, any termination of or any material amendment or change to any Contract.
     3.16 Assets and Title.
          3.16.1 The Owned Real Property, Leased Real Property, Owned Personal Property, Leased Personal Property, Contracts, Jade Pharmaceutical Intellectual Property and Jade Pharmaceutical Confidential Information constitute all of the assets and rights of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries necessary to conduct the business of Jade Pharmaceutical as currently conducted and to create, develop, market, distribute and license and sell the Jade Pharmaceutical Products. Seller and the Shareholders do not own any assets that are necessary for or are otherwise utilized in the conduct of the business of Jade Pharmaceutical or the creation, development, marketing, distribution and licensing and sale of the Jade Pharmaceutical Products.
          3.16.2 Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries have good and marketable title to, or a valid and binding leasehold interest in, the Leased Real Property, Owned Personal Property and the Leased Personal Property, free and clear of all liens, claims and encumbrances including, without limitation, any that are a result of the operation of any employee benefit plan of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries or a result of the failure to pay any taxes owed by the Shareholders.

     3.17 Employee Benefits.
          3.17.1 Schedule 3.17 sets forth a true and complete list of all the following:
               3.17.1.1 Each material “employee benefit plan,” comparable to those as such term is defined in section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), pursuant to which any of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries has:
     (i) Any liability in respect of current or former employees, agents, directors or independent contractors of Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary or any beneficiaries or dependents of any such persons; or
     (ii) Any obligation to issue capital stock of Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary (each, an “Employee Plan”); and
               3.17.1.2 Each other material plan, program, policy, contract or arrangement providing for bonuses, pensions, deferred pay, stock or stock related awards, profit sharing, severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance, post-retirement, insurance, supplemental unemployment benefits, vacation benefits or annual or monthly leave, other forms of incentive compensation or other employee benefits, or compensation to or for any current or former employees, agents, directors or independent contractors or any beneficiaries or dependents of such person (other than directors’ and officers’ liability policies), whether or not insured or funded;
     (i) Pursuant to which Jade Pharmaceutical or any of the Jade Pharmaceutical Subsidiaries has any liability in excess of $10,000; or
     (ii) Constituting an employment or severance agreement with any employee, officer or director of Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary (each, a “Benefit Arrangement”).
          3.17.2 Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable laws and is fully funded.
          3.17.3 Each of the Companies has performed and complied with all Benefit Arrangements in all respects.
          3.17.4 Jade Pharmaceutical and/or the Jade Pharmaceutical Subsidiaries have furnished to the Buyer true and correct copies or descriptions of all such Employee Plans and Employment Arrangements.
          3.17.5 There are no actions, suits, arbitrations, inquiries, investigations or other proceedings (other than routine claims for benefits) pending or, to each of Jade Pharmaceutical’s, the Jade Pharmaceutical Subsidiaries’ and Seller’s knowledge, threatened, with respect to any Employee Plan or Benefit Arrangement.

          3.17.6 Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or payment of, or materially increase the amount or value of, any payment or benefit to any employee, officer or director of Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary, and no such payment or benefit will result in an “excess parachute payment” within the meaning of Code section 2806.
     3.18 Environmental Matters.
          3.18.1 Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries are in compliance with all laws and all rules and regulations of applicable governmental authorities governing or regulating release or discharge of hazardous materials into the environment, activities that might result in damage to, protection or improvement of the environment, natural resources, wildlife or public or employee health and safety in the jurisdictions in which Jade Pharmaceutical or any of the Jade Pharmaceutical Subsidiaries are located (“Environmental Laws”).
          3.18.2 Jade Pharmaceutical and each of the Jade Pharmaceutical Subsidiaries possess and are in compliance with all permits required under any Environmental Laws to operate their businesses.
          3.18.3 There has been no release or discharge of hazardous materials at any of the properties currently or formerly owned or operated by Jade Pharmaceutical or any of the Jade Pharmaceutical Subsidiaries (at the time such properties were owned or operated by them) or, to knowledge of Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller and the Shareholders, a corporate predecessor in interest for which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries would be liable or at any disposal or treatment facility which received hazardous materials generated by Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries or any corporate predecessor in interest for which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries would be liable. Neither Jade Pharmaceutical nor the Jade Pharmaceutical Subsidiaries has received written notices, and none of Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller nor any of the Shareholders has any knowledge of any claims under Environmental Laws against any facilities that may have received hazardous materials generated by Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries or any corporate predecessor in interest for which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries would be liable.
     3.19 Compliance with Laws.
     Jade Pharmaceutical and each of the Jade Pharmaceutical Subsidiaries has complied and is in compliance with, and has filed with the proper governmental authorities all statements and reports required by, all federal, state or local laws, rules, regulations and orders which are applicable to or affect Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries, their businesses, operations or assets, or the distribution and sale of their products or services.

     3.20 Labor and Employment Matters.
          3.20.1 None of the Companies is a party to any collective bargaining agreements and there are no labor strikes or work stoppages, slowdown or other concerted action by employees of any of the Companies now pending or, to the knowledge of the Companies and the Shareholders, threatened against any of the Companies.
          3.20.2 Schedule 3.20 is a true, accurate and complete list and description of each officer and employee being employed by any Companies as of the date hereof (“Companies’ Employees”).
          3.20.3 Each of the Companies has complied with all applicable laws and government requirements relating to the employment or dismissal of the Companies’ Employees including, without limitation, those laws and requirements relating to wages, hours, employment or dismissal registration with relevant government authorities and collective bargaining.
          3.20.4 Schedule 3.20 also lists all contracts of employment in written form with each of respective Companies’ Employees. All of such contracts of employment are valid, binding and enforceable as at the Closing date. All of Companies’ Employees had legally terminated their respective contracts of employment with their respective former employers. Each of the Companies has not incurred and will not be subject to any joint or several liabilities of any kind or character whatsoever as a result of employing each Companies’ Employees. There are no oral contracts of employment with any Companies Employees.
          3.20.5 All contracts of employment to which either of the Companies is a party can be terminated by it without payment of compensation by not more than three months’ notice in the case of directors or by not more than one month notice or without compensation (other than severance pay required to be paid in accordance with the applicable PRC laws) in all other cases.
          3.20.6 No employees or officers were loaned out to any of the Companies from third parties.
          3.20.7 None of the Companies is under any obligation (whether actual or contingent and whether or not disputed by either of the Companies) to any former officer or employee of each of the Companies earning more than $1,000 per month whether for breach of any contract of employment, for compensation for wrongful dismissal or for unfair dismissal or for payment of any salaries, wages, pensions, allowance, gratuities, severance pay, long service payment, bonuses or otherwise howsoever or whatsoever and no tax, levy, contribution or payment in respect of any former officer or employee of any of the Companies earning more than $1,000 per month whether to any governmental authority, pension fund, scheme or trust or otherwise howsoever or whatsoever is outstanding or disputed.
          3.20.8 There is no unfair labor practice complaint or claim of discrimination or sexual harassment has been brought during the last three years against any of the Companies before any government authority.

          3.20.9 None of the Companies is involved in any industrial or trade dispute with any of its employees or any trade union or association.
          3.20.10 None of the Companies has entered into any contract with any Companies’ Employees or former employee of any of the Companies which entitles any such person to a claim for or as a result of which such person will become eligible for any bonus, retirement, severance, job security or similar benefit as a result of the transactions contemplated by this Agreement.
          3.20.11 None of the Companies has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired or former employees of any Companies.
          3.20.12 None of the Companies is bound or accustomed to pay any moneys other than in respect of normal salary, remuneration or emoluments of employment to or for the benefit of its employees under the Employee Plans and the Benefit Arrangements.
          3.20.13 None of the Companies has received any notice of resignation from any of the Companies’ Employees since the date hereof.
          3.20.14 All medical insurance, work-related injury insurance, unemployment insurance, child-birth insurance, public accumulation funds for housing, retirement scheme, pension or other retirement or death, disability benefits that are required by laws in the PRC or elsewhere to be kept for any present or former officers or employees have been duly performed and complied with in all respects.
          3.20.15 The Companies’ Employees constitute all of the manpower of the Companies necessary to conduct the business of the Companies as currently conducted and to create, develop, market, distribute and license and sell the Companies’ Products.
     3.21 Absence of Certain Business Practices.
     Neither Jade Pharmaceutical nor the Jade Pharmaceutical Subsidiaries and none of their officers, employees or agents, nor any other person acting on their behalf, has directly or indirectly within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the business of such company (or to assist it in connection with any actual or proposed transaction) which;
     (i) Might subject Jade Pharmaceutical or either of the Jade Pharmaceutical Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding;
     (ii) If not given in the past, could have had a Material Adverse Effect; or
     (iii) If not continued in the future, could have a Material Adverse Effect or which could subject Jade Pharmaceutical or either of the

     Jade Pharmaceutical Subsidiaries to suit or penalty in a private or governmental litigation or proceeding.
     3.22 Taxes.
          3.22.1 For purposes of this Agreement:
     (i) “Tax” or “Taxes” means all income, profits, franchise, gross receipts, capital, sales, use, withholding, value added, ad valorem, transfer, employment, social security, disability, occupation, asset, property, severance, documentary, stamp, excise and other taxes, duties and similar governmental charges or assessments imposed by or on behalf of the Peoples Republic of China, or any state or local or other foreign, federal, state or local governmental authority and any interest, fines, penalties or additions relating to any such tax, duty, charge or assessment; and
     (ii) “Tax Return” means any return, report, information statement, or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.
          3.22.2 All Tax Returns required to be filed on or before the Closing Date by or on behalf of, or in which is required to be reported the income or other items of, Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries have been or will be filed within the time prescribed by law (including extensions of time permitted by law). Such Tax Returns are or will be accurate, correct, and complete in all material respects.
          3.22.3 Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries have paid or will pay, on a timely basis, all Taxes of that are due on or before the Closing Date (including, but not limited to, Taxes shown to be due on the Tax Returns described in the preceding paragraph), except those Taxes that are being disputed in good faith.
          3.22.4 There are no liens, claims or encumbrances of any kind whatsoever for Taxes, other than Taxes not yet due and payable, upon any of the properties or assets of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries.
          3.22.5 There are no pending audits, actions, proceedings, investigations, disputes or claims with respect to any Taxes payable by or asserted against Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries and, to the Shareholders’ or Jade Pharmaceutical’s and the Jade Pharmaceutical Subsidiaries’ knowledge, there is no basis on which any claim for additional Taxes due can be asserted with respect to Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries. Neither Jade Pharmaceutical nor any Jade Pharmaceutical Subsidiary has received notice from any taxing authority of its intent to examine or audit any of its Tax Returns.

          3.22.6 Neither JJB nor YYB is, and neither has been, subject to tax or done business in any country other than the People’s Republic of China, and Jade Pharmaceutical has done no business since inception.
          3.22.7 No agreements relating to allocation or sharing of, or liability or indemnification for, Taxes exist between Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries and any other person or entity.
          3.22.8 All Taxes required to be withheld, collected or deposited by Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary (including, but not limited to, amounts required to be withheld, collected or deposited with respect to amounts paid or owing to any employee, creditor, independent contractor or other person) as of dates through and including the Closing Date have been timely withheld, collected or deposited and, to the extent required, have been timely paid to the relevant taxing authority. All persons characterized as independent contractors, and not as employees, were properly so characterized for all purposes under all applicable laws (including, without limitation), their characterization as independent contractors for income and employment tax withholdings and payments.
          3.22.9 No claim has been made against Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary by any taxing authority in any jurisdiction where that company did not file payroll, unemployment, social security or social insurance, or similar Tax Returns or did not pay payroll, unemployment, social security or social insurance, or similar Taxes, to the effect that such company is or may be subject to payroll, unemployment, social security or social insurance, or similar Taxes by that jurisdiction.
          3.22.10 There are no outstanding agreements or waivers that would extend the statutory period in which a taxing authority may assess or collect a Tax against Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary.
          3.22.11 No closing agreements or settlement agreements pursuant to any provision of any tax law has been entered into with any taxing authority by or with respect to Jade Pharmaceutical or either of the Jade Pharmaceutical Subsidiaries which requires that company to include any item of income in, or exclude any item of deduction from, any Tax Return for any taxable period ending after the Closing Date.
     3.23 Investment Representations of Seller and the Shareholders.
          3.23.1 Each of Seller and the Shareholders who receive AMDL Common Stock or the Options under this Agreement (collectively, “Purchasers”) hereby acknowledges and understands that the shares of AMDL Common Stock to be received under this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any securities acts of any other state or country (“Other Acts”), that the shares of AMDL Common Stock to be received under this Agreement are being issued in reliance upon one or more exemptions from registration contained in the Securities Act and the Other Acts, and that Buyer’s reliance on such exemptions is based in part upon the representations made by the Purchasers in this Agreement.

          3.23.2 Each of the Purchasers hereby represent to Buyer that such Purchaser is acquiring the shares of AMDL Common Stock to be received under this Agreement solely for Purchaser’s own account for investment and not with a view to, or for offer or sale in connection with, the unregistered “distribution” of all or any part of the shares of AMDL Common Stock to be received under this Agreement within the meaning of the Securities Act and that such Purchaser has no current intention to sell, convey, dispose, of or otherwise distribute any interest in or risk related to the shares of AMDL Common Stock to be received under this Agreement. Each of the Purchasers acknowledges and agrees that the issuance of the shares of AMDL Common Stock to be received under this Agreement has not been reviewed or approved by the SEC or any other governmental agency or department.
          3.23.3 Each of the Purchasers is aware of the provisions of Rule 144 promulgated under the Securities Act (“Rule 144”), which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for such shares, the availability of certain current public information about the issuer of such shares, the resale occurring not less than one (1) year after acquisition, the sale being through a “broker’s transaction” or in transactions directly with a “market maker” (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations (unless the sale is within the requirements of Rule 144(k)). Each of the Purchasers hereby acknowledges that the provisions of Rule 144 are not now and may never be available for the public resale of the shares of AMDL Common Stock to be received under this Agreement and that such Purchaser has no right to have the shares of AMDL Common Stock to be received under this Agreement registered under the Securities Act to permit them to be resold.
          3.23.4 Each of the Purchasers hereby represents to Buyer that such Purchaser is a resident of the country set forth on Schedule 3.3.1 and a non-U.S. person as defined in Regulation S. Each Purchaser represents that such Purchaser is able to bear the economic risk, including a total loss, of such Purchaser’s investment in the shares of AMDL Common Stock to be received under this Agreement. Each Purchaser understands and has fully considered for purposes of this investment the risks of this investment and that, because of the restrictions on transfer, it may not be possible to liquidate his investment in the case of emergency.
          3.23.5 Each Purchaser acknowledges that such Purchaser had access to all information which such Purchaser considers necessary or advisable to enable such Purchaser to make an informed decision concerning the issuance of the shares of AMDL Common Stock to be received under this Agreement. Each Purchaser is receiving the shares of AMDL Common Stock to be received under this Agreement based solely on such Purchaser’s investigation of, and satisfaction with, Buyer’s current and anticipated financial condition and assets. Each Purchaser confirms that Purchaser and Purchaser’s representatives and advisors have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of Buyer concerning the business and prospects of Buyer and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense and without breach of confidentiality obligations, necessary to verify the accuracy of such information.

          3.23.6 Each Purchaser understands that he must not, and agrees that such Purchaser will not, sell, transfer, assign, encumber or otherwise dispose of the shares of AMDL Common Stock to be received under this Agreement or any interest therein, unless prior thereto such Purchaser has delivered to Buyer, and Buyer has accepted as satisfactory, an opinion of experienced and competent counsel to the effect that such proposed sale, transfer, assignment, encumbrance or disposition will not constitute or result in any violation of the Securities Act and the Other Acts, or any other applicable statute relating to the disposition of securities.
          3.23.7 Each Purchaser understands and agrees that there will be typed or otherwise printed on the certificates representing the shares of AMDL Common Stock to be received under this Agreement, and any other securities issued in respect of the shares of AMDL Common Stock to be received under this Agreement upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, a legend referring to the foregoing restriction upon disposition, such legend to be substantially in the following form (in addition to any other legends required by applicable law):
“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER ANY APPLICABLE STATE LAW, AND SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH DISPOSITION SHALL THEN BE IN EFFECT OR UNLESS THE PERSON REQUESTING THE TRANSFER OF SUCH SHARES SHALL FURNISH, WITH RESPECT TO SUCH TRANSFER, AN OPINION OF COUNSEL (BOTH COUNSEL AND OPINION TO BE SATISFACTORY TO THE CORPORATION) TO THE EFFECT THAT SUCH SALE, TRANSFER, ASSIGNMENT, OR DISPOSITION WILL NOT INVOLVE ANY VIOLATION OF THE ACT OR ANY APPLICABLE STATE LAW.”
          3.23.8 Each Purchaser will at any time and from time to time, promptly execute and deliver all further amendments, modifications, agreements, instruments and documents and take all further action that Buyer may request in order to effect the agreements and acknowledgments set forth in this Section 3.23.
     3.24 Books and Records.
     The minute books and records of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries contain a materially true, complete and correct record of all actions taken at all meetings and by all written consents in lieu of meetings of the Board of Directors, or any committees thereof, and stockholders of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries. The stock ledger and related stock transfer records of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries contain a true, complete and correct record of the original issuance, transfer and other capitalization matters of the capital stock of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries. Neither Jade Pharmaceutical nor any of the Jade Pharmaceutical Subsidiaries has engaged in any transaction with respect to its business or operations, maintained any bank account therefor or used any funds of Jade Pharmaceutical nor any of the Jade Pharmaceutical Subsidiaries in the conduct thereof except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of the business.
     3.25 Other Information.
     To the knowledge of the Shareholders, all information relating to the business, operations, assets and liabilities of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries and to the Jade Pharmaceutical Products has been disclosed to Buyer which would be material to any prospective third party purchaser thereof and which is known or would on reasonable investigation be known to Shareholders. In furtherance of the foregoing, and not in limitation thereof, none of the information furnished by Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries or the Shareholders to Buyer or its representatives in connection with the transactions contemplated hereby (including, without limitation, information contained in the Schedules and Exhibits hereto, the instruments referred to in such Schedules and the certificates and other documents being executed or delivered pursuant hereto by the Shareholders on the Closing Date), is false or misleading in any material respect, or contains any misstatement of material fact, or omits to state any material fact required to be stated in order to make the statements therein not misleading.
     3.26 Disclosure.
     The representations and warranties of the Shareholders do not contain any statement of a material fact that was untrue when made or omit to state any material fact necessary to make the information contained therein, in light of the circumstances under which such information was disclosed, not misleading.
4. REPRESENTATIONS AND WARRANTIES OF BUYER.
     Buyer hereby represents and warrants as follows:
     4.1 Corporate Existence and Good Standing.
     Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and to carry on its business as currently conducted.
     4.2 Authorization; Validity of Agreement.
     The execution, delivery and performance by Buyer of this Agreement and each of the other agreements and instruments contemplated hereby to which Buyer is a party have been duly authorized and approved by the Board of Directors of Buyer, and no further corporate action is necessary on the part of Buyer to fully authorize such execution, delivery and performance except the approval of the stockholders of Buyer required by Section 5.5 hereof. This Agreement and each of the other agreements and instruments contemplated hereby to which Buyer is or is contemplated to be a party have been or will have been duly executed and delivered by Buyer and are or will be the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     4.3 Capitalization of Buyer.
          4.3.1 Upon approval by the stockholders and filing of the Amendment to Certificate, the authorized capital stock of Buyer will consist of 200,000,000 shares of AMDL Common Stock, par value $.001 per share, and 25,000,000 shares of Preferred Stock. As of May 10, 2006, 32,899,371 shares of AMDL Common Stock are issued and outstanding.
     4.4 Subsidiaries and Investments.
          4.4.1 Schedule 4.4 sets forth a true, complete and accurate list of the subsidiaries of Buyer (“Buyer Subsidiaries”). All of the outstanding shares of capital stock or other equity ownership interest in each Buyer Subsidiary are owned directly by Buyer or indirectly through other Buyer Subsidiaries.
          4.4.2 Buyer does not own, directly or indirectly, any capital stock of or other equity interest in or have any other investment in or outstanding loans to any corporation, partnership or other entity or organization other than Buyer Subsidiaries, except that Buyer owns 20,000 shares of Wickliffe International Corporation as an investment.
     4.5 Consents.
     No consent, approval, waiver, or authorization is required to be obtained by Buyer from, and no notice or filing is required to be given by Buyer to or made by Buyer with, any governmental entity or agency or any other person in connection with the execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby, except the requirement that Buyer amend its Certificate of Incorporation to increase the authorized shares of Common Stock sufficiently to be able to issue the shares of AMDL Common Stock under this Agreement to the Shareholders at the Closing pursuant to this Agreement.
     4.6 No Conflict.
     The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not:
          4.6.1 Violate any provision of the Certificate of Incorporation or By-laws of Buyer; or
          4.6.2 Conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Buyer under, or a loss of any benefit to which Buyer is entitled under, or trigger any charge or payment or accelerate the maturity date or payment of any money, or result in the creation of any liens, claims or encumbrances upon or with respect to any of the assets of Buyer.

     4.7 Purchase Consideration; Options.
     When issued and delivered to Seller (or the Shareholders) at the Closing, the shares of AMDL Common Stock issued as Purchase Consideration will be duly and validly authorized, fully paid, and nonassessable. All required approvals to issue the Options will have been obtained by Buyer on or before the Closing Date.
     4.8 Disclosure.
     The periodic reports filed by Buyer under the Exchange Act do not contain any statement of a material fact that was untrue when made or omit to state any material fact necessary to make the information contained therein, in light of the circumstances under which such information was disclosed, not misleading.
5. COVENANTS OF PARTIES
     5.1 Director Nominee.
          5.1.1 Buyer agrees to nominate a designee of Seller [initially the designee is Minghui Jia (“Designee”) to the Board of Directors of Buyer, which Designee shall be appointed to the Board of Directors of Buyer, effective on approval of the stockholders as described in Section 5.7 below. Until such approval or termination of this Agreement, Designee shall be entitled to attend, as an observer, all meetings of the Board of Directors of Buyer. The Shareholders agree that such Designee shall be a resident of the United States and shall reside in the State of California. The Shareholders agree to provide all required biographical information on the Designee necessary to comply with the regulations under Section 14A of the Exchange Act for inclusion in the Proxy Statement to be filed by Buyer with respect to the transactions contemplated by this Agreement (the “Proxy Statement”).
          5.1.2 Buyer further agrees to nominate a Designee of Seller in each of the succeeding three (3) calendar years following the Closing Date to serve as a director of Buyer; provided, however, the election of such Designee shall be determined by the vote of the stockholders of Buyer. Accordingly, Buyer can provide no guaranty that such Designee will be elected at the meetings of stockholders for which the Designee has been nominated to serve on Buyer’s Board of Directors.
          5.1.3 Buyer further agrees to cause the Designee to be appointed to Buyer’s Executive Committee of the Board of Directors and to a newly established “Finance Committee” of the Board of Directors, which will enable the Designee to participate in the review and allocation of available funds for the various lines of businesses of Buyer.
     5.2 Development of Business Plan.
     Prior to the Closing, Buyer and Seller shall jointly prepare a business plan and capital budget for the period January 1, 2006 through December 31, 2007 (the “Business Plan”). When the Business Plan is completed, it shall be attached and incorporated as Exhibit 5.2 hereto. Buyer acknowledges that good faith efforts in implementation of the Business Plan are a material inducement for Seller to enter into this Agreement. Buyer agrees to devote its available financial resources after the Closing to implement the Business Plan. Buyer and Seller agree to cooperate to revise the Business Plan from time to time after the Closing to reflect changes in the business and financial condition of Buyer after the Closing.
     5.3 Engagement of Auditors.
     At the expense of Jade Pharmaceutical, YYB and/or JJB as the case may be, Jade Pharmaceutical, YYB and JJB agree to and shall engage Baker Tilly Hong Kong and Corbin & Company LLP (US) to perform audits or reviews on the financial statements of Jade Pharmaceutical, JJB and YYB as may be necessary to meet the filing requirements under the Exchange Act and the Securities Act for the transactions contemplated by this Agreement.
     5.4 Registration Rights.
          5.4.1 Definitions.
               As used in this Section 5.4, the following terms shall have the following meanings:
               5.4.1.1 Business Day: Any day during which the SEC is officially open for the conduct of its normal business.
               5.4.1.2 Effectiveness Date: The earlier of (i) the ninetieth (90th) day following the Closing, before which the Company will use its commercially reasonable best efforts to cause the Registration Statement to become effective, and (ii) the date which is within five (5) Business Days after the date on which the SEC informs the Company in writing (a) that the SEC will not review the Registration Statement, or (b) that the Company may request the acceleration of the effectiveness of the Registration Statement; provided, however, the Effective Date shall be extended to a date ten (10) days after the “Adverse Condition” referred to in Section 6.1.9 below shall have been eliminated.
               5.4.1.3 Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
               5.4.1.4 Losses: See Section .5.4.5 hereof.
               5.4.1.5 Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Securities Act Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.
               5.4.1.6 Registration Expenses: All reasonable expenses incurred by the Company in complying with Sections 5.4.3 and 5.4.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the

Company, accountants’ expenses (including, without limitation, any special audits or “comfort” letters incidental to or required by any such registration), any fees or disbursements of underwriters customarily paid by issuers or sellers of securities (but excluding underwriting discounts and commissions) and blue sky fees and expenses in all states reasonably designated by the holders of Registrable Securities.
               5.4.1.7 Registrable Securities: The shares of AMDL Common Stock issued pursuant to Section 1.2 of this Agreement (collectively, the “Transaction Shares”) or the shares issuable on exercise of the Options (“Option Shares”), including all shares of AMDL Common Stock issued or issuable in respect of such Transaction Shares or Option Shares pursuant to any stock split, stock dividend, recapitalization, or similar event.
               5.4.1.8 Registration Statement: Any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
               5.4.1.9 Required Filing Date: The thirtieth (30th) day immediately following the Closing.
               5.4.1.10 Rule 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC (excluding Rule 144A).
               5.4.1.11 SEC: The Securities and Exchange Commission.
               5.4.1.12 Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.
               5.4.1.13 Underwritten registration or underwritten offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.
          5.4.2 Securities Subject to the Registration Rights. The securities entitled to the benefits of the Registration Rights set forth in this Section 6 are the Registrable Securities.
          5.4.3 Registration Rights. The Company agrees that, on or before the Required Filing Date, the Company shall use its best efforts to prepare and file with the SEC a Registration Statement on Form S 3 for the Registrable Securities. The Company will use its best efforts to cause such registration statement to become effective as soon as practicable with respect to such Registrable Securities and in accordance with the registration procedures set forth in Section 5.4.4 hereof and to keep such Registration Statement effective until the earlier of (i) two years after the date of the Closing, (ii) the date on which the holders of Registrable Securities may sell all the Registrable Securities then held by them without restriction by the volume limitations of Rule 144(c) of the Securities Act, or (iii) such time as all Registrable Securities have been sold pursuant to the Registration Statement (the “Effectiveness Period”).

          5.4.4 Expenses and Procedures.
               5.4.4.1 Expenses of Registration. All Registration Expenses (exclusive of underwriting discounts and commissions) for the Registration Statement referred to in Section 6.3 shall be borne by the Company. Each holder of Registrable Securities shall bear all underwriting discounts, selling commissions, sales concessions and similar expenses applicable to the sale of the Registrable Securities sold by such holder.
               5.4.4.2 Registration Procedures. In the case of the registration, qualification or compliance effected by the Company pursuant to Section 5.4.3 hereof, the Company will keep the holders of Registrable Securities advised as to the initiation of registration, qualification and compliance and as to the completion thereof. At its expense, the Company will furnish such number of Prospectuses and other documents incident thereto as the holders or underwriters from time to time may reasonably request.
               5.4.4.3 Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request and the Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information after receiving such request.
               5.4.4.4 Delay or Suspension. Notwithstanding anything herein to the contrary, the Company may, at any time, suspend the effectiveness of any Registration Statement for such period, as appropriate (a “Suspension Period”), by giving notice to each holder of Registrable Securities to be included in the Registration Statement, if the Company shall have determined, after consultation with its counsel, that an Adverse Condition has occurred, or that the Company is required to disclose any material corporate development which the Company determines could reasonably be expected to have a material effect on the Company. Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of a Suspension Period, such holder shall forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder (i) is advised in writing by the Company that the use of the applicable Prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such Prospectus. The Company shall prepare, file and furnish to each holder of Registrable Securities immediately upon the expiration of any Suspension Period, appropriate supplements or amendments, if applicable, to the Prospectus and appropriate documents, if applicable, incorporated by reference in the Registration Statement. The Company agrees to use its best efforts to cause any Suspension Period to be terminated as promptly as possible.
               5.4.4.5 Notification of Material Events. The Company will, as expeditiously as possible, immediately notify each holder of Registrable Securities under a Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, as expeditiously as possible, amend or supplement such Prospectus to eliminate the untrue statement or the omission.
          5.4.5 Indemnification.
               5.4.5.1 Indemnification by Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, its officers, directors, agents and employees, each person who controls such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, agents or employees of any such controlling person, from and against all losses, claims, damages, liabilities, costs (including, without limitation, all reasonable attorneys’ fees) and expenses (collectively “Losses”), as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made (in the case of any Prospectus) not misleading, except insofar as the same are based solely upon information furnished to the Company by such holder for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission made in any preliminary prospectus or Prospectus if (i) such holder failed to send or deliver a copy of the Prospectus or Prospectus supplement with or prior to the delivery of written confirmation of the sale of Registrable Securities and (ii) the Prospectus or Prospectus supplement would have corrected such untrue statement or omission. If requested, the Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.
               5.4.5.2 Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder of Registrable Securities shall furnish to the Company in writing such information as the Company may reasonably request for use in connection with any Registration Statement or Prospectus. Such holder hereby agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, and its officers, directors, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, agents or employees of any such controlling person, from and against all losses, as incurred, arising out of or based upon any untrue statements or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary prospectus, or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made (in the case of any Prospectus) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such holder to the Company for use in such Registration

Statement, Prospectus or preliminary prospectus. The Company shall be entitled to receive indemnities from accountants, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished by such persons specifically for inclusion in any Registration Statement, Prospectus or preliminary prospectus, provided, that the failure of the Company to obtain any such indemnity shall not relieve the Company of any of its obligations hereunder. Notwithstanding any provision of this Section 5.4.5 to the contrary, the liability of a holder of Registrable Securities under this Section 5.4.5 shall not exceed the purchase price received by such holder for the Registrable Securities sold pursuant to a Registration Statement or Prospectus.
               5.4.5.3 Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation or inquiry) shall be brought or any claim shall be asserted against any person entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall promptly notify the party from which such indemnity is sought (the “indemnifying party”) in writing, and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses incurred in connection with the defense thereof. All such fees and expenses (including any fees and expenses incurred in connection with investigation or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within 20 days of written notice thereof to the indemnifying party; provided, however, that if, in accordance with this Section 5.4.5, the indemnifying party is not liable to the indemnified party, such fees and expenses shall be returned promptly to the indemnifying party. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such indemnified party unless (a) the indemnifying party has agreed to pay such fees and expenses, (b) the indemnifying party shall have failed promptly to assume the defense of such action, claim or proceeding and to employ counsel reasonably satisfactory to the indemnified party in any such action, claim or proceeding, or (c) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the opinion of counsel for such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the release of such indemnified party from all liability in respect to such claim or litigation without the written consent (which consent will not be unreasonably withheld) of the indemnified party. No indemnified party shall consent to entry of any judgment or enter into any settlement without the written consent (which consent will not be unreasonably withheld) of the indemnifying party from which indemnify or contribution is sought.
               5.4.5.4 Contribution. If the indemnification provided for in this Section 5.4.5 is unavailable to an indemnified party under Section 5.4.1 or 5.4.2 hereof (other than by reason of exceptions provided in those Sections) in respect of any Losses, then each applicable indemnifying party in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5.4.3, any legal or other fees or expenses reasonably incurred by such party in connection with any action, suit, claim, investigation or proceeding.
               The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          5.4.6 Rule 144. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by Rule 144 or Rule 144A. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether the Company has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 6.6 shall be deemed to require the Company to register any of its securities under any section of the Exchange Act.
          5.4.7 Underwritten Registrations. No holder of Registrable Securities may participate in any underwritten registration hereunder unless such person (i) agrees to sell such holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     5.5 AMEX Approval.
     Prior to the Closing, Buyer shall make all required filings with state regulatory authorities and AMEX and shall use all commercially reasonable efforts to obtain all regulatory approvals needed to ensure that the Transaction Shares of AMDL Common Stock will be lawfully issued to Seller and/or the Shareholders and the Option Shares, when issued, will be approved for listing on AMEX.
     5.6 Filing of Amendment to Certificate of Incorporation.
     On or prior to the Closing, Buyer shall file a Amendment to Certificate of Incorporation (“Amendment to Certificate”) with the Secretary of State of the State of Delaware in the form attached hereto as Exhibit 5.6.
     5.7 Stockholder Meeting; Proxy Statement.
          5.7.1 Buyer shall take all action necessary in accordance with applicable law to call and convene a meeting of the stockholders (the “AMDL Stockholders’ Meeting”) to consider, act upon and vote upon the adoption and approval of this Agreement and the Amendment to Certificate. The AMDL Stockholder’s Meeting will be held as soon as practicable after approval of the Proxy Statement by the SEC. Buyer shall ensure that the AMDL Stockholders’ Meeting is called, held and duly conducted, and that all proxies solicited in connection with the AMDL Stockholders’ Meeting are solicited in compliance with the Exchange Act and applicable laws.
          5.7.2 The Board of Directors of Buyer has unanimously recommended (and the Proxy Statement shall include a statement to the effect that the Board of Directors of Buyer has unanimously recommended) that the holders of AMDL Common Stock vote in favor of and adopt and approve this Agreement and the Amendment to Certificate, which unanimous recommendation shall not be withdrawn, amended or modified in a manner adverse to the Seller and the Shareholders. For purposes of this Agreement, it shall constitute a modification adverse to Seller and the Shareholders if such recommendation shall not longer be unanimous.
     5.8 Information and Access.
     During the period from the date hereof until the Closing, Jade Pharmaceutical shall afford and shall cause the independent auditors, counsel financial and other advisors and representatives of Buyer (collectively, “AMDL Representatives”) all reasonable access to the properties, books, records, financial and operating data and other information of Jade Pharmaceutical, YYB and JJB. In addition, Jade Pharmaceutical, YYB and JJB shall provide the AMDL Representatives with copies of all notices, reports or other documents filed or sent to any governmental authority by Jade Pharmaceutical, YYB or JJB in connection with the transactions contemplated by this Agreement.
     5.9 Covenants Not to Compete.
          5.9.1 Each of Seller and the Shareholders acknowledges and agrees that Seller and the Shareholders have been provided and possesses proprietary and confidential information about Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries businesses, the Jade Pharmaceutical Products and Jade Pharmaceutical Intellectual Property generally. Each Seller also acknowledges and agrees that, during his employment after the Closing by Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary, he will continue to be provided access to and will receive Confidential Information. Each Seller also acknowledges and agrees that his receipt and possession of the Confidential Information will enable him to injure Buyer, Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries in the conduct of their businesses after the Closing, and to diminish or destroy the value of the investment by Buyer in Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries’ businesses thereby acquired and of the related goodwill of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries, if the Seller should become involved in any business that markets pharmaceutical products that are competitive with the Jade Pharmaceutical Products after the sale of the Jade Pharmaceutical Share to Buyer. Finally, each Seller acknowledges and agrees that any such use of the Confidential Information of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries after the sale of the Jade Pharmaceutical Share to Buyer constitutes unfair competition by him.
          5.9.2 For purpose hereof, the term “Confidential Information” means, without limitation, the Jade Pharmaceutical Confidential Information and any and all information developed for or by Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary and used by Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary in their respective businesses, and which is not readily available in the industry in which Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries are or may become engaged. Confidential Information includes but is not limited to all oral or written data, reports, records, information, or other material developed by or for or obtained from Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries, such as:
     (i) Terms and conditions of and methods of administering contracts;
     (ii) Information concerning the creation, development, acquisition, utilization, marketing, sale and other disposition of the Jade Pharmaceutical Products and Jade Pharmaceutical’s Intellectual Property as well as other data, technology, inventory control techniques, products, processors, algorithms, unpatented designs, formulae, know-how, plans and methods;
     (iii) Information about business forms and procedures;
     (iv) Information about suppliers, vendors, licensors, customers, users, original equipment manufacturers, resellers, distributors and licensees;
     (v) Plans for development of new products and services and expansion into new areas or markets;
     (vi) Financial information;

     (vii) Information regarding internal operations, pricing policies and methods; and
     (viii) Any other trade secrets and proprietary information of any type owned by Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries or provided to them by a third party, together with all written, graphic and other materials related to all or any part of the foregoing.
The term “Confidential Information does not include any information with is or becomes generally available to the public.
          5.9.3 Each of Seller and the Shareholders hereby covenants and agrees with Buyer that, for a period ending the later of the fifth anniversary after the Closing Date or the second anniversary of any termination of employment by Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary of an employment agreement with such Shareholder, such Seller or such Shareholder, as the case may be, will maintain the confidentiality of all Confidential Information made available to or obtained by him and will not sell, use or disclose any of the Confidential Information to any other person or entity or for any purpose other than in carrying out his duties and responsibilities for and on behalf of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries as an employee of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries. To more particularly define the obligations of Seller and the Shareholders pursuant to the preceding sentence, each of Seller and the Shareholders hereby acknowledges and agrees, and covenants hereby, not to directly or “indirectly” (defined below), alone or with others (except as employees of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries):
     (i) Develop, market, distribute, license or sell pharmaceutical products similar, identical or competitive with the Jade Pharmaceutical Products;
     (ii) Solicit or attempt to induce any customer of Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary, or of Buyer or any of its other subsidiaries that is using, distributing or otherwise marketing the Jade Pharmaceutical Products, to terminate its customer relationship with Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary, Buyer or any of its other subsidiaries, or to modify the terms and provisions of that relationship in any manner adverse to Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary, Buyer or any of its other subsidiaries, or to obtain from or contract with other persons for sale of pharmaceutical products competitive with the Jade Pharmaceutical Products; or
     (iii) Solicit or attempt to induce any employee of Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary to leave the employment by that company, or either directly or indirectly hire or assist any other person or entity in hiring any such employee either as an employee, agent, representative, consultant or similar capacity.

For purposes of this subsection 5.7.3, “indirectly” includes any of the proscribed activities that are undertaken by any business or entity in which a Seller either owns or possesses more than a 5% proprietary, stockholder, partnership or other interest in profits, losses or capital, or of which he is a creditor or a director, officer, or employee, or for which he acts as an agent or representative, or to which he provides consulting, professional, programming or advisory services.
          5.9.4 The covenants set forth in clauses (i) and (ii) of the preceding section are limited to the PRC.
          5.9.5 Each of Seller and the Shareholders acknowledges and agrees that the covenants set forth in this Section are entered into in connection with the acquisition of the Jade Pharmaceutical Share by Buyer and as a part of the transfer of the business and goodwill of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries, and that the consideration received by Seller and the Shareholders from Buyer for the sale of the Jade Pharmaceutical Share to Buyer constitute good, valuable and full consideration for the covenants made by each of them in this Section.
          5.9.6 Each of Seller and the Shareholders acknowledges and agrees that the covenants in this Section each constitutes a separate agreement independently supported by good and adequate consideration and that each such covenant shall be severable from the other provisions of this Agreement and from each other and shall survive this Agreement for the period of each such covenant. If any provision of the covenants in this Section is held to be illegal, invalid or unenforceable under any current or future law effective during the term of the covenants, such provision shall be fully severable and the remaining provisions of such covenants shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part thereof and, in lieu of such illegal, invalid or unenforceable provision, there shall be substituted and added automatically as a part of the covenants in this Section a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
          5.9.7 Each of Seller and the Shareholders acknowledges and agrees that the ascertainment of damages in the event of his breach of the covenants in this Section are not determinable by the parties hereto and that, even if such damages are not determinable, any such damages are not less than the value of any Transaction Shares of AMDL Common Stock to be received under this Agreement that are forfeited by the Shareholders in the event of his breach of the covenants in this Section. Each of Seller and the Shareholders further acknowledges and agrees that a breach by Seller and/or the Shareholders of the covenants in this Section could not be adequately compensated with monetary damages and would irreparably injure Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries and Buyer. Accordingly, Seller and the Shareholders agree that temporary or permanent injunctive relief and specific performance shall be appropriate remedies to enforce the provisions of this Section against Seller and the Shareholders without the necessity of proving actual damage. Seller and each of the Shareholders waive any claim or defense that there is an adequate remedy at law for such breach; provided, however, that nothing contained herein shall limit the remedies, legal or equitable, otherwise available to Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries or Buyer, and all remedies of Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries and Buyer herein are in addition to any remedies available to them at law or otherwise. Each of Seller and the Shareholders further acknowledges and agrees that any allocation of the purchase price paid for the Jade Pharmaceutical Share to the covenants in this Section shall not be evidence of the damages that would be suffered by Buyer, Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries as a result of any breach and shall not limit or otherwise be considered in determining any damages or other remedies to which Buyer, Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries may be entitled at law or in equity for a breach by Seller or any Shareholder of the covenants in this Section.
     5.10 Actions Pending Closing.
     Prior to Closing, except as otherwise permitted or required by this Agreement or with the prior written consent of Buyer, Seller and the Shareholders shall cause each of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries to:
     (i) Operate its business only in the ordinary course and not introduce any new method of management or operation or incur any obligation or liability, absolute or contingent, other than those incurred in the ordinary course of the businesses consistent with past practices;
     (ii) Use its best efforts, consistent with the manner in which the business is currently conducted, to preserve its assets and businesses intact, to retain its present customers and suppliers, and to cause the consummation of the transactions contemplated by this Agreement in accordance with its terms and conditions;
     (iii) Not take any action that could have a Material Adverse Effect or take or fail to take any action that would cause or permit the representations made by Seller and the Shareholders in this Agreement to be inaccurate in any material respect at the time of Closing or preclude the Seller and the Shareholders from making such representations and warranties in all material respects at and as of the time of the Closing;
     (iv) Not contract for or pay any single capital expenditure in excess of $10,000 or total capital expenditures in excess of $25,000;
     (v) Not mortgage, pledge or subject any of its assets to any lien, lease, security interest or other charge or encumbrance;
     (vi) Not acquire or dispose of any assets (including distributions to the Shareholders) or incur, assume or guarantee any indebtedness for borrowed money or any other liabilities or obligations to pay money, except in the ordinary course of business consistent with past practices;
     (vii) Not write up, write down or write off the carrying value of any of its assets;
     (viii) Not change its costing system or methods of accounting;

     (ix) Not forgive, compromise, cancel, release, permit to lapse or waive any rights or claims;
     (x) Not enter into, terminate or agree to any modifications or amendments to any Contract;
     (xi) Not increase the wages, salary or compensation of, or grant any other benefit to any officer, employee or agent;
     (xii) Not make any payments to any shareholders or other affiliates, or lend any money to any person or entity;
     (xiii) Not form, or acquire or dispose of any equity interest in or security of any corporation, partnership, joint venture, or other entity;
     (xiv) Not redeem, purchase, or otherwise acquire, or sell, grant, or otherwise dispose of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock of securities, or agree to change terms or conditions of any such capital stock, securities or rights;
     (xv) Not declare, pay or set aside for payment any dividend or distribution with respect to its capital stock;
     (xvi) Not enter into any employment, compensation or collective bargaining agreement with any person or group that is not terminable without cause on one month’s notice, or modify or amend the terms of any such existing agreement;
     (xvii) Not enter into, adopt or amend any employee benefit plan; and
     (xviii) Not enter into any other commitment or transaction that is material to this Agreement or to any of the other agreements and documents executed or to be executed pursuant to this Agreement or to the transactions contemplated hereby or thereby, or that will affect or may affect materially and adversely the business, operations, assets, liabilities or condition (financial or otherwise) of Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary.
     5.11 Notice of Material Changes or Claims.
          Prior to the Closing, the Shareholders shall promptly inform Buyer in writing of any change of which it becomes aware that could have a material adverse effect on the assets, liabilities, business, operations or condition (financial or otherwise) of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries, or on the Jade Pharmaceutical Intellectual Property, including the Jade Pharmaceutical Products.

     5.12 No Negotiation with Others.
          The Shareholders shall not, and shall cause Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries to not, seek or solicit indications of interest, or seek or solicit offer, or discuss, negotiate or enter into any agreements with any other person or entity with respect to the sale of any of the assets or capital stock of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries, or the merger or consolidation of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries with any other person or entity.
     5.13 Public Announcements.
          Prior to the Closing each party agrees to use its best efforts to consult with the other before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated by this Agreement. The Shareholders agree that they shall not issue any such press release or make any such public statement prior to the receipt of Buyer’s approval in writing of such press release, or public statement. No approval by either party of any such press release or public statement shall be unreasonably withheld or delayed.
     5.14 Cooperation in Obtaining Approval for DR-70®.
          From and after the Closing, Buyer agrees to supply Seller with all information Seller reasonably requests and to use its best efforts to assist Seller and/or Seller’s agents in obtaining the approval from the SFDA (as defined in the Escrow Agreement) for the marketing and sale of DR-70® in the PRC; provided, however, in the event clinical trials are required, Buyer shall not be required to undertake any clinical studies. If such a request is received from the SFDA, Buyer and Seller shall meet and agree on a plan to meet the requests for clinical trial data to support the application for approval, but Seller understands that Buyer has limited resources and is not in a position to undertake any clinical trials without additional funding therefor.
6. TAX MATTERS.
     6.1 This Section is intentionally omitted
     6.2 Tax Returns and Payments.
          6.2.1 Seller shall cause Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries to prepare and timely file all required federal, state, local and foreign Tax Returns of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries for any period which ends on or before the Closing Date and for which Tax Returns are due to be filed on or prior to the Closing Date. Each of Buyer and Seller agree to provide such assistance in such Tax Return preparation as the other shall reasonably request and shall make available all records of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries in his or its possession or assist Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries in obtaining or reconstructing any records required for that purpose, and otherwise to cooperate in all reasonable respects with each other and Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries in the preparation of all such Tax Returns. At least 30 days before the due date of any such Tax Return, Buyer and Seller shall cause Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries to deliver a copy of such

Tax Return to each of them for their review and approval (which will not be unreasonably withheld or delayed). Buyer shall cause Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries to make any changes reasonably requested by the Seller if the requested change is consistent with the applicable Tax Laws and, if not made, would cause an increase in the federal, state, local or foreign income Taxes due by Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries for period ending on prior to the Closing Date. Final copies of all such Tax Returns shall be provided to both Buyer and Seller promptly after the filing of such Tax Returns. The parties agree that if Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries are permitted, but not required, under applicable tax laws to treat the Closing Date as the last day of a tax period, they will treat the tax period as ending on the Closing Date.
          6.2.2 Buyer shall cause Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries to prepare and file (which may be included if necessary or desirable in consolidated, combined or unified returns of Buyer or its other subsidiaries), all Tax Returns required to be filed by or on behalf of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries for taxable periods ending after the Closing Date. At least 30 days before the due date of any such Tax Return for a tax period of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries that includes (but does not end on) the Closing Date, Buyer shall deliver a copy of such Tax Return to Seller for Seller’s review and approval (which will not be unreasonably withheld or delayed). Buyer shall make any changes reasonably requested by Seller if the requested change is consistent with the applicable Tax laws and, if not made, would cause an increase in the federal, state, local or foreign income Taxes due by Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries for the portion of the tax period occurring prior to the Closing Date. Final copies of such Tax Returns shall be provided to Seller promptly after the filing of such Tax Returns.
          6.2.3 Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries shall pay all Taxes shown to be due on the Tax Returns filed on or prior to the Closing Date, as provided in subsection (a) above, from its cash flow and other resources available to it on or prior to the Closing Date, and Buyer shall pay or cause Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries to pay all Taxes shown to be due on the Tax Returns filed after the Closing Date, as provided in subsections (a) and (b) above. Notwithstanding the foregoing, if the federal, state, local and foreign income Taxes attributable to the operations of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries for tax periods ending on or prior to the Closing Date or portions of tax periods occurring prior to the Closing Date exceed the amount thereof accrued on the books and records of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries as of the Closing Date, Seller and/or the Shareholders shall reimburse the amount of such Taxes to Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries (or Buyer, after the Closing Date). For purposes of the preceding sentence:
     (i) Taxes for a tax period that includes (but does not end on) the Closing Date that are allocable to the portion of the tax period occurring on or prior to the Closing Date shall be determined on the basis of an interim closing of the books as of the close of business on the Closing Date as if such period consisted of one taxable period ending on the Closing Date followed by a taxable period beginning on the day following the Closing Date, or under such other reasonable method as the parties may agree; and

     (ii) Exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a daily basis.
     6.3 Refunds.
     Any refunds or credits of federal, state, local and foreign Taxes (including any interest thereon) received by or credited to Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries attributable to periods ending on or prior to the Closing Date or after the Closing Date shall be for the benefit of the Buyer.
     6.4 Cooperation.
     Seller and the Shareholders, Buyer, Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries will provide each other with such cooperation and information as any of them reasonably may request of another in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Each such party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Buyer, Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries will retain all Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries for the Tax period first ending after the Closing Date and (to the extent they were part of the records of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries at the Closing Date) for all prior Tax periods until the later of:
     (i) The expiration of the statute of limitations of the Tax periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by another party in writing of such extensions for the respective Tax periods; or
     (ii) Six years following the due date (without extension) for such Tax Returns.
Any information obtained under this Section shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding. Notwithstanding any other provisions hereof, each party shall bear its own expenses in complying with the foregoing provisions.
7. CONDITIONS PRECEDENT TO OBLIGATIONS.
     7.1 Conditions Precedent to Buyer’s Obligations.
          Except as may be waived in writing by Buyer, the obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions:

          7.1.1 Representations and Warranties. The representations and warranties of Seller and the Shareholders contained herein and in each of the agreements, documents and instruments executed pursuant hereto or thereto shall have been true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects at the Closing Date, with the same force and effect as if such representations and warranties had been made at and as of the Closing Date.
          7.1.2 Performance. Seller and the Shareholders shall have performed and complied in all material respects with all covenants or conditions required by this Agreement or any of the agreements, documents or instruments executed pursuant hereto or thereto to be performed and complied with by any of them at or prior to the Closing.
          7.1.3 No Action. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or which would impose any material limitation on the ability of Buyer effectively to exercise full rights of ownership of the Jade Pharmaceutical Share after the Closing Date or that would impose any material limitation on the ability of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries to operate their respective businesses after the Closing Date.
          7.1.4 No Material Adverse Change. No Material Adverse Change shall have occurred with respect to Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries since the date of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries’ Latest Balance Sheet.
          7.1.5 Filings. Seller and the Shareholders, Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries shall have made all required filings and obtained all the consents and approvals of governmental authorities and of third parties necessary to consummate the transactions contemplated by this Agreement, and any required waiting periods shall have expired.
          7.1.6 Due Diligence Review. Buyer shall have completed and been satisfied with the results of its review of the Schedules to this Agreement, and of its review and investigation of the assets, liabilities, business, operations, condition (financial or otherwise), books and records of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries, the scope of such review and such satisfaction to be determined in the sole discretion of Buyer.
          7.1.7 Releases. Seller and the Shareholders have delivered to Buyer Seller’s and the Shareholders’ Releases.
          7.1.8 Counsel Opinion. Buyer shall have received an opinion of counsel satisfactory to it containing the matters set forth on Exhibit 2.3.10.
          7.1.9 Stockholder Approval. The Agreement and the transactions contemplated thereby shall have been adopted and approved by the stockholders of Buyer, and the Amendment to Certificate shall have been adopted and approved by the stockholders of Buyer.

          7.1.10 Listing on AMEX. The shares of Common Stock to be issued to the Shareholders pursuant to the Agreement shall have been approved for listing on AMEX upon official notice of issuance thereof.
          7.1.11 Fairness Opinion. Buyer’s Board of Directors shall have received from Amaroq Capital, or another independent investment banking firm, an opinion dated within three (3) days prior to the first preliminary filing with the SEC of the Proxy Statement as to the fairness of the Agreement to Buyer stockholders from a financial point of view, which opinion shall be updated on or before the Closing in form satisfactory to Buyer.
          7.1.12 Auditor’s Letter. Buyer shall have received from Corbin & Company LLP, a letter dated as of the Closing for effect that (A) in their opinion the consolidated financial statements of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries examined by them and covered by their report included in the Proxy Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the applicable published rules and regulations of the SEC thereunder relating thereto; and (B) during the period from the date of the financial statements included in the Proxy Statement to a date not more than five (5) business days prior to the Closing there was no decrease in consolidated net revenue or consolidated net income of Jade Pharmaceutical, YYB or JJB as compared to the corresponding period in the preceding year, except as disclosed in the Proxy Statement.
     7.2 Conditions Precedent to the Shareholders’ Obligations.
     Except as may be waived in writing by the Shareholders, the obligations of the Shareholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions:
          7.2.1 Representations and Warranties. The representations and warranties of Buyer contained herein and in each of the agreements, documents and instruments executed pursuant hereto or thereto shall have been true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects at the Closing Date, with the same force and effect as if such representations and warranties had been made at and as of the Closing Date.
          7.2.2 Performance. Buyer shall have performed and complied in all material respects with all covenants or conditions required by this Agreement or any of the agreements, documents or instruments executed pursuant hereto or thereto to be performed and complied with by Buyer at or prior to the Closing.
          7.2.3 No Action. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.
          7.2.4 No Material Adverse Change. No material, adverse change shall have occurred with respect to the business, operations or financial condition of Buyer since the date of Buyer’s latest balance sheet.

          7.2.5 Filings. Buyer, Jade Pharmaceutical, YYB and/or JJB shall have made all required filings and obtained all the consents and approvals of governmental authorities and of third parties necessary to transfer the licenses and permits held by Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries and/or to consummate the transactions contemplated by this Agreement, and any required waiting periods shall have expired.
          7.2.6 Employee Arrangements. Buyer will offer employment to the key management persons (“Key Employees”) listed on Schedule 7.2.6, on terms determined by Buyer and agreed to by such employee. The terms of such employment shall be described in letters to each of the Key Employees which letters shall be effective as of the Closing. All other non-management employees of Jade Pharmaceutical, YYB and JJB shall be retained in their current position after the Closing on terms no less favorable than their current employment; provided, however, that no such employee shall have the continued right to employment for any definitive term, nor shall this Section interfere with or limit Buyer’s right to discharge or terminate any employee of Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary employee at anytime.
          7.2.7 Due Diligence Review. Seller shall have completed and been satisfied with the results of its review of the Schedules to this Agreement, and of its review and investigation of the assets, liabilities, business, operations, condition (financial or otherwise), books and records of Buyer, the scope of such review and such satisfaction to be determined in the sole discretion of Seller.
8. INDEMNIFICATION.
     8.1 Indemnification by the Shareholders.
     Subject to the further provisions of this Article 8, the Shareholders will, jointly and severally, indemnify, defend and hold harmless Buyer and its directors, officers, shareholders, partners, attorneys, accountants, agents and employees, and their heirs, successors and assigns (collectively, the “Buyer Indemnified Parties”), from, against and in respect of any and all Losses (as hereinafter defined) which arise or result from or relate to:
          8.1.1 Any facts or circumstances in existence or occurring on or prior to the Closing Date that constitute a breach of a representation or warranty of the Shareholders contained in this Agreement;
          8.1.2 The breach of or failure by Seller and the Shareholders, Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries to perform any of the covenants, agreements or other obligations of Seller and the Shareholders, Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries contained in this Agreement;
          8.1.3 As of the date of this Agreement or as of the Closing Date, any Jade Pharmaceutical Intellectual Property, including the Jade Pharmaceutical Products (or component thereof or process for making such product), created, developed, marketed, manufactured, licensed or sold by Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries infringes on or otherwise violates the Intellectual Property rights of any other person or entity; and

          8.1.4 Any fact, occurrence, event or transaction arising out of or relating to Jade Pharmaceutical’s or the Jade Pharmaceutical Subsidiaries’ operations on or prior to the date of this Agreement, or Seller and/or the Shareholders’ ownership of the Jade Pharmaceutical Share on or prior to the Closing Date, other than the obligation of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries to pay the liabilities, obligations and expenses reflected in Latest Balance Sheet or incurred in the ordinary course of business thereafter and prior to the Closing Date.
     8.2 Indemnification by Buyer.
     Subject to the further provisions of this Article 8, Buyer will indemnify, defend and hold harmless Seller and Seller’s attorneys, accountants and agents, and Seller’s heirs, successors and assigns (collectively, the “Seller’s Indemnified Parties”), from, against and in respect of any and all Losses (as hereinafter defined) which arise or result from or relate to:
          8.2.1 Any facts or circumstances in existence or occurring on or prior to the date of this Agreement that constitute a breach of a representation or warranty of Buyer contained in this Agreement; and
          8.2.2 The breach of or failure by Buyer to perform any of its covenants, agreements or other obligations contained in this Agreement.
     8.3 Indemnification Procedure.
          8.3.1 Upon obtaining knowledge of any facts or circumstances that would give rise to a claim for indemnification by one party against the other party to this Agreement, including any claim or proceeding by a third party that may form the basis for an indemnification obligation under this Agreement, the party entitled to indemnification hereunder (the “Indemnified Party”) shall notify the other party (the “Indemnifying Party”) in writing of such claim (such written notice being hereinafter referred to as a “Notice of Claim”). A Notice of Claim shall specify in reasonable detail the nature and any particulars of any such claim giving rise to a right of indemnification. The parties shall use their commercially reasonable efforts for a period of thirty (30) days to resolve any disputes with respect to the obligation to indemnify pursuant to this Agreement, after which time period the provisions regarding arbitration set forth in Section 8.4 below shall govern the resolution of such dispute. Nothing contained herein shall limit any other remedies the parties may have available to them under any other agreements between or among them with respect to the subject matter of any provision of this Agreement or of any of the agreements, as actually executed and delivered at Closing, set forth as an Exhibit hereto.
          8.3.2 With regard to claims or proceedings by third parties that form the basis for a Notice of Claim hereunder, the Indemnifying Party shall have the right (but not the obligation), exercisable by written notice to the Indemnified Party within fifteen (15) days following receipt of the Notice of Claim, to assume, at its own expense, defense and control settlement of such third party claim. If the Indemnifying Party has assumed the defense of such third party claim, the Indemnified Party shall have the right, but not the obligation, to participate, at its own expense, in the defense thereof through counsel of its own choice and shall have the right, but not the obligation, to assert any and all cross-claims or counterclaims it or any Indemnifying Party may have. So long as the Indemnifying Party is defending in good faith any such claim, the Indemnified Party shall at all times cooperate in all reasonable ways with, make its relevant files and records available for inspection and copying by, and make its employees available or otherwise render reasonable assistance to, the Indemnifying Party in connection with the defense of such claim. If the Indemnifying Party fails to timely defend, contest or otherwise protect against any such claim, the Indemnified Party shall have the right, but not the obligation, to defend, contest, assert cross claims or counterclaims, or otherwise protect against any such claim and may make any compromise or settlement thereof and recover and be indemnified for the entire cost thereof from the Indemnifying Party, including, without limitation, reasonable attorneys’ fees, disbursements, and all amounts paid as a result of such claim or any compromise or settlement thereof.
     8.4 Arbitration.
          8.4.1 If the parties are unable to resolve any dispute, claim or controversy relating in any way to the claim for indemnification covered by a Notice of Claim (a “Dispute”) for a period of thirty (30) days after the Notice of Claim is delivered, the parties agree that the Dispute shall be settled by arbitration in accordance with Commercial Arbitration Rules of the American Arbitration Association (“Rules”) conducted in Orange County, California by a three member arbitration panel with experience with international business operations and transactions. Judgment upon the award may be entered in any court of competent jurisdiction.
          8.4.2 Notwithstanding the foregoing or the then-current specified Rules, the following shall apply with respect to the arbitration proceeding:
     (i) All forms of discovery shall be permitted, including depositions, written interrogatories and requests for admissions;
     (ii) The arbitration panel shall be required to prepare written findings of fact; and
     (iii) The arbitration panel may grant any relief or remedy which the arbitrator deems just and equitable provided such relief and remedy is consistent with the terms of this Agreement.
          8.4.3 Notwithstanding the foregoing, either party may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without any abridgment of the powers of the arbitrator(s). Nothing contained in this Section shall limit any rights or remedies of Buyer for a breach by the Shareholders of their covenant not to disclose Confidential Information or otherwise engage in competition set forth in Section 5.5.
     8.5 Certain Limitations on Indemnification.
          8.5.1 The Buyer Indemnified Parties may not make a claim for indemnification by Seller or the Shareholders pursuant to Section 8.1 unless the aggregate amount of all Losses by the Buyer Indemnified Parties with respect to all claims pursuant to

Section 8.1 exceeds $100,000, and then only for the amount of the aggregate Losses which shall exceed $100,000. The aggregate liability of Seller and the Shareholders for indemnification of the Buyer Indemnified Parties under this Section 8 shall not exceed the sum of $2,500,000.
          8.5.2 The Seller’s Indemnified Parties may not make a claim for indemnification by Buyer pursuant to Section 8.2 unless the aggregate amount of all Losses by the Seller’s Indemnified Parties with respect to all claims pursuant to Section 8.2 exceeds $100,000, and then only for the amount of the aggregate Losses which shall exceed $100,000. The aggregate liability of Buyer for indemnification of the Seller’s Indemnified Parties under this Section 8 shall not exceed the sum of $2,500,000.
     8.6 Definition of Loss.
     For purposes of this Section 8, “Loss” or “Losses” shall mean the damages, losses or liabilities sustained by an indemnified party with respect to a claim, or which it is required to pay or incur to a third party claimant by reason of a settlement or judgment in respect of a claim, and includes reasonable attorneys’ fees, witness fees and other costs incurred by the indemnified party in the ordinary course of reasonably investigating, defending or resolving the claim. The amount of the Loss shall be calculated as the damages, losses, liabilities and expenses suffered or paid by the indemnified party and shall be reduced by the amount of any insurance proceeds received by the indemnified party with respect to the claim and any tax savings or benefits realized by the indemnified party and attributable to the claim. Unless the same is part of a damage award or judgment in favor of a third party for which the indemnified party is seeking recovery, no indemnified party shall be entitled to recover, and the terms Loss or Losses shall not include, any consequential damages, exemplary or punitive damages, or any damages to the extent they result from the use of a multiplier or a capitalization rate. The Shareholders shall not be obligated or liable for any Taxes or Tax-related indemnities, obligations or liabilities if and to the extent arising from any Tax determinations, allocations or positions of Buyer or Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries after the Closing that are different from those of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries prior to the Closing. Indemnification claims of Buyer Indemnified Parties shall be reduced by and to the extent that an indemnified party shall have received proceeds under insurance policies, risk sharing pools, or similar arrangements specifically as a result of, and in compensation for, the subject matter of an indemnification claim.
     8.7 Survival of Representations and Warranties and Indemnity Obligations.
     The representations and warranties of the parties contained in this Agreement shall survive for a period of two (2) years after the Closing Date, except that the representations and warranties set forth in Section 3.14, and Section 3.23 shall survive for a period of three (3) years after the Closing Date and the representations and warranties set forth in Section 3.3 and Section 3.7 shall survive for the statute of limitations period applicable to third party claimants.

     8.8 Liquidated Damages.
     Seller and the Shareholders, Jade Pharmaceutical, YYB and JJB agree that Buyer will be damaged and the damages of Buyer will be difficult to determine upon any of the following events:
     (i) Jade Pharmaceutical, YYB, JJB and/or Seller enters into any agreement or plan of acquisition, merger, consolidation, reorganization, exchange, recapitalization or other similar agreement or plan, including a letter of intent or agreement in principle, other than with Buyer prior to Closing; or
     (ii) Jade Pharmaceutical, YYB and/or JJB adopts a plan of liquidation or distribution to its stockholders of more than five percent (5%) of its assets; or
     (iii) Jade Pharmaceutical, YYB and/or JJB enter into one or more agreements or plans which individually or in the aggregate would result in that sale of more than 10% of Jade Pharmaceutical’s, YYB’s or JJB’s assets or the sale of more than 10% of the capital stock of Jade Pharmaceutical, YYB or JJB.
[Each of (i), (ii) and (iii) are hereinafter referred to as a Triggering Event] prior to the earlier occurrence of (i) the termination of this Agreement by mutual consent of Buyer, Seller and the Shareholders, or (ii) September 30, 2006 (the “Termination Date”)].
As a result of the difficulty of determining damages if a “Triggering Event” shall occur and in lieu of any payment by Seller, Jade Pharmaceutical, YYB, JJB and the Shareholders of Buyer’s expenses and as compensation for loss of Buyer’s rights hereunder, Seller, Jade Pharmaceutical, YYB, JJB and the Shareholders shall jointly and severally be obligated to pay to Buyer, the sum of Five Hundred Thousand Dollars ($500,000) (the “Damages”), plus interest on the Damages at the prime rate of Citibank, N.A., as recommended from time to time on any unpaid amount of Damages from the date of the Triggering Event until the date actually paid.
9. MISCELLANEOUS.
     9.1 Expenses.
     All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby will be borne by the party incurring such expenses. Any attorneys’, accountants’, financial advisory, broker’s or finder’s fees shall be paid by the party contracting for the same. At the Closing, Seller will reimburse Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries any such fees and costs incurred by them that were theretofore paid by Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries.

     9.2 Notices.
     All notices or other communications given hereunder will be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by telecopy, provided that the telecopy is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

If to Seller or the
Shareholders, to:	c/o Jade Capital Group Limited
Room 1502, 15 F Wing on House
Central Hong Kong
Attention: Fang Zheng, President
Telecopy: 86-75583565077
E-mail: kangdachina@yahoo.com

With a copy to:	Fulbright & Jaworski
555 South Flower Street, 41st Floor
Los Angeles, California 90071
Attention: Tim Bruinsma, Esquire
Telecopy: (213) 680-4518
E-mail: tbruinsma@fulbright.com

If to Buyer, to:	2492 Walnut Avenue, Suite 100
Tustin, California 92780
Attention: Gary L. Dreher, CEO
Telecopy: (714) 505-4464
Email: gdreher@amdl.com

With a copy to:	Preston Gates & Ellis LLP
1900 Main Street, Suite 600
Irvine, California 92612
Attention: Daniel K. Donahue, Esquire
Telecopy: (949) 623-4452
E-mail: ddonahue@prestongates.com
     9.3 Amendment; Waiver.
     Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer, Seller and the Shareholders, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and, except as otherwise expressly provided herein, not exclusive of any rights or remedies provided by law.

     9.4 Successors.
     This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the parties hereto and their respective successors, heirs and assigns.
     9.5 Entire Agreement.
     This Agreement and the Exhibits and Schedules hereto constitute the entire agreement and understanding between the parties relating to the subject matter hereof and thereof and supersedes all prior representations, endorsements, premises, agreements, memoranda, communications, negotiations, discussions, understandings, and arrangements, whether oral, written or inferred, between the parties relating to the subject matter hereof.
     9.6 Governing Law.
     This Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of Delaware.
     9.7 Counterparts.
     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     9.8 Headings.
     The headings of the sections and subsections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof or affect in any way the meaning or interpretation of this Agreement.
     9.9 Termination of Agreement.
     The parties may not terminate this Agreement prior to the Closing except as provided below:
          9.9.1 The parties may terminate this Agreement by mutual written consent;
          9.9.2 Buyer may terminate this Agreement by giving written notice to Seller and the Shareholders in the event Seller and the Shareholders are in breach of any their representations, warranties or covenants made herein and such breach (A) individually or in combination with any other such breach, would cause the conditions set forth in Section 8.1 not to be satisfied and (B) is not cured within 20 days following delivery by Buyer to Seller and the Shareholders of written notice of such breach;
          9.9.3 Seller and the Shareholders may terminate this Agreement by giving written notice to Buyer in the event Buyer is in breach of any its representations, warranties or covenants made herein and such breach (A) individually or in combination with any other such breach, would cause the conditions set forth in Section 8.2 not to be satisfied and (B) is not cured within 20 days following delivery by Seller and the Shareholders to Buyer of written notice of such breach;
          9.9.4 Buyer may terminate this Agreement by giving written notice to Seller and the Shareholders if (A) Buyer has, on or prior to September 30, 2006, tendered (or attempted to tender) delivery to Seller and the Shareholders of the deliverables described in Section 2.4 hereof and (B) Seller and the Shareholders refuse to consummate the transactions contemplated hereby on or before September 30, 2006 for any reason other than the failure of satisfaction of the conditions to its obligations to close hereunder set forth in Section 8; or
          9.9.5 Seller and the Shareholders may terminate this Agreement by giving written notice to Buyer if (A) Seller and the Shareholders have, on or prior to September 30, 2006, tendered (or attempted to tender) delivery to Buyer of the deliverables described in Section 2.3 hereof and (B) Buyer refuses to consummate the transactions contemplated hereby on or before September 30, 2006 for any reason other than the failure of satisfaction of the conditions to its obligations to close hereunder set forth in Section 8.
     If any party terminates this Agreement pursuant to this Section, all obligations of the parties hereunder (except for those set forth in Section 5.10, Section 9.1, Section 9.6 and this Section) shall terminate without any liability of any party to any other party, except that each party shall remain responsible for and liable for breaches of this Agreement, including a wrongful failure to consummate the transactions contemplated hereby.
     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

“BUYER” AMDL, INC., a Delaware corporation
By:	/s/ Gary L. Dreher
Gary L. Dreher, President

“SELLER” JADE CAPITAL GROUP LIMITED, a British Virgin Islands corporation
By:	/s/ Fang Zheng
Fang Zheng, President

“SHAREHOLDERS” PEARL KING GLOBAL LIMITED
By:	/s/ Jia Ming Hui
Jia Ming Hui, Director

By:	/s/ Fang Zheng
Fang Zheng, Director

HOMING NOMINEES LIMITED

By: BENEFIT CAPITAL LIMITED

By:	/s/ Xiao Huhe
Xiao Huhe, Authorized Signator

EXHIBIT 1.2.2.1
ESCROW AGREEMENT
     This Escrow Agreement (“Agreement”) is made and entered into as of ___, 2006, by and among AMDL, Inc., a Delaware corporation(“Buyer”), Jade Capital Group Limited, a British Virgin Islands corporation (“Jade Capital”), and ___, ___, ___ and ___, ___, ___ and ___(collectively “Shareholders”) and ___(in its capacity as Escrow Holder hereunder, the “Escrow Holder”).
RECITALS
     This Agreement is being entered into in reference to the following facts:
          (a) The Buyer and Shareholders have entered into a Stock Purchase and Sale Agreement (the “Purchase Agreement”), dated as of May ___, 2006. Capitalized terms used in this Agreement without definition, have the meaning assigned to those terms in the Purchase Agreement.
          (b) The terms of the Purchase Agreement provide that five hundred thousand (500,000) shares of AMDL, Inc. Common Stock (the “Escrow Shares”) are to be deposited by Buyer into an escrow account at the Closing, to be held by the Escrow Holder for disbursement in accordance with the terms of an escrow agreement, if Jade Capital is successful in obtaining the required approvals to market and sell DR-70® in the People’s Republic of China.
          (c) This Agreement constitutes the Escrow Agreement referred to in the Purchase Agreement pursuant to which the Escrow Holder shall receive and disburse the Escrow Shares.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows.
ARTICLE 1 — ESCROW DEPOSIT
     1.1 Appointment of Escrow Holder. The Escrow Holder agrees to act as Escrow Holder for the Escrow Shares in accordance with the terms hereof.
     1.2 Escrow Account. Immediately following the Escrow Holder’s execution of this Agreement, the Escrow Holder shall establish an account designated by the Escrow Holder (the “Escrow Account”) for the purpose of receiving and holding the Escrow Shares.
     1.3 Escrow Deposit.
          (a) In accordance with the terms of the Purchase Agreement, on the Closing Date the Buyer shall remit to the Escrow Holder the Escrow Shares.
          (b) The Escrow Holder shall deposit and hold the Escrow Shares in the Escrow Account at all times until such Escrow Shares are disbursed therefrom in accordance with the terms hereof.

          (c) All Escrow Shares shall be deposited with an Assignment Separate From Certificate, endorsed in blank by all Sellers, medallion guaranteed.
ARTICLE 2 — THE ESCROW
     The Escrow Holder shall disburse the Escrow Shares in accordance with the following procedures:
          (a) If, within one (1) year from and after the closing of the Purchase Agreement, Jade Capital and/or the Shareholders shall have demonstrated that People’s Republic of China State Federal Drug Agency or other appropriate agency (“SFDA”) has issued a permit or the equivalent regulatory approval for Buyer to sell and distribute DR-70® in the People’s Republic of China without qualification (the “Approval to Market DR-70®”), in form and substance satisfactory to Buyer, then the Escrow Holder shall promptly disburse the Escrow Shares to Jade Capital and/or Shareholders, in such proportions as Jade Capital shall instruct.
          (b) If Jade Capital has not notified Escrow Holder that the SFDA has issued the Approval to Market DR-70® before a date one year after the closing of the Purchase Agreement, or if Buyer disputes that the purported approval is satisfactory, the Escrow Shares shall be delivered by Escrow Holder to Buyer for cancellation.
ARTICLE 3 — ESCROW PROCEDURES
     3.1 Accounts and Records. The Escrow Holder shall keep accurate books and records of all transactions hereunder.
     3.2 Duties. The Escrow Holder’s duties and obligations hereunder shall be determined solely by the express provisions of this Agreement. The Escrow Holder’s duties and obligations are purely ministerial in nature, and nothing in this Agreement shall be construed to give rise to any fiduciary obligations of the Escrow Holder with respect to the Buyer, Jade Capital or Shareholders. The Escrow Holder is not charged with any duties or responsibilities with respect to the Purchase Agreement and shall not be concerned with the terms thereof.
     3.3 Disputes. In the event of any disagreement or the presentation of any adverse claim or demand in connection with the disbursement of Escrow Shares, except as otherwise provided herein, then the Escrow Holder may, at its option, after providing written notice to the Buyer and the Shareholders of such disagreement or adverse claim or demand, refuse to comply with any such claims or demands during the continuance of such disagreement and may refrain from delivering any item affected hereby, and in so doing, the Escrow Holder shall not become liable to the undersigned or to any other person, due to its failure to comply with such adverse claim or demand. In the event that the Buyer and/or the Shareholders, as appropriate do not provide satisfactory assurances to the Escrow Holder that it may act in accordance with the other provisions of this Agreement, the Escrow Holder shall be entitled to continue, without liability, to refrain and refuse to act until:
          (a) authorized to disburse Escrow Shares by an order from a court purporting to have jurisdiction of the parties and the Escrow Shares, after which time the Escrow Holder shall be entitled to act in conformity with such order; or

          (b) the Escrow Holder (i) shall have been notified that all differences shall have been adjusted by agreement, and (ii) shall have been directed in writing to take certain actions with respect to the Escrow Shares subject to the adverse claim or demand, signed jointly or in counterpart by the Shareholders and/or the Buyer and by all persons making adverse claims or demands, at which time the Escrow Holder shall be protected in acting in compliance therewith.
At any time prior to the Escrow Holder’s receipt of a court order or a notice, as provided in clauses “(a)” or “(b)” of this Section 3.3, the Escrow Holder may, but is not required to, file a suit in interpleader and obtain an order from the court requiring the parties to interplead and litigate in such court adverse claims or demands raised pursuant to this Section 3.3. In the event such interpleader suit is brought, the Escrow Holder shall ipso facto be fully released and discharged from all obligations to further perform any and all duties or obligations imposed upon it in relation to the disputed amount. The Buyer, Jade Capital and the Shareholders, shall jointly and severally reimburse the Escrow Holder for all costs, expenses, and reasonable attorney’s fees expended or incurred by the Escrow Holder in connection with such adverse claim or demand, the amount thereof to be fixed and judgment thereof to be rendered by the court in such lawsuit.
     3.4 Liability Limited. The Escrow Holder shall not be liable to anyone whatsoever by any reason of error of judgment or for any act done or step taken or omitted by them in good faith or for any mistake of fact or law or for anything which they may do or refrain from doing in connection herewith unless caused by or arising out of their own gross negligence or willful misconduct. In no event shall the Escrow Holder be liable for any indirect, special, consequential damages, or punitive damages.
     3.5 Reliance on Documents, Etc. The Escrow Holder shall be entitled to rely on and shall be protected in acting in reliance upon any instructions or directions furnished to it in writing or pursuant to any provisions of this Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper, or other document furnished to it and believed by it to be genuine and to have been signed and presented by the proper party or parties. The Shareholders and the Buyer shall not include the Escrow Holder’s name in any document unless such document has been approved in writing by the Escrow Holder, except with regard to those documents pertaining to and referring to Escrow Holder’s functions as Escrow Holder pursuant to this Agreement.
     3.6 Indemnification. The Buyer, Jade Capital and the Shareholders shall jointly and severally indemnify, defend, and hold harmless the Escrow Holder from and against all losses, damages, costs, charges, payments, liabilities, and expenses, including all costs of litigation, investigation and reasonable legal fees incurred by the Escrow Holder and arising directly or indirectly out of its role of as Escrow Holder pursuant to this Agreement, except as caused by its willful misconduct or gross negligence. The Escrow Holder may consult with counsel of its choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The provisions of this Section 3.6 shall survive the termination of this Agreement.
     3.7 Compensation. The Buyer shall pay the Escrow Holder, as compensation for its services hereunder a $5,000 non-refundable fee, payable upon the Escrow Holder’s execution of this Agreement. The parties hereto shall pay the Escrow Holder all costs incurred to obtain records from public records needed to fully affect the escrow (e.g. copy of articles of incorporation) that have been requested by the Escrow Holder and not submitted by the parties within ten (10) business days from the execution of the request. Upon demand, the Buyer and the Shareholders will pay or reimburse the Escrow Holder for all usual and customary charges assessed in connection with the operation of the Escrow Account and all expenses, disbursements and advances incurred or made at the request of the Buyer and the Shareholders.
     3.8 Customer Identification Deposit Information. Concurrently with their execution and delivery of this Agreement, the Buyer , Jade Capital and the Shareholders shall each deliver to the Escrow Holder such identification as required by law and such identification and authorization documents and such information concerning the source of the funds constituting the Escrow Shares, all as the Escrow Holder may reasonably require and such information concerning the source of the funds constituting the Escrow Shares, all as the Escrow Holder may require in its sole discretion. Without limiting the generality the foregoing, if the any of the parties to this escrow is not a natural person, then on the Escrow Holder’s request, that party shall deliver to the Escrow Holder (a) a copy of its organizational documents (e.g., articles of incorporation, operating agreement, etc.), and (b) corporate/partnership resolutions, signed by its an appropriate signatory, authorizing it to enter this Agreement.
     3.9 Resignation. The Escrow Holder reserves the right to resign as the Escrow Holder at any time by giving thirty (30) days written notice thereof to the Buyer, Jade Capital and the, Shareholders, except upon a failure to promptly provide the Escrow Holder with information concerning the source of the funds constituting the Escrow Shares, in which case the Escrow Holder may resign as the Escrow Holder effective immediately. Upon notice or resignation by the Escrow Holder, the Buyer, Jade Capital and the Shareholders shall appoint a replacement Escrow Holder within such thirty-(30) day period. The Escrow Holder may deliver the Escrow Shares to such replacement Escrow Holder upon (a) notice of the appointment of a new Escrow Holder, and (b) payment to the Escrow Holder in full of all fees due the Escrow Holder. If no such replacement or substitute has been appointed within 30 days of the Escrow Holder’s notice of resignation, then the Escrow Holder may, at the expense of the Buyer, petition any court of competent jurisdiction for the appointment of a successor Escrow Holder. Upon appointment of successor Escrow Holder, the Escrow Holder shall forward all documents and deposits pertaining to the escrow to the successor.
     3.10 Termination. By mutual agreement, the Buyer, Jade Capital and the Shareholders shall have the right at any time upon not less than twenty (20) days prior written notice to the Escrow Holder to terminate their appointment of the Escrow Holder or any successor escrow agent as escrow holder hereunder. The Escrow Holder or successor escrow holder shall continue to act as escrow holder hereunder until a successor is appointed and qualified to act as the escrow holder.
     3.11 Identification Number. Each of the Shareholders represents and warrants to the Escrow Holder that (a) its PRC ? (Federal) tax identification number (“TIN”) specified on the signature page of this Agreement underneath its signature is correct and is to be used for 1099 tax reporting purposes, and (b) it is not subject to backup withholding.

     3.12 Waiver of Offset Rights. The Escrow Holder hereby waives any and all rights to offset that it may have against the Escrow Shares or the Interest including without limitation claims arising as a result of any amounts, liabilities, costs, claims, expenses, damages or other losses that the Escrow Holder may be otherwise entitled to collect from any party to this Agreement.
ARTICLE 4 — GENERAL PROVISIONS
     4.1 Notice. Any notice, request, demand or other communication provided for hereunder to be given shall be in writing and shall be delivered personally, by certified mail, return receipt requested, postage prepaid, or by transmission by a telecommunications device, and shall be effective (a) on the day when personally served, including delivery by overnight mail and courier service, (b) on the third business day after its deposit in the United States mail, and (c) on the business day of confirmed transmission by telecommunications device. The addresses of the parties hereto (until notice of a change thereof is served as provided in this Section 4.1) shall be as follows:

To the Buyer :	To Jade Capital and/or the Shareholders:
AMDL, Inc.	c/o Frank Zheng
2492 Walnut Avenue, Suite 100	Room 1502, 15 F, Wing on House
Tustin, California 02780	71 Des Voeux Road
Att: Gary L. Dreher, President	Central, Hong Kong
Tel: (714) 505-4461	Tel: (86) 755 82462145
Fax: (714) 505-4464	Fax: (86) 755-82462137

Copy (which will not constitute notice) to:	Copy (which will not constitute notice) to:
Preston Gates & Ellis LLP	Fulbright & Jaworski
1900 Main Street, Sixth Floor	555 S. Flower Street, 41st Floor
Irvine, California 92614-7319	Los Angeles, California 90071
Attn: Daniel K. Donahue, Esquie	Attn: Tim Bruinsma, Esquire
Tel: (949) 253-0900	Tel: (213) 892-9333
Fax: (949) 253-0902	Fax: (213) 680-4518
To the Escrow Holder

Tel:
Fax:
     4.2 Arbitration. All disputes between Jade Capital and the Shareholders on the one hand and the Buyer, on the other hand, and the Escrow Holder on the other hand, relating to the payment of the Escrow Shares and/or the Escrow Holder’s rights, obligations, and liabilities arising from or related to this Agreement shall be resolved by mandatory binding expedited arbitration under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) in effect as of the date the request for arbitration is filed (the “Rules”) before a single, neutral arbitrator, selected in accordance with the Rules. Each of the parties may initiate such an arbitration pursuant to the Rules. The arbitration shall be held in Orange County, California (such site being herein referred to as the “Forum”). The Buyer, Jade Capital, the Shareholders and the Escrow Holder will abide by any decision rendered in such arbitration, and that any court having jurisdiction may enforce such a decision. Each of the parties hereto submits to the non-exclusive personal jurisdiction of the courts of the Forum as an appropriate place for compelling arbitration or giving legal confirmation of any arbitration award, and irrevocably waives any objection which it may now or hereafter have to the venue of any such enforcement proceeding brought in any of said courts and any claim of inconvenient forum. Each of the parties agrees that service of process for all arbitration proceedings may be made in accordance with the Rules and shall be deemed effective as provided therein. Any claim or action of any kind (including, but not limited to, any claims for breach of contract) against the Escrow Holder arising out of or connected with this Agreement shall be barred and waived unless asserted by the commencement of an arbitration proceeding within 180 days after the accrual of the action or claim. This limitation shall also apply to claims which might otherwise be asserted against as a “set-off,” credit, cross-complaint, or defense. This section and the forgoing limitation shall survive termination of this Agreement.
     4.3 Effect of Agreement. This Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties hereto.
     4.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of California.
     4.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart by facsimile shall also deliver a manually executed counterpart of this Agreement, but failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.
     4.6 USA Patriot Act Notice. The Escrow Holder notifies the other parties hereto that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”) the Escrow Holder is required to obtain, verify and record information that identifies the other parties to this Agreement, which information includes the name and address of those parties and other information that will allow the Escrow Holder to identify them in accordance with the Act.
     4.7 Final Agreement. This Agreement is intended by the Escrow Holder, the Jade Capital, the Buyer and Shareholders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by the parties hereto by a duly authorized officer thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date and the year first above written.

“BUYER”	“JADE CAPITAL”
AMDL, Inc., a Delaware corporation	Jade Capital Group Limited, a British Virgin Islands corporation

By:	By

Gary L. Dreher, President	Fang Zheng, President,

Agreed and accepted:

“ESCROW HOLDER”	“SHAREHOLDERS”
Bank

By
                     ,

EXHIBIT 1.3
LOCK-UP AGREEMENT
___, 2006
AMDL, Inc.
2492 Walnut Avenue, Suite 100
Tustin, California 92780
Ladies and Gentlemen:
     The undersigned is the beneficial owner of ___ shares (the “Shares”) of common stock, $.001 par value per share (“Common Shares), of AMDL, Inc. (the “Company”) issued pursuant to the Stock Purchase and Sale Agreement dated May 10, 2006 by and between the Company, AMDL (China), Inc. and the undersigned as one of the “Shareholders” (the “Purchase Agreement”). Capitalized terms used in this letter agreement, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Purchase Agreement.
     In order to induce the Company to close the Purchase Agreement and proceed with the issuance of the Shares, the undersigned hereby agrees, for the benefit of the Company during the thirty-six (36) month period after the closing of the Purchase Agreement to sell no more than an amount equal to one-thirty-sixth (1/36th) of the Shares in any calendar month after the Closing Date.
     Furthermore, the undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of the Shares held by the undersigned except in compliance with this Agreement.

Very truly yours,

Name:

Address:

Accepted as of the date
first set forth above.
AMDL, INC.

By:

Gary L. Dreher,
CEO and President

EXHIBIT 1.4
{FORM OF}
NON-QUALIFIED STOCK OPTION AGREEMENT
     THIS NON-QUALIFIED STOCK OPTION AGREEMENT (“Agreement”) is entered into as of ___, 2006, by and between AMDL, INC., a Delaware corporation (“Corporation”), and ___ (“Optionee”).
R E C I T A L S
     A. The Corporation has entered into a Stock Purchase and Sale Agreement with the shareholders of Jade Capital Group Limited, a British Virgin Islands corporation dated May 10, 2006 (the “Purchase Agreement”).
     B. Section 1.5 of the Purchase Agreement requires that the Corporation, on closing of the Purchase Agreement, issue to Optionee options to purchase ___(___) shares of the common stock, $.001 par value, of the Corporation (“Shares”) for the term and subject to the terms and conditions hereinafter set forth.
A G R E E M E N T
     It is hereby agreed as follows:
     1. CERTAIN DEFINITIONS. Unless otherwise defined herein, or the context otherwise clearly requires, terms with initial capital letters used herein shall have the meanings assigned to such terms in the Purchase Agreement.
     2. GRANT OF OPTIONS. The Corporation hereby grants to Optionee, Options to purchase all or any part of ___ Shares, upon and subject to the terms and conditions set forth herein.
     3. OPTION PERIOD. The Options shall be exercisable at any time commencing on ___, 2006 and expiring on the date three (3) years from the date of grant, unless earlier terminated pursuant to the terms hereof.
     4. METHOD OF EXERCISE. The Options shall be exercisable by Optionee by giving written notice to the Corporation of the election to purchase and of the number of Shares Optionee elects to purchase, such notice to be accompanied by such other executed instruments or documents as may be required by the Committee pursuant to this Agreement, and unless otherwise directed by the Committee, Optionee shall at the time of such exercise tender the purchase price of the Shares he has elected to purchase. An Optionee may purchase less than the total number of Shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than one hundred (100) Shares. If Optionee shall not purchase all of the Shares which he is entitled to purchase under the Options, his right to purchase the remaining unpurchased Shares shall continue until expiration of the Options. The Options shall be exercisable with respect of whole Shares only, and fractional Share interests shall be disregarded.
     5. AMOUNT OF PURCHASE PRICE. The purchase price per Share for each Share which Optionee is entitled to purchase under the Options shall be $  per Share (computed pursuant to the formula in the Purchase Agreement.)
     6. PAYMENT OF PURCHASE PRICE. At the time of Optionee’s notice of exercise of the Options, Optionee shall tender in cash or by certified or bank cashier’s check payable to the Corporation, the purchase price for all Shares then being purchased. Provided, however, the Board of Directors may, in its sole discretion, permit payment by the Corporation of the purchase price in whole or in part with Shares. If the Optionee is so permitted, and the Optionee elects to make payment with Shares, the Optionee shall deliver to the Corporation certificates representing the number of Shares in payment for new Shares, duly endorsed for transfer to the Corporation, together with any written representations relating to title, liens and encumbrances, securities laws, rules and regulatory compliance, or other matters, reasonably requested by the Board of Directors. The value of Shares so tendered shall be their Fair Market Value Per Share on the date of the Optionee’s notice of exercise.
     7. REGISTRATION RIGHTS. The shares issuable on exercise of the options shall be registered with the Securities Exchange Commission on Form S-3 as provided in Section ___of the Purchase Agreement. All of the provisions of Section ___of the Purchase Agreement are incorporated herein as if set forth in full, but modified to fit the context of this Option Agreement.
     8. NONTRANSFERABILITY OF OPTIONS. The Options shall not be transferable, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by Optionee.
     9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. As used herein, the term “Adjustment Event” means an event pursuant to which the outstanding Shares of the Corporation are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by the Corporation, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise. Upon the occurrence of an Adjustment Event, (i) appropriate and proportionate adjustments shall be made to the number and kind and exercise price for the Shares subject to the Options, and (ii) appropriate amendments to this Agreement shall be executed by the Corporation and Optionee if the Committee determines that such an amendment is necessary or desirable to reflect such adjustments. If determined by the Committee to be appropriate, in the event of an Adjustment Event which involves the substitution of securities of a corporation other than the Corporation, the Committee shall make arrangements for the assumptions by such other corporation of the Options. Notwithstanding the foregoing, any such adjustment to the Options shall be made without change in the total exercise price applicable to the unexercised portion of the Options, but with an appropriate adjustment to the number of Shares, kind of Shares and exercise price for each Share subject to the Options. The determination by the Committee as to what adjustments, amendments or arrangements shall be made pursuant to this Section 10, and the extent thereof, shall be final and conclusive. No fractional Shares shall be issued on account of any such adjustment or arrangement.
     10. NO RIGHTS TO CONTINUED EMPLOYMENT OR RELATIONSHIP. Nothing contained in this Agreement shall obligate the Corporation to employ or have another relationship with Optionee for any period or interfere in any way with the right of the Corporation to reduce Optionee’s compensation or to terminate the employment of or relationship with Optionee at any time.
     11. TIME OF GRANTING OPTIONS. The time the Options shall be deemed granted, sometimes referred to herein as the “date of grant,” shall be ___, 2006.
     12. PRIVILEGES OF STOCK OWNERSHIP. Optionee shall not be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to Optionee. No Shares shall be purchased upon the exercise of any Options unless and until, in the opinion of the Corporation’s counsel, any then applicable requirements of any laws, or governmental or regulatory agencies having jurisdiction, and of any exchanges upon which the stock of the Corporation may be listed shall have been fully complied with.
     13. SECURITIES LAWS COMPLIANCE. The Corporation will diligently endeavor to comply with all applicable securities laws before any stock is issued pursuant to the Options. Without limiting the generality of the foregoing, the Corporation may require from the Optionee such investment representation or such agreement, if any, as counsel for the Corporation may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the Optionee agree that any sale of the Shares will be made only in such manner as is permitted by the Committee. The Committee may in its discretion cause the Shares underlying the Options to be registered under the Securities Act of 1933, as amended, by filing a Form S-8 Registration Statement covering the Options and the Shares underlying the Options. Optionee shall take any action reasonably requested by the Corporation in connection with registration or qualification of the Shares under federal or state securities laws.
     14. INTENDED TREATMENT AS NON-QUALIFIED STOCK OPTIONS. The Options granted herein are intended to be non-qualified stock options described in U.S. Treasury Regulation (“Treas. Reg.”) §1.83-7 to which Sections 421 and 422 of the Internal Revenue Code of 1986, as amended from time to time (“Code”) do not apply, and shall be construed to implement that intent. If all or any part of the Options shall not be described in Treas. Reg. §1.83-7 or be subject to Sections 421 and 422 of the Code, the Options shall nevertheless be valid and carried into effect.
     15. SHARES SUBJECT TO LEGEND. If deemed necessary by the Corporation’s counsel, all certificates issued to represent Shares purchased upon exercise of the Options shall bear such appropriate legend conditions as counsel for the Corporation shall require.
     16. MISCELLANEOUS.
          16.1 Binding Effect. This Agreement shall bind and inure to the benefit of the successors, assigns, transferees, agents, personal representatives, heirs and legatees of the respective parties.

          16.2 Further Acts. Each party agrees to perform any further acts and execute and deliver any documents which may be necessary to carry out the provisions of this Agreement.
          16.3 Amendment. This Agreement may be amended at any time by the written agreement of the Corporation and the Optionee.
          16.4 Syntax. Throughout this Agreement, whenever the context so requires, the singular shall include the plural, and the masculine gender shall include the feminine and neuter genders. The headings and captions of the various Sections hereof are for convenience only and they shall not limit, expand or otherwise affect the construction or interpretation of this Agreement.
          16.5 Choice of Law. The parties hereby agree that this Agreement shall be construed, enforced and governed by the laws of the state of Delaware. This Agreement is in all respects intended by each party hereto to be deemed and construed to have been jointly prepared by the parties and the parties hereby expressly agree that any uncertainty or ambiguity existing herein shall not be interpreted against either of them.
          16.6 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.
          16.7 Notices. All notices and demands between the parties hereto shall be in writing and shall be served either by registered or certified mail, and such notices or demands shall be deemed given and made forty-eight (48) hours after the deposit thereof in the United States mail, postage prepaid, addressed to the party to whom such notice or demand is to be given or made, and the issuance of the registered receipt therefor. If served by telegraph, such notice or demand shall be deemed given and made at the time the telegraph agency shall confirm to the sender, delivery thereof to the addressee. All notices and demands to Optionee or the Corporation may be given to them at the following addresses:
If to Optionee:
____________________
____________________
If to Corporation:
AMDL, Inc.
2492 Walnut Avenue, Suite 100
Tustin, California 92780
Such parties may designate in writing from time to time such other place or places that such notices and demands may be given.
          16.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, this Agreement supersedes all prior and contemporaneous agreements and understandings of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth or referred to herein. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

“CORPORATION”

AMDL, INC.
a Delaware corporation

By:

Gary L. Dreher, President

“OPTIONEE”

By:

EXHIBIT 2.3.10
TEXT OF OPINION OF SELLER’S (AND THE SHAREHOLDERS’) COUNSEL
     1. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and each of the Companies has the requisite corporate power and authority to own its respective properties and to conduct its business.
     2. Each of the Companies is qualified to do business as a foreign corporation in each jurisdiction throughout the world where is failure to do so would have a materially adverse effect on its business operations or financial condition.
     3. Jade Pharmaceutical and the Shareholders have the requisite power and authority to execute, deliver and perform the Agreement. The Agreement has been duly and validly authorized, executed and delivered by the Shareholders and an authorized officer of Jade Pharmaceutical and constitutes a legal, valid and binding obligation of Jade Pharmaceutical and the Shareholders, enforceable against them according to its terms.
     4. The capitalization of Jade Pharmaceutical is 50,000 shares of which one (1) share is duly authorized, validly issued and fully paid and nonassessable.
     5. Except as referenced in the Agreement and the Schedule of Exceptions thereto, to our knowledge there are no preemptive rights or, to our knowledge, options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain from Jade Pharmaceutical any shares of its capital stock.
     6. The execution, delivery and performance of the terms of the Agreement does not violate any provision of Jade Pharmaceutical’s Memorandum of Association or Bylaws or the material provisions of any agreement to which Jade Pharmaceutical is a party.
     7. All consents, approvals, permits, orders or authorizations of, and all qualifications, registrations, designations, declarations or filings with, any Chinese, federal or state governmental authority on the part of Jade Pharmaceutical required in connection with the execution and delivery of the Agreement and consummation at the Closing of the transactions contemplated by the Agreement have been obtained and are effective.
     8. There are no legal actions, proceedings, or governmental investigations pending against Jade Pharmaceutical, YYB or JJB which would hinder or interfere with the consummation of the transactions contemplated by the Agreement.

EXHIBIT 5.2
BUSINESS PLAN
(To be supplied prior to Closing)

EXHIBIT 5.6
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
AMDL, INC.
     AMDL, Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), does hereby certify as follows:
     FIRST: The Amendment to the Certificate of Incorporation of the Corporation, in the form set forth below, has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, by all of the directors of the Corporation at a meeting duly noticed and held, and by the holders of a majority of the outstanding shares of the Corporation at a special meeting duly noticed and held in accordance with Section 222 of the General Corporation Law of the State of Delaware, declaring said amendments to be advisable.
     SECOND: The introductory paragraph of Article IV of the Corporation’s Certificate of Incorporation is amended in its entirety to read as follows:
“ARTICLE IV
Capitalization
     This Corporation shall have the authority to issue an aggregate of 225,000,000 shares, of which 25,000,000 shares shall be preferred stock, $0.001 par value (hereinafter, the “Preferred Stock”), and 200,000,000 shares shall be common stock, par value $0.001 (hereinafter, “Common Stock”). The powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of the shares of stock of each class and series which the Corporation shall be authorized to issue, is as follows:”
     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this ___ day of ___, 2006.

By:

Title:	President

Name:	Gary L. Dreher

SELLER’ SCHEDULES

Schedule 1.2.1
Allocation of Purchase Price Consideration
     NONE

Schedule 3.1.2(a)
Certificate of Formation and By-laws of Jade
Jade Pharmaceutical INC. BVI Company Number: 1007277 is incorporated the BRITISH VIRGIN ISLANDS as a BVI BUSINESS COMPANY, this 25th day of January, 2006

Schedule 3.1.2(b)
Certificate of Formation and By-laws of YYB
Business Corporation Operational license
Name: Yanbian Yiqiao Biochemical pharmacy Co Ltd.
Address: NO.245, Tuman RD, Tuman city JiLin province
Legal Representative: YuanDa Xia
Registered Capital: US$602,400.00(paid-in capital602, 400.00)
Types of Enterprise: Solely foreign-owned Enterprise
Operating period: From:08/12/2005 to 07/12/2035
Issued By: YanBian Korean Autonomous Prefecture Administration of Industry and Commerce
Certificate of Approval for establishment of enterprise with foreign investment in the People’s Republic of China
Approval Number: JiFuYan Annual [1998] No.0036
Code for import and export enterprise: 2200702267148
Date of approval: 1998
Date of Issue: 08/12/2005
Serial Number: 2200003088
Name of Enterprise in Chinese:
Name of Enterprise in English: YanBian YiQiao Biochemical Pharmacy Co. Ltd
Address: N0.7 ChuGuan Alleyway TuMan City JiLin Province
Type of Business: Solely Foreign-Owned Enterprise
Duration of Operation: Thirty years
Total Investment: US$602,400
Registered Capital: US$602,400
Business Scope: Biochemistry production includes: Chinese Medicine, Drugs, Health care products, food and drinks.
Name of investors in Chinese:
Name of Investor in English: Jade Capital Group Limited
Place of Registration: British Virgin Islands
Capital Contribution: US$ 602,400

By-Laws of Jilin YanBian YIQIAO Biochemical Pharmacy Company Ltd
Chapter 1 General Provisions
Chapter 2 Objectives and Scope of Production and Business
Chapter 3 Total Investment Amount and the Registered Capital
Chapter 4 Board of Directors
Chapter 5 Business Management Office
Chapter 6 Taxation, Finance and Foreign Exchange Management
Chapter 7 Labor Management
Chapter 8 Trade Union
Chapter 9 Insurance
Chapter 10 Duration, Dissolution and Liquidation
Chapter 11 Rules and Regulations
Chapter 12 Supplementary Provisions

Chapter 1 General Provisions
Article 1
In accordance with Law of the People’s Republic of China on Foreign-Capital Enterprises and other relevant Chinese laws and regulations, JADE Capital Group Ltd of British Virgin Islands intends to set up JiLin YanBian YIQIAO Biochemical Pharmacy Company Ltd
(Hereinafter referred to as the Company), an exclusively foreign-owned enterprise, in TuMan City, Jilin Province, of the People’s Republic of China. For this purpose, these Articles of Association hereunder are worked out.
Article 2
Name of Enterprise in Chinese:
The name of the Company in English is YAN BIAN YI QIAO Biochemical Pharmacy Company Ltd
The legal address of the Company is at No.245, Tu Men ROAD, Tu Men City, JiLin Province, People’s Republic of China.
Article 3
The investing party is a legal person registered with British Virgin Islands in accordance with the laws of British Virgin Islands.
The legal name of the investing party is JADE Capital Group Ltd;
Its legal address is Portcullis TrustNet Chambers, PO Box 3444, Road Town, Tortola, British Virgin Islands;
Its legal representative: Name MingHui Jia; Nationality Hong Kong (People’s Republic of China); Position Executive Director.
Article 4
The organization form of the Company is a limited liability company. The investing party is liable to the Company within the limit of its capital subscription, and the Company shall assume external liabilities with all of its assets.
Article 5
The Company is under the governance and protection of Chinese laws and its activities must comply with the stipulations of the Chinese laws, decrees and relevant regulations and shall not damage the public interests of China.

Chapter 2 Objectives, Scope and Scale of Production and Business
Article 6
The objective of the Company is to produce pharmaceutical products, develop new products, and sharpen competitive edge in the world market in producing high quality products by adopting advanced and applicable technology and scientific management methods, so as to raise economic results and ensure satisfactory economic benefits for the investing party.
Article 7
The business scope of the Company is registered pharmaceutical products and health care products.
Article 8
The proportion for export of the Company is all produced product. The Board of Directors or the corporate management with authorization from the Board of Directors can decide at its own discretion on domestic or overseas sale of the products of the Company.
Chapter 3 Total Investment Amount and the Registered Capital
Article 9
The amount of total investment of the Company is US$ 602,400; the registered capital is US$ 602,400.
Article 10
The contribution methods of the Company are,
Cash US$602,400;
Article 11
The investing party shall contribute the registered capital with the following method:
The capital contribution in kind shall be recognized as available on the day when the Company obtains the certificate of right.
Article 12
Within 30 days upon the capital contribution of the Company to any installment, the Company shall engage certified public accountants registered in China to verify the capital and present a report on the verification of capital. Within 30 days upon receipt of the report on capital verification, the Company shall present a certificate of capital contribution to the investing party and file with the original examination and approval authority and the administrative department of industry and commerce.
Article 13
The readjustment of registered capital or total investment amount shall, after being unanimously agreed by the Board of Directors, be submitted to the original examination and approval authority for approval and go through alteration formalities with the administrative department of industry and commerce.
Chapter 4 Board of Directors
Article 14
The Company shall set up the Board of Directors, which shall be the highest authority of the Company. It shall decide on all major issues concerning the Company. The date of issuance of the approval certificate of the Company shall be the date of the establishment of the Board of Directors.
Article 15
The Board of Directors is composed of three directors, with one chairperson and two Directors.
Article 16
The chairperson of the Board is the legal representative of the Company. Should the chairperson be unable to exercise his/her responsibilities for any reason, he/she shall authorize the any other director to exercise rights and fulfill obligations.
Article 17
The Board of Directors shall convene at least one meeting every year. The meeting shall be called and presided over by the chairperson of the Board. The chairperson may convene an interim meeting based on a proposal made by more than one third of the total number of directors.
Article 18
The Board meeting (including interim meeting) shall not be held without the attendance of more than two thirds of directors. Each director has one vote.
Article 19
In case a director cannot attend the Board meeting, he/she should issue a letter of attorney entrusting other person to attend the Board meeting and vote on his/her behalf. Should he/she not attend or entrust other person to attend the Board meeting in due course, he/she shall be deemed to waive his/her right.

Article 20
Unanimous approval of all the directors present to the Board meeting shall be required for any decisions concerning the following issues:
1.	Modification of the Articles of Association of the Company;

2.	Termination or dissolution of the Company;

3.	Readjustment of registered capital of the Company;

4.	Split of the Company or merger with other economic organizations.

5.	Issues, which, according to the Board of Directors, must be unanimously passed by all directors.
Other issues can be passed by the decisions of simple majority.
Article 21
Each Board meeting shall have detailed minutes, which shall be signed by all the directors present at the meeting. The meeting minutes shall be put on file of the Company for future reference.
Chapter 5 Business Management Office
Article 22
The Company exercises general manager responsibility system under the leadership of the Board of Directors, with one general manager and one deputy general managers to be engaged by the Board of Directors.
Article 23
The general manager is directly responsible to the Board of Directors and shall carry out the various decisions of the Board and organize and guide the overall production of the Company. The deputy general managers shall assist the general manager in his/her work. The terms of reference of the general manager and deputy general managers shall be decided by the Board of Directors.
Article 24
Several department managers may be appointed by the management office to be responsible for the work in various departments respectively, handle the matters handed over by the general manager and deputy general managers and be responsible to them.
Article 25
The general manager, the deputy general managers and all the other managers shall earnestly perform their duty and shall not hold concurrent post as a manager or other forms of employee for other companies.

In case of malpractice or serious dereliction of duty on the part of the general manager and deputy general managers, they can be dismissed at any time upon the decision of the Board meeting.
Article 26
The departments of the Company and the setup of department structure shall be planned by the general manager and deputy general managers through consultation and shall be determined by the Board of Directors. Other sub-departments and the setup of positions other than senior managers shall be determined by the general manager and the deputy general managers through consultation.
Article 27
In case of malpractice or serious dereliction of duty on the part of the senior managers, the Board of Directors shall have the power to dismiss them at any time.
Chapter 6 Taxation, Finance and Foreign Exchange Management
Article 28
The Company shall pay various items of taxes in accordance with relevant Chinese laws and stipulations on taxation.
Article 29
Staff members and workers of the Company shall pay individual income tax according to Individual Income Tax Law of the People’s Republic of China.
Article 30
The Company shall implement accounting system in accordance with relevant financial management system of the People’s Republic of China. The Company shall, according to international practice, adopt accrual accounting system and debit-credit bookkeeping method.
Article 31
The fiscal year of the Company shall be from January 1 to December 31 of each Gregorian calendar year. The first fiscal year shall be from the day when the business license is issued to December 31 of the same year.
Article 32
All accounting vouchers, account books and statements shall be written in Chinese and shall, if written in foreign languages, be supplemented with Chinese.

Article 33
The Company shall use RMB bookkeeping. Conversion of RMB with other currencies shall be calculated on the basis of current enumerative exchange rate of the People’s Bank of China on the day of arising.
Article 34
The Company shall, in accordance with applicable Chinese laws and regulations, open a foreign currency account and a RMB account in domestic banks.
Article 35
The foreign exchange issues of the Company shall be handled in accordance with the relevant laws and regulations concerning foreign exchange administration.
Chapter 7 Labor Management
Article 36
Such issues of the Company as recruitment, employment, dismissal, resignation, welfare, labor protection and labor discipline shall be handled in accordance with relevant stipulations of China on labor and social insurance. The Company shall not employ child labor.
Article 37
The Company shall enter into labor contract with the employees and shall file with the local labor administration authority.
Article 38
The Company has the power to impose punishment such as disciplinary warning, demerit recording, wage reduction and even dismissal in case of grave misconduct on the staff members and workers violating the rules, regulations and labor discipline of the Company. Dismissal of staff member or worker shall be filed with the local labor administration authority.
Chapter 8 Trade Union
Article 39
The staff members and workers of the Company have the right to set up grassroots trade union organization and carry out trade union activities in accordance with the provisions of Trade Union Law of the People’s Republic of China.

Article 40
The trade union of the Company represents the interests of the staff members and workers. It plays the following roles:
Safeguarding the lawful rights and interests of staff members and workers according to law,
Assisting the Company in proper allocation and utilization of employee welfare and bonus fund,
Organizing the staff members and workers to study politics, science, technology and professional knowledge and carry out recreational and physical activities,
Educating the staff members and workers to observe labor discipline and strive to fulfill the various economic targets of the Company.
Article 41
The trade union of the Company can, on behalf of the staff members and workers, enter into collective labor contract with the Company and supervise the performance of the labor contract.
Article 42
When the Company study and decide on the issues relating to staff members and workers such as reward and punishment, wage system, welfare, labor protection and insurance, the representatives of the trade union have the right to attend the meeting as a non-voting delegate. The Company shall listen to the opinions of the trade union and seek cooperation from the trade union.
Article 43
The Company shall actively support the work of the trade union and, in accordance with Trade Union Law of the People’s Republic of China, provide the trade union with necessary premises and facilities to conduct work, hold meeting and carry out collective welfare, cultural and physical activities for the staff members and workers.
Chapter 9 Insurance
Article 44
Insurance policies of the Company on various kinds of risks shall be underwritten with the insurance companies in China. Types, value and duration of insurance shall be decided by the Board of Directors in accordance with the stipulations of the insurance companies.

Chapter 10 Duration, Dissolution and Liquidation
Article 45
The operating period of the Company is thirty years and shall start from the date on which the business license of the Company is issued.
Article 46
Should the investing party decide to extend the operating period, it shall submit a written application to the original examination and approval authority at lease 180 days prior to the expiry date of the operating period. The duration can be extended upon the approval of the examination and approval authority and completion of registration formalities in the original registration authority.
Article 47
In addition to expiration of the operating period, the Board of Directors can decide to terminate the Company ahead of time due to the following reasons:
1.	Heavy losses due to mismanagement;

2.	Unable to go on business due to heavy losses caused by force majeure such as natural disaster and war;

3.	Bankrupt;

4.	Revoked according to law due to violation of Chinese laws and regulations and damage to public interests;

5.	Occurrence of other causes for termination as stipulated in the present Articles of Association.
Article 48
Upon the expiration or termination of the operating period of the Company, the Board of Directors shall formulate liquidation procedures and principles and organize a liquidation committee. The liquidation committee shall be composed of at least three members, who will be selected by the Board of Directors from the directors or engaged by the Board of Directors from the relevant professionals.
Article 49
The liquidation committee shall conduct liquidation on the Company in accordance with Liquidation Measures for Foreign-funded Enterprises. The role of the liquidation committee is to check up completely the assets, creditor’s rights and liabilities of the Company, prepare balance sheet and statement of assets, formulate liquidation scheme and implement this scheme after the investors pass it.

Article 50
During the period of liquidation, the liquidation committee shall act as the legal representative of the Company in filing and responding to lawsuits.
Article 51
The liquidation expenses shall be paid in priority from the existing assets of the Company.
Article 52
After the liquidation of the Company is over, the remaining assets after liquidation of debts shall be distributed to the investing party.
Article 53
After the liquidation is over, the Company shall go through the formalities of registration cancellation with the administrative department of industry and commerce, hand in the business license for cancellation and announce the liquidation to the public.
Chapter 11 Rules and Regulations
Article 54
The Company shall formulate the following rules and regulations through the Board of Directors:
1.	Business management system, including the function and power and working procedure of the subordinate management departments;

2.	Code of conduct for employees;

3.	Labor and wage system;

4.	Work attendance, promotion, reward and punishment system for employees;

5.	Employee welfare system;

6.	Financial system;

7.	Liquidation procedure for liquidation of the Company;

8.	Other necessary rules and regulations.
Chapter 12 Supplementary Provisions
Article 55
The formation, validity, execution and interpretation of the present Articles of Association shall be governed by the relevant laws and regulations of the People’s Republic of China. In case there is no applicable Chinese law for a specific issue, international practices shall be used as reference.

Article 56
The present Articles of Association is signed in Yan Bian on Oct 18 2005 by the legal representative of the investing party or its authorized representative.
Legal representative of the Company or its authorized representative
Signature (stamp)

Schedule 3.1.2(c)
Certificate of Formation and By-laws of JJB
Name: Jiang Xi JieZhong Biochemistry Company Ltd.
Address: LuoQiao,ShangRao shire
Legal Representative: MinHui Jia
Registered Capital: US$6.38million. (Paid-in capital U S $965,000)
Types of Enterprise: Solely foreign-owned Enterprise
Operating period: From 16/08/2005 to 15/08/2025
Registration: ShangRao City, Administration of Industry and Commerce
ShangRao Foreign Economic and Trade Cooperation Bureau have approved the establishment of JiangXi JieZhong Biochemistry Company Ltd, which is Sole foreign-owned Enterprise and invested by Jade Capital Group Ltd. The registered capital of JiangXi JieZhong Biochemistry Company Ltd is US$ 6.38 million. Proven application Numbers [2005] 087.

By-Laws of JiangXi JieZhong Biochemistry Company Ltd
Chapter 1 General Provisions
Chapter 2 Objectives and Scope of Production and Business
Chapter 3 Total Investment Amount and the Registered Capital
Chapter 4 Board of Directors
Chapter 5 Business Management Office
Chapter 6 Taxation, Finance and Foreign Exchange Management
Chapter 7 Labor Management
Chapter 8 Trade Union
Chapter 9 Insurance
Chapter10 Duration, Dissolution and Liquidation
Chapter 11 Rules and Regulations
Chapter 12 Supplementary Provisions

Chapter 1 General Provisions
Article 1
In accordance with Law of the People’s Republic of China on Foreign-Capital Enterprises and other relevant Chinese laws and regulations, JADE Capital Group Ltd of British Virgin Islands intends to set up JiangXi JieZhong Biochemistry Company Ltd
(Hereinafter referred to as the Company), an exclusively foreign-owned enterprise, in ShangRao City, Jiangxi Province of the People’s Republic of China. For this purpose, these Articles of Association hereunder are worked out.
Article 2
The name of the Company in Chinese is
The name of the Company in English is Jiangxi JieZhong Biochemistry Company Ltd Company
The legal address of the Company is at XuRi Town, ShangRao Shire, JiangXi Province, People’s Republic of China.
Article 3
The investing party is a legal person registered with British Virgin Islands in accordance with the laws of British Virgin Islands.
The legal name of the investing party is JADE Capital Group Ltd;
Its legal address is Portcullis TrustNet Chambers, PO Box 3444, Road Town, Tortola, British Virgin Islands;
Its legal representative: Name MingHui Jia; Nationality Hong Kong (People’s Republic of China); Position Executive Director.
Article 4
The organization form of the Company is a limited liability company. The investing party is liable to the Company within the limit of its capital subscription, and the Company shall assume external liabilities with all of its assets.
Article 5
The Company is under the governance and protection of Chinese laws and its activities must comply with the stipulations of the Chinese laws, decrees and relevant regulations and shall not damage the public interests of China.

Chapter 2 Objectives, Scope and Scale of Production and Business
Article 6
The objective of the Company is to produce pharmaceutical products, develop new products, and sharpen competitive edge in the world market in product quality and price by adopting advanced and applicable technology and scientific management methods, so as to raise economic results and ensure satisfactory economic benefits for the investing party.
Article 7
The business scope of the Company is selling and distributing registered pharmaceutical products, R&D of Biochemistry and Biochemistry Pharmaceutical, Injection Liquid, Tablets, importing of Raw material and technology (except prohibited by the China’s applicable law).
Article 8
The production scale of the Company after being put into operation is that the annual sales turnovers achieves RMB 60 million and increase the productivity with the growth of marketing demand.
Article 9
The proportion for export of the Company is accounted 20% of produced product, 80% product sold in the domestic market. The company is free to choose buying raw material and other goods from both domestic and international market. But under the parallel conditions, domestic market must be preferential considered.
Chapter 3 Total Investment Amount and the Registered Capital
Article 10
The amount of total investment of the Company is US$ 10,000,000; the registered capital is US$ 6,380,000.
Within 90 days (3 months) upon the issuance of business license, US$965,000 of the first installment shall be paid, accounting for 15% of its subscribed capital, and the rest part shall be paid off in 3 years. (Note: The contribution to the first installment shall not be less than 15% of its subscribed capital.)
Article 11
Within 30 days upon the capital contribution of the Company to any installment, the Company shall engage certified public accountants registered in China to verify the capital and present a report on the verification of capital. Within 30 days upon receipt of the report on capital verification, the Company shall present a certificate of capital contribution to the investing party and file with the original examination and approval authority and the administrative department of industry and commerce.
Article 12
During the company operating period, the company must not decrease the registered capital. But the company does need to reduce registered capital because of changing of total investment amount and business size, the company must report to administrative department of industry and commerce and to be approved.
Article 13
The readjustment of registered capital or total investment amount shall, after being unanimously agreed by the Board of Directors, be submitted to the original examination and approval authority for approval and go through alteration formalities with the administrative department of industry and commerce.
Chapter 4 Board of Directors
Article 14
The Company shall set up the Board of Directors, which shall be the highest authority of the Company.
Article 15
It shall decide on all major issues concerning the Company. Include: Approval of general manager’s report (such as business plan, annual business report, capital, loan.), annual financial report, income budget, profit distribution plan, company’s regulation, expending of business, contract, discussing merger and acquisition, deciding hire general manager, general engineer, general accountant general auditor, and other important event.
Article 16
The Board of Directors is composed of seven directors, the term of director is four years and allowed to run another period.
Article 17
Chairpersons of Board, directors are appointed by investing party.
Article 18
Investing party must inform the directors in written when investing party need to change directors.

Article 19
The Board of Directors shall convene at least one meeting every year. The meeting shall be called and presided over by the chairperson of the Board. The chairperson may convene an interim meeting based on a proposal made by more than one third of the total number of directors.
Article 20
Board meeting should hold in the place where the foreigner investment registered. According to current situation, it also can be hold in any place out of company-registered place.
Article 21
The Board of Directors shall convene at least one meeting every year. The meeting shall be called and presided over by the chairperson of the Board. The chairperson may convene an interim meeting based on a proposal made by more than one third of the total number of directors.
Article 22
Chairperson of the Board should inform every director in written before 20 days of the meeting. Give the details of the meeting.
Article 23
In case a director cannot attend the Board meeting, he/she should issue a letter of attorney entrusting other person to attend the Board meeting and vote on his/her behalf. Should he/she not attend or entrust other person to attend the Board meeting in due course, he/she shall be deemed to waive his/her right.
Article 24
The Board meeting (including interim meeting) shall not be held without the attendance of all directors.
Article 25
Every Board meeting must be recorded in full details and signed by each director. All of meeting record is in Chinese. Company keeps the files of meeting record.
Article 26
Unanimous approval of all the directors present to the Board meeting shall be required for any decisions concerning the following issues:
1.	Modification of the Articles of Association of the Company;

2.	Termination or dissolution of the Company;

3.	Readjustment of registered capital of the Company;

4.	Split of the Company or merger with other economic organizations.

5.	Issues, which, according to the Board of Directors, must be unanimously passed by all directors.
Other issues can be passed by the decisions of simple majority.
Article 27
Unanimous approval of two thirds of the directors present to the Board meeting shall be required for any decisions concerning the following issues:
1.	Annual profit distribution plan

2.	Labor contract and company’s policy

3.	Usage of capital, limitation of loan

4.	Dismissing or hiring general manager and other senior managers, discussing their salary and benefit.

5.	Company’s organization, setting or withdrawing affiliated branch
Chapter 5 Business Management Office
Article 28
The Company exercises general manager responsibility system under the leadership of the Board of Directors, with one general manager to be engaged by the Board of Directors.
Article 29
The general manager is directly responsible to the Board of Directors and shall carry out the various decisions of the Board and organize and guide the overall production of the Company.
Article 30
The terms of reference of the general manager is four years and shall be decided by the Board of Directors.

Article 31
Chairperson of the board and director could be general Manager if they appointed by the board of directors.
Article 32
Several department managers may be appointed by the management office to be responsible for the work in various departments respectively, handle the matters handed over by the general manager and deputy general managers and be responsible to them.
Article 33
General engineer, general accountant and general auditor is charged by general manager.
Article 34
General manager, engineer, accountant, auditor and other senior managers have to give their resign report to Board of director before they leave the company.
In case of malpractice or serious dereliction of duty on the part of the senior managers, the Board of Directors shall have the power to dismiss them at any time.
Chapter 6 Taxation, Finance and Foreign Exchange Management
Article 35
The Company shall pay various items of taxes in accordance with relevant Chinese laws and stipulations on taxation.
Article 36
The fiscal year of the Company shall be from January 1 to December 31 of each Gregorian calendar year. The first fiscal year shall be from the day when the business license is issued to December 31 of the same year.
Article 37
The Company shall implement accounting system in accordance with relevant financial management system of the People’s Republic of China. The Company shall, according to international practice, adopt accrual accounting system and debit-credit bookkeeping method.

Article 38
The Company shall use RMB bookkeeping. Conversion of RMB with other currencies shall be calculated on the basis of current enumerative exchange rate of the People’s Bank of China on the day of arising. The Company shall, in accordance with applicable Chinese laws and regulations, open a foreign currency account and a RMB account in domestic banks.
Article 39
All accounting vouchers, account books and statements shall be written in Chinese and shall, if written in foreign languages, be supplemented with Chinese.
Article 40
The foreign exchange issues of the Company shall be handled in accordance with the relevant laws and regulations concerning foreign exchange administration.
Article 41
Company financing department have to record below details:
1.	Incomes and expenses

2.	Stock, purchasing

3.	Registered capital and debates

4.	Date of investing capital paid-in, increasing capital and transaction
Article 42
In the first 3 months of each fiscal year, the general manager shall prepare the previous year’s balance sheet, profit and loss statement and profit distribution proposal and submit them to the Board of Directors for examination and approval.
Financial checking and examination of the Company shall be conducted by an auditor registered in China and the auditor’s report shall be submitted to the Board of Directors.
Article 43
In accordance with <Taxation of Foreign investment and foreign enterprise regulation> and other applicable laws, the Board of director decides the limitation of description.

Article 44
The foreign exchange issues of the Company shall be handled in accordance with the relevant laws and regulations concerning foreign exchange administration.
Chapter 7 Distribution of Profits
Article 45
The Company shall set aside allocations for reserve funds and welfare funds and bonuses for staff and workers from the after-income-tax profits. The specific proportion of allocations shall be decided by the Board of Directors in accordance with Rules for the Implementation of the Law of the People’s Republic of China on Foreign- Capital Enterprises and other relevant laws and regulations of China.
Article 46
The remaining profits after payment of company income tax and allocation of various funds in accordance with the stipulations of Article 38 shall be distributed to the investing party according to the decision of the Board of Directors.
Article 47
The company should distribute profit every year, distribution amount according to the company’s business situation and discussed by board of directors.
Article 48
The profits of the Company shall be distributed annually and no profits shall be distributed should the losses in the previous years not be covered. The undistributed profits in the past fiscal years can be distributed together with the distributable profits in the current fiscal year.
Chapter 8 Labor Management
Article 49
Such issues of the Company as recruitment, employment, dismissal, resignation, welfare, labor protection and labor discipline shall be handled in accordance with relevant stipulations of China on labor and social insurance. The Company shall not employ child labor.
Article 50
The Company shall enter into labor contract with the employees and shall file with the local labor administration authority.

Article 51
The Company has the power to impose punishment such as disciplinary warning, demerit recording, wage reduction and even dismissal in case of grave misconduct on the staff members and workers violating the rules, regulations and labor discipline of the Company. Dismissal of staff member or worker shall be filed with the local labor administration authority.
Article 52
The wages and remuneration of the staff members and workers of the Company shall be decided by the Board of Directors in accordance with relevant stipulations in China and according to the situation of the Company and shall be specifically stipulated in the labor contract.
Article 53
Employee’s welfare, bonus, insurance has been regulated in the relevant company’s policies that make sure employee works in normal condition.
Chapter 9 Trade Union
Article 54
The staff members and workers of the Company have the right to set up grassroots trade union organization and carry out trade union activities in accordance with the provisions of Trade Union Law of the People’s Republic of China.
Article 55
The trade union of the Company represents the interests of the staff members and workers. It plays the following roles:
Safeguarding the lawful rights and interests of staff members and workers according to law,
Assisting the Company in proper allocation and utilization of employee welfare and bonus fund,
Organizing the staff members and workers to study politics, science, technology and professional knowledge and carry out recreational and physical activities,
Educating the staff members and workers to observe labor discipline and strive to fulfill the various economic targets of the Company.

Article 56
The trade union of the Company can, on behalf of the staff members and workers, enter into collective labor contract with the Company and supervise the performance of the labor contract.
Article 57
When the Company study and decide on the issues relating to staff members and workers such as reward and punishment, wage system, welfare, labor protection and insurance, the representatives of the trade union have the right to attend the meeting as a non-voting delegate. The Company shall listen to the opinions of the trade union and seek cooperation from the trade union.
Article 58
The Company shall actively support the work of the trade union and, in accordance with Trade Union Law of the People’s Republic of China, provide the trade union with necessary premises and facilities to conduct work, hold meeting and carry out collective welfare, cultural and physical activities for the staff members and workers.
Article 59
The Company shall allocate on a monthly basis 2% of the actually paid wages of the staff members and workers as its trade union fund, which shall be used by its trade union in accordance with the measures of All-China Association of Trade Union on the management of trade union fund.
Article 60
Board of directors deicide when will build the trade Union.
Chapter 10 Duration, Dissolution and Liquidation
Article 61
The operating period of the Company is twenty years and shall start from the date on which the business license of the Company is issued.
Article 62
Should the investing party decide to extend the operating period, it shall submit a written application to the original examination and approval authority at lease 180 days prior to the expiry date of the operating period. The duration can be extended upon the approval of the examination and approval authority and completion of registration formalities in the original registration authority.

Article 63
In addition to expiration of the operating period, the Board of Directors can decide to terminate the Company ahead of time due to the following reasons:
1.	Heavy losses due to mismanagement;

2.	Unable to go on business due to heavy losses caused by force majeure such as natural disaster and war;

3.	Bankrupt;

4.	Revoked according to law due to violation of Chinese laws and regulations and damage to public interests;

5.	Occurrence of other causes for termination as stipulated in the present Articles of Association.
Article 64
Upon the expiration or termination of the operating period of the Company, the Board of Directors shall formulate liquidation procedures and principles and organize a liquidation committee. The liquidation committee shall be composed of at least three members, who will be selected by the Board of Directors from the directors or engaged by the Board of Directors from the relevant professionals.
Article 65
The liquidation committee shall conduct liquidation on the Company in accordance with Liquidation Measures for Foreign-funded Enterprises. The role of the liquidation committee is to check up completely the assets, creditor’s rights and liabilities of the Company, prepare balance sheet and statement of assets, formulate liquidation scheme and implement this scheme after the investors pass it.
Article 66
During the period of liquidation, the liquidation committee shall act as the legal representative of the Company in filing and responding to lawsuits.
Article 67
After the liquidation of the Company is over, the remaining assets after liquidation of debts shall be distributed to the investing party.
Article 68
The liquidation expenses shall be paid in priority from the existing assets of the Company.

Article 69
After the liquidation is over, the Company shall go through the formalities of registration cancellation with the administrative department of industry and commerce, hand in the business license for cancellation and announce the liquidation to the public.
Chapter 11 Rules and Regulations
Article 70
The Company shall formulate the following rules and regulations through the Board of Directors:
1.	Business management system, including the function and power and working procedure of the subordinate management departments;

2.	Code of conduct for employees;

3.	Labor and wage system;

4.	Work attendance, promotion, reward and punishment system for employees;

5.	Employee welfare system;

6.	Financial system;

7.	Liquidation procedure for liquidation of the Company;

8.	Other necessary rules and regulations.
Chapter 12 Supplementary Provisions
Article 71
The formation, validity, execution and interpretation of the present Articles of Association shall be governed by the relevant laws and regulations of the People’s Republic of China. In case there is no applicable Chinese law for a specific issue, international practices shall be used as reference.
Article 73
The present Articles of Association will become valid only upon the approval of the JiangXi foreign trade economic cooperation committee. The same applies to the amendment to these Articles of Association.

Article 74
The present Articles of Association is signed in ShangRao on September 25 2005 by the legal representative of the investing party or its authorized representative.
Legal representative of the Company or its authorized representative
Signature (stamp)

Schedule 3.3.1
Capitalization of Jade Capital, Jade Pharmaceutical
and Jade Subsidiaries

Name of Jade and Jade Subsidiaries	Authorized capital stock / capitalization

Jade Pharmaceutical Inc.	US$ 50,000
YanBian YiQiao Biochemical Pharmacy Company Ltd	US$ 602,400
JiangXi JieZhong Biochemistry Company Ltd.	US$6,380,000
[•]	[•]

Schedule 3.3.5
Description of other agreements of Jade and Jade Subsidiaries

		Date of the	Description of the
Name	Name of stockholders	Agreement	Agreement

Jade Pharmaceutical Inc.	NONE
YanBian YiQiao Biochemical Pharmacy Company Ltd	NONE
JiangXi JieZhong Biochemistry Company Ltd	NONE
[•]

Schedule 3.5
Consents

Type of Consent, Approval, Waiver and
Authorization required to be Obtained /
Name	Notice or Filing required to be Given	Present Status

Jade Pharmaceutical Inc.	NONE	[•]
[Jade Capital Group Limited/The Seller]	NONE	[•]

Schedule 3.10
Litigation

Type of Judicial, Legal, Administrative or
Arbitration Proceedings, Suits or Actions /
Claims, Inquiries or Investigations against
Name	Jade or Jade Subsidiaries	Present Status

Jade Pharmaceutical Inc.	NONE
YanBian YiQiao Biochemical Pharmacy Company Ltd	NONE
JiangXi JieZhong Biochemistry Company Ltd.	NONE

Schedule 3.11.1
Owned Real Property
Real Property owned by JiangXi JieZhong Biochemistry Company Ltd.
Land Permits

			The date
	Serial No. Of		of		Tenure
Number	Land Permit	Location	acquisition	Land nature	(Year)	Size(M2)

1	Rao Shire state use (2002) No.28-1	Industrial Zone	24/01/2002	Transferring	50	26666.8
2	Rao Shire State use (2002) No.28-2	Industrial Zone	24/01/2002	Transferring	50	33333.5
3	Rao Shire State use (2002) 164	LuoQiao Town	04/08/2001	Transferring		15000
4	Rao Shire State use (2002) 164	ZaoTou Town	04/08/2001	Transferring		53400
5	Tu State use (2003) 310016	Tuman City	01/04/2003	Transferring	40	6023
6	Rao Shire State use (2003) 332-2	ZaoTou	21/07/2003	Transferring	50	13333.4
7	Rao Shire State use (2003) 332-1	ZaoTou	21/07/2003	Transferring	50	25946.8
Total: 210503.5M2

Property ownership certificate

		Issued	The date of
Number		by	acquisition	Size(M2)	Notes

1.	1999-0019	County property Bureau	03/09/2001	646 365.95 348	ZaoTou Town
2.	1999-0020	County property Bureau	03/09/2001	362 400	ZaoTou Town
3.	99-0058	County property Bureau	20/10/1999	440 95 238 77	LuoQiao Town
4.	99-0059	County property Bureau	20/10/1999	245.5 326.61 467	LuoQiao Town
5.	99-0060	County property Bureau	03/11/1999	302 410	LuoQiao Town
6.	99-0064	County property Bureau	02/11/1999	340 74.1	LuoQiao Town
7.	99-00665	County property Bureau	02/11/1999	1200 593 329.5	LuoQiao Town
8.	99-0066	County property Bureau	02/11/1999	84.6 513	LuoQiao Town
9.	2001-0206	County property Bureau	22/08/2001	2079.36	LuoQiao Town
10.	2004-028	County property Bureau	06/07/2004	296.46 80 200 24.5	LuoQiao Town
11.	2004-029	County property Bureau	06/07/2004	4216	ZaoTou Town
12.	12049	County property Bureau	07/11/2003	11020.78	No.245 TuMan Avenue
Total:25774.36M2
YanBian YiQiao Biochemical Pharmacy Company Ltd
Land Permits

	Serial No.
	Of Land	The date of		Tenure
Number	Permit	acquisition	Land nature	(Year)	Size(M2)

1.	310016	12/2003	Transferring	40	(a) 6024
2.	980039	14/11/2003	Transferring	50	(b) 6026.4
Total:12050.4 M2

Property ownership certificate

	Certificate
	serial		The date of
Number	Number	Issued By	acquisition	Size(M2)	Notes

1.	No.107	Tuman City Council		178.02	TuMan City
2.	No.112	TuMan City Council		536.84	TuMan City
3.	No.3030	TuMan City Council		2119.90	TuMan City
Total:2834.76 M2

Schedule 3.11.2
Leased Real Property and Real Property Leases

Description of
	Description of Real Property	relevant lease of
Name	leased by Jade Subsidiaries	Leased Real Property

YanBian YiQiao Biochemical Pharmacy Company Ltd	NONE	NONE
JiangXi JieZhong Biochemistry Company Ltd.	NONE	NONE

Schedule 3.11.3
Owned Personal Property

	Description of Tangible Personal Property owned by Jade or
Name	Jade Subsidiaries

Jade Pharmaceutical Inc.	1.	Computers	10
	2.	Fax Machine	1
	3.	Printer	1
YanBian YiQiao	1.	Computer	7
Biochemical Pharmacy	2.	Printer	4
Company Ltd	3.	Fax Machine	1
	4.	Digital Camera	1
JiangXi JieZhong	1.	Computer	18
Biochemistry Company	2.	Printer	9
Ltd.	3.	Fax Machine	2
	4.	Copier	2

Schedule 3.11.4
Leased Personal Property and Personal Property Leases

Description of Real
	Property leased by Jade	Description of relevant lease
	or Jade Subsidiaries	of Leased Personal Property

Jade Pharmaceutical Inc.	NONE	NONE
YanBian YiQiao Biochemical Pharmacy Company Ltd	NONE	NONE
JiangXi JieZhong Biochemistry Company Ltd.	NONE	NONE

Schedule 3.13.1
List and Description of Jade Pharmaceutical Products
Pharmaceutical Products marketed by JiangXi JieZhong Biochemistry Company Ltd.

State Serial
Name	Type	Unit	Number	Note

Yuxingcao Zhusheye	Injection	100ml	Z36021502	Non-OTC
Yuxingcao Zhusheye	Injection	10ml	Z36021503	Non-OTC
Yuxingcao Zhusheye	Injection	2ml	Z36021504	Non-OTC
Guicose and Sodium Chloride Injection	Injection	100ml	H36021662	Non-OTC
Guicose and Sodium Chloride Injection	Injection	250ml	H36021663	Non-OTC
Guicose and Sodium Chloride Injection	Injection	500ml	H36021664	Non-OTC
Compound Sodium Chloride Injection	Injection	500ml	H36021657	Non-OTC
Dextran 40 Gioucose Injection	Injection	100mi	H36021671	Non-OTC
Dextran 41 Gioucose Injection	Injection	500ml	H36021672	Non-OTC
Dextran 42 Gioucose Injection	Injection	250ml	H36021673	Non-OTC
Inosine Table	Tablet	0.2g	H36021596	OTC
Vitamin C Tablet	Tablet	0.1g	H36021607	OTC
Ribaririn	Tablet	20mg	H19993657	Non-OTC
Metronidazole Injection	Injection	100ml:0. 5g	H36021598	Non-OTC
Oryzanol Tablet	Injection	10mg	H36021677	OTC
Metronidazole And Glucose Injection	Injection	250ml	H36021658	Non-OTC
Glucose Injection	Injection	250ml: 12.5g	H36021665	Non-OTC
Glucose Injection	Injection	500ml: 25g	H36021666	Non-OTC
Glucose Injection	Injection	100ml: 5g	H36021670	Non-OTC
Glucose Injection	Injection	250ml: 25g	H36021667	Non-OTC
Glucose Injection	Injection	500ml: 50g	H36021668	Non-OTC
Glucose Injection	Injection	100ml: 10g	H36021669	Non-OTC
Sodium Chloride Injection	Injection	100ml:0. 9g	H36021659	Non-OTC
Sodium Chloride Injection	Injection	250ml: 2.25g	H36021660	Non-OTC
Sodium Chloride Injection	Injection	500ml: 4.5g	H36021661	Non-OTC
Berberine Hydrochloride Tablets	Tablet	0.1g	H36020682	Non-OTC
Histosolution	Injection	2ml	H36020001	Non-OTC
Enema Glycerini	Injection	20ml	H36021680	Non-OTC

State Serial
Name	Type	Unit	Number	Note

Compound Benzoic Acid And Camphor Solution I	Ding Liquid	10ml, 20ml	H36022102	Non-OTC
Glucose Injection	Injection	20ml: 10g	H36021602	Non-OTC
Inosine Injection	Injection	2ml:0. 1g	H36021597	Non-OTC
Raceanisodamie Hydrochloride Injection	Injection	1ml: 10mg	H36021610	Non-OTC
Vitamin B6 Injection	Injection	2ml:0. 1mg	H36021606	Non-OTC
Vitamin B12 Injection	Injection	1ml:0. 5mg	H36021604	Non-OTC
Vitamin B12 Injection	Injection	1ml:0. 1mg	H36021605	Non-OTC
Vitamin C Injection	Injection	2ml:0. 25mg	H36021608	Non-OTC
Lincomycin Hydrochloride Injection	Injection	2ml:0. 6g	H36021609	Non-OTC
Gentamycin Sulfate Injection	Injection	1ml: 40000Units	H36021600	Non-OTC
Gentamycin Sulfate Injection	Injection	2ml: 80000Units	H36021601	Non-OTC
Compound Sulfate Thoxazole Tablets	Tablet	0.48g	H36021676	Non-OTC
Metamizole Sodium Tablets	Tablet	0.5g	H36021675	Non-OTC
Ribavirin Injection	Tablet	1ml:0. 1g	H36021656	Non-OTC
Metronidazole Sodium Tablets	Tablet	0.2g	H36021679	Non-OTC
Lincomycin Hydrochloride Tablets	Tablet	0.25g	H36021681	Non-OTC
Amikacin Sulfate Injection	Tablet	2ml:0. 2g	H36021669	Non-OTC
Hydrogen Peroxide Solution	Injection	3%	H36021678	Non-OTC
Furazolidone Tablets	Tablet	0.1g	H36021683	Non-OTC
Piracetam Tablets	Tablet	0.4g	H36021684	Non-OTC
Sterile Water for Injection	Injection	2ml	H36021779	Non-OTC
Sterile Water for Injection	Injection	10ml	H36021780	Non-OTC
Chondroitin Sulfate Injection	Injection	2ml:40mg	H36022300	Non-OTC
Pharmaceutical Products marketed by YanBian YiQiao Biochemical Pharmacy Company Ltd

State Serial
Name	Type	Unit	Number	Note

Xiong Dan Capsules	Capsules	0.25g	H22022022	OTC
Gu YanLing	Tablet		H22021491	Non-OTC
HuGan Tablets	Tablet		H22021492	Non-OTC
NanBao Capsules	Capsules	0.3g	H22021493	Non-OTC
SheDan Chuanbei fluid	Liquor	10ml	H22021494	OTC
Tianma Capsules	Capsules	0.25g	H22021495	OTC
TianMa Tablets	Tablet		H22021496	OTC
XiaoShuan Oral Liquor	Liquor	10ml	H22021497	OTC
Dry yeast tablets	Tablet	0.2g: 1000g	H22020589	OTC
Dry yeast tablets	Tablet	0.3g: 1000g	H22020590	OTC
Dry yeast tablets	Tablet	0.5g: 1000g	H22020591	OTC

State Serial
Name	Type	Unit	Number	Note

Cefalexin Tablets	Tablet	0.25g(C16H17N3O4S)	H22020592	Non-OTC
Hydrochloric acid berberine Tablets	Tablet	0.1g	H22020593	OTC
Furazolidone Tablets	Tablet	30mg	H22020594	Non-OTC
Furazolidone Tablets	Tablet	10mg	H22020595	Non-OTC
METAMIZOLE SODIUM TABLETS	Tablet	0.5g	H22020785	Non-OTC
COMPOUND SULFAMETHOXAZOLE TABLETS	Tablet		H22020786	Non-OTC
Gentian And Sodium Bicarbonate Tablets	Tablet		H22020787	OTC
Compound Aminopyrine Phenacetin Tablets	Tablet		H22020788	Non-OTC
Cefalexin Tablets	Tablet	0.125g(C16H17N3O4S)	H22020789	Non-OTC
Vitamin B2 Tablets	Tablet	10mg	H22020790	OTC
Vitamin B2 Tablets	Tablet	5mg	H22020791	OTC
Vitamin B6 Tablets	Tablet	10mg	H22020792	OTC
Vitamin C Tablets	Tablet	25mg	H22020793	OTC
Vitamin C Tablets	Tablet	50g	H22020794	OTC
Vitamin C Tablets	Tablet	0.1g	H22020795	OTC
AMINOPHYLLINE TABLETS	Tablet	0.1g	H22021102	Non-OTC
AMINOPHYLLINE TABLETS	Tablet	0.2g	H22021103	Non-OTC
METAMIZOLE SODIUM TABLETS	Tablet	0.25g	H22021104	Non-OTC
PREDNISOLONE ACETATE TABLETS	Tablet	5mg	H22021105	Non-OTC
FENBUFEN CAPSULES	CAPSULES	0.15g	H22021106	Non-OTC
FENBUFEN TABLETS	Tablet	0.15g	H22021107	Non-OTC
FENBUFEN TABLETS	Tablet	0.3g	H22021108	Non-OTC
Berberine Hydrochloride Tablets	Tablet	25mg	H22021109	OTC
Berberine Hydrochloride Tablets	Tablet	50mg	H22021110	OTC
Furazolidone Tablets	Tablet	0.1g	H22021111	Non-OTC
COMPOUND ACETYLSALICYLIC ACID Tablets	Tablet		H22021164	Non-OTC
MELEUMYCIN TABLETS	Tablet	0.1g	H22021165	Non-OTC
TETRACYCLINE TABLETS	Tablet	0.25g	H22021166	Non-OTC
TETRACYCLINE TABLETS	Tablet	0.125g	H22021167	Non-OTC
TETRACYCLINE TABLETS	Tablet	50mg	H22021168	Non-OTC
OXYTETRACYCLINE TABLETS	Tablet	0.25g	H22021169	Non-OTC
OXYTETRACYCLINE TABLETS	Tablet	0.125g	H22021170	Non-OTC
Vitamin B1 Tablets	Tablet	5mg	H22021171	OTC
Vitamin B1 Tablets	Tablet	10mg	H22021172	OTC
PAEDIATRIC COMPOUND SULFAMETHOXAZOLE TABLETS	Tablet		H22021173	Non-OTC
Pentoxyerine Citrate Tablets	Tablet	25mg	H22022895	OTC

State Serial
Name	Type	Unit	Number	Note

Fufang Danshen Pian	Tablet		H22022342	Non-OTC
Compound Berberine Hydrochloride Tablets	Tablet	17mg	H22022343	OTC
Niuhuang Jiedu Pian	Tablet		H22022344	OTC
SACCHARATED YEAST TABLETS	Tablet	0.5g	H22021665	OTC
SACCHARATED YEAST TABLETS	Tablet	0.3g	H22021666	OTC
SACCHARATED YEAST TABLETS	Tablet	0.2g	H22021667	OTC
Pancreatin Enteric-coated Tablets	Tablet	0.3g	H22021668	OTC
Pancreatin Enteric-coated Tablets	Tablet	0.5g	H22021669	OTC
Sugar Calcium with flavor	Tablet		H22025009	OTC
Paracetamol, Caffein, Atificial Cow-bezoar and Chlorphenamine Maleate Capsules	Capsules		H22024851	OTC
Diavitamin, Calcium Hydrogen Phosphate and Lysine Tablets	Tablet		H22024852	OTC
Compound Gentian and Sodium Bicarbonate Tablets	Tablet		H22024853	OTC
Compound Diclofenac Sodium and Chiorphenamine Maleate Tablets	Tablet		H22024854	Non-OTC
Calcium Lactate, Calcium Gluconate and Calcium Hydrogen Phosphate Chewable Tablets	Tablet		H22024855	OTC
Trivitamin and Calcium Gluconate, Calcium Hycrogen Phosphate Chewable Tablets	Tablet		H22024856	OTC
Vitamin D2 and Calcium Hydrogen Phosphate Tablet	Table		H22024857	OTC
Pediatric Paracetamo, Atificial Cow-bezoar and Chlorphenamine Maleate Tablets	Tablet		H22024858	OTC
Compound Gastric Mucin Capsules	Capsules	0.4g	H22024582	OTC
Piracetam Capsules	Capsules	0.2g	H22024583	Non-OTC
Piracetam Capsules	Capsules	0.4g	H22024584	Non-OTC
Ginseng Oral Liquor	Liquor	10ml, 50ml, 100ml	H22027931	OTC
Compound Paracetamol Tablets	Tablet	0.3g	H22025179	OTC
Compound Paracetamol and Amantadine Hydrochloride Capsules	Capsules		H22025791	Non-OTC
SULFAMETHOXAZOLE, SULFADIAZINE AND TRIMETHOPRIM TABLETS	Tablet		H22025792	Non-OTC

State Serial
Name	Type	Unit	Number	Note

Vitamin D2 and Calcium Hydrogen Phosphate Tablets	Tablet		H22026021	OTC
Vitamin D2 CALCIUM LACTATE Tablets	Tablet		H22025922	OTC
Vitamin C Chewable Tablets	Tablet	0.1g	H22025694	OTC
Vitamin C Chewable Tablets	Tablet	50mg	H22025695	OTC
Paracetamol Caffein Atificial Cowbezoar and Chlorphenamine Maleate Tablets	Tablet		H22024585	OTC
Compound Theophylline Ephedrine Tablets	Tablet		H22025984	Non-OTC
Compound Gastric Mucin Tablets	Tablet		H22025324	OTC
Compound Paracetmol and Diphenhydramine Hydrochloride Tablets	Tablet		H22025325	Non-OTC
Promethazine and Bile Tablets	Tablet		H22025326	Non-OTC
Compound Paracetamol and Amantadine Hydrochloride Tablets	Tablet		H22025327	OTC
Tabellae Rhei ET Natrii Bicarbonatis	Tablet		H22026553	OTC
Multienzyme Tablets	Tablet		H22026554	OTC
COMPOUND PARACETAMOL TABLETS	Tablet		H22026555	OTC
Pepsin Tablets	Tablet		H22026556	OTC
Triamterene and Hydrochlorothiazide Tablets	Tablet		H22026180	Non-OTC

Schedule 3.13.2
Consents, Approvals, Permits and Other Required
Authorizations for Sale/Import/Export of Jade Pharmaceutical
Products

Type of Consent,
	Description of		Approvals, Permits,
	Pharmaceutical		Licenses and
	Product being		Authorizations to sell,
	marketed by Jade		import or export the	Date of	Date of
	Subsidiaries		Pharmaceutical Product	Issuance	Expiration

YanBian YiQiao Biochemical Pharmacy Company Ltd	Please checking Schedule 3.13.1	1.	According to China’s relevant regulation and laws, the licensed drugs manufactory has right to sale its production without sale permits issued by authorizations
		2.	We haven’t started to do export and import business so far.
		3.	Our proven certificate of formation has provided in schedule 3.1.2. (b)
JiangXi JieZhong Biochemistry Company Ltd.	Please checking Schedule 3.13.1	1.	According to China’s relevant regulation and laws, the licensed drugs manufactory has right to sale its production without sale permits issued by authorizations
		2.	We haven’t started to do export and import business so far.
		3.	Our proven certificate of formation has provided in schedule 3.1.2. (c)

Schedule 3.14.3
Jade Pharmaceutical’s Scheduled IP
JiangXi JieZhong Biochemistry Company Ltd.
We don’t have any patent rights, copyrights, Internet Domain name and other intellectual property.
KangDa Pharmaceutical Company currently owns all of registered trademark and unregistered trademark. We currently are transferring these trademarks from KangDa Pharmaceutical Company to JieZhong Biochemistry Company Ltd.
The registered trademarks and unregistered trademarks owned by KangDa Pharmaceutical Company are in proceeding to transfer to Jiangxi JieZhong Biochemistry Company Ltd.

			Serial
Number	Mark	Issued date	Number	Type	Date of Valid

1.	XingXi Pai	05/07/1993	182481	31	04/07/2013
2.	XingXi	20/11/1989	504092	05	19/11/2009
3.	NuoBi Xian	21/12/2001	1684444	05	20/12/2011
4.	SaiBao Lun	21/12/2001	1684445	05	20/12/2011
5.	AnBi Xin	21/06/2002	1790615	05	20/06/2012
6.	MaiDa Lin	14/06/2002	1785675	05	13/06/2012
7.	ZhongJin Pattern	14/09/2003	3196173	41	13/09/2013
8.	ZhongJin Pattern	28/10/2003	3196170	05	27/10/2013
9.	ZhongJin Pattern	14/12/2003	3196166	43	13/12/2013
10.	ZhongJin Pattern	07/01/2004	3196171	35	06/01/2014
11.	JuLong Pattern	07/01/2004	3196174	35	06/01/2014
12.	JuLong Pattern	21/02/2004	3196172	36	20/02/2014
13.	SaiLi Xian	28/02/2004	3315422	05	27/02/2014
14.	HouCi	28/05/2004	3356432	05	27/05/2014

			Serial
Number	Mark	Issued date	Number	Type	Date of Valid

15.	Fuer Qi	28/05/2004	3356431	05	27/05/2014
16.	XianFu Qi	28/05/2004	3356433	05	27/05/2014
17.	GuDeNa Ke	28/05/2004	3356430	05	27/05/2014
18.	YinShan Hong		3540348	05
19.	NaLe Fen			05
20.	YiLe Shu			05
21.	AoLe Hu			05
YanBian YiQiao Biochemical Pharmacy Company Ltd
We don’t have any patent rights, copyrights, Internet Domain name and other intellectual property.
YanBian YiQiao Biochemistry Pharmaceutical Company Ltd formally named Tuman Biochemistry Company. The registered trademark “Sky Spring” currently owned by Tuman Biochemistry Company, which is in the proceeding to transfer to YiQiao Biochemical Pharmacy Company Ltd.

			Serial
Number	Mark	Issued date	Number	Type	Valid

1.	Sky Spring	30/10/1988	328140	5	29/10/2008

Schedule 3.14.4
Licenses

Description of Licenses, Sublicenses and other
agreements relating to the Intellectual Property of
Jade Subsidiaries

YanBian YiQiao Biochemical Pharmacy Company Ltd	NONE
JiangXi JieZhong Biochemistry Company Ltd.	NONE

Schedule 3.14.7
Exceptions to Obligations to Not to Disclose
Jade Confidential Information and to Assign Inventions

Description of Exceptions to Obligations to
Not to Disclose Jade Confidential
Information and to Assign Inventions

YanBian YiQiao Biochemical Pharmacy Company Ltd	NONE
JiangXi JieZhong Biochemistry Company Ltd.	NONE

Schedule 3.15.1
Contracts
     Jade Pharmaceutical Inc.
     NONE
     YanBian YiQiao Biochemical Pharmacy Company Ltd.
     Purchase and sales contract

Opposite Side	Date	Type	Sum
JiangXi Province Pharmaceutical Co. Ltd	05/11/2005	Sales Contract	RMB 8,215,100
JiLin SanYuan Pharmaceutical Company Ltd.	28/07/2005	Sales Contract	RMB 691,541
JiLin RenHe Pharmaceutical Co.Ltd	25/10/2005	Sales Contract	RMB 120,330
ZhongMing Qiu	20/12/2005	Sales Contract	RMB 2,000,000
     YanBian YiQiao Biochemical Pharmacy Company Ltd.
     Loan Contract

Sum			Interest	Whether	Type of
(Thousands)	Function	Term	Rate	secured	security	Collateral
100	Technological transformation	Two Years	7.5225%	Yes	Mortgage	Land
70	Technological transformation	Two Years	7.5225%	Yes	Mortgage	Land
200	Liquid capital	One year	9.45%	Yes	Mortgage	Property
8	Liquid capital	Nine months	9.45%	Yes	Mortgage	Property

     JiangXi JieZhong Biochemistry Company Ltd.
     Purchase and sales contract

Opposite Side	Term	Type	Sum (RMB)
ShangXi BaoTai Pharmaceutical Co. Ltd	10/03/2005 to 31/12/2005	Sales Contract	RMB 900,000
HuaYuan Pharmaceutical Company Ltd.	19/01/2005 to 19/01/2006	Sales Contract	RMB 3,970,687
ShangXi BaoTai Pharmaceutical Co. Ltd	10/05/2005 to 21/12/2005	Purchasing Contract	RMB 2,000,000
ShenZhen HuiYi Printing and Packing CO. Ltd	20/06/2005 to 31/12/2005	Purchasing Contract	RMB 2,000,000

JiangXi JieZhong Biochemistry Company Ltd.
Loan Contract
Breakdown of Bank Lending
Unit: Thousands

No.		Lender	Contract No.	Sum	Interest Rate	Collateral types	Term
1		Industrial and Commercial Bank of China	Annual 2003 No.0049	180.00	5.3100%	Land housing mortgages	30/09/2003—29/09/2004

2		Industrial and Commercial Bank of China	Annual 2003 No.0055	100.00	5.3100%	Land housing mortgages	17/12/2003—16/12/2004

3	Liquidity loans	Industrial and Commercial Bank of China	Annual 2004 No.0008	460.00	5.3100%	Land tenure security	10/03/2004—09/03/2005

4		Industrial and Commercial Bank of China	Annual 2004 No.0011	120.00	5.3100%	Land tenure security	02/04/2004—01/04/2005

5		Industrial and Commercial Bank of China	Annual 2004 No.0081	240.00	5.3100%	Land tenure security	16/04/2004—15/04/2005

		Sub-Total		1,100.00

No.		Lender	Contract No.	Sum	Interest Rate	Collateral types	Term
6		Industrial and Commercial Bank of China	Annual 2002 No.0090	195.00	6.6960%	Machinery ownership mortgages	20/12/2002—31/12/2004

7		Industrial and Commercial Bank of China	Annual 2002 No.0091	200.00	6.6960%	Machinery ownership mortgages	20/12/2002—31/12/2005

8		Industrial and Commercial Bank of China	Annual 2002 No.0092	250.00	6.696%	Machinery ownership mortgages	20/12/2002—20/12/2006

9	Projects long-term loans	Industrial and Commercial Bank of China	Annual 2004 No.0001	250.00	7.254%	Land housing mortgages	13/01/2004—02/12/2005

10		Industrial and Commercial Bank of China	Annual 2004 No.0002	300.00	7.254%	Land housing mortgages	13/01/2004—08/12/2006

11		Industrial and Commercial Bank of China	Annual 2004 No.0002	600.00	7.254%	Land housing mortgages	13/01/2004—03/12/2007

12		Industrial and Commercial Bank of China	Annual 2004 No.0002	600.00	7.254%	Land housing mortgages	13/01/2004—09/12/2008

		Sub-Total		2,395.00

		Total		3,495.00

EXHIBIT 5.6
Schedule 3.17
(ii) Employee Benefit Plans

Name	Description of Employee Benefit Plans
YanBian YiQiao Biochemical Pharmacy Company Ltd	In accordance with relevant state labor regulation and laws, the company has provided Pension insurance, medical insurance and working injury insurance to the employee except pension scheme.

The company also provides different money incentive reward scheme to the employee, which is sustained on various situations.

JiangXi JieZhong Biochemistry Company Ltd	In accordance with relevant state labor regulation and laws, the company has provided Pension insurance, medical insurance and working injury insurance to the employee except pension scheme.

The company also provides different money incentive reward scheme to the employee, which is sustained on various situations.

Schedule 3.20
List of Companies’ Employees
Name of Officer and Employee is being employed by Jade Pharmaceutical Inc.

	Position of the Officer and	Description of Contracts
Name	Employee	of Employment
Zheng Feng	President & CEO	Three years Contract
Jia MinHui	Managing Director	Three years Contract
Chen LiMin	Deputy General Manager	Three years Contract
Feng Hao	Secretary of the Board	One year Contract
Zhang MinLi	Consultant	One year Contract
Fu YanJu	Director of Drug registration	One year Contract
Wan YanPeng	Logistic	One year contract
Yu XiaoFei	Logistic	One year contract
Wan XiaoJun	Data Processing	One year contract
Cai Lin	Receptionist	Six months contract
Li Dan	HR	One year contract
Luo Hong	Director of Administration	One year contract
Qiu JunXiang	Sales Manger	Six months contract
Zhou HaiYin	Sales Manger	Six months contract
Zhou MeiYu	Sales Manger	Six months contract
Zhan JianWen	Sales Manger	Six months contract
Li JianRong	Sales Manger	Six months contract
Sun XiangKui	Marketing Manger	Six months contract
Liu XinLiang	Training Manger	One year contract
Ruan XiaoQin	Market Inspector General	One year contract
Ruan XiaoMei	Market Inspector General	One year contract
Shi HuiLin	Assistant Manager	One year contract
Jin Wei	Deputy General Manager	Three years
Zhang GuoHui	Driver	One Year Contract
Sun YaPin	Marketing Manger	One Year Contract
Liu YongGuo	Sales Manager	One Year Contract

Name of Officer and Employee is being employed by YanBian YiQiao Biochemical Pharmacy Company Ltd.

	Position of the Officer and	Description of Contracts of
Name	Employee	Employment
Li Yun	General Secretary	Two Years Contract
Ji AnTao	Marketing Manager	Two Years Contract
Li HongYin	Payroll Clerk	Two Years Contract
An MingQian	Financial Manager	Two Years Contract
Huan YuJin	Supervisor	Two Years Contract
Zhen CunChen	Inspector	Two Years Contract
Jian Yun	QC	Two Years Contract
Hong JinHua	Marketing Manager	Two Years Contract
Wang LaiQing	Supply Chain Manager	Two Years Contract
Sun YuanYing	Logistic	Two Years Contract
Zhou ZuoHua	Administrator	One Year Contract
Chui Yi	Administrator	One Year Contract
Lian KuiDe	Administrator	One Year Contract
Yu Wei	Administrator	One Year Contract
Zhan HongYun	Supervisor	One Year Contract
Chun YuJin	Supervisor	One Year Contract
Fei MingHua	Team Leader	One Year Contract
Chen YaLin	Team Leader	One Year Contract
Qing YueXing	Team Leader	One Year Contract
Ling LiShun	Team Leader	One Year Contract
Li ZhenJian	Machine Operator	One Year Contract
Dong YunJing	Machine Operator	One Year Contract
Liu DongYuan	Machine Operator	One Year Contract
Lin WeiMing	Machine Operator	One Year Contract
Zhang DeQiang	Machine Operator	One Year Contract
Wang Wei	Machine Operator	One Year Contract
Deng CunCai	Machine Operator	One Year Contract
Pu XianLing	Machine Operator	One Year Contract
Zhang GuoZhan	Machine Operator	One Year Contract
Jin YouXian	Machine Operator	One Year Contract
Wu ZhuanYu	Machine Operator	One Year Contract
Tang QiHai	Machine Operator	One Year Contract
Chen YunXian	Machine Operator	One Year Contract
Liu JieXin	Machine Operator	One Year Contract
Wang HongYuan	Machine Operator	One Year Contract
Liu Yin	Machine Operator	One Year Contract
Wang Xian	Machine Operator	One Year Contract
Dang ZhongYing	Quality Controller	One Year Contract
Zhang Li	Quality Controller	One Year Contract
Cheng Gan	Inspector	One Year Contract
Zhang Ying	Inspector	One Year Contract

	Position of the Officer and	Description of Contracts of
Name	Employee	Employment
Wang Mei	Machine Operator	One Year Contract
Cheng LiHong	Machine Operator	One Year Contract
Wan XiaoMei	Machine Operator	One Year Contract
Liu ShuLan	Machine Operator	One Year Contract
Zun YuanXing	Machine Operator	One Year Contract
An BaiMing	Machine Operator	One Year Contract
Yang Li	Machine Operator	One Year Contract
Liu ShaoShen	Cleaner	One Year Contract
Qi Dan	Cleaner	One Year Contract
Xia LinYuan	Cleaner	One Year Contract
Lu Jing	Cleaner	One Year Contract
Xia YuanXing	Machine Operator	One Year Contract
Yang Dong	Machine Operator	One Year Contract
Liu LiYuan	Machine Operator	One Year Contract
Fei YunLin	Machine Operator	One Year Contract
Zhang XiMei	Machine Operator	One Year Contract
Liu YunChun	Porter	One Year Contract
Sun KaiQing	Porter	One Year Contract
Liu XuiBo	Porter	One Year Contract
Zhao YuanXia	Machine Operator	One Year Contract
Li XieSong	Machine Operator	One Year Contract
Li XiuYing	Machine Operator	One Year Contract
Chu YaJing	Machine Operator	One Year Contract
Song Ting	Machine Operator	One Year Contract
Li JianYun	Machine Operator	One Year Contract
Jian YaMing	Electrician	One Year Contract
Lu YaMing	Electrician	One Year Contract
Wang LianHua	Technician	One Year Contract
Li ShuYuan	Technician	One Year Contract
Mang HaiXia	Technician	One Year Contract
Zhao MeiRuan	Technician	One Year Contract
Zhu YingNa	Technician	One Year Contract
Zheng ChenChen	Engineer	One Year Contract
Wan Hui	Engineer	One Year Contract
Wang Lian	Electrician	One Year Contract
Zhu Jin	Electrician	One Year Contract
Wang LianYing	Electrician	One Year Contract
Cheng HongYuan	Technician	One Year Contract
Liu JiaLi	Cleaner	One Year Contract
Ye YunJie	Cleaner	One Year Contract
Wan GaiMei	Security	One Year Contract
Chen ShuiAn	Security	One Year Contract
Jiang Hong	Security	One Year Contract
Liu YuanXia	Security	One Year Contract

Name of Officer and Employee is being employed by JiangXi JieZhong Biochemistry Company Ltd.

	Position of the Officer and	Description of Contracts of
Name	Employee	Employment
Chen Wei	General Manager	Three Years Contract
Li YongBin	Deputy General Manager	Three Years Contract
Li tielin	Supervisor	One year Contract
Yu zhanbin	QA	One year Contract
Zhou yulan	Operator	One year Contract
Wang xiaomei	Operator	One year Contract
Xiao zhengying	Operator	One year Contract
Yang weizhen	Operator	One year Contract
Shen hehua	Operator	One year Contract
Li yang	Operator	One year Contract
Wu sanying	Operator	One year Contract
Xu xueying	Operator	One year Contract
Li xiaochun	Operator	One year Contract
Fu yinfang	Operator	One year Contract
Ke wen	Packing Operator	One year Contract
Zhang dongying	Packing Operator	One year Contract
Feng haizhen	Packing Operator	One year Contract
Yao xinjuan	Packing Operator	One year Contract
Zheng xiaojuan	Packing Operator	One year Contract
Cheng youyan	Packing Operator	One year Contract
Chen qiwei	Packing Operator	One year Contract
Xie futi	Packing Operator	One year Contract
Guo derong	Packing Operator	One year Contract
Li yuchen	Machine Operator	One year Contract
Dai linsheng	Machine Operator	One year Contract
Zheng li	Supervisor	One year Contract
Xiesanying	Machine operator	One year Contract
Zhouyi chun	Machine operator	One year Contract
Zhu yubin	Machine operator	One year Contract
Xu hong	Machine operator	One year Contract
Yu lei	Machine operator	One year Contract
Ke lianying	Machine operator	One year Contract
Fu shurong	Machine operator	One year Contract
Wang xianglian	Machine operator	One year Contract
Chen meifang	Machine operator	One year Contract
Qiu liming	Machine operator	One year Contract
Pan cuiqin	Packing	One year Contract
Yu xiaoqin	Packing	One year Contract
Liao qingxian	Packing	One year Contract
Cheng meiying	Packing	One year Contract
Hong lanxiang	Packing Operator	One year Contract
Ke shuixian	Packing Operator	One year Contract

	Position of the Officer and	Description of Contracts of
Name	Employee	Employment
Zhu geyan	Packing Operator	One year Contract
Zhang liying	Packing Operator	One year Contract
Chen qiuxian	Packing Operator	One year Contract
Yu dongqin	Packing Operator	One year Contract
Zhou ziying	Packing Operator	One year Contract
Li xiuhua	Packing Operator	One year Contract
Zhang ying	Packing Operator	One year Contract
Yu zhongxiu	Machinist	One year Contract
Ding liuchun	QC	One year Contract
Yang ping	QA	One year Contract
Shi julan	Supervisor	One year Contract
Li hairong	Machine operator	One year Contract
Zhu hua	Recorder	One year Contract
Wu aichun	Administrator	One year Contract
Zhang liping	Machine operator	One year Contract
Zhan zhaozhong	Machine operator	One year Contract
Qiu fangying	Machine operator	One year Contract
Chen jinrong	Machine operator	One year Contract
Jiang hongyong	Machine operator	One year Contract
Zhang Aihong	Machine operator	One year Contract
Li yonghui	Machine operator	One year Contract
Zhang dongying	QC	One year Contract
Din shifeng	Machine operator	One year Contract
Xu xinqiong	QC	One year Contract
Chen changsong	Machine operator	One year Contract
Chen shuixian	Machine operator	One year Contract
Zhang qingmei	Machine operator	One year Contract
Chen donglian	Machine operator	One year Contract
Guo meihua	Machine operator	One year Contract
Xiong fei	Machine operator	One year Contract
He hongying	Machine operator	One year Contract
Liao xiuying	Machine operator	One year Contract
Zhang lichun	Machine operator	One year Contract
Zhu lichun	Machine operator	One year Contract
Guo aihua	Machine operator	One year Contract
Guo xuezhen	Machine operator	One year Contract
He dongxian	Machine operator	One year Contract
Zeng yuxian	Machine operator	One year Contract
Wu xiaomei	Machine operator	One year Contract
Lian jinrong	Machine operator	One year Contract
Lu jufang	Machine operator	One year Contract
Zhou hezhu	Machine operator	One year Contract
Liu huoying	Machine operator	One year Contract
Yang zhiming	Machine operator	One year Contract
He jianlong	Machine operator	One year Contract
Xu juan	Machine operator	One year Contract

	Position of the Officer and	Description of Contracts of
Name	Employee	Employment
Zheng guoqiang	Machine operator	One year Contract
Ke dongmei	Machine operator	One year Contract
Liu dongna	Machine operator	One year Contract
He jianxian	Machine operator	One year Contract
Liu aimei	Machine operator	One year Contract
Lin jianju	Machine operator	One year Contract
Yang hexian	Machine operator	One year Contract
Zhang tumei	Machine operator	One year Contract
Xu jianping	Machine operator	One year Contract
Guo guina	Machine operator	One year Contract
Zhu xiaohui	Machine operator	One year Contract
Chen manfeng	Machine operator	One year Contract
Luo chahua	Machine operator	One year Contract
Mao liangxian	Machine operator	One year Contract
L ijuxian	Machine operator	One year Contract
Xia xiaohong	Machine operator	One year Contract
Guo lanying	Machine operator	One year Contract
Li qinglian	Machine operator	One year Contract
Lin xiaorong	Machine operator	One year Contract
Lian xiuchun	Machine operator	One year Contract
Dong qingying	Machine operator	One year Contract
Xia xuefang	Machine operator	One year Contract
Xu meiying	Machine operator	One year Contract
Jiang hongxian	Machine operator	One year Contract
Zhu yan	Machine operator	One year Contract
Huang chunhua	Machine operator	One year Contract
Xu xinhua	Machine operator	One year Contract
Lian xiufeng	Machine operator	One year Contract
Li guihua	Packing	One year Contract
Wang aiwen	Packing	One year Contract
Jiang fengxian	Packing	One year Contract
Liu juhong	Packing	One year Contract
Wang dafu	Packing	One year Contract
Zhang shuangying	Packing	One year Contract
Jiang lei	Packing	One year Contract
Wu aimin	Packing	One year Contract
Xia chunlian	Cleaner	One year Contract
Wang xinfei	Supervisor	One year Contract
Wu yan	Accountant	One year Contract
Song zhihui	Recorder	One year Contract
Zheng qingwu	Machinist	One year Contract
Lu lili	Machine Operator	One year Contract
Duan shuangmei	Machine Operator	One year Contract
Chen cuiyun	Operator	One year Contract
Li liping	Operator	One year Contract
Dong jianying	Operator	One year Contract

	Position of the Officer and	Description of Contracts of
Name	Employee	Employment
Song qiuhua	Cleaner	One year Contract
Lian jinji	Operator	One year Contract
Yu huoxian	Operator	One year Contract
Xia aiqin	Operator	One year Contract
Lian ting	Operator	One year Contract
Zhu lihong	Operator	One year Contract
Zhang juying	Operator	One year Contract
Xia lihua	Operator	One year Contract
He yueying	Operator	One year Contract
Xu xiaoqin	Operator	One year Contract
Liu ying	Operator	One year Contract
Yu xiaohong	Operator	One year Contract
Xu caiyun	Packing Operator	One year Contract
Xu cuiying	Packing Operator	One year Contract
Lian huajuan	Packing Operator	One year Contract
Fang aiying	Packing Operator	One year Contract
Rao honghua	Packing Operator	One year Contract
Fang meizhen	Packing Operator	One year Contract
Zhang jianmei	Packing Operator	One year Contract
Zhu xuehua	Operator	One year Contract
Liu chaying	Packing Operator	One year Contract
He xiaoyan	Packing Operator	One year Contract
Lu xifang	Packing Operator	One year Contract
Shuan changming	Packing Operator	One year Contract
Guo xuefeng	Packing Operator	One year Contract
Jiang chengxiang	Packing Operator	One year Contract
Jiang li	Packing Operator	One year Contract
Zheng yonghua	Packing Operator	One year Contract
Zhou xianju	Packing Operator	One year Contract
Wang ping	Operator	One year Contract
Gu ruijin	Packing Operator	One year Contract
Luo lichun	Packing Operator	One year Contract
Zhang hongyan	Inspector	One year Contract
Xu suli	Machine Operator	One year Contract
Xia hexian	Operator	One year Contract
Chen huajun	Supervisor	One year Contract
Shi jinlan	QA	One year Contract
Cai jihong	QA	One year Contract
Gong wei	Machinist	One year Contract
Li guihua	Cleaner	One year Contract
Ye lianfeng	Cleaner	One year Contract
Xu xiaoyu	Cleaner	One year Contract
Lin shangjin	Machine Operator	One year Contract
Ying jianteng	Machine Operator	One year Contract
Zhang yinhui	Machine Operator	One year Contract
Wang shuhua	Operator	One year Contract

	Position of the Officer and	Description of Contracts of
Name	Employee	Employment
Bao jin	Operator	One year Contract
Chen chen	Operator	One year Contract
Gan xiuhua	Operator	One year Contract
Dong yujiang	Operator	One year Contract
Cheng yijia	Operator	One year Contract
Li shuixiang	Operator	One year Contract
Wang degui	Operator	One year Contract
Wang yuehong	Operator	One year Contract
Wang li	Operator	One year Contract
Lian yongfang	Operator	One year Contract
Rao xiaodong	Operator	One year Contract
Xu cuirong	Operator	One year Contract
Xu ping	Operator	One year Contract
Liu shuiping	Packing	One year Contract
Lin qiurong	Packing	One year Contract
Lin jurong	Packing	One year Contract
Liu xiaxian	Packing	One year Contract
Xu cuihong	Packing	One year Contract
Wang xiaohong	Packing	One year Contract
Wang xiaohong	Packing Operator	One year Contract
Guo lihua	Packing Operator	One year Contract
Ye yuping	Packing Operator	One year Contract
Chen fengying	Packing Operator	One year Contract
Fang sina	Packing Operator	One year Contract
Jia yuqing	Packing Operator	One year Contract
Wang jinxian	Packing Operator	One year Contract
Zhou aiyun	Packing Operator	One year Contract
Liu xueqin	Packing Operator	One year Contract
Wang aihong	Packing Operator	One year Contract
Yang xuehua	Packing Operator	One year Contract
Wang beilei	Packing Operator	One year Contract
Huang shuqing	Packing Operator	One year Contract
Lin dongying	Packing Operator	One year Contract
Zhang xiaoying	Packing Operator	One year Contract
Chu yabin	QC Manager	One year Contract
Zheng xingwu	QC supervisor	One year Contract
Hu jun	QC	One year Contract
Guo dezhong	QC	One year Contract
Lai chunmei	QC	One year Contract
Yu shu	QC	One year Contract
Xu hong	QC	One year Contract
Lin chenlan	QC	One year Contract
Wang lifang	QC	One year Contract
Tan shulan	QC	One year Contract
Li lin	QC	One year Contract
Liu tingxian	Cleaner	One year Contract

	Position of the Officer and	Description of Contracts of
Name	Employee	Employment
Jiang sanfeng	Head Engineer	One year Contract
Xu zhiping	Mechanic	One year Contract
Jin peixin	QC GMP	One year Contract
Zheng yan	Administrator	One year Contract
Jiang jianrong	Manager	One year Contract
Zhou liming	QC	One year Contract
Wang lili	QC	One year Contract
Zha binzhu	CFO	One year Contract
Ren limin	Financial officer	One year Contract
Yu wenjuan	Financial officer	One year Contract
Wang yin	Payroll Clerk	One year Contract
Ju xiaoming	Payroll Clerk	One year Contract
Fu guanyin	Accountant	One year Contract
Tong mei	Accountant	One year Contract
Wu shuangshuang	Logistic manager	One year Contract
Su yaqin	Porter	One year Contract
Xu jianhong	Porter	One year Contract
Weng lijuan	Porter	One year Contract
Dong jinjiang	Sales manager	One year Contract
Cheng uohua	Sales representative	One year Contract
Ye juxiang	Sales representative	One year Contract
Meng jinping	Sales representative	One year Contract
Xu liyang	Sales representative	One year Contract
Dong hongbin	Sales representative	One year Contract
Huang jinna	Sales representative	One year Contract
Lei qinghui	Sales representative	One year Contract
Zhang hong	Sales representative	One year Contract
Xia guixoiu	Security Officer	One year Contract
Liu shuixian	Cleaner	One year Contract
Shen yelong	Assistant Manager	One year Contract
Zhu qingyu	Administration manager	One year Contract
Zhang renliang	Administration manager	One year Contract
Shi xinmin	Supervisor	One year Contract
Shi ying	Supervisor	One year Contract
Zhao ninghai	Driver	One year Contract
Lian jinjun	Driver	One year Contract
Gan wenbin	Driver	One year Contract
Xia yuanhe	Supply Chain manager	One year Contract
Yu songtian	Supply Chain manager	One year Contract
Guo bailing	Supervisor	One year Contract
Miao changwen	Vice manager	One year Contract
Li jianbao	Manufacturing manager	One year Contract

BUYER’S SCHEDULES

SCHEDULE 4.4
BUYER SUBSIDIARIES
NONE

Schedule 7.2.6
Key Management Employee

No.	Name of Key Management Persons	ID Card/ Passport Number
1.	Zheng Fang (Frank Cheng)	110101630823205
2.	Jia MinHui (Henry Jia)	P059567	(9)
3.	Xia YuanDa	362301195702030052
4.	Chen LiMing	330102611015061
5.	Jin Wei	412931740211289

AMAROQ CAPITAL LLC
18 Pheasant Lane
North Oaks, MN 55127
USA
+1 (651) 204-2048
joe.cunninngham@amaroqcapital.com
www.amaroqcapital.com
May 9 2006
The Board of Directors of
AMDL, Inc.
2492 walnut Ave.
Suite 100
Tustin, CA 92780
To the Board of Directors of AMDL Inc. (the “Board”):
Amaroq Capital LLC (“Amaroq”) has been engaged to express a Fairness Opinion regarding the merger between AMDL, Inc. (“AMDL”) and Jade Capital Group Limited (“Jade”) — inclusive of Jade Pharmaceuticals Inc. . We have had an opportunity to review the control documents related to this merger transaction (the “Transaction”) and understand the principal terms of the Stock Purchase and Sale Agreement (the “Agreement”) between AMDL and Jade to be the following:
(i)	AMDL will issue to Jade 13,715,000 shares of Common Stock.

(ii)	500,000 shares of the issued Common Stock will be escrowed for up to 1 -year, contingent upon Jade achieving a successful registration of AMDL’s DR 70 product in China.

(iii)	AMDL will make available 2,500,000 Stock Purchase Options for Jade’s management. The strike price is set to 115% of the average closing price of AMDL’s stock ending on the 2 nd trading day prior to the closing date of the Transaction.

(iv)	Jade and /or Jade’s management has entered into a “Lock-Up Agreement” whereby Jade is prohibited from selling in aggregate any more than 1/36 of their aggregate position in any one month for a period of 36 months.

(v)	Jade will deliver full and clear title of all assets, products, trademarks, copyrights, know-how and any other material information as defined in the Agreement.

(vi)	Jades management will enter into Employment Contracts with AMDL

ANNEX B

(vii)	Jade may designate a member to the Board of Directors of AMDL.
Pursuant to the Agreement, there is no cash exchanged in the Transaction. The following table is a summary of the terms of the Transaction and their consideration:
Summary of Consideration

	Pre-Merger		Post-Merger			Post-Merger
						Fully Diluted
Holder	# Shares	Diluted	# Share		%	# Shares	%

AMDL	33,339,971	49,995,188	33,399,971		67.32%	49,995,188	75.51%
Jade	NA		13,715,000		27.64%	13,715,000	20.71%\
Escrowed	NA		(500,000	)\		(500,000)

Incentive Option Plan:	NA		2,500,000		5.04%	2,500,000	3.78%

Total New Shares & Options:	NA		16,215,000		32.68%	16,215,000	24.49%

TOTAL	33,399,971	49,995,188	49,614,971			66,210,188

AMDL has 33,399,971 shares of Common Stock outstanding as of the date of this Opinion. At the close of business on 10 May 2006, the quoted per share price, according to the American Stock Exchange, was $0.70 per share giving AMDL a market capitalization of $ 23,379,979. We will note that AMDL management reported figures for the number of outstanding shares, and thus market capitalization, differ from those figures reported by the American Stock Exchange or Bloomberg Financial Services. We have, for this Opinion, used AMDL management reported figures in our calculations. We have noted that AMDL’s Certificate of Incorporation allows common stock issuance of up to 50,000,000 shares and AMDL will therefore have to seek shareholder approval to amend the Certificate of Incorporation in order to complete this Transaction. We understand that this issue is currently being addressed by AMDL.
AMDL is issuing 13,715,000 shares of Common Stock plus 2.500,000 Share Purchase Options for consideration under the Agreement. This would equate, at today’s AMDL closing share price, to a nominal value of $9,600,500 for Jade’s business and assets.
According to the auditors report of Jade Pharmaceutical Inc. dated 27 April 2006, Jade had, in 2005, $13,107,193 in Total Asset against $6,920,611 in Total Liabilities and $6,186,582 in Shareholders Equity. Jade held a cash position of $366,211 and had an Accounts Receivables of $1,243,973 or 18% of sales — a position consistent with our peer group of companies. For 2005, Jade achieved $6,917,939 in revenues, a 51% increase from 2004. Jade made $1,600,695 in Net Income in 2005, a net margin of 23%.

2

INCOME ANALYSIS
Jade has outlined a growth strategy for the next five years. Revenues are to be driven by expanding the company’s distribution profile and investing in marketing and branding. We studied three scenarios for revenue growth focusing on Jade’s “Highly Conservative” version. We then modified this version based on our experience operating pharmaceuticals businesses in Asia and China and the expense profile demonstrated in the 2005 audit. We undertook a Discounted Cash Flow (“DCF”) valuation of Jade based on Jade’s revenue projection but our expense profile.
In our DCF model for Jade, we discount the present value of the projected Free Cash Flows (“FCF”) using three different Discount Rates: (1) at Jade’s Weighted Average Cost of Capital (“WACC”) or 14.38%; (2) a modified industry average rate for new pharmaceuticals projects — the industry rate is 17% — we added to the 17% discount rate building out the discount rate to 24.73%; (3) we then reverted back to a base hurdle rate that we determined as 15% for an AMDL new project, to which we added higher risk premium to arrive at 26.95% (See below). We calculated both the WACC and FCF using standard corporate finance techniques. We conclude from our DCF calculation the intrinsic value of Jade to be following:

	WACC	Alt. View 1	Alt. View 2
Jade	14.38%	24.73%	26.95%
Aggregate Value	$20,647,180	$8,071,213	$6,980,000
Per Share*	$1.51	$0.59	$0.51

*	based on 13,715,000 shares issued
Whilst we are relatively confident in the revenue growth as forecasted, based on our due diligence, we increased expenses based, in part, on the 2005 expense profile presented in Jade’s audit. Jade expect distribution expansion and improved marketing programs to drive revenues to $29 million by 2008. Jade’s control of modern manufacturing facilities in China should enable Jade to expand gross margins beyond the current 43%.
Below are our calculations for the Discounted Cash Flow Analysis:
Operating Cashflow Analysis

						Terminal
Year Ending	31-Dec-06	31-Dec-07	31-Dec-08	31-Dec-09	31-Dec-10	31-Dec-11

Revenue	7,000,000	10,000,000	14,000,000	21,000,000	29,000,000	30,450,000

Gross Profit	3,010,000	4,300,000	6,020,000	9,030,000	12,470,000	13,093,500
less: Adjusted Op Exp	1,890,000	2,700,000	3,780,000	5,670,000	7,830,000

Net Income	1,120,000	1,600,000	2,240,000	3,360,000	4,640,000	4,872,000

Add: Depreciation	500,000	550,000	600,000	650,000	700,000	750,000
Add: Non cash costs	—	—	—	—	—
less: Working Capital	(1,000,000)	(1,250,000)	(1,500,000)	(1,750,000)	(2,000,000)	(2,100,000)
less: Capex	(500,000)	(500,000)	(500,000)	(500,000)	(500,000)	(500,000)

Operating FCF	120,000	400,000	840,000	1,760,000	2,840,000	2,982,000

Discounted Value @ WACC - 14.38%	110,095	320,836	588,818	1,078,582	1,521,588	1,597,668
Discounted Value @ 24.73	104,148	278,329	468,318	786,685	1,017,731	1,068,618
Discounted Value @ 26.59	102,976	270,378	446,954	737,655	937,595	984,475

3

DISCOUNT RATE AND VALUATION TABLES
Assumed Weighted Average Cost of Funds

Risk Free Rate	5.50%
Implied Inflation	2.00%
Real Rate	7.50%

Equity beta	1.030
Asset Beta	0.000
Equity Beta	1.030
Equity RP	10.00%

Cost of Equity	15.80%

Debt Premium	5.00%

Cost of Debt	8.72%

Statutory Tax Rate	17.0%
Target DE	25%
Target D/DE	20%

WACC	14.38%

Nominal Long run growth	5.00%
WACC

Value and Claims:	US$ m
Explicit Forecasts	3,619,919
Terminal Valuation	17,027,261

Value of Core operations	20,647,180

Add: Listed Investments	0.00
Add: Other Investments	0.00
Add: Cash	0.00

Total Firm Value	20,647,180

Less: Bank & Other Debt	0.00
Less: Minorities	0.00

Total Value to Equity Claims	20,647,180

Current No. Shares (m)	13,715,000
Equity Price per unit	1.51
Alternative View 1

Value and Claims:	US$ m	% Value
Explicit Forecasts	2,655,212	12.9%
Terminal Valuation	5,416,001	26.2%

Value of Core operations	8,071,213	100.0%

Add: Listed Investments	0.00	0.0%
Add: Other Investments	0.00	0.0%
Add: Cash	0.00	0.0%

Total Firm Value	8,071,213

Less: Bank & Other Debt	0.00
Less: Minorities	0.00

Total Value to Equity Claims	8,071,213

Current No. Shares (m)	13,715,000
Equity Price per unit	0.59
Alternative View 1 Discount Rate

Risk Free Rate	5%
Equity beta	7%	Investment Specific Discount Rate

Required Return on investment 1	17%	24.73%

Liquidity Premium	10%
Sector Premium	15%
Business Expanision Premium	15%

4

Alternative View 2

Value and Claims:	US$ m	% Value
Explicit Forecasts	2,495,558	12.1%
Terminal Valuation	4,484,442	21.7%

Value of Core operations	6,980,000	100.0%

Add: Listed Investments	0.00	0.0%
Add: Other Investments	0.00	0.0%
Add: Cash	0.00	0.0%

Total Firm Value	6,980,000

Less: Bank & Other Debt	0.00
Less: Minorities	0.00

Total Value to Equity Claims	6,980,000

Current No. Shares (m)	13,715,000
Equity Price per unit	0.51
Alternative View 2 Discount Rate

Risk Free Rate	5%
Equity beta	7%	Investment Specific Discount Rate

Required Return on investment 2	15%	26.95%

Liquidity Premium	15%
Sector Premium	25%
Business Expanision Premium	25%
MARKET ANALYSIS
We undertook a comparative analysis with a selected peer group of companies. We selected our peer group based on industry, size — unless a candidate possessed some compelling factor for inclusion, product offering, company profile and geography.
Jade’s Earning Per Share (“EPS”) in 2005 was $0.12 based on 13,715,00 shares to be issued. We forecast earnings of $0.08 per share for 2006. Our forecast is based on modification we made to Jade’s earning model. As such, we view Jade’s trailing earnings as more relevant for our analysis. Jade could exhibit a Price to Earning (“P/E”) profile consistent with its high growth cocktail of operating in China — where the economy grows at 10% per year for the past two years — operating in a high growth industry — the pharmaceutical market in China is growing at nearly 25% according to the Chinese Ministry of Heath and operating in the Over the Counter sector which is growing at over 30% in China. The following table demonstrates Jade’s P/E profile.

5

    Price / Earning Analysis

Jade	Net Income	*Shares	EPS	P/E (x) 10	P/E (x) 17	P/E (x)25
2005	1,600,695	13,715,000	0.12	1.17	1.98	2.92
2006	1,120,000	13,715,000	0.08	0.82	0.82	0.82

13,715,000 issued to Jade to complete the transaction
Making comparisons among a selective peer group of publicly listed companies, we would suggest the correct P/E level for Jade is between 14x and 20x 12 months trailing earning or and aggregate value of $22,355,450 to $31,955,950. Based on our research the American Oriental Bioengineering (ticker symbol: AOB — below) appears to be the closest match to Jade in the peer group of companies we analyzed based on size, geography, products and earnings.
Comparable Company Market Profile

Name	Ticker	Price	P/E	Mkt Cap ($m	)
CCA Industries	CAW	$10.34	19.29	72.51
Nutraceutical Int’l	NUTR	$15.91	12.6	182.04
Matrixx Initiatives	MTXX	$15.01	65.26	147.31
Nature’s Sunshine	NATR.PK	$10.80	9.89	164.98
Alpharma	ALO	$24.90	8.39	1.35	b
Teva Pharma	TEVA	$38.28	24.12	23.76	b
Watson’s Pharmaceuticals	WPI	$26.94	22.19	2.99	b
Bentley Pharmaceuticals	BNT	$12.96	27.23	284.16
Chindex International	CHDX	$10.30	NA	67.55
Dr. Reddy’s	RDY	$36.97	94.79	2.83	b
American Oriental Bioengineering	AOB	$5.14	16.8	321.94
Corgenix Medical	CONX.OB	$0.39	n/a	3.86
Delcath Systems	DCTH	$5.77	n/a	111.3
Lipid Sciences	LIPD	$1.86	n/a	50.89
Intraop Medical	IOPM.OB	$0.61	n/a	12.5
Astralis Ltd.	ASTR.OB	$0.08	n/a	7.32
Nutra Pharma	NPHC.OB	$0.20	n/a	13.86
CalbaTech	CLBE.OB	$0.05	n/a	3.89
Cellegy Pharmaceuticals	CLGY.OB	$0.66	n/a	19.69
Pharma Frontiers	PFTR.OB	$0.88	n/a	18.45
Martek Biosciences	MATK	$27.12	63.81	869.6
AMS Healthsciences	AMM	$0.57	n/a	4.43
NBTY	NTY	$25.09	24.22	1.69	b
Synovics Pharmaceutical	SYVC.OB	$3.75	n/a	85.05
Mannatech	MTEX	$16.05	15.55	429.58
Reliv Int’l	RELV	$11.04	22.48	171.9
Inverness Medical Innovations	IMA	$28.75	n/a	899.5
Medifast	MED	$12.87	67.38	164.56
USANA Health Sciences	USNA	$38.17	18.82	703.93
Natural Alternatives Int’l	NAII	$10.28	38.07	67.57
Akorn	AKN	$4.70	n/a	349.12
Natrol	NTOL	$2.20	n/a	29.83
Chai-na-ta	CCCFF.OB	$0.12	n/a	n/a
Advanced Nutriceuticals	ANII.OB	$3.75	11.09	17.48

6

AMAROQ’S AGREEMENT
AMDL formally retained Amaroq pursuant to an Engagement Agreement for a Fairness Opinion (the “Engagement Agreement”), to provide financial advice to the Board of Directors and our opinion (“Opinion”) as to the fairness, from a financial point of view, of the consideration to be paid by AMDL under the Agreement.
In consideration for our services, including our Opinion, Amaroq is to be paid a $15,000.00 fee and is to be reimbursed for reasonable out-of-pocket expenses. In addition, Amaroq is to be indemnified by AMDL. We have not been engaged to prepare, and have not prepared, a valuation or appraisal of AMDL or any of its assets or liabilities and our Opinion should not be construed as such.
CREDENTIALS OF AMAROQ
Amaroq is a financial consulting firm specializing in valuations, capital markets transactions, strategic planning, business development and mergers and acquisitions. Mr. Joseph Cunningham, Amaroq’s founder and President has extensive experience in mergers, acquisitions, divestitures and valuation matters. He is a successful investment banker, economist and entrepreneur. Mr. Cunningham specializes in asset and business valuations, primarily in developing countries and particularly in the healthcare and pharmaceutical sector, with extensive experience in China. He has conducted business valuations through international financial crises and bankruptcies. Mr. Cunningham has worked as a senior Investment Banker for Paribas Capital Markets and for ANZ Investment Bank. He possesses a strong valuation background and has had both US and UK securities licenses. Mr. Cunningham has an MBA in International Financial Management from Thunderbird, The Garvin School of International Management.
The Opinion expressed herein is the opinion of Amaroq and the form and content herein has been approved for release by Amaroq.
INDEPENDENCE OF AMAROQ
Amaroq has no present or prospective interest in AMDL that is the subject of this Opinion and has no personal interest or bias with respect to the parties involved. Our Opinion was not based upon a requested outcome, minimal valuations, a specific valuation, or for the approval of the merger transaction. Our compensation is not contingent upon the reporting of a predetermined outcome or the expression of a direction in outcome that favors any party to the merger transaction.
None of Amaroq, its affiliates or associates, has any financial interest in AMDL or Jade or in the outcome of the merger transaction or in the outcome of this Opinion, or are we a related entity of either AMDL or Jade or any of their respective associates or affiliates. Amaroq in not acting as an advisor to AMDL or Jade, or any of their respective

7

associates or affiliates in connection with this or any other matter. Amaroq has acted on behalf of AMDL on other matters including undertaking a due diligence investigation of Jade in China in November 2005.
SCOPE OF REVIEW
In connection with rendering our Opinion, we have reviewed and relied upon, or carried out, among other things, the following:
(a)	The Draft Stock Purchase Agreement dated May 10, 2006;

(b)	The Daft Business Plan dated March 14 2005;

(c)	The Audited Financial Statements for Jade Pharmaceutical Inc. for year ending 31 December 2005;

(d)	The Audited Financial Statements for AMDL Inc. for year ending 31 December 2005;

(e)	The unaudited Quarterly Report for period ending 31 March 2006 for AMDL Inc;

(f)	The Jade Due Diligence Report written for AMDL by Amaroq in November 2005;

(g)	Discussions with management of AMDL with regard to, among other things, the business, operations, quality of assets, and future potential of AMDL;

(h)	Public information related to the business, operations, financial performance and stock trading histories of AMDL, and other selected public pharmaceutical and Chinese companies;

(i)	Data with respect to other transactions of a comparable nature considered by Amaroq to be relevant; and

(j)	Other information, analyses and investigations as Amaroq considered appropriate under the circumstances.
ASSUMPTIONS AND LIMITATIONS
We have relied upon, and have assumed the completeness, accuracy and fair representation of all financial and other information, data, advice, opinions and representations obtained by us from public sources, including information relating to AMDL or provided to us by AMDL and their affiliates or advisors or otherwise pursuant to our Engagement and our Opinion is conditional upon such completeness, accuracy and fairness. Subject to the exercise of professional judgment and except as expressly described herein, we have not attempted to verify independently the accuracy or

8

completeness of any such information, data, advice, opinions and representations. Senior management of AMDL have represented to us, amongst other things, that the information, data, opinions and other materials (the “Information”) provided to us on behalf of AMDL and Jade is complete and correct at the date the Information was provided to us and that since the date of the Information, there has been no material change, financial or otherwise, in the position of Jade or in their assets, liabilities (contingent or otherwise), business or operations and there has been no change in any material fact which is of a nature as to render the Information untrue or misleading in any material respect.
Our Opinion is rendered on the basis of securities markets, economic and general business and financial conditions prevailing as at the date hereof. In addition, we considered the financial condition and prospects of AMDL and Jade as they are reflected in the information and documents reviewed by us. In rendering our Opinion, we have assumed that there are no undisclosed material facts relating to AMDL or Jade or their respective businesses, operations, capital or future prospects. Any changes therein may affect our Opinion and, although we reserve the right to change or withdraw our Opinion in such event, we disclaim any obligation to advise any person of any change that may come to our attention or to update our Opinion after today.
In our analyses and in connection with the preparation of this Opinion, we made numerous assumptions with respect to industry performance, political risk, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Arrangement.
CONCLUSION
Based upon and subject to the foregoing and such other matters, as we considered relevant, it is our opinion that the consideration to be paid by the AMDL Common Stockholders pursuant to the Agreement is fair, from a financial point of view, to the AMDL Common Stockholders.
This Opinion may be relied upon by the Board of AMDL for the purposes of considering the Agreement and its recommendation to AMDL’s Common Stockholders with respect to the Agreement, but may not be used or relied upon by any other person without our express prior written consent.
Yours very truly,
/s/ Joseph Cunningham
Joseph Cunningham
President, Amaroq Capital LLC

9

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
AMDL, INC.
     AMDL, Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), does hereby certify as follows:
     FIRST: The Amendment to the Certificate of Incorporation of the Corporation, in the form set forth below, has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, by all of the directors of the Corporation at a meeting duly noticed and held, and by the holders of a majority of the outstanding shares of the Corporation at a special meeting duly noticed and held in accordance with Section 222 of the General Corporation Law of the State of Delaware, declaring said amendments to be advisable.
     SECOND: The introductory paragraph of Article IV of the Corporation’s Certificate of Incorporation is amended in its entirety to read as follows:
“ARTICLE IV
Capitalization
     This Corporation shall have the authority to issue an aggregate of 225,000,000 shares, of which 25,000,000 shares shall be preferred stock, $0.001 par value (hereinafter, the “Preferred Stock”), and 100,000,000 shares shall be common stock, par value $0.001 (hereinafter, “Common Stock”). The powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of the shares of stock of each class and series which the Corporation shall be authorized to issue, is as follows:”
     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this ___ day of ___, 2006.

By:

Title:	President

Name:	Gary L. Dreher
ANNEX C

AMDL, Inc.
2006 Equity Incentive Plan
1. Purpose.
The purpose of the AMDL, Inc. 2006 Equity Incentive Plan (the “Plan”) is to strengthen AMDL, Inc., a Delaware corporation (the “Company”), by providing to employees, officers, directors, consultants and independent contractors of the Company or any of its Subsidiaries (as defined below) (including dealers, distributors, and other business entities or persons providing services on behalf of the Company or any of its Subsidiaries) added incentive for high levels of performance and unusual efforts to increase the earnings of the Company. The Plan seeks to accomplish this purpose by enabling specified persons to purchase shares of the Company’s common stock, $.001 par value, thereby increasing their proprietary interest in the Company’s success and encouraging them to remain in the employ or service of the Company.
2. Definitions.
     “Affiliate” means any Parent or Subsidiary of the Company, whether now or hereafter existing.
     “Board” means the Board of Directors of the Company.
     “Change in Control” means (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets. A transaction shall not constitute a Change in Control if its sole purpose is to change the jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Committee” means the Compensation Committee of the Board, which shall administer the Plan and consist of a majority of Independent Directors.
     “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services, including members of any advisory board constituted by the Company, or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director’s fee by the Company for their services as Directors.
     “Continuous Service” means, with respect to Employees, service with the Company or an Affiliate that is not interrupted or terminated. With respect to Directors or Consultants,

ANNEX D

Continuous Service means service with the Company, or a Parent or Subsidiary of the Company, whether as a Director or Consultant, that is not interrupted or terminated. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.
     “Director” means a member of the Board.
     “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.
     “Eligible Recipient” means any Employee, Officer, Director or Consultant of the Company, or of a Parent or Subsidiary of the Company.
     “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended
     “Fair Market Value” means, as of any date, the value of the Ordinary Shares determined as follows:
     The fair market value per share of the Ordinary Shares as determined by the Committee in good faith. The Committee is authorized to make its determination as to the fair market value per share of the Ordinary Shares on the following basis: (i) if the Ordinary Shares are traded only otherwise than on a securities exchange and are not quoted on the National Association of Securities Dealers’ Automated Quotation System (“NASDAQ”), but are quoted on the bulletin board or in the “pink sheets” published by the National Daily Quotation Bureau, the greater of (a) the average of the mean between the average daily bid and average daily asked prices of the Ordinary Shares during the thirty (30) day period preceding the date of grant of an Option, as quoted on the bulletin board or in the “pink sheets” published by the National Daily Quotation Bureau, or (b) the mean between the average daily bid and average daily asked prices of the Ordinary Shares on the date of grant, as published on the bulletin board or in such “pink sheets;” (ii) if the Ordinary Shares are traded on a securities exchange or on the NASDAQ, the greater of (a) the average of the daily closing prices of the Ordinary Shares during the ten (10) trading days preceding the date of grant of an Option, or (b) the closing price of the Ordinary Shares on the last trading day preceding the date of grant of an Option; or (iii) if the Ordinary Shares are traded only otherwise than as described in (i) or (ii) above, or if the Ordinary Shares are not publicly traded, the value determined by the Committee in good faith based upon the fair market value as determined by completely independent and well qualified experts.
     “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
     “Independent Director” means an independent director as defined in Section 121 of the American Stock Exchange Company Guide, or any successor rule, as in effect from time to time.

2

     “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
     “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
     “Option” means a stock option granted pursuant to Section 6 of the Plan.
     “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
     “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
     “Ordinary Shares” means the shares of common stock, $.001 par value, of the Company.
     “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
     “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
     “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
     “Plan” means this 2006 Equity Incentive Plan, as amended from time to time.
     “Restricted Stock” shall mean a grant of Ordinary Shares pursuant to Section 7 of the Plan.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Stock Award” means any Option or grant of Restricted Stock governed by the Plan.
     “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.
     “Subsidiary” means (1) in the case of an Incentive Stock Option, a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, and (2) in the case of any other Stock Award, in addition to a subsidiary corporation as defined in clause (1), (A) a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests, or (B) an entity with respect

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to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies, whether through the Company’s ownership of voting securities, by contract or otherwise.
     “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock comprising more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
3. Administration.
     (a) Administration by the Committee. This Plan shall be administered by the Committee. Any action of the Committee with respect to administration of the Plan shall be taken pursuant to (i) a majority vote at a meeting of the Committee (to be documented by minutes), or (ii) the unanimous written consent of its members.
     (b) Powers of the Committee. Subject to the express provisions of this Plan, the Committee shall have the authority to: (i) construe and interpret the Plan, decide all questions and settle all controversies and disputes which may arise in connection with the Plan and to define the terms used therein; (ii) prescribe, amend and rescind rules and regulations relating to administration of the Plan; (iii) determine the purchase price of the Shares covered by each Stock Award and the method of payment of such price, individuals to whom, and the time or times at which, Stock Awards shall be granted and exercisable and the number of Ordinary Shares covered by each Stock Award; (iv) determine the terms and provisions of the respective Stock Award Agreements (which need not be identical); (v) determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan; and (vi) make all other determinations necessary or advisable to the administration of the Plan. Determinations of the Committee on matters referred to in this Section 3 shall be conclusive and binding on all parties howsoever concerned. With respect to Incentive Stock Options, the Committee shall administer the Plan in compliance with the provisions of Code Section 422 as the same may hereafter be amended from time to time. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Award.
     (c) Effect of the Committee’s Decision. All determinations, interpretations and constructions regarding the Plan or any Stock Award made by the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
4. Shares Subject to the Plan.
     (a) Share Reserve. Subject to the provisions of Section 13 relating to adjustments upon changes in Ordinary Shares, the number of Ordinary Shares that may be issued under the Plan shall not exceed 5,000,000 in the aggregate. The maximum aggregate number of shares that may be issued under the Plan as Incentive Stock Options may not exceed 5,000,000.
     (b) Reversion of Shares and Availability of Shares to the Share Reserve. If any Stock Award granted under the Plan or under any other equity incentive plan of the Company shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any Ordinary Shares issued to a Participant pursuant to a Stock Award granted under the Plan or under any other equity incentive plan of the Company are forfeited

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back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting or exercise of such shares, then the Ordinary Shares not acquired under such Stock Award shall become available for issuance under the Plan, subject to the limitation in Section 4(a).
     (c) Source of Shares. The Ordinary Shares subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
5. Eligibility.
     (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options and Restricted Stock awards may be granted to all Eligible Recipients. Within the foregoing limits, the Committee, from time to time, shall determine and designate persons to whom Stock Awards may be granted. All such designations shall be made in the absolute discretion of the Committee and shall not require the approval of the stockholders, except to the extent such approval is required pursuant to applicable securities laws or rules of an applicable securities exchange. In determining (i) the number of Ordinary Shares to be covered by each Stock Award, (ii) the purchase price for such Ordinary Shares and the method of payment of such price (subject to the other sections hereof), (iii) the individuals of the eligible class to whom Stock Awards shall be granted, (iv) the terms and provisions of the respective Stock Award Agreements, and (v) the times at which such Stock Awards shall be granted, the Committee shall take into account such factors as it shall deem relevant in connection with accomplishing the purpose of the Plan as set forth in Section 1. An individual who has been granted a Stock Award may be granted additional Stock Awards if the Committee shall so determine. No Stock Award shall be granted under the Plan after March 14, 2016 but Stock Awards granted before such date may be exercisable after such date.
     (b) Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Ordinary Shares at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
     (c) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions. Form S-8 generally is available to consultants and advisors only if (i) they are natural persons, (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent, and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

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     (d) Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its subsidiaries operate or have Employees, Officers, Directors or Consultants, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which subsidiaries shall be covered by the Plan; (ii) determine which Employees, Officers, Directors or Consultants outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Stock Award granted to Employees, Officers, Directors or Consultants outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this subplan as appendices); provided, however, that no such subplans and/or modifications shall increase the number of Ordinary Shares reserved for issuance under the Plan as set forth in Section 4 of the Plan; and (v) take any action, before or after a Stock Award is granted, that it deems advisable to obtain approval or comply with any applicable foreign laws. If the terms of any Stock Award Agreement delivered to a foreign Participant conflict with the terms of this Plan, the terms of such Stock Award Agreement will control.
6. Option Provisions.
     Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Ordinary Shares purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:
     (a) Term. Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.
     (b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Ordinary Shares subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
     (c) Exercise Price of a Nonstatutory Stock Option. The exercise price of Nonstatutory Stock Options shall be not less than one hundred percent (100%) of the Fair Market Value of the Ordinary Shares subject to the Option on the date the Option is granted.
     (d) Consideration. The purchase price of Ordinary Shares acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Committee at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (A) by delivery to the Company of other Ordinary Shares, (B) pursuant to a cashless exercise program

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implemented by the Company in connection with the Plan, if any, or (C) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option Agreement, the purchase price of Ordinary Shares acquired pursuant to an Option that is paid by delivery to the Company of other Ordinary Shares acquired, directly or indirectly from the Company, shall be paid only by shares of the Ordinary Shares of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).
     (e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
     (f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable only to the extent provided in the Option Agreement (subject to applicable securities laws). Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
     (g) Vesting Generally. The total number of Ordinary Shares subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of Ordinary Shares as to which an Option may be exercised.
     (h) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or, except with respect to Incentive Stock Options, such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.
     (i) Extension of Termination Date. Except with respect to Incentive Stock Options, an Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of Ordinary Shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a), or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

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     (j) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or, except with respect to Incentive Stock Options, such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of the Optionholder’s Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.
     (k) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement for exercising an outstanding Option following the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 6(e) or 6(f), but only within the period ending on the earlier of (A) the date eighteen (18) months following the date of death (or, except with respect to Incentive Stock Options, such longer or shorter period specified in the Option Agreement) or (B) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.
     (l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the Ordinary Shares subject to the Option prior to the full vesting of the Option. The early purchase of any unvested Ordinary Shares will be pursuant to an early exercise provision in the Option Agreement which may provide for a repurchase option in favor of the Company and other restrictions the Committee determines to be appropriate. Any repurchase option so provided for will be subject to the repurchase provisions set forth in Section 12(h) herein.
7. Provisions of Restricted Stock Awards.
     (a) Designation. Restricted Stock may be granted under the Plan. After the Committee determines that it will offer Restricted Stock, it will advise the Participant in writing or electronically, by means of a Stock Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Ordinary Shares that the Participant shall be entitled to receive or purchase, the price to be paid, which shall not be less than one hundred percent (100%) of the Fair Market Value of the Ordinary Shares on the date of the offer, and the time within which the Participant must accept the offer, which shall be not later than sixty (60) days after the date of the offer. The offer shall be accepted by execution of a Stock Award Agreement or as otherwise directed by the Committee. The term of each award of Restricted Stock shall be at the discretion of the Committee.
     (b) Restrictions. Subject to the performance criteria below, the Committee may impose such conditions or restrictions on the Restricted Stock granted pursuant to the Plan as it may determine advisable, including the achievement of specific performance goals, time based

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restrictions on vesting, or others. If the Committee has established performance goals, the Committee shall determine whether a Participant has satisfied the performance goals.
     (c) Performance Criteria. Restricted Stock granted pursuant to the Plan that are intended to qualify as “performance based compensation” under Section 162(m) of the Code shall be subject to the attainment of performance goals relating to the Performance Criteria selected by the Committee and specified at the time such Restricted Stock is granted. For purposes of this Plan, “Performance Criteria” means any one criterion or multiple criteria for measuring performance selected by the Committee in its sole discretion, the measurement of which may be based upon Company, Subsidiary or business unit performance, or the individual performance of the Participant, either absolute or by relative comparison to other companies, other Participants or any other external measure of the selected criteria. Performance Criteria may include, without limitation, one or more of the following (as selected by the Committee): (1) cash flow; (2) earnings per share; (3) earnings before interest, taxes, and amortization; (4) return on equity; (5) total shareholder return; (6) share price performance; (7) return on capital; (8) return on assets or net assets; (9) revenue; (10) revenue growth; (11) earnings growth; (12) operating income; (13) operating profit; (14) profit margin; (15) return on operating revenue; (16) return on invested capital; (17) operating efficiency; or (18) productivity.
     (d) Transferability. Restricted Stock shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Award Agreement, as the Committee shall determine in its discretion.
     (e) Vesting. Unless the Committee determines otherwise, the Stock Award Agreement shall provide for the forfeiture of the non-vested Ordinary Shares underlying Restricted Stock upon termination of a Participant’s Continuous Service. To the extent that the Participant purchased the Ordinary Shares granted under any such Restricted Stock award and any such Ordinary Shares remain non-vested at the time of termination of a Participant’s Continuous Service, the termination of Participant’s Continuous Service shall cause an immediate sale of such non-vested Ordinary Shares to the Company at the original price per share of Ordinary Shares paid by the Participant.
8. Change in Control. Upon a Change in Control, Stock Awards outstanding under the Plan may be subject to the following:
     (a) Assumption by Surviving Corporation. If a Change in Control of the Company occurs, then, to the extent permitted by applicable law, any surviving corporation may assume all Stock Awards outstanding under the Plan, or may substitute similar stock awards in lieu of such Stock Awards.
     (b) Acceleration of Vesting. Without limiting the authority of the Committee under any provision of the Plan, if a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either in a Stock Award Agreement at the time a Stock Award is granted, or at any time after the grant of a Stock Award, all Stock Awards that have been outstanding for at least six months will become immediately exercisable in full and will remain exercisable in accordance with their terms
     (c) Cash Payment. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in Stock Award Agreement

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at the time a Stock Award is granted, or at any time after the grant of a Stock Award, and without the consent of any Participant affected thereby, may determine that:
          (i) Some or all Participants holding outstanding Stock Awards will receive, with respect to some or all of the Ordinary Shares subject to such Stock Awards (“Award Shares”), either (i) as of the effective date of any such Change in Control, cash in an amount equal to the excess of the Fair Market Value of such Award Shares on the last business day prior to the effective date of such Change in Control over the exercise price per share of such Award Shares, (ii) immediately prior to such Change of Control, a number of Ordinary Shares having an aggregate Fair Market Value equal to the excess of the Fair Market Value of the Award Shares as of the last business day prior to the effective date of such Change in Control over the exercise price per share of such Award Shares; or (iii) any combination of cash or Ordinary Shares with the amount of each component to be determined by the Committee not inconsistent with the foregoing clauses (i) and (ii), as proportionally adjusted; and
          (ii) Any Stock Awards which, as of the effective date of any such Change in Control, are “underwater” shall terminate as of the effective date of any such Change in Control. For purposes of this Section, a Stock Award will be deemed to be “underwater” at any time when the Fair Market Value of the Ordinary Shares is less than the exercise price of the Stock Award.
     (d) Limitation of Change in Control Payments. Notwithstanding anything in the Plan to the contrary, if, with respect to a Participant, the acceleration of the exercisability of a Stock Award as provided in subsection (b) above, or the payment of cash or Ordinary Shares in exchange for all or part of a Stock Award as provided in subsection (c) (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to this Section 8 will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, or provides that the Participant will have the discretion to determine which payments will be reduced in order to avoid an excess parachute payment, then the limitations of this Section 8(d) will, to that extent, not apply.
9. Covenants of the Company.
     (a) Availability of Shares. During the time any Stock Award remains outstanding, the Company shall keep available at all times the number of Ordinary Shares required to satisfy such Stock Awards upon exercise thereof.
     (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell Ordinary Shares upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register

10

under the Securities Act the Plan, any Stock Award or any Ordinary Shares issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Ordinary Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Ordinary Shares upon exercise of such Stock Awards unless and until such authority is obtained.
10. Use of Proceeds from Stock.
     Proceeds from the sale of Ordinary Shares pursuant to exercises of Stock Awards granted hereunder shall constitute general funds of the Company.
11. Effective Date of Plan.
     The Plan shall become effective as determined by the Board, but no Stock Awards shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.
12. Miscellaneous.
     (a) Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the applicable Stock Award Agreement stating the time at which it may first be exercised or the time during which it will vest.
     (b) Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Ordinary Shares subject to a Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to the applicable Stock Award Agreement.
     (c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of an Officer or Director pursuant to the Bylaws of the Company or an Affiliate, and/or the provisions of any contract governing such services, and/or any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
     (d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

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     (e) Maximum Award Amounts. In no event shall a Participant receive Stock Awards during any one (1) calendar year covering in the aggregate more than [___] Ordinary Shares.
     (f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Ordinary Shares under any Stock Award (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Ordinary Shares subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Ordinary Shares. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the Ordinary Shares upon the exercise or acquisition of Ordinary Shares under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Ordinary Shares.
     (g) Withholding Obligations. To the extent provided by the terms of the applicable Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Ordinary Shares under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment, (ii) authorizing the Company to withhold Ordinary Shares from the Ordinary Shares otherwise issuable to the Participant as a result of the exercise or acquisition of Ordinary Shares under the Stock Award, provided, however, that no Ordinary Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law, or (iii) delivering to the Company owned and unencumbered Ordinary Shares.
     (h) Repurchase Provisions. The Company shall exercise any repurchase option specified in a Stock Award Agreement by giving the Participant written notice of intent to exercise the repurchase option. Payment may be cash or cancellation of purchase money indebtedness for the Ordinary Shares. The terms of any repurchase option shall be specified in the applicable Stock Award Agreement and may be either at Fair Market Value at the time of repurchase or at not less than the original purchase price.
     (i) Plan Unfunded. The Plan shall be unfunded. Except for the Board’s reservation of a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure satisfaction of any Stock Award.
13. Adjustments upon Changes in Stock.

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     (a) Capitalization Adjustments. In the event that any dividend or other distribution (whether in the form of cash, shares of the Ordinary Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of Ordinary Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Ordinary Shares occurs, the Committee, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may, in its sole discretion, adjust the number and class of Ordinary Shares that may be delivered under the Plan and/or the number, class, and price of Ordinary Shares covered by each outstanding Stock Award.
     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent they have not been previously exercised, outstanding Stock Awards will terminate immediately prior to the consummation of such proposed action.
     (c) No Limitations. The grant of Options will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
14. Amendment of the Plan and Stock Awards.
     (a) Amendment of Plan. The Committee at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in Ordinary Shares, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the applicable requirements of Section 422 or 162(m) of the Code and the Treasury Regulations thereunder, Rule 16b-3 under the Exchange Act or any Nasdaq or securities exchange listing requirements. For purposes of clarity, any increase in the number of shares reserved for issuance hereunder in accordance with the provisions of Section 4(a) hereof shall not be deemed to be an amendment to the Plan.
     (b) Contemplated Amendments. It is expressly contemplated that the Committee may amend the Plan in any respect the Committee deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.
     (c) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.
15. Termination or Suspension of the Plan.
     (a) Plan Term. The Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the shareholders of the Company,

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whichever is later. No Stock Award may be granted under the Plan while the Plan is suspended or after it is terminated.
     (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.
16. Choice of Law.
     The law of [Delaware] shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

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AMDL, INC. PROXY - 2006 MEETING
Solicited on behalf of the board of directors for the Special Meeting in Lieu of Annual Meeting to be held on
                        , 2006
     The undersigned, a stockholder of AMDL, Inc., a Delaware corporation, appoints Gary L. Dreher, his, her or its true and lawful agent and proxy, with full power of substitution, to vote all the shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of AMDL, Inc. to be held at the offices of Preston Gates & Ellis LLP, 1900 Main Street, Suite 600, Irvine, California 92614 on ___,                      ___, 2006, at 10:00 a.m. (local time), and any adjournment thereof, with respect to the following matters which are more fully explained in our proxy statement dated                      ___, 2006 receipt of which is acknowledged by the undersigned:
ITEM 1:     APPROVAL AND ADOPTION OF THE STOCK PURCHASE AGREEMENT AND ACQUISITION OF JPI*

☐ FOR	☐ AGAINST	☐ ABSTAIN
*If Item 1 is approved, Minghui (Henry) Jia will also be appointed as a director of AMDL, Inc. and thus he is not included in the Election of Directors, Item 5, below.
ITEM 2:     APPROVAL OF CHARTER AMENDMENT TO INCREASE AUTHORIZED CAPITAL

☐ FOR	☐ AGAINST	☐ ABSTAIN
ITEM 3:     APPROVAL OF 2006 EQUITY INCENTIVE PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN
ITEM 4:      APPROVAL OF STOCK ISSUANCE PROPOSAL

☐ FOR	☐ AGAINST	☐ ABSTAIN
ITEM 5:     ELECTION OF DIRECTORS.

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.)
William M. Thompson, III, M.D.
Gary L. Dreher
Edward R. Arquilla, M.D., Ph.D.
Douglas C. MacLellan
ITEM 6:     OTHER MATTERS. The board of directors at present knows of no other matters to be brought before the Special Meeting.
     This proxy, when properly executed, will be voted in accordance with the instructions given. If no direction is made, the shares represented by this proxy will be voted FOR the election of the directors nominated by the board of directors and will be voted in accordance with the discretion of the proxies upon all other matters which may come before the Special Meeting.

DATED:	, 2006

Signature of Stockholder

Signature of Stockholder if held jointly
PLEASE SIGN AS YOUR NAME APPEARS ON THE PROXY
Trustees, Guardians, Personal and other Representatives, please indicate full titles.
IMPORTANT: PLEASE VOTE, DATE, SIGN AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE
PLEASE CHECK IF YOU ARE PLANNING TO ATTEND THE MEETING ☐